                                                                     Exhibit 2.1


                            STOCK PURCHASE AGREEMENT

                                  by and among

                             AMF GROUP HOLDINGS INC.

                                       and

                              THE SELLERS LISTED ON
                           THE SIGNATURE PAGES HERETO

                                February 16, 1996

                                TABLE OF CONTENTS

                                                                                                         Page
                                                                                                         ----

                                    ARTICLE I



Certain Definitions ...............................................................................         2

                                   ARTICLE II



Sale of Stock and Assets; Closing .................................................................        15
Section 2.1.                 Purchase and Sale ....................................................        15
Section 2.2.                 Time and Place of Closing ............................................        16
Section 2.3.                 Purchase Price Adjustment ............................................        16

                                   ARTICLE III



Representations and Warranties of Sellers .........................................................        19
Section 3.1.                 Incorporation; Authorization; etc. ...................................        19
Section 3.2.                 Capitalization; Structure ............................................        22
Section 3.3.                 Financial Statements .................................................        23
Section 3.4.                 Real Properties ......................................................        23
Section 3.5.                 Tangible Personal Property ...........................................        28
Section 3.6.                 Absence of Certain Changes ...........................................        29
Section 3.7.                 Litigation; Orders ...................................................        30
Section 3.8.                 Intellectual Property ................................................        30
Section 3.9.                 Licenses, Approvals, Other Authorizations, Consents, Reports, etc. ...        32
Section 3.10.                Labor Matters ........................................................        33
Section 3.11.                Compliance with Laws .................................................        34
Section 3.12.                Insurance ............................................................        34
Section 3.13.                Material Contracts ...................................................        35
Section 3.14.                Brokers, Finders, etc. ...............................................        36
Section 3.15.                Affiliate Transactions ...............................................        36
Section 3.16.                Environmental Compliance .............................................        37
Section 3.17.                Customer and Supplier Relationships ..................................        39
Section 3.18.                Products .............................................................        39
Section 3.19.                Undisclosed Liabilities ..............................................        39
Section 3.20.                Disclosure ...........................................................        40
Section 3.21.                Banks, Powers of Attorney ............................................        40
Section 3.22.                Sufficiency and Condition of Assets ..................................        41
Section 3.23.                Nonforeign Certification .............................................        41

                                                 ARTICLE IV



Representations and Warranties of Buyer ...........................................................        41
Section 4.1.                 Incorporation; Authorization; etc. ...................................        41

Section 4.2.                 Licenses, Approvals, Other Authorizations, Consents, Reports, etc. ...        42
Section 4.3.                 Acquisition of Shares for Investment .................................        43
Section 4.4.                 Financial Capability .................................................        43

                                                                                                          Page
                                                                                                          ----

                                    ARTICLE V

Covenants of Sellers and Buyer .................................................................           43
Section 5.1.                 Investigation of Business; Access to
                                Properties and Records .........................................           43
Section 5.2.                 Efforts; Obtaining Consents .......................................           45
Section 5.3.                 Further Assurances ................................................           46
Section 5.4.                 Conduct of Business ...............................................           47
Section 5.5.                 Preservation of Business ..........................................           50
Section 5.6.                 Non-Solicitation ..................................................           50
Section 5.7.                 Intercompany Accounts .............................................           51
Section 5.8.                 Financing .........................................................           51
Section 5.9.                 Ancillary Agreements ..............................................           55
Section 5.10.                Resignations; Nominee Shareholders ................................           55
Section 5.11.                Current Information ...............................................           55
Section 5.12.                Financial Statements ..............................................           56
Section 5.13.                Further Actions ...................................................           56
Section 5.14.                Insurance .........................................................           57
Section 5.15.                Renewal of Guaranteed Items .......................................           59
Section 5.16.                Brokers Fees ......................................................           59
Section 5.17.                Companies' Stock Performance Plans ................................           59

                                   ARTICLE VI

Employee Benefits ..............................................................................           60
Section 6.1.                 Employee Benefit Plans ............................................           60
Section 6.2.                 Company Employee Benefit Plans ....................................           62
Section 6.3.                 Non-U.S. Company Employee Benefit
                                Plans ..........................................................           65
Section 6.4.                 Administration ....................................................           67
Section 6.5.                 401(k) Plan .......................................................           67
Section 6.6.                 Multiemployer Plans ...............................................           67
Section 6.7.                 Reportable Event ..................................................           68

                                   ARTICLE VII



Tax Matters ....................................................................................           68
Section 7.1.                 Tax Returns of the Companies and
                                the Subsidiaries ...............................................           68
Section 7.2.                 Elections and Forms ...............................................           71
Section 7.3.                 Allocation of Certain Taxes .......................................           72
Section 7.4.                 Filing Responsibility .............................................           72
Section 7.5.                 Refunds and Carrybacks ............................................           74
Section 7.6.                 Cooperation and Exchange of Information. ..........................           74
Section 7.7.                 Tax Indemnification by Sellers ....................................           76
Section 7.8.                 Definitions .......................................................           77

                                                                                                          Page
                                                                                                          ----
                                  ARTICLE VIII


Conditions of Buyer's Obligation to Close .....................................................            79
Section 8.1.                 Representations, Warranties and Covenants of Seller ..............            79
Section 8.2.                 Filings; Consents; Waiting Periods ...............................            80
Section 8.3.                 Litigation; Injunction ...........................................            81
Section 8.4.                 Financing ........................................................            81
Section 8.5.                 Opinions .........................................................            81
Section 8.6.                 FIRPTA Affidavit .................................................            81
Section 8.7.                 Certain Agreements and Transfers .................................            82
Section 8.8.                 Proceedings; Certificates ........................................            82
Section 8.9.                 Armstrong Consulting Agreement ...................................            82
Section 8.10.                Financial Statements .............................................            82
Section 8.11.                Outstanding Indebtedness .........................................            83

                                   ARTICLE IX

Conditions to Sellers' Obligation to Close ....................................................            83
Section 9.1.                 Representations, Warranties and Covenants of Buyer ...............            83
Section 9.2.                 Filings; Consents; Waiting Periods ...............................            83
Section 9.3.                 Litigation; Injunction ...........................................            84
Section 9.4.                 Opinions .........................................................            84
Section 9.5.                 Certain Agreements ...............................................            84
Section 9.6.                 Proceedings; Certificates ........................................            84

                                    ARTICLE X

Survival; Indemnification .....................................................................            85
Section 10.1.                Survival .........................................................            85
Section 10.2.                Indemnification by Buyer .........................................            85
Section 10.3.                Indemnification by Sellers .......................................            86
Section 10.4.                Third Party Claims ...............................................            88
Section 10.5.                No Consequential or Lost
                               Profits Damages ................................................            89
Section 10.6.                Limitations on Indemnification ...................................            89
Section 10.7.                Trust Arrangements ...............................................            90

                                   ARTICLE XI

Termination ...................................................................................            93
Section 11.1.                Termination ......................................................            93
Section 11.2.                Procedure and Effect of Termination ..............................            93

                                   ARTICLE XII

Miscellaneous .................................................................................            94
Section 12.1.                Counterparts .....................................................            94
Section 12.2.                Governing Law ....................................................            94

                                                                            Page
                                                                            ----

Section 12.3.                Entire Agreement ...........................     94
Section 12.4.                Expenses ...................................     94
Section 12.5.                Notices ....................................     95
Section 12.6.                Successors and Assigns .....................     96
Section 12.7.                Designated Representative ..................     96
Section 12.8.                Publicity ..................................     97
Section 12.9.                Headings; Definitions ......................     97
Section 12.10.               Amendments and Waivers .....................     97
Section 12.11.               Severability ...............................     97
Section 12.12.               Interpretation .............................     98
Section 12.13.               Schedules ..................................     98
Section 12.14.               Trustees ...................................     98

Signatures ..............................................................     99

Schedule 2.1                  Stock of Foreign Bowling Centers Companies
Schedule 3.1(a) Form of Organization and Jurisdictions in Which Companies are Qualified to Do Business
Schedule 3.1(b)               Violations and Accelerations
Schedule 3.2(a)               Stock Information
Schedule 3.2(c)               Officers and Directors
Schedule 3.3 Financial Statements and Exceptions to Ap-plicable Accounting Principles
Schedule 3.4(a)               Owned Real Estate
Schedule 3.4(b)               Leased Real Estate
Schedule 3.4(c)               Properties under Management Agreements
Schedule 3.5                  Tangible Personal Property
Schedule 3.6                  Absence of Certain Changes
Schedule 3.7                  Litigation
Schedule 3.8                  Intellectual Property
Schedule 3.9(a)               Government Licenses
Schedule 3.9(b)               Seller Consents
Schedule 3.9(c)               Concession Entities
Schedule 3.10                 Labor Agreements, Disputes
Schedule 3.11                 Compliance With Law
Schedule 3.12                 Insurance Policies
Schedule 3.13                 Material Contracts
Schedule 3.15                 Affiliate Transactions
Schedule 3.16                 Environmental Compliance
Schedule 3.17 Customer, Supplier and Distributor Relation-ships
Schedule 3.18                 Recalls Since January 1, 1993
Schedule 3.19                 Undisclosed Liabilities
Schedule 3.21                 Bank Accounts
Schedule 4.2                  Buyer Consents
Schedule 5.4                  Conduct of Business; Description of Excluded
                              Assets
Schedule 5.6                  Overlapping Employees
Schedule 5.13                 Retained Indebtedness
Schedule 5.15                 List of Guaranteed Items
Schedule 6.1(a)               Company Employee Benefit Plans
Schedule 6.1(d)               Payments Caused By This Agreement
Schedule 6.1(l)               Multiemployer Plans Disclosure
Schedule 6.2(c)               Multiemployer Plans
Schedule 7.1(a)               Income Tax Returns
Schedule 7.1(b)               Contested Taxes; Reserves
Schedule 7.1(c)               Tax Extensions and Powers of Attorneys
Schedule 7.1(d)               Audits
Schedule 7.1(i)               Partnership Status
Schedule 7.2(a)               Section 338(g) Election Companies
Schedule 7.2(c)               Tier 1 Allocation
Schedule 8.2                  Buyer Filings and Consents
Schedule 9.2                  Seller Filings and Consents
Schedule 10.2                 Indemnified Agreements

Exhibit 1.1(a)                Spanish Bowling Centers Agreement
Exhibit 1.1(b)                Swiss Bowling Center Agreement
Exhibit 1.1(c)                Forms of License Agreements
Exhibit 1.1(d)                Armstrong Consulting Agreement
Exhibit 1.1(e)                Reece Easement Agreement
Exhibit 1.1(f)                Reece Indemnity
Exhibit 1.1(g)                Related Land Sales Agreement
Exhibit 1.1(h)                Trust Indemnities
Exhibit 5.8(c)                Description of Seller Notes
Exhibit 8.5                   Forms of Opinions of Sellers' Counsels
Exhibit 9.4                   Form of New York Law Opinion of Buyer's Counsel

                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated February 16, 1996, is by and among the persons and entities listed on the signature pages hereto as the stockholders (the "Sellers" or the "Stockholders"), and AMF Group Holdings Inc., a Delaware corporation ("Buyer").

                  WHEREAS, the Manufacturing Business (as defined herein) of the Sellers is conducted through AMF Bowling, Inc., a Virginia corporation, and the branches thereof ("Bowling");

                  WHEREAS, the Domestic Bowling Centers Business (as defined herein) of the Sellers is conducted through AMF Bowling Centers, Inc., a Virginia corporation ("Bowling Centers"), Bush River Corporation, a South Carolina corporation ("Bush River"), AMF Beverage Company of Oregon, Inc., an Oregon corporation ("Oregon Beverage"), AMF Bowling Centers (Canada) International Inc., a Virginia corporation ("AMF Canada") and King Louie Lenexa, Inc., a Kansas corporation ("King Louie") (Bowling Centers, Bush River, Oregon Beverage, AMF Canada and King Louie are hereinafter collectively referred to as the "Bowling Centers Companies") and through the Puerto Rico operations conducted by AMF Bowling Mexico Holding, Inc., a Delaware corporation;

                  WHEREAS, the Foreign Bowling Centers Business of the Sellers is conducted through the Foreign Bowling Centers Companies and the Retained Entities (as each such term is defined herein); and

                  WHEREAS, Buyer desires, either directly or through certain of its subsidiaries, to purchase from the Sellers, and the Sellers desire to sell to Buyer, 100% of the outstanding shares of common stock or other equity interests of Bowling, the Bowling Centers Companies and the Foreign Bowling Centers Companies upon the terms and subject to the conditions set forth herein (the "Stock Purchases") and certain assets of the Retained Entities (the "Purchased Assets") pursuant to the Spanish and Swiss Bowling Centers Agreements and the Related Land Sales Agreement (as each such term is defined herein) (the "Asset Purchases" and, collectively with the Stock Purchases, the "Stock and Asset Purchases").

                  NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                               Certain Definitions

                  As used in this Agreement the following terms shall have the following respective meanings:

                  "Action" shall mean any complaint, claim, prosecution, indictment, action, suit, arbitration, investigation, inquiry or proceeding by or before any Governmental Authority.

                  "Adjusted Closing Date Balance Sheet" shall have the meaning set forth in Section 2.3(d) hereof.

                  "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the party specified.

                  "Agreement" shall have the meaning set forth in the preamble hereof.

                  "Allocation Agreement" shall have the meaning set forth in Section 7.2(c) hereof.

                  "AMF Canada" shall have the meaning set forth in the recitals hereto.

                  "AMF Reece" shall mean AMF Reece, Inc., a Virginia corporation.

                  "Ancillary Agreements" shall mean, collectively, the Spanish and Swiss Bowling Centers Agreements, the Rolling Road Agreement, the Wilson Road Agreement, the Reece Easement Agreement, the Reece Indemnity, the Armstrong Consulting Agreement, the Related Land Sale Agreement, the Trust Indemnities, and the License Agreements.

                  "Ancillary Parties" shall mean the parties to the Ancillary Agreements other than (i) Buyer and its subsidiaries or (ii) the Companies or the Subsidiaries.

                  "Applicable Accounting Principles" shall have the meaning set forth in Section 3.3(b) hereof.

                  "Applicable Return" shall have the meaning set forth in Section 10.1(a) hereof.

                  "Armstrong Consulting Agreement" shall mean the consulting and non-competition agreement in the form set forth in

Exhibit 1.1(d) hereto, to be entered into by Buyer or one of its direct or indirect subsidiaries and Beverley W. Armstrong on the date hereof.

                  "Arthur Andersen" shall mean Arthur Andersen LLP.

                  "Asset Purchases" shall have the meaning set forth in the recitals hereto.

                  "Balance Sheet" shall have the meaning set forth in
Section 3.3(a) hereof.

                  "Bowling" shall have the meaning set forth in the recitals hereto.

                  "Bowling Centers" shall have the meaning set forth in the recitals hereto.

                  "Bowling Centers Business" shall mean the Domestic Bowling Centers Business and the Foreign Bowling Centers Business taken as a whole.

                  "Bowling Centers Companies" shall have the meaning set forth in the recitals hereto.

                  "Bush River" shall have the meaning set forth in the recitals hereto.

                  "Business Condition" shall have the meaning set forth in Section 3.1(a) hereof.

                  "Buyer" shall have the meaning set forth in the pre-amble hereof.

                  "Buyer Contribution" shall have the meaning set forth in Section 5.8(b).

                  "Buyer Indemnified Parties" shall have the meaning set forth in Section 10.3 hereof.

                  "Buyer Notes" shall have the meaning set forth in
Section 5.8(c)(ii) hereof.

                  "Claim" shall have the meaning set forth in Section 5.14(a) hereof.

                  "CLC" shall mean Commonwealth Leasing Corporation.

                  "Closing" shall mean the consummation of the transactions contemplated by Section 2.1 of this Agreement.

                  "Closing Date" shall mean, subject to the final sentence of this definition, a date between April 4, 1996 and May 3, 1996, to be selected by Sellers, which date shall be no earlier than the fifth day after Buyer's receipt of an irrevocable written notice from Sellers requesting a specified date as the Closing Date (the "Sellers Closing Notice") (if the Sellers Closing Notice is not timely received by Buyer, the Closing Date shall be May 3, 1996), or if the Sellers and Buyer mutually agree on a different date, the date upon which they have mutually agreed; provided, however, the Closing Date may be delayed (y) up to seven days, at the request of Buyer, subject to Buyer's continued compliance with Section 5.2(a) and (z) up to 30 days (in addition to any delay contemplated by the preceding clause (y)), at the request of Buyer but only if the Designated Representative agrees, subject to Buyer's continued compliance with Section 5.2(a); and provided, further, assuming Buyer does not consummate an Early Financing, that Buyer shall receive at least 30 days in advance of the Closing Date a written notice from Price Waterhouse that (i) the audited combined financial statements of the Manufacturing Business and the Bowling Centers Business for the 12-month period ended December 31, 1995 (accompanied by the unqualified opinion of Price Waterhouse) and (ii) the audited financial statements for Fair Lanes, Inc., for the periods July 1, 1992 through June 30, 1993, July 1, 1993 through June 30, 1994, and July 1, 1994 through September 29, 1994 and September 30, 1994 through December 31, 1994 (each accompanied by the unqualified opinion of Price Waterhouse or KPMG Peat Marwick, LLP) will be delivered on or before the date specified in the notice (the "Expected Date"), such Expected Date to be at least 10 calendar days prior to the Closing Date, and such financial statements to be delivered on or before the Expected Date. If Buyer does not consummate an Early Financing and any of the foregoing steps do not occur on such schedule, the Closing Date shall be extended to the latest of:
(i) 30 calendar days after delivery of Price Waterhouse's written notice described above; (ii) 12 calendar days after receipt of all of such audited financial statements if received not more than two calendar days after the Expected Date; and (iii) up to 30 calendar days (in the reasonable discretion of Buyer) after the date of receipt of all of such audited financial statements if such audited financial statements are received more than two calendar days after the Expected Date.

                  "Closing Date Balance Sheet" shall have the meaning set forth in Section 2.3(a) hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                  "Companies" shall mean Bowling, the Bowling Centers Companies and the Foreign Bowling Center Companies and, except as expressly provided herein, the Retained Entities.

                  "Companies Liquor Licenses" shall have the meaning set forth in Section 3.9(a) hereof.

                  "Companies' Stock Performance Plans" shall mean the stock performance plans set forth on Schedule 6.1(a) and such additional agreements of the same type and form (including interest rate) that may be granted prior to the Closing Date to certain employees of the Companies and the Subsidiaries as disclosed in a letter delivered to Buyer prior to the Closing Date.

                  "Company Employee Benefit Plan" shall have the meaning set forth in Section 6.1(a) hereof.

                  "Company Intellectual Property" shall have the meaning set forth in Section 3.8 hereof.

                  "Company Patents" shall have the meaning set forth in
Section 3.8(d) hereof.

                  "Company Pension Plan" shall have the meaning set forth in
Section 6.1(c) hereof.

                  "Company Trademarks" shall have the meaning set forth in Section 3.8(b) hereof.

                  "Concession Entities" shall have the meaning set forth in Section 3.9(c) hereof.

                  "Continuing Affiliate" shall mean (i) any Seller, CCA Industries, Inc., a Virginia corporation, or any of their respective Affiliates (other than the Companies and the Subsidiaries) and (ii) William H. Goodwin, Jr., members of his family, trusts for the benefit of Mr. Goodwin and/or members of his family or any Affiliate of any of the foregoing (other than the Companies and the Subsidiaries). For purposes of this definition, the term "Companies" shall not include the Retained Entities.

                  "Controlled Group Liability" shall have the meaning set forth in Section 6.2(f) hereof.

                  "Covered Liabilities" shall mean any and all debts, losses, liabilities, claims, fines, royalties, deficiencies, damages, obligations, payments (including, without limitation, those arising out of any demand, assessment, settlement, judgment or compromise relating to any Action), costs and expenses (including, without limitation, interest and penalties due and payable with respect thereto and reasonable attorneys' and accountants' fees and any other out-of-pocket expenses incurred in investigating, preparing, defending, avoiding or settling any Action or in enforcing another party's obligations hereunder), mature or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, including, without limitation, any of the foregoing arising under, out of or in connection with any Action, order or consent decree of any Governmental Authority or award of any arbitrator of any kind, or any law, rule, regulation, contract, commitment or undertaking.

                  "Designated Representative" shall have the meaning set forth in Section 12.7 hereof.

                  "Determination" shall have the meaning set forth in
Section 7.8(a) hereof.

                  "Discount Notes" shall have the meaning set forth in
Section 5.8(c)(ii) hereof.

                  "Domestic Bowling Centers Business" shall mean the business of operating owned or leased bowling centers (including the sale therein of food and beverages) throughout the United States of America, Canada and Puerto Rico conducted by the Companies and the Subsidiaries.

                  "Domestic Returns" shall have the meaning set forth in
Section 7.8(b) hereof.

                  "Early Financing" shall mean the issuance and sale by Buyer or an Affiliate of Buyer of subordinated debt securities for gross proceeds of at least $350,000,000 which shall be consummated pursuant to Section 5.8(b) hereof.

                  "Early Financing Adjustment" shall have the meaning set forth in Section 5.8(b) hereof.

                  "Election Companies" shall have the meaning set forth in Section 7.2(a) hereof.

                  "Environmental Law" shall have the meaning set forth in Section 3.16(a)(ii) hereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall have the meaning set forth in
Section 6.2(d) hereof.

                  "Expected Date" shall have the meaning set forth in the definition of "Closing Date."

                  "Expiration Date" shall have the meaning set forth in
Section 10.1(a) hereof.

                  "FATA" shall have the meaning set forth in Section 8.2 hereof.

                  "Financial Statements" shall have the meaning set forth in Section 3.3(a) hereof.

                  "Financing" shall have the meaning set forth in Sec-tion 5.8 hereof.

                  "Financing Commitments" shall have the meaning set forth in Section 4.4 hereof.

                  "FIRPTA affidavit" shall have the meaning set forth in
Section 8.6 hereof.

                  "Foreign Bowling Centers Business" shall mean the business of operating owned or leased bowling centers (including the sale therein of food and beverages) throughout the world, excluding the United States of America, Canada and Puerto Rico, conducted by the Companies and the Subsidiaries.

                  "Foreign Bowling Centers Companies" shall mean AMF Bowling Centers (Aust.) International, Inc., a Virginia corporation, AMF Catering Services Pty. Ltd., an Australian company, AMF Bowling Centers (Hong Kong) International, Inc., a Virginia corporation, AMF Bowling Centers International Inc., a Virginia corporation, AMF BCO-UK One, Inc., a Virginia corporation, AMF BCO-UK Two, Inc., a Virginia corporation, AMF BCO-France One, Inc., a Virginia corporation, AMF BCO-France Two, Inc., a Virginia corporation, AMF BCO-China Inc., a Virginia corporation, AMF Bowling Centers China, Inc., a Virginia corporation, AMF Bowling Mexico Holdings, Inc., a Delaware corporation and Boliches AMF Inc., a Virginia corporation.

                  "Foreign Returns" shall have the meaning set forth in
Section 7.8(c) hereof.

                  "Fund" shall have the meaning set forth in Section 4.4 hereof.

                  "Governmental Authority" shall have the meaning set forth in Section 3.1(b) hereof.

                  "GS Entities" shall have the meaning set forth in
Section 4.4 hereof.

                  "Hazardous Substance" shall have the meaning set forth in Section 3.16(a)(i) hereof.

                  "Highly Confident Letter" shall have the meaning set forth in
Section 4.4 hereof.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Income Tax Returns" shall have the meaning set forth in
Section 7.8(d) hereof.

                  "Income Taxes" shall have the meaning set forth in
Section 7.8(e) hereof.

                  "Initial Purchase Price" shall mean $1,325,000,000 reduced dollar for dollar by the sum of (i) the principal amount of, and the accrued interest on, mortgages, loans or indebtedness agreed by Buyer to remain outstanding after the Closing or as set forth on Schedule 5.13 (except as expressly set forth therein) and (ii) the aggregate purchase price paid by Buyer or an Affiliate of Buyer pursuant to the Related Land Sale Agreement and pursuant to the Spanish and Swiss Bowling Centers Agreements, representing the aggregate consideration to be paid by Buyer pursuant hereto, before giving effect to any adjustments pursuant to Section 2.3.

                  "Intellectual Property" shall have the meaning set forth in Section 3.8 hereof.

                  "Intercompany Receivables" and "Intercompany Payables" shall mean all accounts receivable, notes receivable, accounts payable, notes payable, advances and loans (as applicable) between any Stockholder or any Continuing Affiliate, on the one hand, and any of the Companies or Subsidiaries, on the other hand.

                  "IRS" shall have the meaning set forth in Section
7.8(f) hereof.

                  "King Louie" shall have the meaning set forth in the recitals hereto.

                  "Leased Real Estate" shall have the meaning set forth in
Section 3.4(b) hereof.

                  "Leases" shall have the meaning set forth in Section 3.4(b)(i) hereof.

                  "License Agreements" shall mean the trademark license agreements, in the forms set forth as Exhibit 1.1(c) hereto, to be entered into by Bowling and each of Ben Hogan Company, AMF Reece, and AMF Machinery Systems, Inc. on the Closing Date, pursuant to which Bowling will grant licenses to such entities with respect to certain LICENSED MARKS (as defined therein).

                  "Licensed Intellectual Property" shall have the meaning set forth in Section 3.8 hereof.

                  "Licenses" shall have the meaning set forth in Section 3.9(a) hereof.

                  "Liens" shall have the meaning set forth in Section 3.4(a) hereof.

                  "Manufacturing Business" shall mean the business of designing, manufacturing, assembling, selling and/or distributing: bowling center equipment, including automatic pinspotters, automatic scoring equipment, bowling pins, lanes, ball returns and certain spare and replacement parts, allied products such as bowling balls, bags and shoes; pool and billiard tables and cues; and products related to the foregoing and certain other products currently conducted by the Companies and the Subsidiaries.

                  "Multiemployer Plan" shall have the meaning set forth in Section 6.2(d) hereof.

                  "Multiple Employer Plan" shall have the meaning set forth in
Section 6.2(e) hereof.

                  "Neutral Auditors" shall have the meaning set forth in
Section 2.3(d) hereof.

                  "Non-Company Participant" shall have the meaning set forth in Section 6.5 hereof.

                  "Non-U.S. Company Employee Benefit Plans" shall have the meaning set forth in Section 6.1(a) hereof.

                  "Ohyoung Litigation" shall mean the Actions filed by Ohyoung Company, Ltd. against Bowling, Bowling Centers and AMF Bowling Companies Inc. in the Supreme Court of the State of New

York on January 18, 1996 and by Ohyoung Company, Ltd. against Bowling in the Seoul District Court, Seoul, South Korea in November 1995, as the same may be amended or supplemented from time to time, and any other Actions arising out of or related to the facts or claims described in the foregoing Actions.

                  "Oregon Beverage" shall have the meaning set forth in the recitals hereto.

                  "Other Taxes" shall have the meaning set forth in
Section 7.8(g) hereof.

                  "Owned Properties" shall have the meaning set forth in
Section 3.4(a) hereof.

                  "Patent" shall have the meaning set forth in Section
3.8 hereof.

                  "Permitted Liens" shall have the meaning set forth in
Section 3.4(a) hereof.

                  "Person" shall mean any individual, firm, corporation, partnership or other entity (including Governmental Authorities), and shall include any successor (by merger or otherwise) of such entity.

                  "Price Waterhouse" shall have the meaning set forth in
Section 2.3(a) hereof.

                  "Product Liability" shall have the meaning set forth in Section 3.18 hereof.

                  "Profit Sharing Plan" shall have the meaning set forth in
Section 6.5 hereof.

                  "Purchased Assets" shall have the meaning set forth in the recitals hereof.

                  "RCRA Hazardous Waste" shall have the meaning set forth in
Section 3.16(a)(iv) hereof.

                  "Readily Ascertainable Market Value" shall have the meaning set forth in Section 10.7(a).

                  "Real Property" shall have the meaning set forth in
Section 3.16(a)(iii) hereof.

                  "Reduction Date" shall have the meaning set forth in
Section 10.7(a) hereof.

                  "Reece Easement Agreement" shall mean the easement agreement in the form attached as Exhibit 1.1(e) between AMF Reece and Bowling providing for the sharing of certain facilities and equipment located on the Owned Property of Bowling located in Richmond, Virginia and certain easements and rights for the benefit of AMF Reece with respect to such Owned Property and for the benefit of Bowling with respect to the real property of AMF Reece contiguous to such Owned Property.

                  "Reece Indemnity" shall mean the indemnity agreement in the form attached as Exhibit 1.1(f) between AMF Reece and Buyer pursuant to which AMF Reece agrees to indemnify Buyer and its Affiliates with respect to certain liabilities and obligations.

                  "Related Land" shall mean the parcels of real property specified in Schedule 5.4 to be transferred at Closing to Buyer or its Affiliates pursuant to the Related Land Sale Agreement.

                  "Related Land Sale Agreement" shall mean the sale agreement in the form attached as Exhibit 1.1(g) between WBB and Buyer or an Affiliate of Buyer providing for the sale to Buyer or its Affiliates on the Closing Date of the Related Land.

                  "Resolution Period" shall have the meaning set forth in Section 2.3(c) hereof.

                  "Retained Entities" shall mean AMF Bowling, SA, a corporation organized under the laws of Spain, and AMF Bowling Centers II, Inc., a Delaware corporation.

                  "Returns" shall have the meaning set forth in Section 7.8(h) hereof.

                  "Rolling Road Agreement" shall mean the management agreement dated as of the date hereof between Fair Lanes, Inc., a Maryland corporation, and Bowling Centers providing for the management by Bowling Centers of the bowling center owned by Fair Lanes, Inc. located in Baltimore, Maryland.

                  "Section 338 Elections" shall have the meaning set forth in
Section 7.8(i) hereof.

                  "Section 338 Forms" shall have the meaning set forth in
Section 7.8(j) hereof.

                  "Section 338(g) Election" shall have the meaning set forth in
Section 7.8(k) hereof.

                  "Section 338(h)(10) Election" shall have the meaning set forth in Section 7.8(l) hereof.

                  "Section 1374 Tax" shall have the meaning set forth in Section 7.4(a)(i) hereof.

                  "Seller Financing Adjustment" shall have the meaning set forth in Section 5.8(c) hereof.

                  "Seller Financing Option" shall have the meaning set forth in
Section 5.8(c) hereof.

                  "Seller Indemnified Parties" shall have the meaning set forth in Section 10.2 hereof.

                  "Sellers" shall have the meaning set forth in the preamble hereof.

                  "Sellers Closing Notice" shall have the meaning set forth in the definition of "Closing Date."

                  "Sellers Contribution" shall have the meaning set forth in Section 5.8(b) hereof.

                  "Sellers' Insurance Policies" shall have the meaning set forth in Section 5.14(a) hereof.

                  "Sellers' knowledge" or "knowledge of Sellers" shall mean the knowledge of those individuals who as of the date hereof or at anytime thereafter are officers of CCA Industries, Inc., Bowling and Bowling Centers.

                  "Senior Notes" shall have the meaning set forth in
Section 5.8(c)(i) hereof.

                  "Shares" shall mean the shares of common stock and other equity interests of the Companies to be purchased and sold pursuant to Section 2.1.

                  "Spanish and Swiss Bowling Centers Agreements" shall mean the asset purchase agreements and related documentation, in the forms set forth as
Exhibit 1.1(a) and (b) hereto, to be entered into by Buyer or a subsidiary of Buyer and AMF Bowling, SA and Buyer or a subsidiary of Buyer and AMF Bowling Centers II, Inc. on the date of this Agreement.

                  "Stock and Asset Purchases" shall have the meaning set forth in the recitals hereof.

                  "Stock Purchases" shall have the meaning set forth in the recitals hereof.

                  "Stockholders" shall have the meaning set forth in the preamble hereof.

                  "Subchapter S Indemnity Period" shall have the meaning set forth in Section 10.7(a) hereof.

                  "Subsidiaries" shall mean Inmuebles Obispado, S.A., a Mexican corporation, Inmuebles Minerva, S.A., a Mexican corporation, Boliches Mexicanos, S.A., a Mexican corporation, Promotora de Boliches, S.A. de C.V., a Mexican corporation, Operadora Mexicana de Boliches, S.A., a Mexican corporation, Boliches AMF y Compania, SNC, a Mexican corporation, AMF Bowling, an unlimited liability company formed under the laws of the United Kingdom, Worthing North Properties Limited, a United Kingdom private company, AMF Bowling France SNC, a general partnership formed under the laws of France, AMF Bowling de Paris SNC, a general partnership formed under the laws of France, AMF Bowling de Lyon le Part Dieu SNC, a general partnership formed under the laws of France, AMF Bowling Centers (China) Company, a general partnership formed under the laws of Hong Kong, and AMF Garden Hotel Bowling Center Company, a cooperative joint venture formed under the laws of the People's Republic of China, and "Subsidiary" shall mean any of the foregoing.

                  "Successor Plan" shall have the meaning set forth in
Section 6.5 hereof.

                  "Tax Audit" shall have the meaning set forth in Section 7.6(d) hereof.

                  "Tax Benefit" means the tax effect of any item of loss, deduction or credit or any other item (including any increase in tax basis) which decreases Taxes paid or payable including any interest with respect thereto or interest that would have been payable but for such item.

                  "Tax Law" shall have the meaning set forth in Section 7.8(m) hereof.

                  "Taxes" shall have the meaning set forth in Section 7.8(n) hereof.

                  "Taxing Authority" shall have the meaning set forth in
Section 7.8(o) hereof.

                  "Termination Date" shall have the meaning set forth in
Section 10.7(a) hereof.

                  "Tier 1 Allocation" shall have the meaning set forth in
Section 7.2(c) hereof.

                  "Tier 2 Allocation" shall have the meaning set forth in
Section 7.2(c) hereof.

                  "Tolling Event" shall have the meaning set forth in
Section 10.7(a).

                  "Total Purchase Price" shall mean the aggregate consideration to be paid by Buyer pursuant hereto, after adjusting the Initial Purchase Price to give effect to any adjustments pursuant to Section 2.3.

                  "Trademarks" shall have the meaning set forth in
Section 3.8(a) hereof.

                  "Trust Indemnities" shall mean the trust beneficiary indemnity agreements, in the form set forth in Exhibit 1.1(h), entered into on the date of this Agreement by Buyer and/or one or more of its direct or indirect subsidiaries and the beneficiaries under the Trusts.

                  "Trustees" shall have the meaning set forth in the definition of Trusts.

                  "Trusts" shall mean the Trusts which are parties hereto with L.F. Loree, III and Norwood H. Davis, Jr., as successor co-trustees (the "Trustees") U/A Dated 11/12/86 FBO William H. Goodwin, III, Molly S. Goodwin, Matthew S. Goodwin, Sarah C. Goodwin and Peter O. Goodwin.

                  "U.S. GAAP" shall have the meaning set forth in
Section 3.3(b) hereof.

                  "WBB" shall mean WBB Partners, a Virginia general partnership.

                  "Wilson Road Agreement" shall mean the management agreement dated as of the date hereof between CLC and Bowling Centers providing for the management by Bowling Centers of the bowling center owned by CLC located in Humble, Texas.

                  "Withdrawal Liability" shall have the meaning set forth in Section 6.2(d) hereof.

                  "Working Capital," as of a specified date, shall mean the excess of: (i) current assets, which are comprised of cash and cash equivalents, accounts and notes receivable (net), inventory, prepaid expenses and other assets which are properly treated as current assets in accordance with U.S. GAAP; over (ii) current liabilities, which are comprised of accounts payable, accrued expenses and deposits, accrued interest, and taxes payable, and all other liabilities which are properly treated as current liabilities in accordance with U.S. GAAP, payments to be made to Philip W. Knisely under the consulting agreement made as of January 31, 1995 with Bowling, and the total amount of noncompetes (whether reflected as long-term or short-term liabilities), in each case, as reflected on the combined balance sheet of the Companies as of such date in accordance with U.S. GAAP (but in any case including all of the line items listed above whether or not required in accordance with U.S. GAAP) consistently applied; provided that Working Capital shall not include any liabilities under the Companies' Stock Performance Plans, any Intercompany Receivables or any Intercompany Payables or any indebtedness that results in a reduction in the Initial Purchase Price pursuant to the definition thereof. The total amount of the noncompetes will be the same on the Closing Date Balance Sheet as the amount thereof on the Balance Sheet, except to the extent reduced by actual cash payments after October 31, 1995 to unaffiliated third parties with respect to the underlying noncompetes.



                                   ARTICLE II

                        Sale of Stock and Assets; Closing

                  Section 2.1. Purchase and Sale. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver (to the extent permitted) of the applicable conditions set forth herein and in the Spanish and Swiss Bowling Centers Agreements, at the Closing the Sellers will sell and Buyer and/or direct or indirect subsidiaries of Buyer will purchase the Purchased Assets and the following shares owned by the Stockholders: 950.66886883 shares of common stock of Bowling; 9,485.1 shares of common stock of Bowling Centers; 18,895.1919193838, 94.851, 948.51 and 94.851
shares of common stock of Bush River, Oregon Beverage, AMF Canada, and King Louie, respectively; and the number of shares or other equity interests of each of the Foreign Bowling Centers Companies which is set forth in Schedule 2.1, which constitute, and will constitute as of the Closing, 100% of the issued and outstanding shares of capital stock or other equity interests of each of the Companies (other than the Retained Entities). In payment for such Shares and the Purchased Assets and the execution of the Ancillary Agreements, simultaneously with the delivery by the Stockholders of certificates for such Shares, with all appropriate stock powers and requisite tax stamps attached, properly signed, in form suitable for the transfer of such Shares to Buyer, and the deliveries contemplated by the Spanish and Swiss Bowling Centers Agreements, and subject to the satisfaction or waiver (to the extent permitted) of the applicable conditions set forth herein and therein, Buyer will wire transfer the Initial Purchase Price (along with the amounts referred to in clause (ii) of the definition thereof pursuant to the agreements referred to therein) in immediately available funds (or, if Buyer elects the Seller Financing Option, it will wire transfer the portion of the Initial Purchase Price to be paid in immediately available funds, along with the amounts referred to in clause (ii) of the definition thereof pursuant to the agreements referred to therein, and deliver the Buyer Notes) to the account or accounts specified by the Designated Representative, including in each case to such accounts and in such amounts necessary to repay indebtedness as contemplated by
Section 5.13(b).

                  Section 2.2. Time and Place of Closing. Subject to satisfaction or waiver of the conditions to Closing hereto, the Closing shall take place on the Closing Date at 10:00 A.M., New York City time, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York and shall be deemed effective as of the opening of business on the Closing Date.

                  Section 2.3. Purchase Price Adjustment. (a) As soon as practicable, but in no event later than 60 days following the Closing Date, Sellers shall prepare a combined special purpose balance sheet of the Companies as of the Closing Date (including the notes thereto, the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared in accordance with the Applicable Accounting Principles applied on a basis consistent with that used in the preparation of the Balance Sheet. The Closing Date Balance Sheet shall reflect all of the assets and liabilities being transferred to the Buyer and its subsidiaries pursuant to this Agreement, the Spanish and Swiss Bowling Centers Agreements and the Related Land Sales Agreement and shall exclude all assets and liabilities of the Companies (including the Retained Entities) that are not actually being transferred to Buyer and its subsidiaries pursuant to this Agreement and such other agreements. The Closing Date Balance Sheet shall be accompanied by a report by Price Waterhouse LLP ("Price Waterhouse"), the Companies' independent public accountants prior to the Closing, to the effect that the Closing Date Balance Sheet has been prepared in accordance with the Applicable Accounting Principles, except as otherwise contemplated by the definition of "Working Capital".

                  (b) During the preparation of the Closing Date Balance Sheet and the period of any dispute within the contemplation of this Section 2.3, Buyer shall cause the Companies to (i) provide Sellers and Sellers' authorized representatives, upon reasonable notice, full access during normal business hours to the books, records, facilities and employees of the Companies to the extent required for the preparation of the Closing Date Balance Sheet; provided, however, that such access shall not unreasonably disrupt the personnel and operations of the Companies and (ii) cooperate with Sellers and Sellers' authorized representatives, including the provision on a timely basis of all information reasonably requested by Sellers or Sellers' authorized representatives and necessary or useful in preparing the Closing Date Balance Sheet.

                  (c) Sellers shall deliver a copy of the Closing Date Balance Sheet to Buyer promptly after it has been prepared. After receipt of the Closing Date Balance Sheet, Buyer shall have 60 days to review the Closing Date Balance Sheet, together with the workpapers used in the preparation thereof. Buyer and its authorized representatives shall have full access during normal business hours to all relevant books and records and employees of the Sellers and the Continuing Affiliates to the extent required to complete their review of the Closing Date Balance Sheet; provided, however, that such access shall not unreasonably disrupt the personnel and operations of the Sellers and the Continuing Affiliates, and Sellers will use reasonable efforts to cause Price Waterhouse to provide Buyer and its accountants full access to the workpapers of Price Waterhouse in connection with the preparation and audit of the Closing Date Balance Sheet. Unless Buyer delivers written notice to the Designated Representative on or prior to the 60th day after Buyer's receipt of the Closing Date Balance Sheet specifying in reasonable detail all disputed items and the basis therefor, Buyer shall be deemed to have accepted and agreed to the Closing Date Balance Sheet. If Buyer so notifies Sellers of its objection to the Closing Date Balance Sheet, Buyer and Sellers shall, within 30 days following such notice (the "Resolution Period"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

                  (d) If at the conclusion of the Resolution Period amounts shall remain in dispute, then all amounts remaining in dispute shall be submitted to a firm of nationally recognized independent public accountants (the "Neutral Auditors") selected by Sellers and Buyer within 10 days after the expiration of the Resolution Period. If Sellers and Buyer are unable to agree on the Neutral Auditors, then Buyer and Sellers shall each have the right to request the American Arbitration Association to appoint the Neutral Auditors who shall not have had a material business relationship with Sellers, Buyer or any of their respective Affiliates or any of the Continuing Affiliates within the past two years. The parties hereto agree to execute, if requested by the Neutral Auditors, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne equally by Sellers and Buyer. The Neutral Auditors shall act as an arbitrator to determine only those issues still in dispute. The Neutral Auditors' determination shall be made within 30 days of their selection, shall be set forth in a written statement delivered to Sellers and Buyer and shall be final, binding and conclusive. The term "Adjusted Closing Date Balance Sheet", as used herein, shall mean the definitive Closing Date Balance Sheet agreed or deemed to have been agreed to by Buyer and Sellers in accordance with Section 2.3(c) or the definitive Closing Date Balance Sheet resulting from the determinations made by the Neutral Auditors in accordance with this Section 2.3(d) (in addition to those items theretofore agreed to by Sellers and Buyer).

                  (e) The Initial Purchase Price shall be (i) increased dollar for dollar by the amount by which Working Capital shown on the Adjusted Closing Date Balance Sheet exceeds $33,675,000 or (ii) decreased dollar for dollar by the amount by which Working Capital shown on the Adjusted Closing Date Balance Sheet is less than $33,675,000 (provided that, if the Early Financing Adjustment or the Seller Financing Adjustment shall apply, in making the calculation provided for in this sentence, there shall be substituted for $33,675,000 the remainder obtained by subtracting the Early Financing Adjustment or the Seller Financing Adjustment, if and to the extent applicable, from $33,675,000). The Initial Purchase Price shall also be (i) increased dollar for dollar by the amount by which $5 million exceeds the principal amount of the outstanding obligations as of the Closing Date (giving effect to the consummation of the Stock and Asset Purchases) under the Companies' Stock Performance Plans or (ii) decreased dollar for dollar by the amount by which the principal amount of such outstanding obligations as of the Closing Date (giving effect to consummation of the Stock and Asset Purchases) exceeds $5 million. Any adjustments to the Initial Purchase Price which are made pursuant to this Section 2.3(e) shall bear interest at the London Interbank Offered Rates for three month periods as reported in The Wall Street Journal (Eastern Edition) from time to time plus a margin of 275 basis points from (and including) the Closing Date to (and including) the date immediately preceding the date of such payment. Any adjustments to the Initial Purchase Price made pursuant to this Section 2.3(e) shall be paid by wire transfer in immediately available funds to an account specified by the party to whom such payment is owed within five business days after the Adjusted Closing Date Balance Sheet is agreed or deemed to have been agreed to by Buyer and Sellers or the written statement of the Neutral Auditors setting forth their determination regarding any remaining disputed items is delivered to Sellers and Buyer.

                                   ARTICLE III

                    Representations and Warranties of Sellers

                  Sellers hereby represent and warrant to Buyer as follows:

                  Section 3.1. Incorporation; Authorization; etc. (a) Each of the Companies and each Subsidiary is a corporation or other entity (as listed on Schedule 3.1(a)) duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation. Each of the Companies and each Subsidiary has full corporate or other power and authority to own its properties and assets and to carry on its business as it is now being conducted and is in good standing and is duly qualified to transact business in each jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be in good standing or to be duly qualified to transact business, would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the business, assets, liabilities, prospects, condition (financial or otherwise) or results of operations (collectively, the "Business Condition") of either the Manufacturing Business or the Bowling Centers Business. Each jurisdiction in which any of the Companies or Subsidiaries is qualified to do business is set forth in Schedule 3.1(a). Each of the Sellers which is a corporation is duly organized, validly existing and in good standing under the laws of the state of its incorporation and has full corporate power and authority to own the Shares and to sell the Shares to Buyer pursuant to this Agreement. Each of the Sellers which is a trust is duly formed, validly existing and in good standing under the laws of the state of its formation and has full power and authority to own the Shares and to sell the Shares to Buyer pursuant to this Agreement. Each of the Retained Entities has full corporate power and authority to own the Purchased Assets owned by it and to sell or lease the Purchased Assets to Buyer or a Buyer Subsidiary pursuant to the Spanish and Swiss Bowling Centers Agreements.

                  (b) Each of the Sellers and the Ancillary Parties which is a corporation has full corporate power to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party, to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each of the Sellers and the Ancillary Parties which is a natural person has all power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party, to perform its respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of the Sellers which is a trust has full power to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party, to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Ancillary Agreements, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby and thereby by Sellers and the Ancillary Parties have been duly and validly authorized: with respect to those Sellers and the Ancillary Parties which are corporations, by all necessary corporate proceedings on the part of such party, its Board of Directors and its stockholders; and with respect to those Sellers which are trusts, by all necessary proceedings on the part of the trustees of such Seller and, if required, the beneficiaries thereof. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements by each Seller and Ancillary Party will not (i) violate or conflict with any provision of the certificate of incorporation or By-laws of or any other organizational or governing instrument of any Seller, Ancillary Party, the Companies or the Subsidiaries, (ii) except as disclosed in Schedule 3.1(b), conflict with, violate or constitute a default under any provision of, or be an event that is (or with the giving of notice or passage of time or both will result in) a violation of or default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation or right under, or result in the imposition of any lien upon or the creation of a security interest in any of the Shares, the Purchased Assets or any of the assets or properties of any of the Companies or of any of the Subsidiaries pursuant to, or require a consent or create a penalty or increase any Company's or Subsidiary's payment or performance obligations under, any mortgage, lien, lease, instrument, order, arbitration award, judgment or decree, or any contract, agreement, license or permit, to which any Seller, Ancillary Party, Company, Subsidiary or Continuing

Affiliate is a party or by which any of them or any of their property is bound, or (iii) violate or conflict with, or result in the imposition of any lien (other than liens arising from any actions taken or arrangements made by Buyer) upon any of the Shares, the Purchased Assets or any of the assets or properties of any Company or any Subsidiary pursuant to, any provision of law, regulation, rule, writ, injunction, decree, statute, order, judgment or ruling of any federal, state, local, foreign, supernational or supranational court or tribunal (including any court or tribunal dealing with labor matters), governmental, regulatory or administrative agency, department, bureau, authority or commission or arbitral panel ("Governmental Authority") or any other material restriction of any kind or character to which any Seller, Ancillary Party, Company, Subsidiary or Continuing Affiliate is or may be subject or by which any of them or any of their property is or may be bound, that, in the case of either of clauses (ii) and (iii), could, individually or in the aggregate, have a material adverse effect on the Business Condition of the Manufacturing Business or the Bowling Centers Business or prevent any of the Stock and Asset Purchases or otherwise impair the performance of the other obligations of the Sellers or the Ancillary Parties under this Agreement or any of the Ancillary Agreements. This Agreement has been, and on the Closing Date each of the Ancillary Agreements to which it is a party will be, duly executed and delivered by each of the Sellers and the Ancillary Parties and, assuming the due execution hereof and thereof by Buyer, this Agreement constitutes, and on the Closing Date each of the Ancillary Agreements to which any Seller or Ancillary Party is a party will constitute, the legal, valid and binding obligations of each of the Sellers and Ancillary Parties, each enforceable against such Seller or such Ancillary Party in accordance with its respective terms.

                  (c) Upon consummation of the Stock Purchases at the Closing, as contemplated by this Agreement, the Stockholders will deliver to Buyer good title to the Shares and the Purchased Assets free and clear of any liens, claims, charges, security interests, options or other legal or equitable encumbrances or restrictions (except those imposed by any action taken or arrangement made by Buyer).

                  (d) The Sellers have delivered or caused to be delivered to Buyer complete and correct copies of the trust instruments establishing and governing each Seller which is a trust, the organizational instruments of each Seller and each Company or Subsidiary which is neither a corporation, a trust nor an individual, the Certificates of Incorporation and By-Laws (or similar instruments) of each Seller and each Company or Subsidiary which is a corporation, and has delivered or caused to be delivered to Buyer the corporate minute books and other books and records of the Companies and the Subsidiaries. The minutes of the Companies (other than the Retained Entities) and the Subsidiaries and the books and records delivered to Buyer are true and correct in all material respects. True and correct lists of the directors, officers, partners or other governing or similarly empowered persons or organizations of the Companies (other than the Retained Entities) and the Subsidiaries have been furnished to Buyer.

                  Section 3.2. Capitalization; Structure. (a) All of the outstanding shares of the Companies are owned beneficially and of record by the Stockholders. The authorized capital stock of each of the Companies and the amount of such stock which is outstanding is as set forth in Schedule 3.2(a). All of the outstanding shares of capital stock of the Companies, as listed on
Schedule 3.2(a), are validly issued, fully paid and nonassessable and owned by the Stockholders in the respective amounts set forth in Schedule 3.2(a). The authorized capital stock or other equity interests of the Subsidiaries and the amount of such stock or other equity interests which is outstanding is as set forth in Schedule 3.2(a). All of the outstanding shares of capital stock or other equity interests of the Subsidiaries, as listed on Schedule 3.2(a), are validly issued, fully paid and nonassessable and, except as listed on Schedule 3.2(a), owned by the Companies or other Subsidiaries, in the amounts set forth on Schedule 3.2(a). Neither the Shares nor the shares of outstanding common stock or other equity interests of any Subsidiary have been issued in violation of, or are subject to, any preemptive rights. Except for the liens set forth on
Schedule 3.2(a) which will be released prior to the Closing, the shares of capital stock or other equity interests of the Subsidiaries and the Shares are owned in each case free and clear of any liens, claims, charges, security interests, options or other legal or equitable encumbrances or restrictions. There are no outstanding options, warrants, subscriptions or other rights of any kind to acquire, or obligations to issue, shares of capital stock of any class of, or other equity interests in, any Company or any Subsidiary or any securities convertible into or exchangeable or exercisable for any shares of capital stock of any class of, or other equity interests in, any Company or any Subsidiary.

                  (b) Neither any Company nor any Subsidiary directly or indirectly owns any capital stock of or other equity interests in any corporation, partnership or other entity or other Person except for the ownership of the outstanding shares or other equity interests of the Subsidiaries, as set forth in Schedule 3.2(a).

                  (c) Schedule 3.2(c) identifies the officers and directors of the Companies and the Subsidiaries, which list shall be updated to reflect any changes as of a date not later than ten business days prior to the Closing Date.

                  Section 3.3. Financial Statements. (a) Attached hereto as
Schedule 3.3 are true and complete copies of the combined financial statements of the Companies, including combined balance sheets as of October 31, 1995, December 31, 1994 and December 31, 1993, the combined statements of income and combined statements of cash flows for the ten months ended October 31, 1995 and the fiscal-year periods ended December 31, 1994 and December 31, 1993, and the combined statements of income for the fiscal-year periods ended December 31, 1992 and December 31, 1991 (such financial statements as of October 31, 1995 and December 31, 1994 and for the ten months ended October 31, 1995 and the years ended December 31, 1994 and December 31, 1993 being audited and accompanied by the unqualified opinion of Price Waterhouse and as of December 31, 1993, 1992 and 1991 and for the periods ended December 31, 1992 and 1991 being unaudited (the "Financial Statements," which term shall include the financial statements referred to in the definition of "Closing Date" from and after the time of delivery thereof). The audited combined balance sheet as of October 31, 1995 is referred to in this Agreement as the "Balance Sheet."

                  (b) The Financial Statements present fairly the combined financial position and results of operations and cash flows of the Companies for the respective periods or as of the respective dates set forth therein, in each case in accordance with United States generally accepted accounting principles ("U.S. GAAP") consistently applied (except as otherwise indicated therein or in Schedule 3.3 (such accounting principles, with such exceptions thereto, are referred to herein as the "Applicable Accounting Principles")). The Financial Statements have been prepared from and in accordance with the books and records of the Companies and the Subsidiaries.

                  Section 3.4. Real Properties. (a) Schedule 3.4(a) sets forth a list of all real property owned in fee by the Companies or the Subsidiaries (individually, an "Owned Property" and, collectively with the Related Land, the "Owned Properties"). Except as set forth on Schedule 3.4(a), Schedule 3.4(b) or
Schedule 3.15, no Seller or Continuing Affiliate owns or has any interest in any of the Owned Property or Leased Real Estate or in any other real property used in conducting the Manufacturing Business or the Bowling Centers Business. A Company, a Subsidiary or WBB has good fee title to each Owned Property, including the buildings, structures and other improvements located thereon, in each case free and clear of all mortgages, liens, security interests, easements, restrictive covenants, rights-of-way, leases, purchase agreements, options and other encumbrances and agreements ("Liens"), except (i) the Liens described in Schedule 3.4(a) hereto;
(ii) with respect to Liens not described or referred to on Schedule 3.4(a), (A) platting, subdivision, zoning, building and other similar legal requirements,
(B) easements, restrictive covenants, rights-of-way, non-material leases and leases identified as such on Schedule 3.13, encroachments and other encumbrances and agreements (other than contracts or options pursuant to which any Owned Property is or may be required to be sold), whether or not of record, and (C) reservations of coal, oil, gas, minerals and mineral interests, whether or not of record, none of which items set forth in this clause (ii) individually or in the aggregate, could have a material adverse effect on the use of such Owned Property as now used in the Manufacturing Business or the Bowling Centers Business, on the value of such Owned Property or on the Business Condition of either the Manufacturing Business or the Bowling Centers Business; (iii) with respect to Liens not described or referred to on Schedule 3.4(a), mechanics', materialmen's, carriers', workmen's, warehousemen's, repairmen's, landlords' or other like liens securing obligations that are not delinquent or, if delinquent, that are being contested in good faith and in respect of which the Companies have created adequate reserves; and (iv) with respect to Liens not described or referred to on Schedule 3.4(a), liens for Taxes and other governmental charges, assessments or fees which (A) are not yet due and payable or which may be paid without penalty or (B) are being contested in good faith through appropriate procedures and in respect of which the Companies have created adequate reserves (the items described in clauses (i) through (iv) are collectively referred to herein as "Permitted Liens"). Sellers shall have no obligation to discharge any Liens that are not Permitted Liens, except as set forth in Section 5.13. The foregoing notwithstanding, with respect to matters described or referred to in
Schedule 3.4(a), the term "Permitted Liens" shall not include (1) Liens for delinquent Taxes (unless and to the extent reserved or accrued on the Balance Sheet and reflected in the calculation of Working Capital), (2) (a) judgments,
(b) attachments, (c) notices of pendency or (d) other notices involving litigation against a Company or a Subsidiary, (3) mortgages, deeds of trust, vendors' liens, contracts for deed or any documents relating thereto, including, without limitation, owners' waivers and consents for the benefit of any lender (except to the extent Buyer agrees to assume such Liens as identified on Schedule 5.13), (4) Uniform Commercial Code financing statements or other evidence of any security interest (other than with respect to leases or to Liens securing indebtedness on Schedule 5.13), (5) leases and other agreements which have expired but remain of record, (6) laws, ordinances and regulations of any Governmental Authority which have been violated and which gives rise to a misrepresentation by Sellers under the provisions of this Agreement, (7) restrictive covenants which have been breached and the breach of which gives rise to a misrepresentation by Sellers under this Agreement, (8) encroachments by structures located on an Owned Property onto real property owned by third parties which have a material adverse effect on the use or value of such Owned Property, (9) leases of space to third parties (except such leases disclosed on Schedules 3.4(a) or 3.13), (10) the existence of record title in any person or entity other than Bowling Centers (with respect to the Bowling Centers Business) or Bowling (with respect to the Manufacturing Business), (11) general exceptions for rights of persons in possession, existing tenancies and liens for work performed at or materials supplied to an Owned Property, and such other general exceptions to title which would be omitted customarily in the sale of commercial real property upon presentation by Sellers of an affidavit of title in the form customarily employed in the jurisdiction in which such Owned Property is located, (12) property descriptions that are erroneous in any material respect,
(13) purchase options, or (14) any other matter or matters which individually or in the aggregate would have a material adverse effect on the Manufacturing Business or the Bowling Centers Business, in each case taken as a whole. Except as disclosed or referred to on Schedule 3.4(a), there are no eminent domain (which term, as used herein, shall include other compulsory acquisitions or takings by Governmental Authorities) proceedings pending or, to the knowledge of Sellers, threatened against any Owned Property or any material portion thereof which proceedings (if resulting in a taking of any Owned Property by a Governmental Authority) could have a material adverse effect on the use or value of such Owned Property as now used in the Manufacturing Business or the Bowling Centers Business, or on the Business Condition of either the Manufacturing Business or the Bowling Centers Business. Sellers have delivered or caused to be delivered to Buyer, with respect to the Owned Properties, true and correct copies of any title insurance commitments, title insurance policies and surveys in the possession of Sellers or WBB. Except as disclosed in Schedule 3.4(a), none of the Sellers, WBB, the Companies or the Subsidiaries has received any notice from any city, village or other Governmental Authority of any zoning, land use, building, fire or health code or other legal violation in respect of any Owned Property, other than violations which have been corrected or which could not, individually or in the aggregate, have a material adverse effect on the use or value of such Owned Property as now used in the Manufacturing Business or the Bowling Centers Business or on the value of such Owned Property. Each Owned Property is adequate (from both a legal and a physical perspective, including, without limitation, with respect to compliance with recorded agreements affecting the Owned Properties and listed on Schedule 3.4(a), but only to the extent compliance with such agreements is the responsibility of Sellers, WBB, the Companies or the Subsidiaries under the terms of such agreements) for the use now made thereof in the Manufacturing Business or the Bowling Centers Business, except for such inadequacies as could not, individually or in the aggregate, have a material adverse effect on the use of such Owned Property as now used in the Manufacturing Business or the Bowling Centers Business, or on the Business Condition of either the Manufacturing Business or the Bowling Centers Business. The disposition of land parcels by the Bowling Centers Companies to WBB or any Continuing Affiliate (other than the Related Land) has not had and could not reasonably be expected to have an adverse effect on the operation of any of the related Bowling Centers or the compliance thereof with any laws, rules or regulations or recorded agreements.

                  (b) Schedule 3.4(b) lists all real property (including all land and buildings) leased by any of the Companies or the Subsidiaries, as lessee (the "Leased Real Estate"). Except as may otherwise be provided in
Schedule 3.4(b), Sellers have delivered or caused to be delivered to Buyer complete and accurate copies of the written leases and subleases which are described in Schedule 3.4(b). Except as disclosed on Schedule 3.4(b), neither Seller, the Companies nor the Subsidiaries have received written notice of eminent domain proceedings pending or threatened against any Leased Real Estate which proceedings (if resulting in a taking of any Leased Real Estate by a Governmental Authority), could have a material adverse effect on the use or value of such Leased Real Estate as now used in the Manufacturing Business or the Bowling Centers Business, or on the Business Condition of either the Manufacturing Business or the Bowling Centers Business. Except as disclosed in
Schedule 3.4(b), none of the Sellers, the Companies or the Subsidiaries has received any notice from any city, village or other Governmental Authority of any zoning, building, fire or health code or other legal violation in respect of any Leased Real Estate, other than violations which have been corrected or which could not, individually or in the aggregate, have a material adverse effect on the use or value of such Leased Real Estate as now used in the Manufacturing Business or the Bowling Centers Business, or on the Business Condition of either the Manufacturing Business or the Bowling Centers Business. Each Leased Real Estate property is adequate (from both a legal and a physical perspective, including, without limitation, with respect to compliance with agreements which are recorded in any applicable public records in respect of any Leased Real Estate, but only to the extent compliance with such agreements is the responsibility of any of the Sellers, the Companies or the Subsidiaries under the terms of the applicable Lease) for the use now made thereof in the Manufacturing Business or the Bowling Centers Business, except for such inadequacies as could not, individually or in the aggregate, have a material adverse effect on the use of such Leased Real Estate property as now used in the Manufacturing Business or the Bowling Centers Business, or on the Business Condition of either the Manufacturing Business or the Bowling Centers Business. Other than for exceptions to the following which are set forth in Schedule 3.4(b) or which, individually or in the aggregate, do not have and are not reasonably likely to have a material adverse effect on the use or value of any material Leased Real Estate as now used in the Manufacturing Business, or the Bowling Centers Business, or on the Business Condition of either the Manufacturing Business or the Bowling Centers Business:

                  (i) the leases relating to the Leased Real Estate (the "Leases") are in full force and effect and are valid, binding and enforceable in accordance with their respective terms;

                  (ii) no amount payable under any Lease is past due;

                  (iii) the Company or Subsidiary that is party to each of the Leases is in compliance with all material commitments and obligations on its part to be performed or observed under such Lease and is not aware of the failure by any other party to such Leases to comply with all of its material commitments and obligations;

                  (iv) none of the Sellers, the Companies or the Subsidiaries has received any notice of (A) a default (which has not been cured), offset or counterclaim under any Lease, or any other communication calling upon it to comply with any provision of any Lease or asserting non-compliance, and no event or condition has happened or presently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under any Lease, or (B) any Action against any landlord under any Lease which if adversely determined would result in such Lease being terminated or cut off;

                  (v) none of the Sellers, the Companies or the Subsidiaries has assigned, mortgaged, pledged or otherwise encumbered its interest, if any, under any

         Lease, except for assignments, mortgages, pledges or other encumbrances which constitute Permitted Liens;

                  (vi) the Companies and the Subsidiaries have exercised within the time prescribed in each Lease any option provided therein to extend or renew the term thereof; and

                  (vii) the Companies and the Subsidiaries have registered the leases of properties located in Spain in the appropriate and corresponding Property Registries.

         (c) Except as set forth in Schedule 3.4(a), Schedule 3.4(b) or Schedule 3.4(c), the Owned Properties and the Leased Real Estate constitute, in the aggregate, all of the real property used to conduct the Manufacturing Business and the Bowling Centers Business in the manner in which each of those Businesses was conducted during the 10-month period ending October 31, 1995, except for additions thereto and deletions therefrom in the ordinary course of business, consistent with past practice and which could not have a material adverse effect on the Business Condition of either the Manufacturing Business or the Bowling Centers Business.

         Section 3.5. Tangible Personal Property. Each of the Companies and the Subsidiaries has good and valid title to all tangible personal property which it owns, including all tangible personal property reflected in the Balance Sheet as being owned by such Company or Subsidiary, as the case may be, except for tangible personal property disposed of to third parties since October 31, 1995 in the ordinary course of business, consistent with past practice and which could not have a material adverse effect on the Business Condition of either the Manufacturing Business or the Bowling Centers Business, in each case free and clear of all liens, security interests and other encumbrances, except (i) mechanics', materialmen's, carriers', workmen's, warehousemen's, repairmen's, landlord's or other like liens securing obligations that are not delinquent;
(ii) liens for Taxes and other governmental charges which are not due and payable or which may be paid without penalty; (iii) other liens, security interests and encumbrances, if any, set forth in Schedule 3.5; and (iv) liens, security interests and other encumbrances which could not, individually or in the aggregate, have a material adverse effect on the Business Condition of either the Manufacturing Business or the Bowling Centers Business. Except as could not, individually or in the aggregate, have a material adverse effect on the Business Condition of either the Manufacturing Business or the Bowling Centers Business, all of the tangible personal property which the

Companies and the Subsidiaries lease are subject to leases which are in full force and effect and which are the valid and binding obligations of the Companies and the Subsidiaries and, to the knowledge of the Sellers, the other parties thereto, and there are no existing defaults under such leases. Except as set forth in Schedule 3.15 hereto, the tangible personal property of the Companies and the Subsidiaries which is used in the Manufacturing Business or the Bowling Centers Business and owned or leased by the Companies and the Subsidiaries is, in the aggregate, all of the tangible personal property used to conduct such businesses in the manner in which each such business was conducted during the ten-month period ending October 31, 1995, except for additions thereto and deletions therefrom in the ordinary course of business, consistent with past practice and which could not have a material adverse effect on the Business Condition of either the Manufacturing Business or the Bowling Centers Business. Except as set forth on Schedule 3.5 or 3.15, no Seller or other Continuing Affiliate owns or has any interest in any tangible personal property used in conducting the Manufacturing Business or the Bowling Centers Business.

         Section 3.6. Absence of Certain Changes. Except as disclosed in Schedules 3.6 and 5.4 hereto, since October 31, 1995 each of the Manufacturing Business and the Bowling Centers Business has been conducted in the ordinary course consistent with past practice and there has been no material adverse change in, or any development since the date of this Agreement which could reasonably be expected to have a material adverse effect on, the Business Condition of either such business. In addition, except as disclosed in Schedules
3.6 and 5.4, since October 31, 1995: (i) there has been no physical damage, destruction, loss or abandonment that could have, individually or in the aggregate, a material adverse effect on the Business Condition of either the Manufacturing Business or the Bowling Centers Business; (ii) there has been no sale, assignment or transfer of any material assets of any Company or Subsidiary, except in the ordinary course of business, consistent with past practice and which could not have a material adverse effect on the Business Condition of either the Manufacturing Business or the Bowling Centers Business;
(iii) there has been no sale, assignment, transfer or license of any patents or trademarks owned by any Company or Subsidiary nor has any Company or Subsidiary sold, assigned, transferred or licensed any trade secrets (including formulae) or software which it owns (other than licenses or sublicenses thereof in the ordinary course of business, consistent with past practice and which could not have a material adverse effect on the Business Condition of either the Manufacturing Business or the Bowling Centers Business); (iv) none of the Companies or the Subsidiaries has taken any action which, if taken from the date hereof through the Closing, would violate Section 5.4(b) through (k) (and there have been no changes required by U.S. GAAP referred to in Section 5.4(f)); and (v) none of the Companies or the Subsidiaries has entered into any agreement to do any of the things previously described in this Section 3.6.

         Section 3.7. Litigation; Orders. Except as disclosed in Schedule 3.7 hereto, there are no Actions pending or, to the knowledge of Sellers, threatened or claims asserted against any Company or Subsidiary that could, individually or in the aggregate, have a material adverse effect on the Business Condition of the Manufacturing Business or the Bowling Centers Business or in which the complaint or claim specifically seeks to prohibit any of the Stock and Asset Purchases or otherwise impair the consummation of this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby. Except as disclosed in Schedule 3.7 hereto, there are no judgments or outstanding orders, injunctions, decrees, stipulations, settlement agreements, citations, investigations, fines or awards against or binding upon any Company or Subsidiary or any of their respective properties or businesses that could have, individually or in the aggregate, a material adverse effect on the Business Condition of the Manufacturing Business or the Bowling Centers Business or prohibit any of the Stock and Asset Purchases or otherwise impair the ability of any Seller to complete the Stock and Asset Purchases or the transactions contemplated hereby or by the Ancillary Agreements. Except as set forth in
Schedule 3.7, there is no material Action by any Company or Subsidiary pending against any other party.

         Section 3.8. Intellectual Property. Schedule 3.8 hereto is a true, complete and accurate list, by country, of (a) all United States and foreign trademarks and service marks (and registrations and applications therefor) (collectively, "Trademarks") owned by any Company or Subsidiary or by any Seller or Continuing Affiliate and utilized by or on behalf of any Company or Subsidiary, (b) any of the foregoing licensed to or by any Company or Subsidiary (together with the Trademarks referred to in clause (a), the "Company Trademarks"), (c) all United States and foreign patents and patent applications (collectively "Patents") owned by any Company or Subsidiary or by any Seller or other Continuing Affiliate on behalf of any Company or Subsidiary and (d) any of the foregoing (described in clause (c)) licensed to or by any Company or Subsidiary (together with the Patents referred to in clause (c), the "Company

Patents"). Schedule 3.8 accurately identifies, where appropriate, one or more of the following for each item of the foregoing: name of mark or title of patent, the registration number or serial number, patent issue or filing date and inventor. Neither any Company nor any Subsidiary owns or licenses Trademarks or Patents except as listed in Schedule 3.8. "Intellectual Property" shall be defined herein as (i) Trademarks and Patents and (ii) non-patented formulae, inventions, know-how, manufacturing procedures, processes, trade secrets, proprietary information, software licenses, registered and unregistered design rights and all other intellectual property and proprietary rights, and the Intellectual Property owned by any Company or Subsidiaries or used by the Companies and the Subsidiaries and owned by any Seller or Continuing Affiliate is hereinafter collectively referred to as the "Company Intellectual Property." Except as otherwise set forth on Schedule 3.8 hereto, the Companies and Subsidiaries shall own from and after the Closing Date all Company Intellectual Property free and clear of any security interests, licenses, or, to the knowledge of Sellers, adverse claims or other restriction (except those imposed by any action taken or arrangement made by Buyer), and shall possess from and after the Closing Date pursuant to agreements with third parties set forth in
Schedule 3.8 hereto, upon and for the terms thereof, adequate and enforceable licenses or other adequate and enforceable rights to use or obtain the benefit of all other Intellectual Property that is used in the conduct of the Manufacturing Business and the Bowling Centers Business ("Licensed Intellectual Property"). Except as specifically identified in Schedule 3.8 or as will be licensed by the Companies from and after the Closing pursuant to the License Agreements, no Seller or other Continuing Affiliate owns or has any interest in any Company Intellectual Property or any Licensed Intellectual Property. Except as set forth on Schedule 3.8, there are no existing claims or, to the knowledge of Sellers, threatened claims, of any third party based on the use by, or challenging the ownership of, the Companies, the Subsidiaries, the Sellers, or any Continuing Affiliate of any of the Company Intellectual Property or claims of adverse ownership, invalidity, unenforceability or misuse of the Company Intellectual Property and to the knowledge of the Sellers there are no grounds for any such claim or challenge. No offers have been made to license to any of the Companies, the Subsidiaries, the Sellers, or any Continuing Affiliate any Intellectual Property that any Company or Subsidiary purports to own as Company Intellectual Property. Except as described in Schedule 3.8, neither any Company nor any Subsidiary has infringed or misappropriated, or is infringing or misappropriating, any U.S. or foreign patents or copyrights or any U.S., state or foreign trademarks, or other Intellectual Property rights of any Person. Except as set forth on Schedule 3.8 hereto, to the knowledge of Sellers there is no infringing use by any Person of the Company Intellectual Property. To the knowledge of Sellers, the owners of the Licensed Intellectual Property have taken all reasonable action necessary to maintain and protect the Licensed Intellectual Property, and neither any Company nor any Subsidiary has used or enforced, or failed to use or enforce, any of the Company Intellectual Property in any manner which limits its validity or enforceability or is reasonably expected to result in its invalidity, unenforceability or misuse. Except as set forth on Schedule 3.8 hereto, to the knowledge of Sellers there is no material infringement or misappropriation by any Person of the Company Intellectual Property or the Licensed Intellectual Property, and the Sellers are not aware of any facts raising a likelihood of such infringement or misappropriation. The consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any of the Company Intellectual Property or the Licensed Intellectual Property.

         Section 3.9. Licenses, Approvals, Other Authorizations, Consents, Reports, etc. (a) The Companies and the Subsidiaries possess or have been granted all registrations, filings, applications, certifications, notices, consents, licenses, permits, approvals, certificates, franchises, orders, qualifications, authorizations and waivers of any Governmental Authority necessary to entitle it presently to conduct the Manufacturing Business and the Bowling Centers Business in the manner in which it is presently being conducted (the "Licenses"), except as set forth in Schedule 3.9(a) and except those Licenses whose failure to possess or have granted could not have, individually or in the aggregate, a material adverse effect on the Business Condition of the Manufacturing Business or the Bowling Centers Business or give rise to any material fines or any other criminal liabilities or any other material civil penalties. Schedule 3.9(a) lists all licenses to serve or sell alcoholic beverages which have been granted to any of the Companies or the Subsidiaries (the "Companies Liquor Licenses"). Except as noted in Schedule 3.9(a), (i) all of the Companies Liquor Licenses are in full force and effect and (ii) all of the Licenses (excluding the Companies Liquor Licenses) are in full force and effect except for those covered by this clause (ii) whose failure to be in full force and effect could not have, individually or in the aggregate, a material adverse effect on the Business Condition of the Manufacturing Business or the Bowling Centers Business. Except as noted in Schedule 3.9(a), no Action is pending or, to Sellers' knowledge, threatened seeking the revocation or limitation of (i) any of the Companies Liquor Licenses or (ii) any License (excluding the

Companies Liquor Licenses) that, in the case of Licenses covered by this clause
(ii), could, individually or in the aggregate, have a material adverse effect on the Business Condition of the Manufacturing Business or the Bowling Centers Business.

         (b) Schedule 3.9(b) hereto contains a list of all material registrations, filings, applications, certifications, notices, consents, licenses, permits, approvals, certificates, franchises, orders, qualifications, authorizations and waivers required to be made, filed, given or obtained by any Seller, Company or Subsidiary or any Continuing Affiliate with, to or from any Governmental Authority in connection with, the consummation of the Stock and Asset Purchases and performance of the other obligations of Sellers under this Agreement and the Ancillary Agreements except for those that become applicable solely as a result of the specific regulatory status or action (other than actions contemplated by this Agreement) of Buyer or its Affiliates.

         (c) Schedule 3.9(c) lists all entities ("Concession Entities") that hold licenses to serve or sell alcoholic beverages in locations on the premises of or associated with the facilities operated by any of the Companies or the Subsidiaries. Schedule 3.9(c) also lists each stockholder or other equity owner of each of the Concession Entities and lists all management agreements, stockholder agreements, leases and other significant agreements or arrangements relating to the relationships between the Companies and the Subsidiaries, on the one hand, and the Concession Entities, on the other hand (complete and correct copies of which (or descriptions of oral arrangements, if any) have been provided to Buyer). Except as disclosed on Schedule 3.9(c), all such agreements are in full force and effect, legal, valid and binding and enforceable against the Companies and the Subsidiaries and, to the knowledge of Sellers, each other party thereto in accordance with their terms, and all of the agreements, arrangements and relationships between the Companies and the Subsidiaries, on the one hand, and the Concession Entities, on the other hand, comply with all applicable, laws, rules, statutes, orders, regulations and other requirements of any Governmental Authorities in all material respects.

         Section 3.10. Labor Matters. Schedule 3.10 hereto sets forth all collective bargaining or other agreements with labor unions, trade unions, employee representatives, work committees, guilds or associations representing employees of any of the Companies or Subsidiaries. As of the date hereof, no work stoppage against any of the Companies or Subsidiaries is pending or, to Sellers' knowledge, threatened. Except as disclosed on Schedule 3.7, none of the Companies or Subsidiaries is involved in or, to Sellers' knowledge, threatened with any labor dispute, arbitration, lawsuit, grievance or administrative proceeding (other than immaterial grievances), relating to labor matters involving any current or former employee of any Company or Subsidiary that could have a material adverse effect on the Business Condition of the Manufacturing Business or the Bowling Centers Business. Except as set forth on Schedule 3.10, no union or association organizing or election activities involving any nonunion employees of any Company or Subsidiary are in progress or, to the knowledge of Sellers, have been threatened since January 1, 1993.

         Section 3.11. Compliance with Laws. Except as may be disclosed on
Schedule 3.11, the conduct of the business of the Companies and Subsidiaries is in compliance and, to the knowledge of Sellers, has been in compliance with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the Owned Properties or to the Leased Real Estate, except for violations or failures so to comply, if any, that, individually or in the aggregate, could not have a material adverse effect on the Business Condition of the Manufacturing Business or the Bowling Centers Business. Except as set forth on Schedule 3.11, none of the Sellers, and to the knowledge of Sellers none of the Companies or the Subsidiaries has received notice of any alleged violation of any statute, law, regulation, ordinance, rule, judgment, order or decree from any Governmental Authority applicable to the Companies or the Subsidiaries or to their properties which has not been satisfactorily addressed except for violations, if any, that individually or in the aggregate could not have a material adverse effect on the Business Condition of the Manufacturing Business or the Bowling Centers Business or give rise to material fines or other civil penalties or any criminal liabilities. In furtherance and not in limitation of the foregoing, none of the Sellers, the Companies or the Subsidiaries has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any government official or other governmental party, in the United States or any other country, which is in any manner related to the business or operations of the Companies or the Subsidiaries and which was illegal under any statutes, laws, regulations, ordinances, rules, judgments, orders or decrees of any Governmental Authority (including, without limitation, the U.S. Foreign Corrupt Practices Act).

         Section 3.12. Insurance. Each of the Companies and Subsidiaries is covered by valid and currently effective insurance policies issued in favor of one or more Sellers and/or the Companies, or Subsidiaries that are customary for privately-owned companies of similar size and financial condition in the industry and locale in which it operates. Schedule 3.12 lists all insurance policies which are in effect covering any of the Companies, the Subsidiaries, their respective Owned Property or Leased Real Estate or their employees and such Schedule lists each of the parties to such policies. Except as set forth on
Schedule 3.12, all such policies are in full force and effect, all premiums due thereon have been paid and the Sellers, the Companies, the Subsidiaries and the Continuing Affiliates have complied with the provisions of such policies (except for failures to be in full force and effect, to pay premiums and to comply which, individually or in the aggregate, could not have a material adverse effect on the Business Condition of the Manufacturing Business or the Bowling Centers Business).

         Section 3.13. Material Contracts. Except as set forth on Schedule 3.8,
3.13 or 6.1(a) hereto, as of the date hereof, neither any of the Companies nor any of the Subsidiaries is a party to or bound by any written or oral (a) employment, consulting or non-competition agreement or contract (in the case of oral agreements or contracts, excluding those which are terminable at will without any additional expense other than the payment of previously accrued compensation) requiring payments of compensation to any one Person in excess of $75,000 (exclusive of bonuses, to the extent such bonuses do not exceed 50% of such Person's other compensation) per year or aggregate payments of compensation to any one Person in excess of $150,000; (b) joint venture or partnership contract or agreement; (c) contract or agreement restricting the right of the Manufacturing Business or the Bowling Centers Business to compete in any way with any other person or entity, which would apply to Buyer, any Company or Subsidiary after the Closing; (d)(i) agreement or contract creating, evidencing or securing obligations of any Company or Subsidiary for borrowed money, (ii) purchase money indebtedness, (iii) any guarantee or assumption of an obligation for borrowed money or purchase money indebtedness or other obligations of reimbursement of any maker of a letter of credit or any guaranty of minimum equity or capital or any make-whole or similar agreement, (iv) any loan or extension of credit by any Company or Subsidiary or (v) bankers acceptance; (e) agreement or contract relating to any outstanding commitment for capital expenditures in excess of $250,000; (f) other than as set forth on Schedule 3.8, licenses, whether as licensor or licensee, of any Intellectual Property; (g) other than as set forth on Schedule 3.4(b), lease or sublease of, or option relating to, Leased Real Estate; (h) any other material lease as lessee or lessor of real or personal property; (i) capitalized lease or sale-leaseback or material conditional sale agreement; (j) material distributorship or franchise agreement; (k) material raw material or other supply agreements or any exclusive dealing, requirements or take-or-pay contracts;
(l) any brokerage or finders fee agreements; or (m) other contract or agreement, entered into other than in the ordinary course of business, involving an estimated total future payment or payments in excess of $500,000. Except as set forth on Schedule 3.13 hereto, each contract or agreement set forth on Schedule
3.13 hereto is in full force and effect, and, to Sellers' knowledge, is legal, valid and binding and enforceable against each other Person party thereto. Except as set forth in Schedule 3.13 hereto, neither any of the Companies or Subsidiaries, nor, to Sellers' knowledge, is any other party to any such contract or agreement, in breach thereof or default thereunder and there does not exist under any provision thereof, any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default by any Company or Subsidiary or, to Sellers' knowledge, by any other party to any such contract or agreement, except for such breaches, defaults and events as to which requisite waivers or consents have been or are obtained or which could not, individually or in the aggregate, have a material adverse effect on the Business Condition of the Manufacturing Business or the Bowling Centers Business. Except as set forth on Schedule 3.13, Seller has delivered to Buyer true and correct copies of each of such written agreements and contracts or provided written summaries of any such oral agreements and contracts.

         Section 3.14. Brokers, Finders, etc. Except for the services of Goldman, Sachs & Co., and Wheat First Butcher Singer, neither any of the Sellers nor any of their Affiliates has employed, or is subject to any valid claim of, any broker, finder, or other similar intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection with such transactions. None of Buyer, the Companies or the Subsidiaries has or will have any obligations to Wheat First Butcher Singer with respect to the transactions contemplated by this Agreement.

         Section 3.15. Affiliate Transactions. Except as disclosed in the notes to the Financial Statements or Schedule 3.13 or 3.15 hereto, (i) no Seller and no trustee, beneficiary, officer, director, or employee of any Seller or of any other Continuing Affiliate and no Continuing Affiliate provides or causes to be provided to any Company or Subsidiary any assets, loans, advances, services or facilities and (ii) none of the Companies or Subsidiaries provides or causes to be provided to any such trustee, beneficiary, officer, director or employee or Continuing Affiliate any assets, loans, advances, services or facilities. Except as disclosed in Schedule 3.15 hereto, neither any Company or any Subsidiary, jointly with any Seller or any other Continuing Affiliate, purchases or sells goods or services and the Companies and the Subsidiaries do not have any other significant business relationships with any Seller or any other Continuing Affiliate. The only agreements, arrangements, relationships or other items listed on Schedule 3.15 that will remain in place from and after the Closing or with respect to which Buyer, the Companies, the Subsidiaries or any of their Affiliates will have any ongoing obligations or duties, are those items (and only with respect to such obligations or duties) which are explicitly identified in Schedule 3.15 as remaining in place and having ongoing obligations or duties.

         Section 3.16. Environmental Compliance. (a) For purposes of this
Section 3.16, (i) "Hazardous Substance" means any pollutant, contaminant, hazardous or toxic substance or waste, solid waste, petroleum or any fraction thereof, or any other chemical, substance or material listed or identified in or regulated by or under any Environmental Law; (ii) "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Oil Pollution Act, 33 U.S.C. Section 2701 et seq., in each case as amended from time to time, and any other statute, rule, regulation, law, by-law, ordinance or directive of any Governmental Authority dealing with the pollution or protection of natural resources or the indoor or ambient environment or with the protection of human health or safety; (iii) "Real Property" means the Owned Property and the Leased Real Estate; and (iv) "RCRA Hazardous Waste" means a solid waste that is listed or classified as a hazardous waste, as that term is defined in or pursuant to the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
Section 6901 et seq.

         (b) Except as set forth on Schedule 3.16, there are no claims pending or, to the knowledge of Sellers, threatened, and none of the Sellers, the Companies or Subsidiaries has received any notice, alleging, warning or notifying any Company or Subsidiary that any Company or Subsidiary is, has been or may be in violation of or non-compliance with any Environmental Law.

         (c) Except as set forth in Schedule 3.16, to the knowledge of Sellers, no Hazardous Substances have ever been buried, spilled, leaked, discharged, emitted, generated, stored, used or released, and no Hazardous Substances are now present in amounts, concentrations or conditions requiring investigation, study, removal, remediation or any other response action or corrective action under, or forms the basis of a claim pursuant to, any Environmental Law, in, on, from or under the Real Property or any other property with respect to which any Company or Subsidiary may be identified as a potentially responsible party or otherwise bear liability, except for immaterial quantities stored or used by any Company or Subsidiary in the ordinary course of its business and in accordance with all applicable Environmental Laws.

         (d) Except as set forth in Schedule 3.16, the Real Property is not being used and, to the knowledge of Sellers, never has been used in connection with the business of manufacturing, storing or transporting Hazardous Substances, and no RCRA Hazardous Wastes have been treated, stored or disposed of there.

         (e) Except as set forth in Schedule 3.16, there are not now and, to the knowledge of Sellers, never have been any underground or above ground storage tanks or other containment facilities of any kind on the Real Property which contain or contained any Hazardous Substances.

         (f) Except as set forth in Schedule 3.16, none of the Real Property is or has been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state, local or foreign list, schedule, log, inventory or database of sites or facilities with potential, threatened, suspected or actual releases of Hazardous Substances.

         (g) Schedule 3.16 identifies, and Sellers have provided to Buyer true and correct copies of, all environmental audits or assessments relating in whole or in part to any of the Companies or the Subsidiaries or the Manufacturing Business or Bowling Centers Business undertaken by or on behalf of any of the Sellers or any of their Affiliates, or, to Sellers' knowledge, by Governmental Authorities or other third parties, and any written communications by the Companies or the Subsidiaries or, to Sellers' knowledge, relating in whole or in part to any of the Companies or the Subsidiaries or the Manufacturing Business or Bowling Centers Business with environmental agencies, within the past six years which describe the status of any Real Property or the compliance of the owners or lessees thereof with respect to any Environmental Law.

         (h) Except as set forth in Schedule 3.16, neither any Company nor any Subsidiary has received any notice from any

Governmental Authority or other third party that any of them or any of their predecessors is or may be a potentially responsible party or may otherwise bear liability for any actual or threatened release of Hazardous Substances at or from any site or facility other than Real Property.

         Section 3.17. Customer and Supplier Relationships. Schedule 3.17 lists the 20 largest suppliers of each of the Manufacturing Business and the Bowling Centers Business, and the 20 largest customers and 10 largest distributors for the Manufacturing Business, in each case based on aggregate sales or purchases, as the case may be, during the period January 1, 1995 through October 31, 1995, and the approximate dollar amount of such aggregate sales or purchases in such period. Except as set forth on Schedule 3.17, the relationships of the Companies and Subsidiaries with such customers, suppliers and distributors are satisfactory. The purchase by Buyer of the Shares pursuant to the Stock Purchases and the consummation of the Asset Purchases will not materially adversely affect the relationships of the Companies and the Subsidiaries with such customers, suppliers and distributors.

         Section 3.18. Products. Except as disclosed on Schedule 3.18, none of the Companies or the Subsidiaries has incurred, nor do the Sellers know or have any reason to believe there is any basis for alleging, any material liability, damage, loss, cost or expense as a result of any defect or other deficiency (whether of design, materials, workmanship, labeling instructions or otherwise) ("Product Liability") with respect to any product sold or services rendered by or on behalf of the Companies or the Subsidiaries, whether such Product Liability is incurred by reason of any express warranty (including, without limitation, any warranty of merchantability or fitness), any doctrine of common law (tort, contract or other), any statutory provision or otherwise and irrespective of whether such Product Liability is covered by insurance. Except as set forth on Schedule 3.18, (a) no product sold by any Company or Subsidiary, and (b) no product produced for any Company or Subsidiary by a third party has been recalled voluntarily or involuntarily since January 1, 1993, no such recall is being considered by Sellers, and no such recall is being considered by any Company or Subsidiary or has been requested or ordered by any Governmental Authority or consumer group.

         Section 3.19. Undisclosed Liabilities. Except (i) as disclosed in
Schedule 3.19 hereto, (ii) as and to the extent disclosed or reserved against on the Balance Sheet or identified in the notes thereto, (iii) as incurred after the date of the Balance Sheet in the ordinary course of the Manufacturing Business or the Bowling Centers Business consistent with prior practice and not prohibited by this Agreement and which could not have a material adverse effect on the Business Condition of the Manufacturing Business or the Bowling Centers Business and (iv) those Covered Liabilities to the extent constituting Taxes for which Sellers are responsible under Article VII, the Companies and Subsidiaries do not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have or could have a material adverse effect on the Business Condition of the Manufacturing Business or the Bowling Centers Business. Except for liabilities which will be satisfied as a result of the Reece Indemnity and liabilities to be satisfied at or before Closing, the Companies and the Subsidiaries do not have any liabilities or obligations with respect to operations or entities which are not included in the Manufacturing Business or the Bowling Centers Business.

         Section 3.20. Disclosure. Neither this Agreement nor the Schedules hereto, nor the Financial Statements, nor any information or data, or document concerning the Shares, the Purchased Assets or the Companies or Subsidiaries or the Manufacturing Business or the Bowling Centers Business or the transactions contemplated hereby furnished to Buyer, contain or will contain any untrue statement of a material fact or omit or will omit to state a material fact necessary, in light of the circumstances under which it was or will be made, to make any such statement not misleading. Except as expressly disclosed on the Schedules, the copies of all deeds, leases, mortgages, deeds of trust, security instruments, permits, litigation files, contracts, employee agreements and licenses, which have heretofore been made available to Buyer are true, complete and correct in all material respects and in the form in which each of such documents is in effect (and, if oral, a true and complete description thereof has been provided to Buyer). The Spanish and Swiss Bowling Centers Agreements and the Related Land Sale Agreement are incorporated herein by reference and the representations and warranties in this Article III are made as if all of the assets being transferred to Buyer (or an Affiliate thereof) pursuant to the Spanish and Swiss Bowling Centers Agreements and the Related Land Sale Agreement were included in the assets of the Companies and the Subsidiaries and were being transferred pursuant to this Agreement, but in the same form and manner contemplated by such other agreements.

         Section 3.21. Banks, Powers of Attorney. Except as set forth in
Schedule 3.21, neither any of the Companies or Subsidiaries has any accounts or safe deposit boxes under its or their control or for their benefit at any bank or other financial institution and the Companies and Subsidiaries have not entered into any powers of attorney other than customary powers of attorneys.
Schedule 3.21 sets forth the names of all persons authorized to draw on or have access to the accounts and safe deposit boxes of any of the Companies or Subsidiaries listed thereon. Copies of any powers of attorney granted by any of the Companies or the Subsidiaries have been furnished to Buyer.

         Section 3.22. Sufficiency and Condition of Assets. Except as disclosed in the Schedules to this Agreement, from and after the acquisition of the Shares pursuant to the Stock Purchases and the consummation of the Asset Purchases, the Companies and the Subsidiaries will own or have valid rights to use all of the assets, rights and/or interests which are used in, and are sufficient for, the operation of each of the Manufacturing Business and the Bowling Centers Business as it is currently being conducted in all material respects. The tangible assets of the Companies and the Subsidiaries are in good working order, reasonable wear and tear excepted, and are suitable for the use for which they are intended in all material respects.

         Section 3.23. Nonforeign Certification. None of the Sellers is a "foreign person" within the meaning of Section 1445 of the Code.


                                   ARTICLE IV

                     Representations and Warranties of Buyer

         Buyer hereby represents and warrants to Sellers as follows:

         Section 4.1. Incorporation; Authorization; etc. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has full corporate power to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party, to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Ancillary Agreements, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby by Buyer has been duly and validly authorized by the Board of Directors of Buyer and no other corporate proceedings on the part of Buyer, its Board of Directors or stockholders are necessary therefor. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party by Buyer will not (i) violate or conflict with any provision of the charter or By-Laws or similar organizational instrument of Buyer, (ii) conflict with, violate or constitute a default under any provision of, or be an event that is (or with the giving of notice or passage of time or both will result in) a violation of or default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation or right under, or result in the imposition of any lien upon or the creation of a security interest in any of Buyer's assets or properties pursuant to, or require a consent or create a penalty or increase Buyer's payment or performance obligations under, any mortgage, lien, lease, instrument, order, arbitration award, judgment or decree, or any material contract, agreement, license or permit, to which Buyer is a party or any of its property is bound, or (iii) violate or conflict with any provision of law, regulation, rule, writ, injunction, decree, statute, order, judgment or ruling of any Governmental Authority or any other material restriction of any kind or character to which Buyer is subject or by which any of its property is bound, that, in the case of clauses (ii) and (iii), would, individually or in the aggregate, have a material adverse effect on Buyer's ability to consummate the Stock and Asset Purchases or would otherwise prevent the performance of the other obligations of Buyer under this Agreement and each of the Ancillary Agreements. This Agreement has been, and on the Closing Date each of the Ancillary Agreements to which it is a party will be, duly executed and delivered by Buyer, and, assuming the due execution hereof and thereof by the Sellers and/or the other parties thereto, this Agreement constitutes, and on the Closing Date each of the Ancillary Agreements to which Buyer is a party will constitute, the legal, valid and binding obligations of Buyer, each enforceable against Buyer in accordance with its respective terms.

         Section 4.2. Licenses, Approvals, Other Authorizations, Consents, Reports, etc. Schedule 4.2 hereto contains a list of all registrations, filings, applications, notices, consents, approvals, orders, qualifications or waivers required to be made, filed, given or obtained by Buyer or any of its Affiliates with, to or from any Governmental Authority in connection with the consummation of the Stock and Asset Purchases and of the other obligations of Buyer under this Agreement except for those (i) that become applicable solely as a result of the specific regulatory status of Sellers, the Companies or the Subsidiaries or any Continuing Affiliate or any change of ownership thereof, (ii) licenses relating to the sale and service of alcoholic beverages, or (iii) the failure to make, file, give or obtain which would not, individually or in the aggregate, either have a material adverse effect on the Business

Condition of Buyer or prevent the consummation of the Stock Purchases and the other transactions contemplated hereby.

         Section 4.3. Acquisition of Shares for Investment. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of Buyer's purchase of the Shares and has been provided access to personnel and books of the Companies and the Subsidiaries for purposes of making its evaluation. Buyer is acquiring the Shares for investment and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling the Shares. Buyer agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended, except pursuant to an exemption from such registration available under such Act.

         Section 4.4. Financial Capability. Buyer is a newly formed corporation which has not conducted any business other than in connection with the transactions contemplated by this Agreement. Buyer has delivered to Sellers complete and correct copies of a commitment letter addressed to GS Capital Partners II, L.P., GS Capital Partners II Offshore, L.P. and Goldman, Sachs & Co. Verwaltungs GmbH (collectively, the "GS Entities") from Citibank, N.A., Citibank Securities, Inc., Citicorp USA, Inc., Goldman, Sachs & Co. and Pearl Street, L.P. for the aggregate amount of $665 million in senior debt financing, a commitment letter from the GS Entities and The Goldman Sachs Group, L.P. (collectively, the "Fund") for $375 million of common equity financing (collectively, the "Financing Commitments") and a highly confident letter from Goldman, Sachs & Co. in respect of the placement of $350 million of subordinated debt financing (the "Highly Confident Letter"). Such financings, in the aggregate, if fully available, shall provide Buyer with sufficient funds to consummate the Stock and Asset Purchases.


                                    ARTICLE V

                         Covenants of Sellers and Buyer

         Section 5.1. Investigation of Business; Access to Properties and Records. (a) After the date hereof until the Closing Date, Sellers shall continue to, and shall cause any Continuing Affiliate to continue to, afford to representatives of Buyer full access (and shall cause the Companies and Subsidiaries to continue to afford to representatives of Buyer full access), without limitations other than as contemplated by this Section 5.1(a), to their respective personnel, offices, plants, properties, books and records during normal business hours, upon reasonable request, at any time, in order that Buyer may continue to have full opportunity to make such investigations as it desires of the affairs of the Companies and Subsidiaries; provided, however, that such investigation shall not unreasonably disrupt the personnel and operations of any of the Sellers, any Continuing Affiliate, the Companies or Subsidiaries.

         (b) After the date hereof until the Closing Date, Sellers will continue to supply Buyer with all relevant documents and information (both public and nonpublic) for use in connection with Buyer's investigation contemplated hereby. Such material is hereinafter referred to as "Evaluation Material." Buyer agrees that it and its representatives will hold in confidence any Evaluation Material it has received or will receive and will not disclose, except to the extent required by law or otherwise deemed necessary or appropriate in the sole discretion of Buyer in connection with Buyer's equity and debt financing arrangements, all or any part of such material to anyone except its officers, directors, employees, potential financing sources or other representatives who are involved with the transaction contemplated by this Agreement. If this Agreement is terminated, except as required by law, Buyer will return to Sellers, or cause to be destroyed and will not retain the originals or any copies of any documents constituting a part of the Evaluation Material furnished to it, and after termination Buyer will continue to honor the confidentiality agreement contained herein and will not use or disclose, directly or indirectly, any information obtained from the Evaluation Material, except as required by law.

         (c) At the Closing or as soon thereafter as practicable, but in no event later than 3 days after the Closing Date, Sellers will deliver or cause to be delivered to Buyer all corporate records of the Companies and Subsidiaries, and all other original (or copies thereof, if originals are not immediately available) agreements, documents, books and records relating to the Manufacturing Business and the Bowling Centers Business in the possession of Sellers or their respective Affiliates to the extent not then in the possession of any of the Companies or Subsidiaries.

         (d) From and after the Closing Date, Sellers shall maintain the confidentiality of nonpublic information with respect to the Companies and Subsidiaries. In the event that Buyer or its Affiliates or representatives prior to the Closing Date, or Sellers or any of the Continuing Affiliates or representatives after the Closing Date, are requested, or become required by law, to disclose any confidential information relating to the Companies and the Subsidiaries (other than to the extent permitted by Section 5.1(b) in connection with Buyer's equity and debt financing arrangements), such party will provide the other party with prompt notice thereof (before such information is disclosed if practicable) so that such other party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Section 5.1(d). In the event that such protective order or other remedy is not obtained or that such other party, in its sole discretion, waives compliance with the terms of this Section 5.1(d), the party from which such information is requested or which is required by law to disclose such information will furnish only that portion of such confidential information which is legally required to be so disclosed and will exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such confidential information. The parties hereto agree that the injury caused by any breach of the covenants contained in this Section 5.1(d) cannot be easily calculated and that any party seeking enforcement of such covenants shall be entitled to equitable remedies, including without limitation temporary and permanent injunctions, specific performance and an accounting for profits.

         (e) Information shall no longer be subject to the confidentiality restrictions of Sections 5.1(b) and (d) to the extent that such information becomes generally available to the public other than in violation of a confidentiality agreement.

         Section 5.2. Efforts; Obtaining Consents. (a) Subject to the terms and conditions herein provided, each of the Sellers and Buyer agree to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the other in connection with the foregoing, including using its reasonable efforts (i) where practicable, to obtain all necessary waivers, consents and approvals from other parties to material agreements and contracts (including, without limitation, any debt-related agreements) and, on the part of Buyer and the Sellers, to obtain without additional cost to Buyer or the Sellers all consents and agreements and to make such other provisions reasonably necessary or requested by Buyer to enable Buyer (or a third party or third parties chosen by Buyer, but under the arrangements currently in place and as currently operating) to continue to sell and serve alcoholic beverages at each of the bowling centers currently operated by the Bowling Centers Business and in the same manner and under the same terms and arrangements currently sold and served without increasing the costs of such activity to Buyer (or to the extent requested by Buyer, to enable Buyer to have the economic benefits thereof from and after the Closing), (ii) to obtain all consents, approvals and authorizations that are required to be obtained from Governmental Authorities,
(iii) to lift or rescind any injunction, restraining order, decree or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby, (iv) to effect all necessary registrations and filings including, but not limited to, filings under the HSR Act, FATA and any similar required foreign filings and submissions of information requested by Governmental Authorities, and (v) to fulfill all conditions to this Agreement.

         (b) The parties hereto shall promptly inform the others of any material communications from the United States Federal Trade Commission, the Department of Justice or any other Governmental Authority regarding any of the transactions contemplated hereby. If any party or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Authority with respect to the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

         (c) The parties hereto agree that Buyer may restructure the form of the acquisition of the Shares or the Purchased Assets contemplated hereby such that the Companies or the assets thereof may be acquired by or merged into Buyer or its Affiliates so long as such restructuring does not adversely affect the Sellers (other than the requirement of the receipt of additional consents). If such acquisition is so restructured, the parties agree to enter into appropriate amendments to this Agreement to the extent necessary to accommodate such restructuring. The covenants and other agreements contained in this Agreement shall apply as if all of the assets being transferred to Buyer (or an Affiliate thereof) pursuant to the Spanish and Swiss Bowling Centers Agreements and the Related Land Sale Agreement were included in the assets of the Companies and the Subsidiaries and were being transferred pursuant to this Agreement, but in the form and manner contemplated by such other agreements.

         Section 5.3. Further Assurances. Sellers and Buyer agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action (including on the part of the Sellers, using their reasonable best efforts to cause the Continuing Affiliates and the Ancillary Parties to take such action) as may be necessary to carry out the purposes and intents of this Agreement, to assure that Buyer has acquired all of the rights and assets used or held for use in the Manufacturing Business or the Bowling Centers Business during the ten-month period ended October 31, 1995, other than such rights and assets disposed of to third parties prior to the Closing as contemplated by Schedule 5.4 or in the ordinary course of business and consistent with past practice and to assure that Sellers and the Continuing Affiliates retain or acquire all rights and assets contemplated in this Agreement to be retained or acquired by them. Sellers further agree to change or revoke and to cause the Companies and the Subsidiaries to change or revoke, at or prior to Closing, the (i) authorizations of persons permitted access or control over the Companies' and the Subsidiaries' accounts and safe deposit boxes at banks or other financial institutions and (ii) powers of attorney, in each case, as requested by Buyer. In addition to the actions contemplated by Section 5.2 to be taken prior to the Closing, in the event that the assignments and conveyances contemplated by this Agreement and the Ancillary Agreements shall not have been completed at or prior to the Closing, Sellers shall, and shall cause the Continuing Affiliates and the Ancillary Parties to, continue to use all commercially reasonable efforts to effect such assignments and conveyances and will cooperate with Buyer, the Companies and the Subsidiaries in any lawful and commercially feasible arrangement to provide that the applicable Company or Subsidiary shall have all of the benefits of such rights and assets. From and after the Closing, the Sellers will not, and will not permit the Continuing Affiliates to, use any Company Intellectual Property in their names or operations from and after the Closing Date, other than pursuant to the License Agreements; provided, however, such entities will not be in breach of this covenant with respect to use of such property in their names so long as any nonpermitted names are changed within 90 days of the Closing Date to no longer contain any reference to AMF, Fair Lanes or any other names that are included in the Company Intellectual Property or are confusingly similar.

         Section 5.4. Conduct of Business. From the date hereof until the Closing, except as disclosed on Schedule 5.4 hereto or otherwise provided for in this Agreement, and, except as consented to or approved by Buyer in writing, Sellers covenant and agree that:

         (a) each of the Companies and the Subsidiaries shall operate its business in the ordinary and usual course in accordance with past practices;

         (b) neither any Company nor any of the Subsidiaries shall issue, sell or agree to issue or sell (i) any shares of its capital stock or other equity interests in any Company or any of the Subsidiaries, or (ii) any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of its capital stock or other equity interests or make any change in its issued and outstanding capital stock or other equity interests or redeem, purchase or otherwise acquire any of its capital stock or other equity interests;

         (c) neither any Company nor any Subsidiary shall (i) increase in any manner the compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its directors, officers or other employees other than increases in compensation of employees who are not officers or directors in the ordinary course of business and consistent with past practice and which are not material in the aggregate; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit to any director, officer or employee, whether past or present, other than as required by contracts or plan documents in effect on the date of this Agreement; (iii) enter into any new employment, severance, consulting, or other compensation agreement with any director, officer or employee or other person; or (iv) commit itself to any additional pension, profit-sharing, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, fund or similar arrangement or adopt or amend or commit itself to adopt or amend any of such plans, funds or similar arrangements in existence on the date hereof;

         (d) except as otherwise provided for in this Agreement, neither any Company nor any Subsidiary shall (i) amend its certificate of incorporation or By-laws, (ii) declare any dividend or make any distribution with respect to its stock (other than dividends or distributions payable solely to a Company or a Subsidiary in either case, which is wholly owned, directly or indirectly, by the Stockholders, and other than dividends and distributions of cash), (iii) assume, incur or guarantee any obligation for borrowed money, (iv) cancel or compromise, except for compromises of current or former short-term trade receivables or other current assets in the ordinary course of business consistent with past practice, any debts owed to it, (v) waive or release any rights of material value, or (vi) close any of its facilities;

         (e) neither any Company nor any Subsidiary shall (i) sell, transfer, lease or otherwise dispose of any of its bowling centers or any other material assets or any Company Intellectual Property, (ii) create or permit to exist any new security interest, lien or encumbrance on any of its properties or assets, other than Permitted Liens on Owned Properties, (iii) enter into any joint venture, partnership or other similar arrangement or form any other new material arrangement for the conduct of its business, or (iv) make any material investment or purchase any material assets or securities of any Person;

         (f) neither any Company nor any Subsidiary shall permit a material change in its credit practices or its methods of maintaining its books, accounts or business records or, except as required by U.S. GAAP (in which event prior notice shall be given to Buyer), change any of its accounting principles or the methods by which such principles are applied for tax or financial reporting purposes, and in the case of financial reporting purposes, from those used in producing the Companies' October 31, 1995 audited combined financial statements;

         (g) the Companies and the Subsidiaries together shall incur capital expenditures, and shall only incur capital expenditures, in the ordinary course of business and consistent with past practice;

         (h) neither any of the Companies nor any of the Subsidiaries shall substantially increase the total number of its employees or enter into a new collective bargaining agreement with any employees;

         (i) neither any of the Companies nor any of the Subsidiaries shall enter into a material lease of real property, other than renewals of leases with unrelated third parties in the ordinary course of business and consistent with past practice, or permit any modification, amendment or waiver of the provisions of any existing lease of real property, whether in connection with seeking or obtaining a lessor's consent to the transactions contemplated by this Agreement or otherwise, without the consent of the Buyer which will not be unreasonably withheld if there are no significant changes to the economic terms thereof;

         (j) neither any of the Companies nor any of the Subsidiaries shall engage in purchases of inventory or raw materials other than in the ordinary course of business and consistent with past practice;

         (k) neither any of the Companies nor any of the Subsidiaries shall enter into any noncompetition agreement;

         (l) neither any Company nor any of the Subsidiaries shall enter into any financing transactions, including permitting or causing the issuance of letters of credit, that would create an impediment to satisfaction of the conditions and covenants contained in this Agreement or to timely consummation of the Closing; and

         (m) neither any of the Companies nor any of the Subsidiaries shall agree to take any action prohibited by this Section 5.4.

         The foregoing notwithstanding, any bonuses permitted to be paid as reflected on Schedule 5.4 shall be limited to $30 million to domestic employees and $15 million to non-domestic employees (but in any case, not to exceed $40 million in the aggregate). Any such bonuses shall be paid in cash, prior to the Closing, and the funds used to pay such bonuses shall not be from the ordinary course working capital of the Companies.

         Section 5.5. Preservation of Business. From the date hereof until the Closing, subject to the terms and conditions of this Agreement, Sellers shall, and shall cause the Companies and Subsidiaries to, use reasonable efforts to preserve the business, Company Intellectual Property and Licensed Intellectual Property of the Companies and Subsidiaries intact, to maintain the Companies Liquor Licenses and the liquor licenses held by the Concession Entities in full force and effect, to preserve the good will of customers, suppliers, employees and others having business relations with the Companies and Subsidiaries, to retain its key employees, and to maintain insurance in full force and effect with responsible companies, comparable in amount to that in effect on the date of this Agreement, subject to the availability thereof at costs not materially greater than at present.

         Section 5.6. Non-Solicitation. (a) Sellers will not, and will cause the other Continuing Affiliates not to, for a period of three years after the Closing Date, without the prior written approval of Buyer, directly or indirectly, solicit any person who is a management or other key employee of Buyer, the Companies (including the Retained Entities) (other than as contemplated by the Spanish and Swiss Bowling Centers Agreements) or the Subsidiaries at the date hereof to terminate his or her employment with Buyer, the Companies, the Subsidiaries or the Retained Entities. Schedule 5.6 identifies those persons who are officers or employees of both (i) one or more of the Companies (including the Retained Entities) and the Subsidiaries and (ii) one or more Seller or Continuing Affiliate, and specifies whether the restriction on Sellers set forth in this Section 5.6 is applicable to each such person. Sellers each agree that any remedy at law for any breach by it of this
Section 5.6 would be inadequate, and the non-breaching party would be entitled to injunctive relief in such a case.

         (b) Prior to the Closing, until termination of this Agreement, Sellers and the other Continuing Affiliates shall not, and shall not permit the Companies or Subsidiaries to, (i) solicit any inquiries or proposals for, or enter into or continue or resume any discussions with respect to or enter into any agreement with respect to, any acquisition of any Shares or the Purchased Assets, any shares of capital stock of any Subsidiary or all, or a substantial part, of the assets of any of the Companies or Subsidiaries or (ii) furnish or cause to be furnished any non-public information concerning the business and operations of the Companies or Subsidiaries to any Person (other than to or at the request of Buyer and its representatives) other than in the ordinary course of business consistent with past practice. If at any time prior to the Closing, any Seller or any Continuing Affiliate or any of their representatives is approached by any third party which expresses an interest in making an acquisition of the type referred to in clause (i) of the preceding sentence, Sellers will promptly disclose to Buyer the nature of such contact and the parties thereto.

         Section 5.7. Intercompany Accounts. Except to the extent of indebtedness repaid as directed by the Designated Representative pursuant to the last sentence of Section 2.1, effective as of the Closing, all Intercompany Receivables or Intercompany Payables then existing between Sellers or any other Continuing Affiliate, on the one hand, and any Company or Subsidiary, on the other hand, shall be settled by way of capital contribution (with respect to Intercompany Payables due to Sellers or any other Continuing Affiliate) or by way of dividend in kind (with respect to Intercompany Receivables of any of the Companies or Subsidiaries owed by any Seller or any Continuing Affiliate).

         Section 5.8. Financing. (a) Buyer shall use all commercially reasonable efforts to obtain by the Closing Date, on the terms described in the Financing Commitments and the Highly Confident Letter, all financing required to consummate the transactions contemplated hereby on the terms set forth therein (the "Financing"), in each case, except to the extent Buyer exercises its option pursuant to Section 5.8(c) hereof or unless Buyer has made other arrangements for the necessary financing. Buyer shall periodically brief Sellers on the status of negotiations to obtain the Financing. If any portion of the Financing becomes unavailable, Buyer will use all commercially reasonable efforts to obtain necessary financing from another source, on and subject to substantially the same terms and conditions as the portion of the Financing that has become unavailable, in order to consummate the transactions contemplated hereby on the terms and within the time period set forth herein.

         (b) Buyer may elect, in its sole discretion, to consummate the subordinated debt portion of the Financing prior to the Closing Date as an early financing (the "Early Financing") by furnishing Sellers with written notice of such election and in such event Sellers shall advance (subject to repayment only as set forth below) $15 million in cash to Buyer or a designated Affiliate of Buyer (the "Sellers Contribution") and Buyer shall obtain $100 million from its Affiliates (the "Buyer Contribution"), in each case on the second business day immediately preceding the scheduled closing date of the Early Financing (as Buyer may inform the Sellers in writing at least two business days prior thereto; any such notice shall be revocable if such Early Financing is not consummated). Following the closing of the Early Financing, the funds obtained thereby, as well as the Sellers Contribution and the Buyer Contribution, shall be invested and reinvested in a manner determined by Buyer in its sole discretion and/or in accordance with any requirements of the terms of the Early Financing. If the Early Financing is consummated and thereafter the Stock and Asset Purchases are consummated pursuant to this Agreement, (i) at the Closing Buyer shall return the Sellers Contribution to Sellers (as directed by the Designated Representative), without interest and (ii) the specific amount of Working Capital on which the adjustment set forth in the first sentence of
Section 2.3(e) is based (i.e., $33,675,000) shall be reduced by an amount (the "Early Financing Adjustment") equal to $10,000,000 if the Closing is duly requested by the Sellers Closing Notice to occur on or before April 8, 1996 (any requested date contained in Sellers Closing Notice shall be a business day that is no sooner than five days after the date such notice is actually received by Buyer), provided that the amount of the Early Financing Adjustment shall decrease $200,000 per day for each day after April 8, 1996 contained in such notice to $5,000,000 if the Closing is duly requested by the Sellers Closing Notice to occur on May 3, 1996 (which is the latest date which is permitted to be contained therein). Notwithstanding the preceding sentence, if any of Buyer's conditions to consummation of the Stock and Asset Purchases contained in Article VIII of this Agreement (excluding Section 8.4) shall not have been satisfied (or upon payment of the Initial Purchase Price to the accounts specified by the Designated Representative would not be satisfied) or the condition in the senior debt financing relating to the accuracy of the representations and warranties set forth in the documentation of the senior debt financing shall not be satisfied, in any case, on the date for Closing requested in the Sellers Closing Notice, then the third business day after the day on which Buyer receives written notice from Seller that all such conditions shall have been satisfied, rather than the Closing Date requested in the Sellers Closing Notice, or the actual Closing Date if earlier, shall be used for purposes of calculating the Early Financing Adjustment if the Closing Date occurs after the date requested in the Sellers Closing Notice. Buyer shall use its reasonable efforts to consummate the transactions contemplated by this Agreement on the Closing Date requested in the Sellers Closing Notice (it being understood that Buyer is not required to exercise the Seller Financing Option in order to satisfy this sentence). In order for the Closing to be duly requested by the Sellers Closing Notice for purposes of this
Section 5.8(b) and Section 5.8(c), the Sellers must reasonably believe that all conditions to consummation of the Stock and Asset Purchases set forth in Article VIII of this Agreement (other than those contained in Section 8.4) have been or will be readily satisfied by the Closing Date requested in such Sellers Closing Notice. If after the Sellers Contribution is made the Early Financing shall not be consummated, Buyer shall promptly return the Sellers Contribution to Sellers (as directed by the Designated Representative), without interest.

         If the Early Financing is consummated and thereafter this Agreement shall terminate for any reason without the Stock and Asset Purchases being consummated, Buyer shall utilize the funds advanced as the Sellers Contribution to defray the costs and expenses of the Early Financing, including without limitation the underwriting discount or spread in connection with the issuance and sale of the subordinated debt securities included in the Early Financing (which amount shall equal one-half of the gross spread); accrued interest (net of the interest income attributable to the investment and reinvestment of the proceeds obtained from the sale of such subordinated debt securities through their redemption), premium and penalties payable in respect of the relevant subordinated debt securities through their redemption; legal, accounting and printing fees and expenses attributable to the Early Financing; and other costs and expenses attributable to the Early Financing, and in the event the funds advanced as the Sellers Contribution shall exceed such costs and expenses of the Early Financing, Buyer shall refund the excess to Sellers (as directed by the Designated Representative).

         (c) In the event an Early Financing is not consummated, Buyer may, at its option, so long as it furnishes Sellers with prior written notice of its election of the option provided by this Section 5.8(c) (the "Seller Financing Option"), pay the Sellers at the Closing a portion of the Initial Purchase Price in the form of (i) $200,000,000 principal amount of 12.5% Senior Subordinated Notes due 2006 of AMF Group Inc. or another Affiliate of Buyer which is the borrower under the senior debt financing contemplated by the Financing (the "Senior Notes") and
(ii) 13.5% Senior Subordinated Discount Notes due 2006 of AMF Group Inc. or another Affiliate of Buyer which is the borrower under the senior debt financing contemplated by the Financing having an aggregate principal amount which corresponds to $150 million of accreted value on the Closing Date (the "Discount Notes", and together with the Senior Notes, the "Buyer Notes"). The Buyer Notes shall be redeemable at the option of the issuer at any time, in whole but not in part, until the second anniversary of their issuance at 96.5% of principal amount together with accrued and unpaid interest, if any, to the date of redemption, in the case of the Senior Notes, and at 96.5% of accreted value, in the case of the Discount Notes, and in each case having the other terms set forth in Exhibit 5.8(c) to this Agreement. If Buyer elects the Seller Financing Option and thereafter the Stock and Asset Purchases are consummated pursuant to this Agreement, at the Closing, the Buyer Notes shall be delivered to Sellers and shall be valued, for purposes of the Initial Purchase Price, at (and the amount of the Initial Purchase Price payable in cash shall be reduced by) $337,750,000 and the specific amount of Working Capital on which the adjustment set forth in the first sentence of Section 2.3(e) is based (i.e., $33,675,000) shall be reduced by an amount (the "Seller Financing Adjustment") equal to $3,500,000 if the Closing is duly requested by the Sellers Closing Notice to occur on or before April 8, 1996, provided that the amount of the Seller Financing Adjustment shall decrease $140,000 per day for each day after April 8, 1996 contained in such notice to zero if the Closing is duly requested by the Sellers Closing Notice to occur on May 3, 1996. Notwithstanding the preceding sentence, if any of Buyer's conditions to consummation of the Stock and Asset Purchases contained in Article VIII of this Agreement (excluding Section 8.4) shall not have been satisfied (or upon payment of the Initial Purchase Price to the accounts specified by the Designated Representative would not be satisfied) or the condition in the senior debt financing relating to the accuracy of the representations and warranties set forth in the documentation of the senior debt financing shall not be satisfied, in any case, on the date for Closing requested in the Sellers Closing Notice, then the third business day after the day on which Buyer receives written notice from Seller that all such conditions shall have been satisfied, rather than the Closing Date requested in the Sellers Closing Notice, or the actual Closing Date if earlier, shall be used for purposes of calculating the Seller Financing Adjustment if the Closing Date occurs after the date requested in the Sellers Closing Notice. The amounts, if any, of the subordinated debt securities to be acquired by each Seller pursuant to this Section 5.8(c) shall be allocated among the Sellers as they shall determine.

                  Section 5.9. Ancillary Agreements. At the Closing, Buyer and Sellers shall, and shall use their reasonable best efforts to cause each of the other parties thereto to, execute and deliver the Ancillary Agreements which have not been executed and delivered theretofore.

                  Section 5.10. Resignations; Nominee Shareholders. At the Closing, Sellers shall cause to be delivered to Buyer duly signed resignations, effective immediately after the Closing, of all directors and officers of all the Companies (other than the Retained Entities) and the Subsidiaries designated in writing by Buyer to Sellers at least five business days prior to the Closing Date, or shall take such other action as is necessary to ensure that such persons are not directors or officers of the Companies (other than the Retained Entities) or Subsidiaries after the Closing. At the Closing, Sellers shall cause to be transferred to such designees as Buyer may specify in writing all shares of capital stock or other equity interests of the Companies (other than the Retained Entities) and the Subsidiaries held by nominee shareholders.

                  Section 5.11. Current Information. During the period from the date of this Agreement to the Closing, (i) Sellers shall notify Buyer of (A) any change in the normal course of business or operations of the Companies or the Subsidiaries that would be reasonably likely to have a material adverse effect on the Business Condition of the Manufacturing Business or the Bowling Centers Business, (B) the making or commencement of any governmental complaints, investigations or hearings of which any of the Sellers has knowledge that would be reasonably likely to have a material adverse effect on the Business Condition of the Manufacturing Business or the Bowling Centers Business (or the receipt by any Seller, Company or Subsidiary of any communications (of which any Seller or any officer or director of any of the Companies or any Continuing Affiliate has knowledge) indicating that the same may be contemplated), (C) the institution or threat of any material litigation relating to any Company or Subsidiary or the Manufacturing Business or the Bowling Centers Business of which any Seller has knowledge, or the settlement of, or any other significant developments in, any material litigation relating to any of the Companies or the Subsidiaries or the Manufacturing Business or the Bowling Centers Business or (D) any notice received from any of the customers, suppliers or distributors listed on Schedule
3.17 regarding the relationship between any Company or Subsidiary and such customer, supplier or distributor and indicating a change, or anticipated change, in such relationship that, if realized, would be reasonably likely to have a material adverse effect on the commercial relationship between such Company or Subsidiary and such customer, supplier or distributor and (ii)
Buyer shall
give prompt notice to Sellers and Sellers shall give prompt notice to Buyer, of
(A) any representation or warranty made by it or them contained in this Agreement which has become untrue or inaccurate in any material respect, or (B) the failure by it or them to comply with or satisfy in any material respect any covenant, condition, or agreement to be complied with or satisfied by it under this Agreement; provided, however, that such notifications shall not excuse or otherwise affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  Section 5.12. Financial Statements. Prior to the Closing, Sellers shall deliver to Buyer promptly after they are prepared such monthly or other financial statements or financial reports of the Companies as are prepared by or relating to the Companies in the ordinary course of business consistent with past practices and such other financial information as Buyer may reasonably request, promptly after such request. Sellers shall use all reasonable efforts to have Price Waterhouse and KPMG Peat Marwick, LLP consent to Buyer's use of and reliance on the Financial Statements and such other financial statements of the Companies or its predecessors as may be required for any portion of the Financing or refinancings, exchanges or substitutions thereof, including in connection with filings under the federal securities laws. Sellers shall use all reasonable efforts to have Price Waterhouse deliver the audited financial statements referred to in the definition of the term "Closing Date", and in the form, with the opinions and on the time schedule referred to therein.

                  Section 5.13. Further Actions. Prior to or at the Closing, Sellers agree that they will, or will cause the Companies and Subsidiaries to,
(a) take the actions described in Items 1(c) and (d), 3(e), 4(c) and 5(a) through (g) of Schedule 5.4, including consummation of the transactions contemplated by the Spanish and Swiss Bowling Centers Agreements and the Related Land Sale Agreement and including the distribution by the stockholders of AMF Bowling, S.A., to the stockholders of such stockholders, of all the equity of AMF Bowling, S.A., and including the payment by the Sellers of all Taxes arising out of such distribution, (b) except to the extent indebtedness is explicitly set forth on Schedule 5.13 and whether or not disclosed on any other Schedule hereto, or to the extent otherwise requested by Buyer prior to the repayment thereof, repay in full at or prior to the Closing (including by directing Buyer at the Closing pursuant to the last sentence of Section 2.1 to deliver a portion of the Initial Purchase Price to the accounts of the lenders thereof) all outstanding indebtedness for money borrowed and indebtedness evidenced by notes, including without limitation, all mortgages, loans and similar instruments, including accrued interest, premium, penalties and other costs, and (c) use all reasonable efforts to eliminate or discharge all mortgages, liens and security interests on the stock or assets of the Companies and the Subsidiaries and any other encumbrances on the stock or assets of the Companies and the Subsidiaries, including, without limitation, the Owned Properties, which encumbrances are described in clauses 1, 2(a), 2(b), 3, 4, 5 or 12 of the fifth sentence of Section 3.4(a). Buyer and Sellers agree to cooperate with each other so that all outstanding letters of credit relating to the Companies or any Subsidiaries or any Purchased Assets are replaced prior to the Closing and that the parties whose obligations are being secured by such letters of credit shall take such actions necessary in order to have such replacements issued for their own accounts. Prior to the Closing, Sellers shall take all such actions as are reasonably necessary, with Buyer bearing any filing or similar fees of any Governmental Authorities, to effect the assignment of Intellectual Property, if any, to be assigned pursuant to this Agreement to any of the Companies or the Subsidiaries, and to record such assignments with all applicable Governmental Authorities. Prior to the Closing, Sellers shall (a) cause AMF Reece and Reece International, Inc. to prepare and file in the United States Patent and Trademark Office a paper executed by legal representatives duly authorized to act on behalf of co-registrants AMF Reece and Reece International, Inc., expressly abandoning U.S. Trademark Registration No. 1,750,997 for the mark AMF REECE, and (b) cause Bowling to prepare and file in the Chinese Trademark Office a paper executed by a legal representative duly authorized to act on behalf of applicant AMF Bowling, Inc., expressly abandoning Chinese Application No. 94033022, filed on April 19, 1994, for the mark AMF REECE.

                  Section 5.14. Insurance. (a) From and after the Closing, Sellers shall use all reasonable efforts, subject to the terms of the Sellers' Insurance Policies, to retain the right to make claims and receive recoveries, subject to Section 5.14(e), for the benefit of the Companies and Subsidiaries, as well as for the benefit of Sellers and the Continuing Affiliates, under any insurance policies maintained at any time prior to the Closing by any Seller or a Continuing Affiliate or the predecessors of any of them (collectively, the "Sellers' Insurance Policies"), covering any loss, liability, claim, damage or expense relating to the assets, business, operations, conduct, products and employees (including former employees) of any of the Companies, Subsidiaries and their respective predecessors (in each case, in so far as they cover or otherwise relate to the Manufacturing Business or the Bowling Centers Business or otherwise relate to losses, liabilities, claims, damages or expenses as to which the Companies or the Subsidiaries could have responsibility) that relates to or arises out of occurrences prior to or at the Closing (a "Claim"). Sellers agree to use reasonable efforts so that the Companies and Subsidiaries shall have the right, power and authority, subject to any required consent of the carriers under the Sellers' Insurance Policies, in the name of Sellers or any of their Continuing Affiliates, to make directly any Claims under the Sellers' Insurance Policies and to receive directly recoveries thereunder. Buyer agrees to notify Sellers, promptly upon making any such Claim, of the basis and amount of such Claim.

                  (b) Buyer agrees to reimburse, indemnify and hold Sellers and their Affiliates harmless for reasonable out-of-pocket costs and expenses incurred to carry out any obligations pursuant to this Section 5.14 or as a result of Claims being made after the Closing by or on behalf of any of the Companies or Subsidiaries against Sellers' Insurance Policies. Buyer will pay and bear all amounts relating to any self-retention or deductible and any gaps in or limits on coverage applicable to a Claim asserted at any time with respect to the applicable Sellers' Insurance Policy, after taking into account the effect of any prior claim payments under the terms of such Sellers' Insurance Policy, whether or not the applicable Sellers' Insurance Policy solely covers claims of the Companies and Subsidiaries or covers claims of both Sellers and their Continuing Affiliates on the one hand, and the Companies and Subsidiaries on the other hand. In the event that any legal action, arbitration, negotiation or other proceedings are required for coverage to be asserted against any insurer or a Claim to be perfected, in each case on behalf of any of the Companies or Subsidiaries, (i) Buyer shall, to the extent possible, do so at its own expense or (ii) if Buyer is not permitted to assert coverage or perfect a Claim, Sellers or one of their Affiliates shall do so, and, in either event, Buyer shall hold harmless and indemnify Sellers and their Affiliates for any reasonable costs and expenses that they may incur because of such action (other than the incurrence of normal internal administrative expenses).

                  (c) Each of Sellers, Buyer, the Companies and the
Subsidiaries shall use its best efforts (i) to cooperate fully and to cause its Affiliates to cooperate fully with the others in submitting good faith Claims on behalf of the Companies and Subsidiaries under the Sellers' Insurance Policies and (ii) to pay promptly over to Buyer (or, at Buyer's request, to specified Companies or Subsidiaries) any and all amounts received by Sellers or their Affiliates under the Sellers' Insurance Policies with respect to Claims.

                  (d) Sellers and their Continuing Affiliates shall retain custody of the Sellers' Insurance Policies and any and all service contracts, claim settlements and all other insurance records relating thereto; and Buyer, the Companies, and the Subsidiaries shall have access to and the right to make copies of all such documents and records upon the reasonable request to Sellers or their Continuing Affiliates.

                  (e) Nothing contained herein to the contrary shall prohibit Sellers from managing their risk management program with respect to post-Closing periods, including without limitation the cancellation or reduction of the amount or scope of insurance coverage with respect to post-Closing periods, in a manner consistent with their business judgment as applied to the operations of Sellers and their Continuing Affiliates.

                  Section 5.15. Renewal of Guaranteed Items. Without the prior written consent of the Designated Representative, none of Buyer, the Companies nor the Subsidiaries shall, or shall permit any of their Affiliates to, voluntarily renew or extend the terms of, or increase, directly or indirectly, the Sellers' or another Continuing Affiliate's obligations under or transfer to an unaffiliated third party any lease, loan, contract or other obligation identified in Schedule 5.15 for which any Seller or a Continuing Affiliate is or may be liable, as guarantor, primary obligor or otherwise for the benefit of the Companies or any Subsidiaries (other than the Retained Entities), unless all obligations of the Sellers and the Continuing Affiliates with respect thereto are thereupon terminated by documentation reasonably satisfactory in form and substance to the Designated Representative or unless the Sellers and/or the Continuing Affiliates, as the case may be, are otherwise indemnified therefor.

                  Section 5.16. Brokers Fees. Buyer will pay Sellers' obligations to Goldman, Sachs & Co. pursuant to that letter agreement dated September 25, 1995. Sellers shall pay all obligations to Wheat First Butcher Singer in connection with the transactions contemplated by this Agreement.

                  Section 5.17. Companies' Stock Performance Plans. Buyer shall cause the Companies to perform all of the Companies' obligations under the Companies' Stock Performance Plans. Buyer agrees that the Companies' obligation to perform under the Companies' Stock Performance Plans shall not be treated as indebtedness for purposes of determining the Initial Purchase Price nor as a liability for purposes of determining the amount of Working Capital shown on the Adjusted Closing Date Balance

Sheet for the calculation of the adjustment to the Initial Purchase Price contemplated by the first sentence of Section 2.3(e), but shall be used to determine any adjustment to the Initial Purchase Price contemplated by the second sentence of Section 2.3(e).

                                   ARTICLE VI

                                Employee Benefits

                  Section 6.1. Employee Benefit Plans. The Sellers hereby represent and warrant to Buyer as follows:

                  (a) Schedule 6.1(a) includes a complete list of all employee benefit plans, programs, policies, practices, and other arrangements providing benefits to any employee or former employee primarily employed in the United States or subject to the laws of the United States or any state or jurisdiction thereof or any beneficiary or dependent thereof, whether or not written, and whether covering one person or more than one person, sponsored or maintained by any of the Companies or the Subsidiaries or to which any of the Companies or the Subsidiaries contribute or are obligated to contribute, other than solely by reason of being an ERISA Affiliate of another entity (collectively, "Company Employee Benefit Plans"). Without limiting the generality of the foregoing, the term "Company Employee Benefit Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA and all employee pension benefit plans within the meaning of Section 3(2) of ERISA. Schedule 6.1(a) also includes a complete list of all employee benefit plans, programs, policies, superannuation schemes, retirement schemes, provident schemes, practices, and other arrangements for any employee or former employee (including arrangements for the payment to employees or their retirement or death or on the occurrence of any permanent or temporary disability) primarily employed in countries other than the United States or subject to the laws of countries other than the United States or any beneficiary or dependent thereof, whether or not written and whether covering one person or more than one person, sponsored or maintained by any of the Companies or the Subsidiaries or to which any of the Companies or the Subsidiaries contribute or are obligated to contribute (collectively, "Non-U.S. Company Employee Benefit Plans").

                  (b) With respect to each Company Employee Benefit Plan and Non-U.S. Company Employee Benefit Plan, Sellers have delivered to Buyer a true, correct and complete copy of: (A) each writing constituting a part of such Company Employee Benefit Plan and Non-U.S. Company Employee Benefit Plan, including without limitation all plan documents, benefit schedules, participant agreements, trust agreements, and insurance contracts and other funding vehicles; (B) the three most recent Annual Reports (Form 5500 Series where applicable) and accompanying schedules, if any; (C) the current summary plan description, if any; (D) the most recent annual financial report, if any; and
(E) the most recent determination letter from the IRS or other relevant Taxing Authority, if any. All financial statements and actuarial reports for each Company Employee Benefit Plan and each Non-U.S. Company Employee Benefit Plan have been prepared in accordance with generally accepted accounting principles and actuarial principles, applied on a uniform and consistent basis. Except as specifically provided in the foregoing documents delivered to Buyer, there are no amendments to any Company Employee Benefit Plan or Non-U.S. Company Employee Benefit Plan that have been adopted or approved nor have Sellers undertaken to make any such amendments.

                  (c) Schedule 6.1(a) identifies each Company Employee Benefit Plan that is intended to be a "qualified plan" satisfying the requirements of
Section 401(a) of the Code (a "Company Pension Plan").

                  (d) Except as otherwise set forth in Schedule 6.1(d) hereto, neither the execution and delivery of this Agreement nor the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will (either alone or in conjunction with any subsequent or related event, including without limitation, termination of employment) (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from the Companies or the Subsidiaries under any Company Employee Benefit Plan or Non-U.S. Company Employee Benefit Plan or any collective bargaining agreement, (ii) materially increase any compensation or benefits otherwise payable under any such Company Employee Benefit Plan or Non-U.S. Company Employee Benefit Plan or collective bargaining agreement or (iii) accelerate any material liability under any Company Employee Benefit Plan or Non-U.S. Company Employee Benefit Plan because of an acceleration of the time of payment or vesting of any rights or benefits to which employees may be entitled thereunder. Neither the execution and delivery of this Agreement nor the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby has resulted in or will result in payments to "disqualified individuals" (as defined in Section 280G(c) of the Code) of the Companies or the Subsidiaries which, individually or in the aggregate, will constitute "excess parachute payments" (as defined in Section 280G(b) of the Code) resulting in the imposition of the excise tax under Section 4999 of the Code or the disallowance of deductions under
Section 280G of the Code.

                  (e) The Companies and the Subsidiaries have complied in all material respects with the terms of any collective bargaining agreement to which they are parties. No labor organization or group of employees of the Companies or the Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Companies or the Subsidiaries.

                  (f) For purposes of this Article VI, the term "employee" shall be considered to include individuals rendering personal services to the Companies as independent contractors.

                  (g) Each of the Companies and the Subsidiaries has withheld appropriate withholding Taxes for all employees of the Companies and the Subsidiaries and has paid such Taxes over to the appropriate Taxing Authority on a timely basis.

                  (h) The Companies and the Subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Companies or the Subsidiaries.

                  Section 6.2. Company Employee Benefit Plans. The Sellers hereby represent and warrant to Buyer as follows: (a) All Company Employee Benefit Plans which are "employee benefit plans," as defined in Section 3(3) of ERISA, in all material respects are in compliance with and have been administered in compliance with all applicable requirements of law, including but not limited to the Code and ERISA, and all contributions required to be made to each such plan under the terms of such plan, ERISA or the Code for all periods of time prior to October 31, 1995 or the Closing Date, as the case may be, have been or, as applicable, will by the Closing Date be timely made or paid in full or, to the extent not required to be made or paid on or before October 31, 1995 or the Closing Date, have been fully reflected on the Balance sheet or will be fully reflected on the Closing Date Balance Sheet, respectively.

                  (b) A favorable determination letter as to the qualification of each Company Pension Plan under Section 401(a) of the Code has been issued and remains in effect and the related trust has been determined to be exempt from taxation under Section 501(a) of the Code and any amendment made or event relating to such Company Pension Plan subsequent to the date of such determination letter has not adversely affected the qualified status of such Company Pension Plan. No issue concerning qualification of any Company Pension Plan is pending before or, to the best knowledge and belief of the Sellers, threatened by, the IRS. Each Company Pension Plan has been administered in accordance with its terms, except for those terms which are inconsistent with the changes required by the Code and any regulations and rulings promulgated thereunder for which changes are not yet required to be made, in which case each Company Pension Plan has been administered in accordance with the provisions of the Code and such regulations and rulings, and neither the Sellers, the Companies and the Subsidiaries, nor any fiduciary of any Company Pension Plan has done anything which would adversely affect the qualified status of any Company Pension Plan or related trust. Sellers and the Companies and the Subsidiaries have performed all material obligations required to be performed by them under, and are not in default under or in violation of, the terms of any of the Company Employee Benefit Plans in any material respect. None of Sellers, the Companies or the Subsidiaries or any other "disqualified person" (as defined in Section 4975 of the Code) or "party-in-interest" (as defined in Section 3(14) of ERISA) has engaged in any "prohibited transaction" (as such term is defined in
Section 4975 of the Code or Section 406 of ERISA), which could subject any Company Employee Benefit Plan (or its related trust), the Companies or the Subsidiaries or any officer, director or employee of the Companies or the Subsidiaries to the tax or penalty imposed under Section 4975 of the Code; all "fiduciaries," as defined in Section 3(21) of ERISA, with respect to the Company Employee Benefit Plans have complied in all respects with the requirements of
Section 404 of ERISA; and no "reportable event" within the meaning of Section 4043 of ERISA has occurred with respect to any Company Pension Plan. The Companies and the Subsidiaries have not incurred, and do not reasonably expect to incur, any material liability to the Pension Benefit Guaranty Corporation (except for required premium payments, which payments have been made when due).

                  (c) Except for the Multiemployer Plans set forth in Schedule 6.2(c), no Company Employee Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code.

                  (d) With respect to each Multiemployer Plan, except as set forth in Schedule 6.1(l): (i) none of the Companies or the Subsidiaries or any ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full; (ii) if any of the Companies or the Subsidiaries or any ERISA Affiliates were to experience a withdrawal or partial withdrawal from such plan, no material Withdrawal Liability would be incurred; (iii) none of the Companies or the Subsidiaries or any ERISA Affiliate has received any notification, nor has any reason to believe, that any such plan is in reorganization, has been terminated, or may reasonably be expected to be in reorganization or to be terminated, (iv) none of the Companies or the Subsidiaries or any ERISA Affiliates has suffered a 70 percent decline in "contribution base units," within the meaning of Section 4205(b)(1)(A) of ERISA, in any plan year beginning after 1979, and (v) none of the Companies or the Subsidiaries or any ERISA Affiliates is liable or has been advised that it is liable for any funding taxes under sections 413(b)(6) or 4971 of the Code on account of any accumulated funding deficiency of any Multiemployer Plan to which any of the Companies or the Subsidiaries or any ERISA Affiliates has contributed or is required to contribute. For purposes of this Section 6.2(d), a "Multiemployer Plan" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate of the Company contributes, has an obligation to contribute, or has at any time since September 2, 1974, contributed or been obligated to contribute. For purposes of this Section 6.2(d), "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  (e) No Company Employee Benefit Plan is a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"), nor have the Companies or the Subsidiaries or any ERISA Affiliate of the Companies or the Subsidiaries, at any time since September 2, 1974, contributed to or been obligated to contribute to any Multiple Employer Plan. For purposes of this
Section 6.2, "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

                  (f) There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of the Companies or the Subsidiaries following the Closing. Without limiting the generality of the foregoing, neither the Companies, the Subsidiaries nor any ERISA Affiliate of the Company or the Subsidiaries has engaged in any transaction described in Section 4069 or Section 4204 of ERISA. "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii)
section 302 of ERISA, (iii) sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Company Employee Benefit Plans.

                  (g) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits, audits, investigations or arbitrations which have been threatened, asserted or instituted against the Company Employee Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Employee Benefit Plans or the assets of any of the trusts under any of the Company Employee Benefit Plans which could reasonably be expected to result in any material liability of the Companies or the Subsidiaries to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any Multiemployer Plan.

                  Section 6.3. Non-U.S. Company Employee Benefit Plans. The Sellers hereby represent and warrant to Buyer as follows:

                  (a) The Non-U.S. Company Employee Benefit Plans comply in all material respects with, and have been managed in accordance with, all applicable laws, regulations and requirements.

                  (b) Where Non-U.S. Company Employee Benefit Plans are funded or insured, all contributions and other amounts due to or in respect of them or any state pension arrangements by the Companies and the Subsidiaries have been fully paid at Closing. Where such Non-U.S. Company Employee Benefit Plans are unfunded or underfunded, appropriate reserves are established therefor in the Financial Statements. The Companies and the Subsidiaries have not by any act or omission, direct or indirect, materially increased their liabilities or obligations to the Non-U.S. Company Employee Benefit Plans since the date of the last actuary's report described in Section 6.3(c) below.

                  (c) The Sellers have given the Buyer the actuary's report on the latest actuarial valuation of each of the Non-U.S. Company Employee Benefit Plans or such other information which accurately describes the financial position of each of the Non-U.S. Company Employee Benefit Plans. Nothing has happened since the date of that information which would adversely affect the funding position of the Non-U.S. Company Employee Benefit Plans in a material way.

                  (d) None of the Companies or the Subsidiaries intends to terminate any of the Non-U.S. Company Employee Benefit Plans and there is no material deficiency in any of the Non-U.S. Company Employee Benefit Plans' assets which would arise in those circumstances.

                  (e) There is no dispute about the entitlements or benefits payable under any of the Non-U.S. Company Employee Benefit Plans, no claim by or against the managers or administrators of the Non-U.S. Company Employee Benefit Plans or any of the Companies or the Subsidiaries has been made or threatened, and there are no circumstances which might give rise to any such claim except where any such event could not have, individually or in the aggregate, a material adverse effect on the Business Condition of the Manufacturing Business or the Bowling Centers Business.

                  (f) A copy of the latest return of the scheme lodged with the Insurance and Superannuation Commissioner of Australia, a copy of the latest audited accounts of the scheme and the last notice received by the scheme under section 12 or section 13 of the Occupational Superannuation Standards Act 1987 of Australia or section 40 of the Superannuation Industry (Supervision) Act 1993 of Australia have been disclosed in writing by the Sellers to Buyer. Since the date of the notice under section 12 or section 13 of the Occupational Superannuation Standards Act of 1987 and Section 40 of the Superannuation Industry (Supervision) Act 1993, there has not arisen or become known any fact or circumstance which would result in the scheme not being a complying superannuation fund in relation to any year of income or part of a year of income.

                  (g) All Taxes which have been assessed or imposed upon a Non-U.S. Company Employee Benefit Plan: (i) and which are due and payable have been paid by the final date for payment by the trustee of the scheme; or (ii) which are not yet payable but become payable prior to Closing will be paid by the due date.

                  (h) No Company or Subsidiary: (i) will be liable to pay the superannuation guarantee charge in respect of any of its employees or sub-contractors for that part of the current "contribution period" (as defined in the Superannuation Guarantee (Administration) Act 1992 of Australia) up to Closing; and (ii) has or will have any liability to pay the superannuation guarantee charge or other amount payable under the Superannuation Guarantee (Administration) Act 1992 in respect of any of its employees or sub-contractors for any earlier "contribution period".

                  Section 6.4. Administration. The Sellers and Buyer shall each make their appropriate employees available to the other at such reasonable times as may be necessary for the proper administration by the other of any and all matters relating to employee benefits affecting employees of the Companies and the Subsidiaries, including benefits to which such employees may become entitled after the Closing Date under any tax-qualified retirement plan maintained by the Sellers or their Affiliates.

                  Section 6.5. 401(k) Plan. Sellers shall take all steps necessary and appropriate so that effective on or before the Closing Date: (i) no entity other than the Companies and the Subsidiaries is a participating employer in the AMF Companies 401(k) Profit Sharing Plan (the "Profit Sharing Plan"); (ii) all assets and liabilities under the Profit Sharing Plan attributable to each Non-Company Participant (as defined below) shall have been transferred to and assumed by one or more defined contribution plans qualified under Section 401(a) of the Code and sponsored by Affiliates of Sellers other than the Companies and the Subsidiaries (each such plan, a "Successor Plan"); and (iii) from and after the date of such transfer and assumption of assets and liabilities by the Successor Plans, the participation of the Non-Company Participants in the Profit Sharing Plan shall cease and none of the Companies, the Subsidiaries or the Profit Sharing Plan shall have any liability with respect to the participation of the Non-Company Participants in the Profit Sharing Plan before such date. For purposes of this Section 6.5, (i) the term "Non-Company Participant" shall mean any participant in the Profit Sharing Plan who is a current or former employee of an Affiliate of the Sellers other than the Companies or the Subsidiaries, and who will not become an employee of either the Companies or the Subsidiaries on or immediately after the Closing Date, and
(ii) the term "Companies" shall not include the Retained Entities.

                  Section 6.6. Multiemployer Plans. Buyer and Sellers acknowledge that the consummation of the transactions contemplated hereby will not result in a withdrawal or partial withdrawal (within the meaning of Title IV of ERISA) of the Companies and the Subsidiaries from any of the Multiemployer Plans set forth in Schedule 6.2(c), and that any obligations of the Companies and the Subsidiaries to contribute to such plans will remain in effect following the Closing in accordance with applicable law and contractual obligations.

                  Section 6.7. Reportable Event. Sellers represent and warrant that the consummation of the transactions contemplated hereby will not result in a reportable event within the meaning of Section 4043 of ERISA with respect to either (i) a Company Employee Benefit Plan, or (ii) any other employee benefit plan sponsored by or maintained by Sellers, the Companies, the Subsidiaries or any of their respective ERISA Affiliates to which Section 4043(b) of ERISA is applicable. Sellers shall not give any notice of a reportable event pursuant to
Section 4043 of ERISA before the Closing.

                                   ARTICLE VII

                                   Tax Matters

                  Section 7.1. Tax Returns of the Companies and the Subsidiaries. Sellers represent and warrant that:

                  (a) Except as set forth in Schedule 7.1(a) and except with respect to the Retained Entities (i) all Income Tax Returns required to be filed for taxable periods ending on or prior to the Closing Date by, or with respect to any activities of, any of the Companies or the Subsidiaries have been or will be filed in accordance with all applicable laws, and all Taxes shown to be due on such Income Tax Returns have been or will be paid, (ii) all other material Returns required to be filed before the Closing Date by, or with respect to any activities of any of the Companies or the Subsidiaries have been or will be filed in accordance with all applicable laws and all Taxes shown as due on such Returns have been or will be paid, (iii) each of the Companies is and has been an "S corporation" (within the meaning of Section 1361(a) of the Code) for each taxable year (or portion thereof) for which such Company has been in existence, and no action has or will be taken to terminate and no condition exists which could result in the termination of such election prior to the Closing; (iv) none of the Companies are or have been liable for the tax imposed under Section 1375(a) of the Code; and (v) none of the Companies are or have been liable for the Tax imposed under Section 1374(a) of the Code.

                  (b) Except as set forth on Schedule 7.1(b) and except with respect to the Retained Entities, since November 12, 1986, (i) no claim has been made by any authority in a jurisdiction where the Companies or the Subsidiaries do not file

Returns that any of the Companies or the Subsidiaries are or may be subject to taxation by that jurisdiction; (ii) except for Taxes being contested in good faith and by appropriate proceedings and for which appropriate reserves are established (all of which are identified in Schedule 7.1(b)), all Taxes owed by any of the Companies and the Subsidiaries (whether or not shown on any Return) have (or by the Closing Date will have) been duly and timely paid; (iii) the unpaid Taxes of any of the Companies and the Subsidiaries did not, as of October 31, 1995, exceed the provision for Tax liabilities made on the books of any of the Companies or the Subsidiaries and set forth on the Balance Sheet and will not as of the Closing Date exceed the provision for Tax liabilities set forth on the Closing Date Balance Sheet; (iv) all Taxes required to be withheld by or on behalf of each of the Companies and the Subsidiaries have been withheld, and such withheld Taxes have been duly and timely paid to the proper Governmental Authorities; and (v) since October 31, 1995, no additional liability for Taxes has arisen for any of the Companies or the Subsidiaries other than in the ordinary course of business.

                  (c) Except as set forth on Schedule 7.1(c) and except with respect to the Retained Entities, no agreement or other document extending, or having the effect of extending, the period of assessment, payment or collection of any Taxes for which any of the Companies or the Subsidiaries or any of their predecessors may be held liable and no power of attorney with respect to any such Taxes have been executed or filed with the IRS or any other Taxing Authority.

                  (d) Sellers have provided to Buyer complete and accurate copies of all Returns that are or have been required to be filed for all taxable periods for which the statute of limitations has not run, examination reports, and statements of deficiencies assessed against or agreed to by any of the Companies (other than the Retained Entities) or the Subsidiaries or any of their predecessors. Except as set forth on Schedule 7.1(d) and except with respect to the Retained Entities, (i) no lien exists with respect to any asset of any of the Companies or the Subsidiaries that arose in connection with any failure (or alleged failure) to pay Taxes; (ii) there are no Taxes for which any of the Companies or the Subsidiaries could be held liable which have been asserted in writing by any Governmental Authority to be due; (iii) there are no pending audits, examinations, or investigations with respect to any Taxes of any of the Companies or the Subsidiaries; and (iv) no unresolved issue has been raised in writing by any Governmental Authority in the course of any audit or examination with respect to Taxes for which any of the Companies or the Subsidiaries could be held liable. The most recent Income Tax Return for which an audit has been completed by the relevant Taxing Authority for each jurisdiction in which the Companies (other than the Retained Entities) and the Subsidiaries do business is set forth on Schedule 7.1(d).

                  (e) No consent or election has been made to have the provisions of Section 341(f) of the Code apply to any of the Companies or the Subsidiaries.

                  (f) None of the Companies or the Subsidiaries is party to or bound by any closing agreement, gain recognition agreement, tax sharing, tax indemnity, tax allocation or similar agreement or arrangement.

                  (g) None of the Companies or the Subsidiaries has either agreed to or is required to make any adjustment under Section 481 of the Code (or any comparable provision of state, local or foreign law) by reason of a change in accounting method or otherwise.

                  (h) Each of the entities listed on Schedule 7.1(i) is a partnership, not an association taxable as a corporation, for United States federal Income Tax purposes.

                  (i) All stamp duty and other similar Tax payable with respect to every contract or transaction to which any of the Companies (other than the Retained Entities) or the Subsidiaries is or has been a party, or by which any of the Companies or the Subsidiaries derives, has derived or will derive title or any other substantial benefit has been duly paid. No contract is unstamped or insufficiently stamped. No event has occurred as a result of which any stamp duty or other similar Tax has become payable, from which any of the Companies (other than the Retained Entities) or the Subsidiaries may have obtained relief.

                  (j) All information given to any Taxing Authority in connection with or affecting any application for any ruling, consent or clearance on behalf of any of the Companies (other than the Retained Entities) or the Subsidiaries fully and accurately disclosed all facts and circumstances material for the decision of the Taxing Authority. Each ruling, consent or clearance is valid and effective, and each transaction for which such ruling, consent or clearance has previously been obtained has been carried into effect in accordance with the terms of the relevant application, ruling, consent or clearance.

                  (k) None of the Companies (other than the Retained Entities) or the Subsidiaries has done anything which has or would give rise to any Tax liability under the Australian Commonwealth Taxation (Unpaid Company Tax) Assessment Act 1982, whether or not liability has been discharged. The provisions of Section 160ZZS of the Australian Commonwealth Income Tax Assessment Act 1936 have not applied to any asset acquired or deemed to have been acquired by any of the Companies (other than the Retained Entities) or the Subsidiaries before September 20, 1985, other than as a result of this Agreement. Nothing has occurred with respect to the Companies (other than the Retained Entities) and the Subsidiaries which would cause the disallowance for Australian Tax purposes of either the carry forward of losses as of October 31, 1995 for any of the Companies or the Subsidiaries or the deduction of losses incurred since October 31, 1995, other than as a result of entering into this Agreement.

                  Section 7.2. Elections and Forms. (a) With respect to Buyer's acquisition of the Shares of the companies set forth on Schedule 7.2(a) (the "Election Companies") hereunder, Buyer shall properly make Section 338(g) Elections in accordance with applicable Tax Laws. With respect to Sellers' sale of the Shares of the Election Companies, Sellers and Buyer shall jointly make
Section 338(h)(10) Elections in accordance with applicable Tax Laws. Buyer and Sellers agree to report the transfers of the Election Companies under this Agreement consistent with the Section 338 Elections, and shall take no position contrary thereto unless required to do so by applicable Tax Laws pursuant to a Determination.

                  (b) Buyer shall be responsible for the preparation and filing of all Section 338 Forms in accordance with applicable Tax Laws and the terms of this Agreement. Sellers shall execute and deliver to Buyer such documents or forms as are reasonably requested and are required by any Tax Laws properly to complete the Section 338 Forms, at least 20 days prior to the date such Section 338 Forms are required to be filed.

                  (c) Buyer and the Sellers have agreed to allocate the purchase price among the entities as set forth in Schedule 7.2(c) ("Tier 1 Allocation"). In accordance with the next sentence, Buyer shall prepare an allocation schedule based upon the appraisals described in the next sentence (the "Allocation Agreement") prior to the Closing Date concerning the computation of the Aggregate Deemed Sale Price (as defined under applicable Treasury Regulations) of the assets of each of the Election Companies for which a Section 338(h)(10) Election is made under Section 7.2(a) and the allocation of such Aggregate Deemed Sale Price among such assets. Buyer will retain Arthur Andersen to perform an appraisal of the value of the equipment and real property (the "tangible asset value") of Bowling and

Bowling Centers and Buyer will allocate the purchase price to Bowling and Bowling Centers as follows: (A) (i) to equipment and real property in an amount equal to the tangible asset value, (ii) to inventory in an amount equal to the "last in first out" (LIFO) cost as determined under U.S. GAAP and (iii) to other tangible assets (including accounts receivable and prepaid assets) in an amount equal to their tax basis on the Closing Date; and (B) to intangible assets in the aggregate without further allocation to any particular category of intangible assets (steps A and B being referred to as the "Tier 2 Allocation"). Buyer agrees that it will revise the Allocation Agreement only to the extent necessary to reflect the differences, if any, between the Balance Sheet and the Adjusted Closing Date Balance Sheet no later than sixty days before the last date on which the Section 338(h)(10) election may be filed. Buyer and the Sellers will accept such Tier 2 Allocation and will reflect such allocation in all applicable tax returns filed by any of them, including but not limited to Forms 8594 and 8023 (to be prepared by Arthur Andersen), in accordance with United States tax principles. Such Forms 8594 and 8023, where applicable, will be duly executed by the appropriate parties at or prior to the Closing.

                  (d) Sellers shall not take a position before any Taxing Authority or otherwise (including in any Tax Return) inconsistent with the fact that, except with respect to stock or assets acquired by the Companies after January 1, 1995, with respect to each of the Companies, the net unrealized built-in gain (as defined in Section 1374 of the Code or any similar provisions of state and local Tax Laws) of each of the Companies is zero and that no net recognized built-in gain (as defined in Section 1374 of the Code or any similar provisions of state and local Tax Laws) results from any of the transactions contemplated by this Agreement unless required to do so by applicable Tax Laws pursuant to a Determination.

                  Section 7.3. Allocation of Certain Taxes. Buyer and Sellers agree that if any of the Companies (other than the Retained Entities) are permitted but not required under applicable state or local Income Tax laws to treat the day before the Closing Date or the Closing Date as the last day of a taxable period, Buyer and Sellers shall treat such day as the last day of a taxable period.

                  Section 7.4. Filing Responsibility. (a) Sellers shall prepare and file or shall cause each of the Companies, the Subsidiaries and their Affiliates to prepare and file the following Returns with respect to each of the Companies, the Subsidiaries and their Affiliates:

                  (i) all United States federal Income Tax Returns and any other Income Tax Returns required to be filed in any jurisdiction in which the relevant Company has in effect an election similar to the election under
                           Section 1362 of the Code, in each case, for any taxable period ending on or before the Closing Date (including, without limitation, any deemed sale Return resulting from the filing of a Section 338 Election); provided, however, in the case of federal, state and local Income Tax Returns including the transactions contemplated by this Agreement, that Sellers shall provide Buyer copies of the relevant portions of such proposed Returns at least 30 days prior to the due date of any such Returns and that filing of any such Return is subject to Buyer's approval of each such Return's characterization of all issues related to any Taxes imposed by Section 1374(a) of the Code or any similar provisions of state or local Tax Laws in connection with any of the transactions contemplated by this Agreement other than the application of that Tax to stock or assets acquired by the Companies after January 1, 1995 (such Taxes, other than Taxes imposed under Section 1374(d)(8) of the Code with respect to "recognized built-in gain" (as defined in the Code) inherent in stock or assets acquired by the Companies after January 1, 1995, shall hereinafter be referred to collectively as the "Section 1374 Tax") which characterization shall be consistent with the undertaking in Section 7.2(d) and which approval will not be withheld unreasonably; and

                  (ii) all other Returns with respect to Taxes required to be filed (taking into account extensions) prior to the Closing Date.

                  (b) Buyer, the Companies, the Subsidiaries and the Affiliates of the Companies and the Subsidiaries (other than the Continuing Affiliates) shall file all other Returns with respect to the Companies, the Subsidiaries and the Affiliates of the Companies and the Subsidiaries (other than the Continuing Affiliates).

                  (c) With respect to any state, local or foreign Income Tax Return for taxable periods beginning before the Closing Date and ending after the Closing Date, Buyer shall cause each of the Companies and the Subsidiaries to consult with Sellers concerning such Return. Each of the Companies and the

Subsidiaries shall provide Sellers a copy of its proposed Return at least 15 days prior to the filing of such Return, and Sellers may provide comments to each of the Companies and the Subsidiaries, which comments shall be delivered to each of the Companies and the Subsidiaries within 7 days of receiving such copies from each of the Companies and the Subsidiaries.

                  Section 7.5. Refunds and Carrybacks. (a) Sellers shall be entitled to any refunds or credits of Taxes for which Sellers are liable pursuant to Section 7.7.

                  (b) Buyer, the Companies, the Subsidiaries or the Affiliates of the Companies and the Subsidiaries, as the case may be (excluding Sellers or any of the Continuing Affiliates), shall be entitled to all other refunds or credits of Taxes (including, without limitation, any Section 1374 Tax).

                  (c) Buyer shall cause each of the Companies, the Subsidiaries and the Affiliates of the Companies and the Subsidiaries (excluding Sellers and the other Continuing Affiliates) promptly to forward to Sellers or to reimburse Sellers for any refunds or credits due Sellers (pursuant to the terms of this Article VII) after receipt thereof, and Sellers shall promptly forward to Buyer (pursuant to the terms of this Article VII) or reimburse Buyer for any refunds or credits due Buyer after receipt thereof.

                  (d) Except as (i) required by a Determination, (ii) as other-wise required by applicable law, (iii) in connection with a matter described in the second sentence of Section 7.6(d) or (iv) to reflect the carryback of losses, credits or other tax benefits incurred after the Closing Date, none of Buyer, the Companies nor the Subsidiaries will, after the Closing Date, amend any tax return relating to a period ending on or before the Closing Date without the prior written consent of Sellers, which consent will not unreasonably be withheld.

                  Section 7.6. Cooperation and Exchange of Information. (a) Sellers shall prepare and submit to Buyer no later than three months after the Closing Date, 1995 blank tax return workpaper packages. Buyer shall and shall cause each of the Companies (excluding the Retained Entities) and the Subsidiaries to prepare completely and accurately and to submit to Sellers within three months of receipt all information as Sellers shall reasonably request in such tax return workpaper packages.

                  (b) As soon as practicable, but in any event within 30 days after Sellers' request, from and after the Closing Date, Buyer shall provide Sellers with such cooperation and shall deliver to Sellers such information and data concerning the pre-Closing operations of each of the Companies, the Subsidiaries and the Affiliates of the Companies and the Subsidiaries and make available such knowledgeable employees of the Companies, the Subsidiaries and the Affiliates of the Companies and the Subsidiaries as Sellers may request, including providing the information and data required by Sellers' customary tax and accounting questionnaires, in order to enable Sellers to complete and file all Returns which they may be required to file with respect to the operations and business of each of the Companies, the Subsidiaries and the Affiliates of the Companies and the Subsidiaries through the Closing Date or to respond to audits by any Taxing Authorities with respect to such operations and to otherwise enable Sellers to satisfy their internal accounting, tax and other legitimate requirements. Such cooperation and information shall include without limitation provision of powers of attorney for the purpose of signing Returns and defending audits and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Taxing Authority which relate to each of the Companies, the Subsidiaries and the Affiliates of the Companies and the Subsidiaries, and providing copies of all relevant Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Taxing Authority and records concerning the ownership and tax basis of property, which Buyer, the Companies, the Subsidiaries or the Affiliates of the Companies and the Subsidiaries may possess. Buyer, the Companies, the Subsidiaries and the Affiliates of the Companies and the Subsidiaries shall make their employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder.

                  (c) Buyer and Sellers and their respective Affiliates shall cooperate in the preparation of all Returns relating in whole or in part to taxable periods ending on or before or including the Closing Date that are required to be filed after such date. Such cooperation shall include, but not be limited to, furnishing prior years' Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Returns, and furnishing such other information within such party's possession requested by the party filing such Returns as is relevant to their preparation. In the case of any state, local or foreign joint, consolidated, combined, unitary or group relief system Returns, such cooperation shall also relate to any other taxable periods in which one party could reasonably require the assistance of the other party in obtaining any necessary information.

                  (d) Sellers shall have the right, at their own expense, to control any audit or examination by any Taxing Authority ("Tax Audit"), initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment which in any such case relates to Taxes for which Sellers are liable pursuant to Section 7.7, with respect to each of the Companies and their Affiliates; provided, however, that with respect to Taxes of the Companies (other than the Election Companies and the Retained Entities) and with respect to state, foreign, and local taxes of the Election Companies, no claim, contest or settlement shall be initiated, defended, or resolved by Sellers if such claim, contest, or settlement could reasonably be expected to have an adverse effect on such Companies after the Closing and provided further that notwithstanding Sellers' rights to control any Tax Audit which are provided for in this sentence, in the case of any Tax Audit which in whole or in part involves Section 1374 Tax, any issues with respect to such Section 1374 Tax shall not be controlled, contested, initiated, defended, or resolved by Sellers but shall be controlled by Buyer as provided for in the next sentence. Buyer shall have the right, at its own expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment (including any portion of Tax Audit involving any Section 1374 Tax issue). Sellers shall furnish Buyer, each of the Companies, the Subsidiaries and the Affiliates of the Company and the Subsidiaries with their cooperation in a manner comparable to that described in Section 7.6(b) hereof to effect the purposes of this Section 7.6(d).

                  Section 7.7. Tax Indemnification by Sellers. Except to the extent set forth in Section 12.4(B)(i) hereof, Sellers shall be liable for, and shall hold Buyer, each of the Companies (excluding the Retained Entities), the Subsidiaries and their respective Affiliates (other than the Continuing Affiliates), and any successor corporations thereto or Affiliates thereof harmless from and against the following Taxes with respect to the Companies (excluding the Retained Entities), the Subsidiaries and the Affiliates of the Companies and the Subsidiaries (other than the Continuing Affiliates):

                  (a) any and all Taxes imposed under Section 1374(d)(8) of the Code with respect to "recognized built-in gain" (as defined in the Code) inherent in stock or assets acquired by the Companies after January 1, 1995;

                  (b) any and all Taxes (other than Section 1374 Taxes) resulting from or arising out of any transaction done by Sellers or any of their Affiliates or the Continuing Affiliates outside of the ordinary course of business pursuant to or in anticipation of the transactions contemplated by this Agreement;

                  (c) any and all Taxes imposed by law on Sellers;

                  (d) any and all Taxes resulting from or arising out of any transfer of the equity of AMF Bowling, S.A. or the transfer of assets by AMF Bowling, S.A. or AMF Bowling Centers II, Inc. in connection with or in contemplation of the transactions contemplated by the Spanish and Swiss Bowling Centers Agreements; and

                  (e) any and all Taxes attributable to the operations of an entity (other than the Companies (excluding the Retained Entities), the Subsidiaries, or any of their predecessors) for a taxable period ending on or before the Closing Date and for which the Companies or the Subsidiaries (including their predecessors) may be held liable solely by virtue of a relationship to or affiliation with such entity under Treasury Regulation section 1.1502-6 (relating to several liability) or any comparable or similar provision providing for joint and/or several liability under state, local or foreign Tax Laws.

                  Section 7.8. Definitions. For purposes of this Article VII, the following terms shall have the meanings ascribed to them below:

                  (a) "Determination" means a "determination" as defined by
         Section 1313(a) of the Code.

                  (b) "Domestic Returns" means returns, reports and forms required to be filed with any taxing authority of the United States of America, any state thereof or the District of Columbia and any local governmental subdivision thereof (a "U.S. Taxing Authority").

                  (c) "Foreign Returns" means all Returns that are not Domestic Returns.

                  (d) "Income Tax Returns" means federal, state, local or foreign Income Tax Returns required to be filed with any Taxing Authority that include any of the Companies, the Subsidiaries or the Affiliates (excluding Sellers and any of the Continuing Affiliates).

                  (e) "Income Taxes" means (a) federal, state, local or foreign income, or capital gains, franchise taxes or other taxes measured by reference to income, or capital gains and all other taxes reported on any Returns, together with any interest, penalties, charges or fees imposed with respect thereto, and
         (b) any obligations under any agreements or arrangements with respect to Income Taxes described in clause (a) above.

                  (f) "IRS" means the Internal Revenue Service.

                  (g) "Other Taxes" means all Taxes which are not Income Taxes.

                  (h) "Returns" means returns, reports and forms required to be filed with any U.S. Taxing Authority or foreign Taxing Authority.

                  (i) "Section 338 Elections" shall mean both a Section 338(g) Election and a Section 338(h)(10) Election.

                  (j) "Section 338 Forms" means all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county, or other local Taxing Authority in connection with a Section 338(g) Election or a Section 338(h)(10) Election.
         Section 338 Forms shall include, without limitation, any "statement of section 338 election" and IRS Form 8023 (together with any schedules or attachments thereto) that are required pursuant to Treas. Reg. Section 1.338-1 or Treas. Reg. Section 1.338(h)(10)-1.

                  (k) "Section 338(g) Election" means an election described in
         Section 338(g) of the Code with respect to Buyer's acquisition of the Shares from Sellers pursuant to this Agreement. Section 338(g) Election shall include any corresponding election under any other applicable Tax Laws that requires a separate election with respect to Buyer's acquisition of the Shares from Sellers under this Agreement.

                  (l) "Section 338(h)(10) Election" means an election described in Section 338(h)(10) of the Code with respect to Sellers' sale of the Shares to Buyer pursuant to this Agreement. Section 338(h)(10) Election shall include any corresponding election under any other relevant Tax Laws for which a separate election is permissible with respect to Buyer's acquisition of the Shares from Sellers under this Agreement.

                  (m) "Tax Laws" means the Code, federal, state, county, local, or foreign laws relating to Taxes and any regulations or official administrative pronouncements released thereunder.

                  (n) "Taxes" means (a) all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, profits, sales, levies, imposts, deductions, charges, rates, duties, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll and social security, employment, excise, stamp duty or property taxes, together with any interest, penalties, charges or fees imposed with respect thereto and (b) any obligations under any agreements or arrangements with respect to any Taxes described in clause (a) above.

                  (o) "Taxing Authority" means any governmental authority including social security administration, domestic or foreign, having jurisdiction over the assessment, determination, collection, or other imposition of Tax.

                                  ARTICLE VIII

                    Conditions of Buyer's Obligation to Close

                  Buyer's obligation to consummate the Stock and Asset Purchases shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions:

                  Section 8.1. Representations, Warranties and Covenants of Seller. The representations and warranties of Sellers contained in this Agreement (when read without regard to any qualifications to such representations and warranties as to knowledge) shall be true and correct when made and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, in any case, except for such breaches and inaccuracies in representations and warranties which are not reasonably likely to have a material adverse effect on the Business Condition of the Manufacturing Business or the Bowling Centers Business or on the aggregate value of the Shares and the Purchased Assets to Buyer, and the covenants and agreements of Sellers contained in this Agreement to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects, and Buyer shall have received at the Closing a certificate to the effect of the foregoing dated the Closing Date and validly executed by the Designated Representative and the General Counsel of Bowling. For purposes of this condition, breaches and inaccuracies of representations and warranties shall be deemed to be reasonably likely to have a material adverse effect on the Business Condition of the Manufacturing Business or the Bowling Centers Business or on the aggregate value of the Shares and the Purchased Assets to Buyer when the aggregate consequences of all breaches and inaccuracies of representations and warranties of Sellers, when read without regard to any qualification to such representations and warranties as to material adverse effect or knowledge, will be reasonably likely to have a material adverse effect on the Business Condition of the Manufacturing Business or the Bowling Centers Business or on the aggregate value of the Shares and the Purchased Assets to Buyer.

                  Section 8.2. Filings; Consents; Waiting Periods. All registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers listed in Schedule 8.2 hereto and indicated therein as being a condition to the Closing for Buyer shall have been filed, made or obtained without any significant conditions or restrictions imposed (including, whether or not listed on Schedule 8.2, (i) notification from the Australian Treasurer under Australia's Foreign Acquisitions and Takeover Act 1975 ("FATA") that there is no objection to the proposed acquisition of shares in AMF Bowling Centers (Aust) International Inc. by Buyer and, if any conditions are imposed on such acquisition by the Australian Treasurer, such conditions are satisfactory to Buyer in its discretion, and (ii) those relating to the receipt of licenses to sell or serve alcoholic beverages or to engage in gaming, lottery or gambling activities (or the necessary consents or approvals with respect thereto)), and all applicable waiting periods under the HSR Act and similar applicable foreign regulations (including the FATA) shall have expired or been terminated; provided, however, with respect to the receipt of licenses to sell or serve alcoholic beverages or to engage in gaming, lottery or gambling activities (or the necessary consents or approvals with respect thereto), such condition shall not be satisfied unless Buyer is reasonably satisfied that licenses are in place or that other appropriate mechanisms which will not result in denial or loss of a license or penalties (other than immaterial civil penalties) or put the Companies at risk of an enforcement action for a violation are in place and, in each case, are expected to remain in place for the foreseeable future without material risk or expectation of losing such ability in the future (other than the risk that any holder of a liquor license or a gaming, lottery or gambling license that complies with the terms and requirements of such license and the relevant law generally bears of nonrenewal) so that after the Closing alcoholic beverages can continue to be sold or served and gaming activities can continue to be conducted in essentially the same manner and on essentially the same terms

(and without any additional material restrictions) as before the Closing and in compliance in all material respects with all applicable laws and rules, regulations, statutes, licenses, and orders of any Governmental Authority relating to the sale or service of alcoholic beverages or engaging in gaming, lottery and gambling activities at bowling centers (or related premises) which would reasonably be expected to enable the Companies and the Subsidiaries to derive, during a 10-month period beginning on the Closing Date, at least 90% of the total revenues from the sale and/or service of alcoholic beverages and, other than in the State of Washington, gaming, lottery and gambling activities (and from any related management service agreements and leases) during the 10-month period ended October 31, 1995.

                  Section 8.3. Litigation; Injunction. There shall be no injunction, restraining order or decree of any nature of any Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits or imposes substantial penalties or damages on Buyer or the Companies, the Subsidiaries and their Affiliates with respect to (or any other materially adverse relief or remedy in connection with), the consummation of the Stock and Asset Purchases or the performance of the other material obligations of Sellers or Buyer under this Agreement or the Ancillary Agreements, and there shall be no Action pending or threatened seeking such relief.

                  Section 8.4. Financing. Buyer shall have obtained, pursuant to the Financing Commitments and the subordinated debt financings or otherwise, the funds necessary to consummate the transactions contemplated by this Agreement on the terms set forth herein.

                  Section 8.5. Opinions. Buyer shall have received at Closing opinions addressed to Buyer and dated the Closing Date from McGuire Woods Battle & Boothe, L.L.P., counsel to the Sellers other than The Community Foundation, Inc., Hunton & Williams, counsel to The Community Foundation, Inc., and certain foreign counsel with respect to the matters and substantially in the forms set forth in Exhibit 8.5 hereto. Such opinions shall state that such opinions are made for the benefit of Buyer, Buyer's financing sources and Buyer's counsel and that Buyer's financing sources and counsel shall be entitled to rely thereon as if such opinion were addressed to such sources.

                  Section 8.6. FIRPTA Affidavit. Sellers shall have delivered to Buyer an affidavit (a so-called "FIRPTA affidavit") in form and substance reasonably satisfactory to Buyer duly executed and acknowledged, certifying facts that would exempt the transactions contemplated hereby from the provisions of the Foreign Investment in Real Property Tax Act.

                  Section 8.7. Certain Agreements and Transfers. Each of the parties thereto shall have entered into the Ancillary Agreements and the transactions contemplated by the Spanish and Swiss Bowling Centers Agreements shall have been consummated except as contemplated by Schedule 8.2. The Related Land (and any additional undeveloped parcels owned by a Continuing Affiliate which had previously been owned by a Bowling Centers Company that are necessary to enable Sellers to comply with the representation set forth in the penultimate sentence of Section 3.4(a)) shall have been conveyed to Buyer or such other entity (other than Bowling Centers) Buyer designates, in such manner as to vest good and marketable title thereto as is reasonably acceptable to Buyer.

                  Section 8.8. Proceedings; Certificates. All corporate proceedings of Sellers, the Companies and the Subsidiaries that are required in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Buyer and its counsel, and Buyer and its counsel shall have received such evidence of such corporate proceedings, certified if requested, as may be reasonably requested and is customary in transactions such as the Stock and Asset Purchases. Sellers shall have delivered to Buyer certificates representing the Shares, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and bearing or accompanied by all requisite stock transfer stamps, and made such other deliveries to Buyer as specified in the Spanish and Swiss Bowling Centers Agreements except as contemplated by Schedule 8.2. There shall have been eliminated or discharged, in all material respects, the mortgages, liens and security interests on the stock or assets of the Companies and the Subsidiaries and any other encumbrances on the stock or assets of the Companies and the Subsidiaries which other encumbrances are described in clauses 1, 2(a), 2(b), 3, 4 or 5 of the fifth sentence of Section 3.4(a), and Buyer shall have received evidence thereof which is satisfactory to it.

                  Section 8.9. Armstrong Consulting Agreement. The Armstrong Consulting Agreement shall be in full force and effect.

                  Section 8.10. Financial Statements. Buyer shall have received the financial statements and the notice from Price Waterhouse with respect thereto on the time schedule referred to in the definition of the term "Closing Date" and the final audited financial statements for Fair Lanes, Inc. referred to in such definition shall not have material changes from the drafts of such statements provided to Buyer by Price Waterhouse on February 16, 1996.

                  Section 8.11. Outstanding Indebtedness. Except to the extent indebtedness is explicitly agreed by Buyer or as set forth on Schedule 5.13 to remain an obligation of the Companies or the Subsidiaries after the Closing (which, except to the extent expressly set forth on Schedule 5.13, shall reduce the Initial Purchase Price), the Companies and the Subsidiaries shall have no indebtedness for money borrowed or indebtedness evidenced by notes (including without limitation any mortgages, loans and similar instruments) at the Closing Date which are not repaid in full (including all accrued interest and any premium, penalties and other costs resulting from such repayment) at the Closing through payments directed by the Designated Representative pursuant to the last sentence of Section 2.1.

                                   ARTICLE IX

                   Conditions to Sellers' Obligation to Close

                  Sellers' obligation to consummate the Stock and Asset Purchases shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions:

                  Section 9.1. Representations, Warranties and Covenants of Buyer. The representations and warranties of Buyer contained in this Agreement shall be true and correct when made and (except for representations and warranties that speak as of a specific date or time which need only be true and correct as of such date or time) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (but without regard to any qualifications to such representations and warranties as to knowledge), except for such breaches and inaccuracies in representations and warranties which do not have a material adverse effect on Buyer's ability to consummate the Stock and Asset Purchases, and the covenants and agreements of Buyer contained in this Agreement to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects, and Sellers shall have received at the Closing a certificate to that effect dated the Closing Date and validly executed by a senior officer of Buyer.

                  Section 9.2. Filings; Consents; Waiting Periods. All registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers listed in Schedule 9.2 hereto and indicated therein as being a condition to the Closing for Sellers shall have been filed, made or obtained, and all applicable waiting periods under the HSR Act and similar foreign regulations (including FATA) shall have expired or been terminated.

                  Section 9.3. Litigation; Injunction. There shall be no injunction, restraining order or decree of any nature of any Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits or imposes substantial penalties or damages on Sellers and their Affiliates (other than the Companies and the Subsidiaries) with respect to (or any other materially adverse relief or remedy in connection with), the consummation of the Stock and Asset Purchases or the performance of the other material obligations of Sellers or Buyer under this Agreement or the Ancillary Agreements, and there shall be no Action pending or threatened seeking such relief.

                  Section 9.4. Opinions. Sellers shall have received from Wachtell, Lipton, Rosen & Katz, Buyer's counsel, its opinion addressed to Sellers and dated the Closing Date with respect to the matters and substantially in the form set forth in Exhibit 9.4 hereto.

                  Section 9.5. Certain Agreements. Each of the parties thereto shall have entered into the Ancillary Agreements.

                  Section 9.6. Proceedings; Certificates. All corporate proceedings of Buyer that are required in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Sellers and their counsel, and Sellers and their counsel shall have received such evidence of such corporate proceedings, certified if requested, as may be reasonably requested and is customary in transactions such as the Stock and Asset Purchases. Buyer shall have wire transferred to Sellers the Initial Purchase Price, along with the amounts referred to in clause (ii) of the definition thereof pursuant to the agreements referred to therein, in immediately available funds (or, if Buyer elects the Seller Financing Option, it shall have wire transferred the portion of the Initial Purchase Price to be paid in immediately available funds, along with the amounts referred to in clause
(ii) of the definition thereof, and shall have delivered the Buyer Notes) to the account or accounts specified by the Designated Representative.

                                    ARTICLE X

                            Survival; Indemnification

                  Section 10.1. Survival. (a) All representations and warranties of the parties contained in this Agreement or in any Schedule hereto, or any certificate, document or other instrument delivered in connection herewith shall not survive the Closing, except for the representations and warranties set forth in Sections 3.1(c) and 3.2(a), which shall survive any examination by or on behalf of the parties hereto and the Closing indefinitely and Section 7.1(a)(iii) which shall survive any examination by or on behalf of the parties hereto and the Closing until expiration of the relevant statute of limitations (including any extensions thereof) or, if later, until resolution of any disputes arising during such period, in each case applicable to the income tax return (the "Applicable Return") of each of the Companies for the period ending on the Closing Date (such later date being the "Expiration Date").

                  (b) The covenants and agreements which by their terms contemplate performance after the Closing Date (including but not limited to the indemnities) contained in this Agreement shall survive the execution and delivery hereof, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein.

                  Section 10.2. Indemnification by Buyer. From and after the Closing Date, Buyer shall indemnify and hold harmless Sellers, their Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Seller Indemnified Parties") from and against, and pay or reimburse the Seller Indemnified Parties for, any and all Covered Liabilities (and the costs and expenses, including reasonable attorneys' fees and expenses, of enforcing Buyer's obligations hereunder) incurred by or asserted against any of the Seller Indemnified Parties in connection with or arising from (i) any breach of any covenant or agreement made by or on behalf of Buyer under this Agreement which by its terms contemplates performance after the Closing Date (including without limitation a breach by Buyer of Section 5.3) or under the Spanish and Swiss Bowling Centers Agreements, the Rolling Road Agreement, the Related Land Sale Agreement, and the Wilson Road Agreement (but excluding the other Ancillary Agreements, each of which shall be governed by its own terms) and (ii) any failure by the Companies or the Subsidiaries to perform or fulfill their respective obligations under any contract, agreement or obligation listed on Schedule 10.2 hereto of the Companies or the Subsidiaries for which Sellers or any Continuing Affiliate is or may be liable as a guarantor, in any case, (x) after offset by any related insurance proceeds or other recovery actually received and (y) (A) reduced by an amount equal to the Tax Benefits, if any, attributable to such Covered Liability and (B) increased by an amount equal to the Taxes, if any, attributable to the receipt of any indemnity payment pursuant to the provisions hereof in respect of such Covered Liability, but only to the extent, and at the time, that such Tax Benefits are actually realized, or such Taxes are actually paid, as the case may be, by such Seller Indemnified Party or any consolidated, combined or unitary group of which any such Seller Indemnified Party is a member. Any payment made to or on behalf of any Seller pursuant to this Section 10.2 shall, to the extent appropriate, be treated by Sellers and Buyer as an adjustment to the Total Purchase Price, and Sellers and Buyer agree, and Buyer agrees to cause the Companies and the Subsidiaries, not to take any position inconsistent therewith for any purpose, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the Seller Indemnified Party causes any such payment not to constitute an adjustment to the Total Purchase Price for federal income tax purposes.

                  Section 10.3. Indemnification by Sellers. (a) From and after the Closing Date, each of the Sellers (other than The Community Foundation, Inc. so long as it does not breach any covenant or agreement on its part from and after the Closing) shall indemnify and hold harmless Buyer, its Affiliates, each of their respective directors, partners, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Buyer Indemnified Parties") from and against, and pay or reimburse the Buyer Indemnified Parties for, any and all Covered Liabilities (and the costs and expenses, including reasonable attorneys' fees and expenses, of enforcing Sellers' obligations hereunder) incurred by or asserted against any of the Buyer Indemnified Parties in connection with or arising from:

                  (i) the ownership, conduct, condition or transfer at any time of any of the businesses or other tangible or intangible assets or operations (x) transferred to Sellers or their Affiliates prior to the Closing as contemplated by Schedule 5.4 hereof or (y) owned, operated or conducted by Sellers, the Continuing Affiliates, the Companies or the Subsidiaries on or prior to (and with respect to Sellers and the Continuing Affiliates, after) the Closing Date and which were not owned, operated or conducted as part of the Manufacturing Business or the Bowling Centers Business

         (with the Related Land and the businesses or other tangible or intangible assets transferred to Buyer or an Affiliate thereof pursuant to the Spanish and Swiss Bowling Centers Agreements being deemed to be part of the Bowling Centers Business) (including as Sellers' responsibility any Controlled Group Liability, except to the extent that such Controlled Group Liability arises from the actions of the Companies or the Subsidiaries or their respective legal predecessors with respect to the Manufacturing Business or the Bowling Centers Business, and also including as Sellers' responsibility the matters referred to in Section 2.01 of the Reece Indemnity); and

                  (ii) (A) any breach of any covenant or agreement made by or on behalf of any of the Sellers under this Agreement which by its terms contemplates performance after the Closing Date (including without limitation a breach by Sellers of Section 5.3 or nonperformance of its obligations under Section 7.7 or, to the extent performance by a then current or former Continuing Affiliate of the Sellers is required to achieve the results contemplated by Section 5.3, the failure of such Person to so perform as if it were subject to the same obligations as a Seller (other than The Community Foundation, Inc.) under such Section) or under the Spanish and Swiss Bowling Centers Agreements, the Rolling Road Agreement, the Related Land Sale Agreement, the Wilson Road Agreement (but excluding the other Ancillary Agreements, each of which shall be governed by its own terms) or (B) any breach of any representation or warranty made by or on behalf of any Seller under this Agreement (and in the case of the representations made in Section 7.1(a)(iii) any alleged breach thereof) which survives the Closing, including without limitation, any Taxes imposed on the Companies (including the loss of expected Tax Benefits from and after the Closing) as a result of the invalidity of the Section 338 Elections and any Income Taxes imposed on the Companies with respect to operations prior to the Closing Date and which would not have been imposed or lost but for such invalidity); and

                  (iii) the Ohyoung Litigation;

in any case (x) after offset by any related insurance proceeds or other recovery actually received and (y) (A) reduced by an amount equal to the Tax Benefits, if any, attributable to such Covered Liability and (B) increased by an amount equal to the Taxes, if any, attributable to the receipt of any indemnity payment pursuant to the provisions hereof in respect of such Covered Liability, but only to the extent, and at the time, that such Tax Benefits are actually realized, or such Taxes are actually paid, as the case may be, by such Buyer Indemnified Party or any consolidated, combined or unitary group of which any such Buyer Indemnified Party is a member.

                  (b) Any payment made to or on behalf of Buyer, to the extent appropriate, pursuant to this Section 10.3 shall be treated by Sellers and Buyer as an adjustment to the Total Purchase Price, and Sellers and Buyer agree, and Buyer agrees to cause the Companies and the Subsidiaries, not to take any position inconsistent therewith for any purpose, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the Buyer Indemnified Party causes any such payment not to constitute an adjustment to the Total Purchase Price for Federal income tax purposes.

                  Section 10.4. Third Party Claims. (a) This Section 10.4 sets forth procedures for third-party claims (including without limitation the Ohyoung Litigation for which all necessary notices to the Sellers, as the indemnifying party, shall be deemed to have been given) as to which indemnification may be required under Sections 10.2 or 10.3 hereunder. If a claim by a third party is made against an indemnified party (i.e., a Seller Indemnified Party or a Buyer Indemnified Party), and if such party intends to seek indemnity with respect thereto under this Article X, such indemnified party shall promptly notify the indemnifying party in writing of such claims setting forth such claims in reasonable detail, provided that failure to give a timely notice under this Section 10.4 shall not limit the indemnification obligations of the indemnifying party hereunder except to the extent that the delay in giving, or failure to give, such notice has an adverse effect upon the ability of the indemnifying party to defend against such claim. The indemnifying party shall have 30 days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing reasonably satisfactory to the indemnified party and at its own expense, the settlement or defense of such claim, and the indemnified party shall cooperate with it in connection therewith; provided that (i) the indemnifying party shall conduct such settlement or defense at all times in good faith and in a reasonable manner,
(ii) the indemnifying party shall promptly reimburse the indemnified party for all out-of-pocket expenses incurred as a result of the assumption by the indemnifying party of control of such settlement or defense, and (iii) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by such indemnified party, provided that the fees and expenses of such counsel shall be borne by such indemnified party unless the indemnified party reasonably concludes that counsel to the indemnifying party has a conflict of interest. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such claim. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not elect to assume control of the settlement or defense of a third party claim in the manner provided herein, the indemnified party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity for any Covered Liabilities arising therefrom or in connection therewith pursuant to this Agreement. The indemnifying party shall not, except with the consent of the indemnified party, enter into any settlement or consent to entry of any judgment that provides for injunctive or other non-monetary relief affecting the indemnified party or does not include as an unconditional term thereof the giving by the person or persons asserting such claim to all indemnified parties (i.e., the Seller Indemnified Parties or the Buyer Indemnified Parties, as the case may be) of an unconditional release from all liability with respect to such claim or consent to entry of any judgment.

                  (b) Sellers and Buyer shall cooperate in the defense of any claim or litigation subject to this Article X and the records of each shall be available to the other with respect to such defense.

                  Section 10.5. No Consequential or Lost Profits Damages. No party to this Agreement, nor any Buyer Indemnified Party or any Seller Indemnified Party, shall seek or be entitled to incidental or consequential damages (other than as contemplated by Section 10.3(a)(ii)(B) with respect to expected Tax Benefits) or damages for lost profits in any claim for indemnification under this Article X, nor shall it accept payment of any award or judgment for such indemnification to the extent that such award or judgment includes such party's incidental or consequential damages (except as referred to above) or lost profits.

                  Section 10.6. Limitations on Indemnification. Notwithstanding any other provision of this Agreement, (i) The Community Foundation, Inc. shall not be liable for any indemnification under this Agreement (other than for breaches of its own covenants and agreements on its part from and after the Closing); (ii) the indemnification of Beverley W. Armstrong and Douglas J. Stanard shall be several and not joint, and in no event shall either of them be liable for indemnification in an amount in excess of his allocable portion of the Total Purchase

Price; (iii) Beverley W. Armstrong and Douglas J. Stanard, respectively, shall be liable for the indemnification with respect to the first sentence of Section 3.2(a) only insofar as such representation relates to the Shares owned by him; and (iv) in no event shall any of the Trusts be liable for indemnification in an amount in excess of the aggregate portion of the Total Purchase Price allocable to all of the Trusts and The Community Foundation, Inc., in the aggregate.

                  Section 10.7. Trust Arrangements. (a) Each of the Trusts hereby covenants and agrees that the cumulative net worth of all of the Trusts shall remain at a minimum of $500 million (based upon fair market value) at all times from the Closing Date through the date that is the fourth anniversary of the last filed Applicable Return (the "Reduction Date") and at a minimum of $250 million (based upon fair market value) at all times thereafter through the date that is the sixth anniversary of the last filed Applicable Return (the "Termination Date") (such period, subject to extension as provided below, the "Subchapter S Indemnity Period"); provided, however, that if prior to the occurrence of the Reduction Date or the Termination Date, as the case may be, any of the Companies or the Sellers receives notice that any of the Applicable Returns or any federal income tax returns of any of the Companies for a period earlier than the period covered by the Applicable Return is under audit or examination or the statute of limitations period with respect thereto is otherwise extended (any of the foregoing a "Tolling Event"), then the Reduction Date or the Termination Date, as the case may be, shall not be deemed to occur until the later of the date a Determination is entered into with respect to such return, or the date which would otherwise be the Reduction Date or the Termination Date, as the case may be; provided, further, that in the event of a Tolling Event, Buyer agrees in good faith to consider reductions in the retained amounts required hereunder to the extent that the Sellers' indemnity obligations hereunder, including such obligations as may result from an adverse Determination on all issues potentially subject to examination by virtue of such Tolling Event, together with interest, penalties and fees and expenses relating thereto, would be less than the amounts otherwise required to be retained hereunder. Each of the Trusts further covenants and agrees that during the Subchapter S Indemnity Period the Trustees thereof shall deliver to Buyer within 30 calendar days of the end of each calendar quarter (i.e., March 31, June 30, September 30 and December 31), an unaudited report, in the form dated January 1, 1995 and delivered to Buyer prior to the execution of this Agreement or otherwise in a form reasonably acceptable to Buyer, in either case, specifying the individual assets and liabilities of the Trusts and the valuations thereof, reviewed and submitted by a designated representative of each of the Trusts, stating the net worth of the Trusts (valued as contemplated by this Section 10.7) as of the end of such quarter (provided that an appraisal will not be required for assets not having a "Readily Ascertainable Market Value" (as defined below)). The Trustees shall provide Buyer with written notice within two business days of learning that the net value of the assets of the Trusts having a Readily Ascertainable Market Value is less than 50% of the net worth of the Trusts which is required by this Section 10.7(a). In making any such determination of net value, the Trustees shall subtract the liabilities of the Trusts (other than liabilities secured by assets having at least 125% of the value of the associated liabilities (determined on a separate basis for each individual security arrangement as of the end of the applicable calendar quarter) and non-recourse liabilities to which in either case assets having a Readily Ascertainable Market Value are not subject) from the value of the gross amount of assets having a Readily Ascertainable Market Value. Following receipt of any such written notice, Buyer may, at its own expense and with the full cooperation of the Trusts and the Trustees thereof, perform its own valuation of the net worth of the Trusts, including obtaining appraisals of such assets of the Trusts as it deems appropriate. The results of any such valuation by Buyer shall be conclusive for purposes of determining whether the minimum net worth requirement set forth in this Section 10.7(a) shall be met unless and until the independent arbitrator selected pursuant to the following sentence shall otherwise determine. In the event that as a result of any such valuation, Buyer believes that the cumulative net worth of all of the Trusts is less than the minimum net worth required to be maintained by this Section 10.7, Buyer shall provide the Trusts with prompt written notice thereof accompanied by an unaudited report stating the net worth of the Trusts (valued as contemplated by this Section 10.7) as of the date of such valuation and specifying the individual assets and liabilities of the Trusts and the valuations thereof, together with copies of any appraisals obtained by Buyer in connection therewith; upon their receipt of any such notice, the Trusts shall have the right to submit any remaining dispute concerning the valuation of the net worth of the Trusts to an independent arbitrator selected by the American Arbitration Association, New York, New York, whose determination shall be binding on the parties and conclusive for purposes of this Section 10.7. For purposes hereof, assets have a "Readily Ascertainable Market Value" if they are traded on a national securities exchange or the Nasdaq National Market (including Nasdaq small-cap issues), or if they are obligations of the United States or any department or agency thereof or of state or local governments or political subdivisions or authorities thereof which have a rating of at least investment grade by Standard & Poors or Moody's Investors Service, or money market or other mutual funds for which quotations are regularly included in The Wall Street Journal. The Trusts and each of the Trustees thereof will use all reasonable efforts to maintain the minimum net worth requirement set forth in this Section
10.7 and, if at any time such requirement is not met, to obtain additional funds from the Continuing Affiliates to satisfy such requirement. In addition, to the extent and at such time as any beneficiary of a Trust who is a minor as of the date hereof ceases to be a minor, or any other party subsequently becomes such a beneficiary, such beneficiary or other party shall be required to sign a Trust Indemnity. The Trusts and the Trustees agree that no distributions shall be made from any Trust to any Person except if such Person has theretofore executed a Trust Indemnity or, in the cases of Sarah C. Goodwin and Peter O. Goodwin, while they are minors, except if such distribution is made to their custodians under the Virginia Uniform Transfers to Minors Act in such capacities who have executed Trust Indemnities in such capacities. From and after the time that any such Trust beneficiary referred to above is no longer a minor, no distributions shall be made to such beneficiary until he or she has executed a Trust Indemnity on his or her own behalf. If any subsequent beneficiary is a minor, the same procedures shall apply to them as apply to Sarah C. Goodwin and Peter O. Goodwin hereunder.

                  (b) Anything in Section 10.7(a) to the contrary not-withstanding, the assets of the Trusts may, prior to the Termination Date, be distributed (i) following 5 days' notice to Buyer, to a family limited partnership all of whose limited partners are the beneficiaries of the Trusts if prior thereto such family limited partnership assumes all of the obligations of the Trusts under Article X of this Agreement to indemnify Buyer Indemnified Parties and covenants to satisfy the requirements of this Section 10.7, in each case in form and substance reasonably satisfactory to Buyer or (ii) to any other entity, provided Buyer's written consent with respect thereto is obtained prior to such distribution, which consent Buyer agrees not unreasonably to withhold as long as (A) such other entity assumes all of the obligations of the Trusts under
Article X of this Agreement to indemnify Buyer Indemnified Parties and covenants to satisfy the requirements of this Section 10.7, in each case in form and substance reasonably satisfactory to Buyer and (B) Buyer reasonably believes that the Buyer Indemnified Parties' receipt of the expected benefits of the provisions of Article X of this Agreement could not be adversely affected by such distribution.

                                   ARTICLE XI

                                   Termination

                  Section 11.1. Termination. This Agreement may be terminated at any time prior to the Closing by:

                  (a) the mutual consent of Sellers, acting through the Designated Representative, and Buyer; or

                  (b) either Sellers, acting through the Designated Representative, or Buyer, if any Governmental Authority of competent jurisdiction shall have issued an injunction, restraining order or decree that restrains or prohibits the consummation of the Stock and Asset Purchases or the performance by the parties hereto of the other material obligations hereunder, and such injunction, restraining order or decree shall have become final and nonappealable; or

                  (c) either Sellers, acting through the Designated Rep-resentative, or Buyer, if the Closing has not occurred by the close of business on May 3, 1996 or, if so extended, on such later date as the Closing Date may be extended as contemplated in the definition thereof in Article I hereof, provided the failure to consummate the Stock or Asset Purchases on or before such date did not result from the failure by the party seeking termination of this Agreement to comply with its covenants and agreements provided for herein that are required to be complied with prior to Closing.

                  Section 11.2. Procedure and Effect of Termination. In the event of termination of this Agreement by either or both of Sellers and Buyer pursuant to Section 11.1, written notice thereof shall forthwith be given by the terminating party or parties to the other party or parties hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Sections 5.1(b), 5.8(b) (second paragraph) and 12.4 shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement (other than a breach of a representation, as to which no party shall be liable hereunder). If this Agreement is terminated as provided herein all filings, applications and other submissions contemplated by Sections 3.9 and 4.2 shall, to the extent practicable, be withdrawn from the agency or other persons to which they were made.

                                   ARTICLE XII

                                  Miscellaneous

                  Section 12.1. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

                  Section 12.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

                  Section 12.3. Entire Agreement. This Agreement (including the Ancillary Agreements and the other agreements referred to herein) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. Except for Sections 10.2, 10.3, 10.4 and 10.7, which are intended to benefit, and to be enforceable by, any of the Buyer Indemnified Parties or the Seller Indemnified Parties, as applicable, and
Section 7.7 which is intended to benefit, and be enforceable by, the indemnified Persons thereunder, this Agreement (including without limitation Article VI hereof) is not intended to confer and shall not confer upon any person not a party hereto (and their successors and assigns permitted by Section 12.6) any rights or remedies hereunder.

                  Section 12.4. Expenses. Except as set forth in this Agreement, whether the Stock and Asset Purchases are or are not consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, except that (A) Buyer agrees to pay (i) filing fees required with respect to the filings under the HSR Act and FATA required in connection with the Stock and Asset Purchases, (ii) the fees and expenses of Arthur Andersen, Buyer's accountants, and (iii) the filing fees required in connection with any applications by Buyer for consents to transfers of any liquor license to Buyer, and (B) the Sellers on the one hand and Buyer on the other hand agree to pay one-half of (i) any and all real property and other real property transfer, stamp, gains, conveyance duties and other similar real property taxes (excluding any such expenses or any other Taxes relating to the distribution of the equity of AMF Bowling, S.A., or the transfers of assets by AMF Bowling, S.A. or AMF Bowling Centers II,

Inc. in connection with or in contemplation of the transactions contemplated by the Spanish and Swiss Bowling Centers Agreements, with respect to which expenses and taxes Sellers agree to bear the entire expense) and all documentary stamps, stamp duties, filing fees, recording fees and sales and use taxes, and any similar expenses, if any, and any penalties or interest with respect thereto, payable in connection with consummation of the Stock and Asset Purchases, and
(ii) the costs and expenses of Price Waterhouse in connection with its audits and preparation of the financial statements of the Companies relating to the ten- and twelve-month periods ending October 31, 1995 and December 31, 1995 (in the case of the December 31, 1995 audit, if done by Price Waterhouse), respectively, and the Closing Date Balance Sheet (if done by Price Waterhouse), and the costs and expenses of Price Waterhouse and KPMG Peat Marwick, LLP, as the case may be, in connection with the audits of Fair Lanes referred to in the definition of the term "Closing Date". Sellers shall pay any and all fines and penalties assessed by Governmental Authorities relating to the liquor or gaming licenses or the sale or service of liquor or the conduct of gaming activities by the Companies, the Subsidiaries or the Concession Entities on or prior to the Closing Date.

                  Section 12.5. Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to Sellers shall be given to the Designated Representative on behalf of any and all Sellers and addressed to:

                  Beverley W. Armstrong
                  c/o CCA Industries, Inc.
                  One James Center
                  Richmond, VA  23219
                  Telecopier No.:  (804) 643-4208

                  with a copy to:

                  McGuire, Woods, Battle & Boothe, L.L.P.
                  One James Center
                  Richmond, VA  23219
                  Attn:  Leslie A. Grandis
                         Wellford L. Sanders, Jr.
                  Telecopier No.:  (804) 775-1061

or at such other address and to the attention of such other person as Sellers may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

                  AMF Group Holdings Inc.
                  c/o GS Capital Partners II, L.P.
                  85 Broad Street
                  New York, NY  10004
                  Attn:  David J. Greenwald
                  Telecopier No.:  (212) 902-3000

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, NY  10019
                  Attn:  Daniel A. Neff and
                         Mitchell S. Presser
                  Telecopier No:  (212) 403-2000

or at such other address and to the attention of such other person as Buyer may designate by written notice to Seller.

                  Section 12.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto will assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other party hereto, except that Buyer may assign any or all of its right, title and interest under this Agreement to any one or more Affiliates, provided that in the event of such assignment, Buyer shall not be released from any obligations under this Agreement. Notwithstanding the foregoing sentence, Buyer may assign this Agreement to any lender to Buyer or any subsidiary of Buyer as security for obligations to such lender in respect of the financing arrangements entered into in connection with the transactions contemplated hereby and any refinancings, extensions, refundings or renewals thereof, provided, however, that no assignment hereunder shall in any way affect Buyer's obligations or liabilities under this Agreement.

                  Section 12.7. Designated Representative. Beverley W. Armstrong shall be the designated representative (the "Designated Representative") of each of the Sellers hereunder and each of the Sellers hereunder hereby designates the Designated Representative to make all decisions and determinations and take all actions (including giving any consents or waivers or agreeing to any amendments to this Agreement or to termination hereof) required or permitted hereunder on behalf of such Seller, and any such action, decision, determination or action so made or taken shall be deemed the decision, determination or action of such Seller, and any notice, document, certificate or information required to be given to any Seller shall be deemed so given if given to the Designated Representative.

                  Section 12.8. Publicity. Sellers and Buyer agree that prior to the earlier of the termination of this Agreement and the Closing they shall use reasonable efforts, to coordinate and agree, prior to the release or issuance thereof, upon any public release or announcement concerning the transactions contemplated hereby to be issued by Sellers, Buyer or any of their Affiliates, and Sellers and Buyer further agree that, except to the extent required by law, no such public release or announcement shall be released or issued by any of them or their respective Affiliates without the mutual consent of Buyer and the Designated Representative.

                  Section 12.9. Headings; Definitions. The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

                  Section 12.10. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought (or, in the case of the Sellers, if signed by the Designated Representative). Any party hereto may, only by an instrument in writing (or, in the case of the Sellers, if signed by the Designated Representative) waive compliance by the other parties hereto with any term or provision of this Agreement on the part of such other parties hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

                  Section 12.11. Severability. In the event that this Agreement, or any of its provisions, or the performance of any provision, is found to be illegal or unenforceable under applicable law now or hereafter in effect, the parties shall be excused from performance of such portions of this Agreement as shall be found to be illegal or unenforceable under the applicable laws or regulations without affecting the validity of the remaining provisions of the Agreement; provided that (i) the remaining provisions of the Agreement shall in their totality constitute a commercially reasonable agreement, and (ii) should any method of termination of this Agreement or a portion thereof be found to be illegal or unenforceable, such method shall be reformed to comply with the requirements of applicable law so as, to the greatest extent possible, to allow termination by that method. Nothing herein shall be construed as a waiver of any party's right to challenge the validity of such law.

                  Section 12.12. Interpretation. For the purposes of this Agreement, (i) a "subsidiary" of an entity means any entity more than 50% of the voting power of whose outstanding voting securities or equity interests are directly or indirectly owned by such other entity, and (ii) "including" shall mean "including without limitation."

                  Section 12.13. Schedules. Certain of the representations set forth in this Agreement contemplate that there will be attached schedules setting forth information that might be "material" or have a "material adverse effect." Sellers may, at their option, include on such schedules items that are not material or are not likely to have a material adverse effect in order to avoid any misunderstanding, and any such inclusion shall not be deemed to be an acknowledgment or representation by Sellers that such items are material or would have a material adverse effect, to establish any standard of materiality or material adverse effect, or define further the meaning of such terms for purposes of this Agreement.

                  Section 12.14. Trustees. All actions hereunder or pursuant hereto by the Trustees are in their representative capacity as trustees under the Trusts, and not as individuals.

                  IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

                                   AMF GROUP HOLDINGS INC.

                                   By:________________________________________

                  IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.




                                        ______________________________________
                                        L.F. LOREE, III, SUCCESSOR
                                        CO-TRUSTEE U/A DATED 11/12/86 FBO
                                        WILLIAM H. GOODWIN, III, MOLLY S.
                                        GOODWIN, MATTHEW T. GOODWIN, SARAH C.
                                        GOODWIN AND PETER O. GOODWIN

                  IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.



                                        ______________________________________
                                        NORWOOD H. DAVIS, JR., SUCCESSOR
                                        CO-TRUSTEE U/A DATED 11/12/86 FBO
                                        WILLIAM H. GOODWIN, III, MOLLY S.
                                        GOODWIN, MATTHEW T. GOODWIN, SARAH C.
                                        GOODWIN AND PETER O. GOODWIN

                  IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.


                                        THE COMMUNITY FOUNDATION, INC.


                                        By:__________________________________
                                        Name:
                                        Title:

                  IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.




                                        _____________________________________
                                        DOUGLAS J. STANARD

                  IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.



                                        _____________________________________
                                        BEVERLEY W. ARMSTRONG

                                                                  EXHIBIT 1.1(a)


                        SPANISH BOWLING CENTERS AGREEMENT

         THIS SPANISH BOWLING CENTERS AGREEMENT (the "Agreement") dated as of __________, 1996, is made between AMF BOWLING, S.A., a Spanish corporation ("Seller"), and [____________], a __________ corporation ("Buyer") and AMF GROUP HOLDINGS INC., a Delaware corporation ("Holdings").

                                    RECITALS

         A. Seller has operated in Spain for some years bowling centers located:
(i) on real estate leased by Seller in Barcelona and Madrid (the "Sold Bowling Centers"), and (ii) on real estate owned by Seller (the "AZCA Real Estate") located at Paseo de Castellana 77, E-28046, Madrid, and described on Schedule 1 (the "AZCA Center"), constituting Seller's only business activity, which is an independent economic and legal unit. Seller has operated and managed the Sold Bowling Centers and the AZCA Center through an office located in Capitan Haya, 11th floor, Madrid (the "Office").

         B. Seller has represented to Buyer that (i) the current employees working in or primarily in connection with the AZCA Center are listed in
Schedule 2.1 hereto (the "AZCA Employees") and (ii) the current employees working in or primarily in connection with the Sold Bowling Centers or the Office are listed on Schedule 2.2 hereto (the "Transferred Employees").

         C. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, as an ongoing concern, all of the Seller's assets, properties, rights and interests, except the AZCA Real Estate and the tangible personal property used in the operation of the AZCA Center listed on Schedule 3 hereto (the "AZCA Personal Property") (all such purchased assets, properties, rights and interests being described on Schedule 4 hereto and referred to herein as the "Purchased Assets"), on the terms and conditions set forth in this Agreement.

         D. Buyer shall therefore have the right and ability to continue with all the business activities of Seller, except for the ownership and operation of the AZCA Real Estate, the AZCA Center and the AZCA Personal Property, which shall continue to be owned by Seller.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF ASSETS

         1.1 PURCHASE AND SALE OF ASSETS. Simultaneously with the execution and delivery of this Agreement and the closing of the transactions contemplated by the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of February __, 1996, among Holdings and the sellers named therein, Seller shall sell to Buyer, and Buyer shall purchase from Seller, pursuant to the Bill of Sale in the form attached hereto as Exhibit A (the "Bill of Sale"), the Assignments and Assumptions of Leases attached hereto as Exhibits B-1, B-2 and B-3 (the "Assignment and Assumptions Agreements") and the Instrument of Assumption of Liabilities attached hereto as Exhibit C (the "Instrument of Assumption"), all of the Purchased Assets, including, without limitation:

             (a) the pin spotters, lanes, automatic scoring systems, ball returns, seating, lockers, ball racks, rental shoes, bowling balls, pins and spare parts and other equipment and property (collectively, "Center Equipment") located at the Sold Bowling Centers or at the Office;

             (b) all inventories of bowling balls, shoes, clothing, supplies, food and beverages owned by Seller, held for resale and located at or in transit to the Sold Bowling Centers (the "Center Inventory");

             (c) the licenses and permits which are related to either of the Sold Bowling Centers or the Office (other than those principally related to the Excluded Assets);

             (d) the rights of Seller in intellectual property other than that relating principally to the AZCA Center (but including any such intellectual property relating principally to the AZCA Center that would cause Seller to violate Section 4.4 or such property which is owned or licensed by affiliates of Holdings following the "Closing" under the Stock Purchase Agreement);

             (e) the rights of Seller under all contracts and leases that relate to the Sold Bowling Centers, the Purchased Assets and the Office, including, but not limited to, those contracts and leases listed on Schedule 4 hereto;

             (f) the accounts receivable of Seller to the extent not arising from the AZCA Center;

             (g) electronic or paper copies of the books, files and records of Seller relating to the ownership and operation of the Sold Bowling Centers, the Office and the Purchased Assets;

             (h) the prepaid expenses and deferred charges of Seller to the extent relating to the Sold Bowling Centers, the Office or the Purchased Assets;

             (i) all stock, securities and other investments owned by Seller and any options, warrants or rights to acquire such interests and all rights as partner or joint venturer in each partnership or joint venture in which Seller is a partner or venturer or otherwise participates or any rights so to participate or any similar rights;

             (j) all rights and claims of Seller whether mature, contingent or otherwise, against third parties relating to the Sold Bowling Centers, the Office or the Purchased Assets, whether in tort, contract, or otherwise, including, without limitation, causes of action, unliquidated rights and claims under or pursuant to all warranties, representations and guarantees made by manufacturers, suppliers or vendors;

             (k) cash and cash equivalents of Seller; and

             (l) all other tangible and intangible assets of Seller which are not included in the excluded assets described in Section 1.2.

         1.2 EXCLUDED ASSETS. The following (the "Excluded Assets") are the only assets, properties, rights or interests of Seller not included in the Purchased Assets, namely (i) the AZCA Real Estate, (ii) all Center Equipment located on the AZCA Real Estate, including, but not limited to, the AZCA Personal Property,
(iii) the licenses, permits, intellectual property (subject to the exclusions set forth in Section 1.1(d)), contracts and leases which relate principally to the ownership or operation of the AZCA Center, (iv) the note receivable from AMF Machinery Systems, Inc. and (v) the rights of Seller under a management services agreement (the "Management Agreement"), dated as of January 1, 1995, between Seller and AMF Bowling Centers II, Inc.

         1.3 ASSUMED LIABILITIES. On the date hereof, Buyer will assume the liabilities and obligations of Seller as more specifically described on Schedule 5 hereto; provided, however, that it will not assume (i) any liability to the extent it relates to the ownership or operation of the Excluded Assets (including, without limitation, withholding taxes and Social Security wages) whether arising or accruing prior to, on or after the date hereof,

(ii) any liabilities or obligations to pay or provide salaries, wages or other compensation or employee benefits of any description to, or related to, any past, present or future employees of the AZCA Center arising for any reason,
(iii) any liabilities arising under the Management Agreement or any other agreement or relationship between Seller and any entity affiliated therewith,
(iv) any other liabilities of Seller which do not arise out of ownership or operation of the Purchased Assets, or (v) any liabilities which Seller or shareholders of Seller may incur or have incurred as a consequence of any transfer of the shares of capital stock of Seller. To the extent liabilities relate to the ownership or operation of both the Purchased Assets and the Excluded Assets, such liabilities will be apportioned equitably between Buyer and Seller based on the extent to which such liabilities relate to such entities' respective assets.

         1.4 PURCHASE PRICE. The amount to be paid for the Purchased Assets (the "Purchase Price"), will be the net tax book value for United States tax purposes of the Purchased Assets and will be paid in United States dollars.

                                   ARTICLE II
                          EMPLOYEE AND EMPLOYEE MATTERS


         2.1 EMPLOYEE LIABILITIES. As of the date hereof, Buyer shall employ all of the Transferred Employees and Seller shall employ all the AZCA Employees. Buyer shall assume and indemnify Seller for any liabilities or obligations to pay or provide salaries, wages or other compensation or employee benefits of any description to those persons employed by Seller on or prior to the date hereof with respect to the Sold Bowling Centers and the Office. Seller shall assume and indemnify Buyer for any liabilities or obligations to pay or provide salaries, wages or other compensation or employee benefits of any description to those persons employed by Seller on or prior to the date hereof with respect to the AZCA Center. Buyer shall be responsible for and shall indemnify Seller for any liabilities and obligations to pay or provide salaries, wages or other compensation or employee benefits of any description to persons employed by Buyer after the date hereof and Seller shall be responsible for and shall indemnify Buyer for any liabilities and obligations to pay or provide salaries, wages or other compensation or employee benefits of any description to persons employed by the Seller after the date hereof.

         2.2 EMPLOYEE BENEFITS. Seller and Buyer shall use commercially reasonable efforts to effect the transfer to and assumption by Buyer of each employee benefit plan currently maintained by Seller for the benefit of Seller's employees (other than any exclusively related to current and former employees of the AZCA Center) ("Seller Plans"). To the extent that any of the Seller Plans contain assets or are subject to liabilities, Seller and Buyer shall each use commercially reasonable efforts to effect the pro rata apportionment of such assets and liabilities between Seller and Buyer, on the basis of whose current and former employees such assets and liabilities relate to, or, if not feasible, on the basis of headcount (in the case of Seller Plans for which as sets or liabilities of such Seller Plans vary in proportion to headcount) or on the basis of payroll (in the case of Seller Plans for which assets or liabilities of such Seller Plans vary in proportion to payroll) or such other basis that will accomplish an equitable apportionment between those assets sold by Seller hereunder and those retained.

         2.3 EMPLOYEE NOTIFICATION. Seller and Buyer shall jointly notify each employee of the assumption herein agreed, expressly stating which entity shall be responsible for the employee's labor rights and obligations, and the date on which such assumption shall be effective.

         2.4 EMPLOYEES' DEREGISTRATION/REGISTRATION. Seller shall proceed to deregister the employees from the Sold Bowling Centers and the Office as of ___________, 1996 and Buyer shall proceed to register them as of __________, 1996 with the Social Security.

                                   ARTICLE III
                                     CLOSING

         3.1 DELIVERIES BY SELLER. Simultaneous with the execution and delivery of this Agreement by Buyer and Seller, Seller has delivered to Buyer the following:

                 (i) the fully executed Bill of Sale, the Assignment and Assumption Agreements executed by Seller and the Landlord related thereto and such other documents as may be necessary to transfer to Buyer the Purchased Assets, including, but not limited to, notarial deeds empowering Buyer to exercise any and all rights, notices and remedies referred to in paragraphs 3 and 4 of the Bill of Sale;

                 (ii) evidence reasonably satisfactory to Buyer that Seller has given all notices and obtained all consents necessary to transfer all right, title and interest in the Purchased Assets to Buyer; and

                 (iii) an opinion of Bufete M. Vega Penichet in form and substance reasonably satisfactory to Buyer.

         3.2 DELIVERIES BY BUYER. Simultaneous with the execution of this Agreement, Buyer has delivered to Seller the following:

                 (i)   the Purchase Price in immediately available funds;

                 (ii) the Assignment and Assumption Agreements and the Instrument of Assumption, each executed by Buyer; and

                 (iii) an opinion of Spanish counsel to Buyer in form and substance reasonably satisfactory to Seller.

                                   ARTICLE IV
                               GENERAL PROVISIONS

         4.1 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         4.2 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.3 WARRANTIES. The sole representations and warranties of Buyer and Seller with respect to the matters that are the subject of this Agreement, and the rights and obligations of Seller and Buyer with respect to such representations and warranties, are set forth in the Stock Purchase Agreement. Buyer and Seller make no representations or warranties pursuant to this Agreement.

         4.4 USE OF INTELLECTUAL PROPERTY; CHANGE OF NAME. Except as permitted by the terms of applicable intellectual property licenses referred to as "License Agreements" in the Stock Purchase Agreement, Seller will not, and will not permit its affiliates to, use any Company Intellectual Property (as defined in the Stock Purchase Agreement) in their names or operations from and after the date hereof; provided, however, that Seller may retain, maintain and use in connection with the operation of the AZCA Center any currently existing signage containing the mark AMF until the second anniversary of the date of execution of this Agreement. The foregoing sentence notwithstanding, as soon as possible after the date of execution of this Agreement, but in any event within three months after the execution of this Agreement, Seller shall change its name to a name that does not contain "AMF" or references confusingly similar to AMF.

         4.5 MISCELLANEOUS. This Agreement (i) together with the Stock Purchase Agreement (including the Ancillary Agreements referred to therein) constitute the entire agreement and supersede any prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof;
(ii) is not intended to, and shall not confer upon any other person or business entity other than the parties hereto, any rights or remedies with respect to the subject matter hereof; (iii) shall not be assigned by operation of law or otherwise except that Buyer may assign any or all of its right, title and interest under this Agreement to any one or more Affiliates (as defined in the Stock Purchase Agreement), provided that in the event of such assignment Buyer shall not be released from its obligations under this Agreement; and (iv) shall be governed in all respects by the laws of New York without regard to its choice of law rules.

         4.6 JURISDICTION. ALL DISPUTES, CONTROVERSIES OR CLAIMS ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE SUBMITTED TO THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURT IN CONNECTION THEREWITH.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed and their corporate seals to be hereto affixed and attested by their duly authorized officers.

                                          AMF BOWLING, S.A,

                                          BY:  ________________________________

                                          TITLE:  _____________________________

                                          [__________________]

                                          BY:  ________________________________

                                          TITLE:  _____________________________

                                          AMF GROUP HOLDINGS INC.

                                          BY:  ________________________________

                                          TITLE:  _____________________________

EXHIBITS

EXHIBIT A   - BILL OF SALE
EXHIBIT B-1 - ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT B-2 - ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT B-3 - ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT C   - INSTRUMENT OF ASSUMPTION OF LIABILITIES

SCHEDULES

SCHEDULE 1   - AZCA REAL ESTATE
SCHEDULE 2.1 - AZCA EMPLOYEES
SCHEDULE 2.2 - TRANSFERRED EMPLOYEES
SCHEDULE 3   - AZCA PERSONAL PROPERTY
SCHEDULE 4   - PURCHASED ASSETS
SCHEDULE 5   - ASSUMED LIABILITIES

                                                                       EXHIBIT A

                           BILL OF SALE AND ASSIGNMENT

         THIS BILL OF SALE AND ASSIGNMENT ("Bill of Sale") is made this ___ day of ________, 1996 by AMF BOWLING, S.A., a Spanish corporation ("Seller") in favor of [_____________, a _________ corporation] ("Buyer").

                                    RECITALS

         A. Seller and Buyer are parties to a Spanish Bowling Center Agreement (the "Agreement") dated as of the date hereof. Terms used in this Bill of Sale shall have the same meaning as they have in the Agreement unless the context provides otherwise.

         B. The Agreement provides, among other things, that for the consideration provided therein, Seller will sell to Buyer all of Seller's assets, properties, rights and interests other than Excluded Assets.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

         1. Seller hereby sells, transfers, conveys, assigns and delivers to Buyer and its successors and assigns all of the assets, properties, rights and interests of Seller other than the Excluded Assets (the "Purchased Assets"), including, without limitation:

            (a) the pin spotters, lanes, automatic scoring systems, ball returns, seating, lockers, ball racks, rental shoes, bowling balls, pins and spare parts and other equipment and property (collectively, "Center Equipment") located at the Sold Bowling Centers and at the Office;

            (b) all inventories of bowling balls, shoes, clothing, supplies, food and beverages owned by Seller, held for resale and located at or in transit to the Sold Bowling Centers (the "Center Inventory");

            (c) the licenses and permits which are related to either of the Sold Bowling Centers or the office (other than those principally related to the Excluded Assets);

            (d) the rights of Seller in intellectual property other than that relating principally to the AZCA Center (but including any such intellectual property relating principally to the AZCA

Center that would cause Seller to violate Section 4.4 or such intellectual property which is owned or licensed by affiliates of Holdings following the "Closing" under the Stock Purchase Agreement);

            (e) the rights of Seller under all contracts and leases that relate to the Sold Bowling Centers, the Purchased Assets and the Office, including, but not limited to, those contracts and leases listed on Schedule 1 hereto;

            (f) the accounts receivable of Seller to the extent not arising from the AZCA Center;

            (g) electronic or paper copies of the books, files and records of Seller relating to the ownership and operation of the Sold Bowling Centers, the Office and the Purchased Assets;

            (h) the prepaid expenses and deferred charges of Seller to the extent relating to the Sold Bowling Centers, the Office or the Purchased Assets;

            (i) all stock, securities and other investments owned by Seller and any options, warrants or rights to acquire such interests and all rights as partner or joint venturer in each partnership or joint venture in which Seller is a partner or venturer or otherwise participates or any rights so to participate or any similar rights;

            (j) all rights and claims of Seller whether mature, contingent or otherwise, against third parties relating to the Sold Bowling Centers, the Office or the Purchased Assets, whether in tort, contract, or otherwise, including, without limitation, causes of action, unliquidated rights and claims under or pursuant to all warranties, representations and guarantees made by manufacturers, suppliers or vendors;

            (k) cash and cash equivalents of Seller; and

            (l) all other tangible and intangible assets of Seller which are not included in the excluded assets described in Paragraph 2.

         2. The following (the "Excluded Assets") are the only assets, properties, rights or interests of Seller not included in the Purchased Assets, namely (i) the real property described on Schedule 2 (the "AZCA Real Estate"),
(ii) all Center Equipment located on the AZCA Real Estate, including, but not limited to, the AZCA Personal Property, (iii) Seller's licenses, permits, intellectual property (subject to the exclusions set forth in

Section 1(d) contracts and leases which relate principally to the ownership or operation of the AZCA Center, (iv) the note receivable from AMF Machinery Systems, Inc. and (v) the rights of Seller under a management services agreement (the "Management Agreement"), dated as of January 1, 1995, between Seller and AMF Bowling Centers II, Inc.

         3. This Bill of Sale and conveyance includes, without limitation, choses in action for accounts payable to Seller accrued or accruing and unpaid on or after the date of this instrument. Seller hereby constitutes and appoints Buyer, its successors and assigns the true and lawful attorney of Seller, with full power of substitution, having full right and authority, in the name of Seller or otherwise, and for the benefit and at the expense of Buyer, its successors and assigns:

            (a) to collect for the account of Buyer amounts payable under any and all claims, contracts, leases, licenses, permits, authorizations, arrangements, commitments, loans, receivables of any kind or character and any other items included in the Purchased Assets, including without limitation any amounts payable as interest in respect thereof; and

            (b) to institute and prosecute all proceedings which Buyer may deem proper in order to collect, assert or enforce any claim, right, title, interest or benefit in, to or under the assets, properties, rights, interests, business and any other items included in the Purchased Assets, to defend or compromise any and all actions, suits or proceedings in respect of such Purchased Assets, and to do all such acts and things in relation thereto as Buyer shall deem appropriate and advisable.

         Seller hereby declares that the foregoing powers are coupled with an interest and shall be irrevocable by it or by its subsequent dissolution or in any manner or for any reason. Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

         4. Seller hereby agrees that, from time to time after the delivery of this Bill of Sale, it will, at the request of Buyer and without further consideration, promptly take such further action and execute and deliver such additional assignments, bills of sale, consents or other similar instruments as Buyer or its successors or assigns may reasonably deem necessary or appropriate to complete the transfer of the title or possession of the Purchased Assets to, or vest them in, Buyer and, in the case of any required consents, approvals, waivers or authorizations, to use reasonable efforts to obtain such consents, approvals, authorizations or waivers.

         5. Except as is set forth in Paragraph 6 below, nothing in this instrument, express or implied, is intended or shall be construed to confer upon any person, firm or corporation other than Buyer or its successors or assigns, any remedy or claim.

         6. The provisions of this Bill of Sale, which are intended to be binding upon Seller, its successors and assigns, and are for the benefit of Buyer, its successors and assigns, and all rights hereby granted Buyer, including the right to act for Seller, may be exercised by Buyer, its successors or assigns.

         7. THIS BILL OF SALE SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW RULES.

         8. ALL DISPUTES, CONTROVERSIES OR CLAIMS ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE SUBMITTED TO THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURT IN CONNECTION THEREWITH.

         IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be signed by a duly authorized officer of Seller on the date first above written.

                                            AMF BOWLING, S.A.

                                            BY:________________________________

                                            TITLE:_____________________________

                                                                     EXHIBIT B-1

                       ASSIGNMENT AND ASSUMPTION OF LEASE

         THIS AGREEMENT is made this ___ day of ________,1996 by and between AMF BOWLING, S.A., a Spanish corporation ("Assignor") and [_______________, a _________ corporation] ("Assignee").

                                    RECITALS

         A. Pursuant to that certain Spanish Bowling Center Agreement, dated as of the date hereof, by and between Assignor and Assignee (the "Agreement"), Assignor is selling to Assignee, among other things, the assets owned by Assignor and used in connection with the operation of Assignor's bowling centers located on real estate leased by Assignor in Barcelona and Madrid, Spain (the "Sold Bowling Centers").

         B. Assignor is the present holder of the lessee's interest in, to and under a lease (the "Lease") with respect to the real property upon which the Barcelona Sold Bowling Center is located, a copy of which Lease is attached hereto and incorporated herein by this reference.

         C. In connection with the sale and conveyance to Buyer of the assets described in the Agreement, Assignee desires to obtain Assignor's interest in and to assume Assignor's obligations under the Lease subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

         1. ASSIGNMENT. Assignor hereby assigns to Assignee all of Assignor's rights, title and interest in, to and under the Lease.

         2. ASSUMPTION. Assignee hereby accepts this assignment and agrees (i) to assume all of the obligations of Assignor under the Lease, regardless of when such obligations arose, (ii) to perform and observe all the covenants, agreements, conditions and other provisions of said Lease to be observed and performed on the part of Assignor thereunder and (iii) to indemnify and hold harmless Assignor from any and all liability, claims, demands, charges and expenses arising under the Lease, regardless of when such claim or liability arose.

         3. CONSENT OF LANDLORD. ______________ hereby executes this Assignment and Assumption of Lease to evidence its consent to the assignment evidenced hereby and hereby waives any and all rights of "tanteo", "retracto", increase of rent and indemnification that it might have as a consequence of this assignment under the Lease or Spanish law.

         4. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

         5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, SPAIN. ALL DISPUTES, CONTROVERSIES OR CLAIMS ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE SUBMITTED TO THE COURTS IN THE VILLA OF BARCELONA AND EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS IN CONNECTION THEREWITH.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                            ASSIGNOR:

                                            AMF BOWLING, S.A.

                                            BY:________________________________

                                            TITLE:_____________________________

                                            ASSIGNEE:

                                            [__________________]


                                            BY:________________________________

                                            TITLE:_____________________________

                                            LANDLORD:

                                            INMOBILIARIA COLONIAL, S.A.

                                            BY:________________________________

                                            TITLE:_____________________________

                                                                     EXHIBIT B-2

                       ASSIGNMENT AND ASSUMPTION OF LEASE

         THIS AGREEMENT is made this ___ day of _________, 1996 by and between AMF BOWLING, S.A., a Spanish corporation ("Assignor") and [_____________, a _________ corporation] ("Assignee").

                                    RECITALS

         A. Pursuant to that certain Spanish Bowling Center Agreement, dated as of the date hereof, by and between Assignor and Assignee (the "Agreement"), Assignor is selling to Assignee, among other things, the assets owned by Assignor and used in connection with the operation of Assignor's bowling centers located on real estate leased by Assignor in Barcelona and Madrid, Spain (the "Sold Bowling Centers").

         B. Assignor is the present holder of the lessee's interest in, to and under a lease (the "Lease") with respect to the real property upon which the Madrid Sold Bowling Center is located, a copy of which Lease is attached hereto and incorporated herein by this reference.

         C. In connection with the sale and conveyance to Buyer of the assets described in the Agreement, Assignee desires to obtain Assignor's interest in and to assume Assignor's obligations under the Lease subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

         1. ASSIGNMENT. Assignor hereby assigns to Assignee all of Assignor's rights, title and interest in, to and under the Lease.

         2. ASSUMPTION. Assignee hereby accepts this assignment and agrees (i) to assume all of the obligations of Assignor under the Lease, regardless of when such obligations arose, (ii) to perform and observe all the covenants, agreements, conditions and other provisions of said Lease to be observed and performed on the part of Assignor thereunder and (iii) to indemnify and hold harmless Assignor from any and all liability, claims, demands, charges and expenses arising under the Lease, regardless of when such claim or liability arose.

         3. CONSENT OF LANDLORD. _______________ hereby executes this Assignment and Assumption of Lease to evidence its consent to the assignment evidenced hereby and hereby waives any and all rights of "tanteo", "retracto", increase of rent and indemnification that it might have as a consequence of this assignment under the Lease or Spanish law.

         4. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

         5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SPAIN. ALL DISPUTES, CONTROVERSIES OR CLAIMS ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE SUBMITTED TO THE COURTS OF THE VILLA OF MADRID AND EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS IN CONNECTION THEREWITH.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                            ASSIGNOR:

                                            AMF BOWLING, S.A.

                                            BY:________________________________

                                            TITLE:_____________________________

                                            ASSIGNEE:

                                            [__________________]


                                            BY:________________________________

                                            TITLE:_____________________________

                                      -2

                                            LANDLORD:

                                            CENTRO COMERCIAL MADRID NORTE, S.A.

                                            BY:________________________________

                                            TITLE:_____________________________

                                                                     EXHIBIT B-3

                       ASSIGNMENT AND ASSUMPTION OF LEASE

         THIS AGREEMENT is made this ___ day of _________, 1996 by and between AMF BOWLING, S.A., a Spanish corporation ("Assignor") and [_____________, a _________ corporation] ("Assignee").

                                    RECITALS

         A. Pursuant to that certain Spanish Bowling Center Agreement, dated as of the date hereof, by and between Assignor and Assignee (the "Agreement"), Assignor is selling to Assignee, among other things, the assets owned by Assignor and used in connection with the operation of Assignor's bowling centers located on real estate leased by Assignor in Barcelona and Madrid, Spain (the "Sold Bowling Centers").

         B. Assignor is the present holder of the lessee's interest in, to and under a lease (the "Lease") with respect to the real property upon which the office from which Assignee manages its business is located, a copy of which Lease is attached hereto and incorporated herein by this reference.

         C. In connection with the sale and conveyance to Buyer of the assets described in the Agreement, Assignee desires to obtain Assignor's interest in and to assume Assignor's obligations under the Lease subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

         1. ASSIGNMENT. Assignor hereby assigns to Assignee all of Assignor's rights, title and interest in, to and under the Lease.

         2. ASSUMPTION. Assignee hereby accepts this assignment and agrees (i) to assume all of the obligations of Assignor under the Lease, regardless of when such obligations arose, (ii) to perform and observe all the covenants, agreements, conditions and other provisions of said Lease to be observed and performed on the part of Assignor thereunder and (iii) to indemnify and hold harmless Assignor from any and all liability, claims, demands, charges and expenses arising under the Lease, regardless of when such claim or liability arose.

         3. CONSENT OF LANDLORD. _______________ hereby executes this Assignment and Assumption of Lease to evidence its consent to the assignment evidenced hereby and hereby waives any and all rights of "tanteo", "retracto", increase of rent and indemnification that it might have as a consequence of this assignment under the Lease or Spanish law.

         4. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

         5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SPAIN. ALL DISPUTES, CONTROVERSIES OR CLAIMS ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE SUBMITTED TO THE COURTS OF THE VILLA OF MADRID AND EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS IN CONNECTION THEREWITH.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                            ASSIGNOR:

                                            AMF BOWLING, S.A.

                                            BY:________________________________

                                            TITLE:_____________________________

                                            ASSIGNEE:

                                            [__________________]


                                            BY:________________________________

                                            TITLE:_____________________________

                                            LANDLORD:

                                            LUIS CARLOS PARRA ESPERON

                                            BY:________________________________

                                            TITLE:_____________________________

                                                                       EXHIBIT C

                     INSTRUMENT OF ASSUMPTION OF LIABILITIES

         THIS INSTRUMENT OF ASSUMPTION OF LIABILITIES ("Instrument of Assumption") is made this ___ day of __________, 1996 by [____________, a
__________ corporation] ("Buyer"), in favor of AMF BOWLING, S.A., a Spanish corporation ("Seller").

                                    RECITALS

         A. Buyer and Seller are parties to a Spanish Bowling Center Agreement (the "Agreement") dated as of the date hereof. Terms used in this Instrument of Assumption shall have the same meaning as they have in the Agreement unless the context provides otherwise.

         B. The Agreement provides, among other things, that for the consideration provided therein, Buyer will assume certain obligations of Seller.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

         1. Subject to the terms of the Agreement and the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of February _, 1996, among AMF Group Holdings Inc. and the Sellers named therein, Buyer hereby assumes all of the liabilities and obligations of Seller existing on the date hereof as more particularly described on Schedule 1 hereto, whether known or unknown, regardless of whether accrued; provided, however, Buyer shall not assume (i) any liability to the extent it relates to the ownership or operation of the Excluded Assets (including, without limitation, withholding taxes and Social Security wages) whether arising or accruing prior to, on or after the date hereof, (ii) any liabilities or obligations to pay or provide salaries, wages or other compensation or employee benefits of any description to, or related to, any past present or future employees of the AZCA Center arising for any reason, (iii) any liabilities arising under the Management Agreement or any other agreement or relationship between Seller and any entity affiliated therewith, (iv) any other liabilities of Seller which do not arise out of ownership or operation of the Purchased Assets, or (v) any liabilities which Seller or shareholders of Seller may incur or have incurred as a consequence of any transfer of the shares of capital stock of Seller. To the extent liabilities relate to the ownership or operation of both the Purchased Assets and the Excluded Assets, such liabilities will be apportioned equitably between Buyer and Seller based on the extent to which such liabilitiesy relate to such entities' respective assets. Buyer does not assume any liabilities of Seller except as provided in this Instrument of Assumption and the Agreement.

         2. The assumption by Buyer of the liabilities and obligations of Seller set forth in this Instrument of Assumption shall not be construed to defeat, impair or limit in any way any rights of Buyer to dispute the validity or amount thereof.

         3. Buyer agrees that, from time to time after the delivery of this Instrument of Assumption, it will, at the request of Seller and without further consideration, promptly take such further action and execute and deliver such additional documents as Seller may reasonably deem necessary in order to more fully effectuate the assumption of liabilities provided for herein.

         4. The provisions of this Instrument of Assumption are intended to be binding upon Buyer, its successors and assigns, and are for the benefit of Seller. Other than an assignment hereof to a buyer of substantially all of the assets of Seller, Seller may not assign its rights hereunder without the prior written permission of Buyer.

         5. THIS INSTRUMENT OF ASSUMPTION SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW RULES.

         6. ALL DISPUTES, CONTROVERSIES OR CLAIMS ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE SUBMITTED TO THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS IN CONNECTION THEREWITH.

         IN WITNESS WHEREOF, Buyer has caused this instrument to be signed by a duly authorized officer on the date first above written.

                                            [BUYER]

                                            BY:________________________________

                                            TITLE:_____________________________

                                                                  EXHIBIT 1.1(b)

                         [THIS AGREEMENT MAY BE REVISED
                 TO COMPLY WITH SWISS LAW, WITHOUT EFFECT ON THE
                             ECONOMIC TRANSACTION.]

                         SWISS BOWLING CENTER AGREEMENT

         THIS SWISS BOWLING CENTER AGREEMENT (the "Agreement"), dated as of __________, 1996, is made between AMF BOWLING CENTERS II, a Delaware corporation ("Seller"), and [_____________], a __________ corporation ("Buyer") and AMF GROUP HOLDINGS INC., a Delaware corporation ("Holdings").

                                    RECITALS

         A. Seller has operated in Switzerland for some years bowling centers located: (i) on real estate leased by Seller in Geneva, Switzerland (the "Thonex Bowling Center"), and (ii) on real estate owned by Seller (the "Meyrin Real Estate"), located at 67 ch. de l'Etang, 1219 Chatelaine/Geneva, Switzerland and described on Schedule 1 (the "Meyrin Center"), constituting Seller's only business activity. Seller has operated and managed the Sold Bowling Center and the Meyrin Center through an office located at _______________ (the "Office").

         B. Seller has represented to Buyer that (i) the current employees working in or primarily in connection with the Meyrin Center are listed in
Schedule 2.1 hereto (the "Meyrin Employees") and (ii) the current employees working in or primarily in connection with the Sold Bowling Center or the Office are listed on Schedule 2.2 hereto (the Transferred Employees").

         C. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, as an ongoing concern, all of the Seller's assets, properties, rights and interests, except the Meyrin Real Estate and the personal property used in the operation of the Meyrin Center listed on Schedule 3 hereto (the "Meyrin Personal Property"), (all such purchased assets, properties, rights and interests being described on Schedule 4 hereto and referred to herein as the "Purchased Assets"), on the terms and conditions set forth in this Agreement.

         D. Buyer shall therefore have the right and ability to continue with all the business activities of Seller, except for the ownership and operation of the Meyrin Real Estate, the Meyrin

Center and the Meyrin Personal Property, which shall continue to be owned and operated by Seller.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF ASSETS

         1.1 PURCHASE AND SALE OF ASSETS. Simultaneously with the execution and delivery of this Agreement and the closing of the transactions contemplated by the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of February , 1996, among Holdings and the sellers named therein, Seller shall sell to Buyer, and Buyer shall purchase from Seller, pursuant to the Bill of Sale in the form attached hereto as Exhibit A (the "Bill of Sale"), the Assignments and Assumptions of Leases attached hereto as Exhibits B-1 and B-2 (the "Assignments and Assumptions of Leases") and the Instrument of Assumption of Liabilities attached hereto as Exhibit C (the "Instrument of Assumption"), all of the Purchased Assets, including, without limitation:

             (a) the pin spotters, lanes, automatic scoring systems, ball returns, seating, lockers, ball racks, rental shoes, bowling balls, pins and spare parts and other equipment and property (collectively, "Center Equipment") located at the Thonex Bowling Center or at the Office;

             (b) all inventories of bowling balls, shoes, clothing, supplies, food and beverages owned by Seller, held for resale and located at or in transit to the Thonex Bowling Center (the "Thonex Center Inventory");

             (c) the licenses and permits which are related to the Thonex Bowling Center or the Office (other than those principally related to the Excluded Assets);

             (d) the rights of Seller in intellectual property other than that relating principally to the Meyrin Center (but including any such intellectual property relating principally to the Meyrin Center that would cause Seller to violate Section 4.4 hereof or such property which is owned or licensed by affiliates of Holdings following the "Closing" under the Stock Purchase Agreement);

             (e) the rights of Seller under all contracts and leases that relate to the Thonex Bowling Center, the Office and the

Purchased Assets, including, but not limited to, those contracts and leases listed on Schedule 4 hereto;

             (f) the accounts receivable of Seller to the extent not arising from the operation of the Meyrin Center;

             (g) electronic or paper copies of the books, files and records of Seller relating to the ownership and operation of the Thonex Bowling Center, the Office and the Purchased Assets;

             (h) the prepaid expenses and deferred charges of Seller to the extent relating to the Thonex Center, the Office or the Purchased Assets;

             (i) all stock, securities and other investments owned by Seller and any options, warrants or rights to acquire such interests and all rights as partner or joint venturer in each partnership or joint venture in which Seller is a partner or venturer or otherwise participates or any rights so to participate or any similar rights;

             (j) all rights and claims of Seller whether mature, contingent or otherwise, against third parties to the extent relating to the Thonex Center, the Office or the Purchased Assets, whether in tort, contract, or otherwise, including, without limitation, causes of action, unliquidated rights and claims under or pursuant to all warranties, representations and guarantees made by manufacturers, suppliers or vendors;

             (k) cash and cash equivalents of Seller; and

             (l) all other tangible and intangible assets of Seller which are not included in the excluded assets described in Section 1.2.

         1.2 EXCLUDED ASSETS. The following (the "Excluded Assets") are the only assets, properties, rights or interests not included in the Purchased Assets, namely (i) the Meyrin Real Estate, (ii) all Center Equipment located on the Meyrin Real Estate, including, but not limited to, the Meyrin Personal Property,
(iii) the licenses, permits, intellectual property (subject to the exclusions set forth in Section 1.1(d)), contracts and leases which relate principally to the ownership or operation of the Meyrin Center, and (iv) the rights of Seller under a management services agreement (the "Management Agreement"), dated as of January 1, 1995, between Seller and AMF Bowling, S.A.

         1.3 ASSUMED LIABILITIES. On the date hereof, Buyer will assume the liabilities and obligations of Seller as more specifically described on Schedule 5 hereto; provided, however, that it will not assume (i) any liability to the extent it relates to the ownership or operation of the Excluded Assets (including, without limitation, withholding taxes and Social Security wages) whether arising or accruing prior to, on or after the date hereof, (ii) any liabilities or obligations to pay or provide salaries, wages or other compensation or employee benefits of any description to, or related to, any past, present or future employees of Meyrin Center arising for any reason, (iii) any liabilities arising under the Management Agreement or any other agreement or relationship between Seller and any entity affiliated therewith, or (iv) any other liabilities of Seller which do not arise out of ownership or operation of the Purchased Assets. To the extent liabilities relate to the ownership or operation of both the Purchased Assets and the Excluded Assets, such liabilities will be apportioned equitably between Buyer and Seller based on the extent to which such liabilities relate to such respective assets.

         1.4 PURCHASE PRICE. The amount to be paid for the Purchased Assets (the "Purchase Price"), will be the net tax book value for United States tax purposes of the Purchased Assets and will be paid in United States dollars.

                                   ARTICLE II
                          EMPLOYEE AND EMPLOYEE MATTERS

         2.1 EMPLOYEE LIABILITIES. As of the date hereof, Buyer shall employ all of the Transferred Employees and Seller shall employ all the Meyrin Employees. Buyer shall assume and indemnify Seller for any liabilities or obligations to pay or provide salaries, wages or other compensation or employee benefits of any description to those persons employed by Seller on or prior to the date hereof with respect to the Sold Bowling Center or the Office. Seller shall assume and indemnify Buyer for any liabilities or obligations to pay or provide salaries, wages or other compensation or employee benefits of any description to those persons employed by Seller on or prior to the date hereof with respect to the Meyrin Center. Buyer shall be responsible for and shall indemnify Seller for any liabilities and obligations to pay or provide salaries, wages or other compensation or employee benefits of any description to persons employed by Buyer after the date hereof and Seller shall be responsible and shall indemnify Buyer for any liabilities and obligations to pay or provide salaries, wages or other compensation or employee benefits of any description to persons employed by Seller after the date hereof.

         2.2 EMPLOYEE BENEFITS. Seller and Buyer shall use commercially reasonable efforts to effect the transfer to and assumption by Buyer of each employee benefit plan currently maintained by Seller for the benefit of Seller's employees (other than any exclusively related to current or former employees of the Meyrin Center) ("Seller Plans"). To the extent that any of the Seller Plans contain assets or are subject to liabilities, Seller and Buyer shall each use commercially reasonable efforts to effect the pro rata apportionment of such assets and liabilities between Seller and Buyer, on the basis of whose current and former employees such assets and liabilities relate to, and in any case, in accordance with Swiss law and with the approval of the competent Swiss authorities, if required.

         2.3 EMPLOYEE NOTIFICATION. Seller and Buyer shall jointly notify each employee of the assumption herein agreed, expressly stating which entity shall be responsible for the employee's labor rights and obligations, and the date on which such assumption shall be effective.

                                   ARTICLE III
                                     CLOSING

         3.1 DELIVERIES BY SELLER. Simultaneous with the execution and delivery of this Agreement by Buyer and Seller, Seller has delivered to Buyer the following:

                 (i) the fully executed Bill of Sale; the Assignments and Assumptions of Leases executed by the Seller and the Landlord related thereto and such other documents as may be necessary to transfer to Buyer the Purchased Assets, including, but not limited to, notarial deeds empowering Buyer to exercise any and all rights, notices and remedies referred to in paragraphs 3 and 4 of the Bill of Sale;

                 (ii) evidence reasonably satisfactory to Buyer that Seller has given all notices and obtained all consents necessary to transfer all right, title and interest in the Purchased Assets to Buyer; and

                 (iii) an opinion of Swiss counsel to Seller in form and content reasonably satisfactory to Buyer.

         3.2 DELIVERIES BY BUYER. Simultaneous with the execution of this Agreement, Buyer has delivered to Seller the following:

                   (i) the Purchase Price in immediately available Funds;

                  (ii) the Instrument of Assumption and the Assignments and Assumptions of Leases, each executed by the Buyer; and

                 (iii) an opinion of Swiss counsel of counsel to the Buyer in form and content reasonably satisfactory to Seller.

                                   ARTICLE IV
                               GENERAL PROVISIONS

         4.1 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         4.2 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.3 WARRANTIES. The sole representations and warranties of Buyer and Seller with respect to the matters that are the subject of this Agreement, and the rights and obligations of Seller and Buyer with respect to such representations and warranties, are set forth in the Stock Purchase Agreement. Buyer and Seller make no representations or warranties pursuant to this Agreement.

         4.4 USE OF INTELLECTUAL PROPERTY; CHANGE OF NAME. Except as permitted by the terms of applicable intellectual property licenses referred to as "License Agreements" in the Stock Purchase Agreement, Seller will not, and will not permit its affiliates to, use any Company Intellectual Property (as defined in the Stock Purchase Agreement) in their names or operations from and after the date hereof; provided, however, that Seller may retain, maintain and use in connection with the operation of the Meyrin Center any currently existing signage containing the mark AMF until the second anniversary of the date of execution of this Agreement. The foregoing sentence notwithstanding, as soon as possible after the date of execution of this Agreement, but in any event within three months after the execution of this Agreement, Seller shall change its name to a name that does not contain "AMF" or references confusingly similar to AMF.

         4.5 MISCELLANEOUS. This Agreement (i) together with the Stock Purchase Agreement including the Ancillary Agreements referred to therein) constitute the entire agreement and supersede any prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof; (ii) is not intended to, and shall not confer upon any other person or business entity other than the parties hereto, any rights or remedies with respect to the subject matter hereof; and (iii) shall not be assigned by operation of law or otherwise except that Buyer may assign any or all of its right, title and interest under this Agreement to any one or more Affiliates (as defined in the Stock Purchase Agreement), provided that in the event of such assignment Buyer shall not be released from its obligations under this Agreement.

         4.6 GOVERNING LAW; LANGUAGE; ARBITRATION. (a) This Agreement shall be governed by and construed in accordance with the internal laws of Switzerland (excluding the provisions of the Convention on the International Sale of Goods of April 11, 1980). This Agreement may be translated into languages other than English, but the English version signed by the parties is the definitive agreement of the parties.

                 (b) All disputes arising with respect to this Agreement shall be finally decided by three arbitrators in accordance with the Rules of the Chamber of Commerce and Industry of Geneva, Switzerland. The arbitration shall take place in Geneva, Switzerland and shall be conducted in English.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed and their corporate seals to be hereto affixed and attested by their duly authorized officers.

                                        AMF BOWLING CENTERS II, INC.

                                        BY:________________________________

                                        TITLE:_____________________________

                                        [__________________]


                                        BY:________________________________

                                        TITLE:_____________________________

                                        AMF GROUP HOLDINGS INC.

                                        BY:________________________________

                                        TITLE:_____________________________

EXHIBITS

EXHIBIT A   - BILL OF SALE
EXHIBIT B-1 - ASSIGNMENT AND ASSUMPTION OF LEASE
EXHIBIT B-2 - ASSIGNMENT AND ASSUMPTION OF LEASE
EXHIBIT C   - INSTRUMENT OF ASSUMPTION OF LIABILITIES

SCHEDULES
SCHEDULE 1   - MEYRIN REAL ESTATE
SCHEDULE 2.1 - MEYRIN EMPLOYEES
SCHEDULE 2.2 - TRANSFERRED EMPLOYEES
SCHEDULE 3   - MEYRIN PERSONAL PROPERTY
SCHEDULE 4   - PURCHASED ASSETS
SCHEDULE 5   - ASSUMED LIABILITIES

                                                                       EXHIBIT A

                           BILL OF SALE AND ASSIGNMENT

         THIS BILL OF SALE AND ASSIGNMENT ("Bill of Sale") is made this ___ day of __________, 1996 by AMF BOWLING CENTERS, II, INC., a Delaware corporation ("Seller") in favor of [_______________, a ____________ corporation] ("Buyer").

                                    RECITALS

         A. Seller and Buyer are parties to a Swiss Bowling Center Agreement (the "Agreement") dated as of the date hereof. Terms used in this Bill of Sale shall have the same meaning as they have in the Agreement unless the context provides otherwise.

         B. The Agreement provides, among other things, that for the consideration provided therein, Seller will sell to Buyer all of Seller's assets, properties, rights and interests other than Excluded Assets.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

         1. Seller hereby, sells, transfers, conveys, assigns and delivers to Buyer and its successors and assigns all of the assets, properties, rights and interests of Seller, other than the Excluded Assets (the "Purchased Assets"), including, without limitation:

            (a) the pin spotters, lanes, automatic scoring systems, ball returns, seating, lockers, ball racks, rental shoes, bowling balls, pins and spare parts and other equipment and property (collectively, "Center Equipment") located at the Thonex Bowling Center or at the Office;

            (b) all inventories of bowling balls, shoes, clothing, supplies, food and beverages owned by Seller, held for resale and located at or in transit to the Thonex Bowling Center (the "Thonex Center Inventory");

            (c) the licenses and permits which are related to the Thonex Bowling Center or the Office (other than those principally related to the Excluded Assets;

            (d) the rights of Seller in intellectual property other than that relating principally to the Meyrin Center (but including any such intellectual property relating principally to the Meyrin

Center that would cause Seller to violate Section 4.4 hereof or such property which is owned or licensed by an affiliate of Holdings following the "Closing" under the Stock Purchase Agreement);

            (e) the rights of Seller under all contracts and leases that relate to the Thonex Bowling Center, the Office and the Purchased Assets, including, but not limited to, those contracts and leases listed on Schedule 1 hereto;

            (f) the accounts receivable of Seller to the extent not arising from the operation of the Meyrin Center;

            (g) electronic or paper copies of the books, files and records of Seller relating to the ownership and operation of the Thonex Bowling Center, the Office and the Purchased Assets;

            (h) the prepaid expenses and deferred charges of Seller to the extent relating to the Thonex Bowling Center, the Office or the Purchased Assets;

            (i) all stock, securities and other investments owned by Seller and any options, warrants or rights to acquire such interests and all rights as partner or joint venturer in each partnership or joint venture in which Seller is a partner or venturer or otherwise participates or any rights so to participate or any similar rights;

            (j) all rights and claims of Seller whether mature, contingent or otherwise, against third parties relating to the Purchased Assets, whether in tort, contract, or otherwise including, without limitation, causes of action, unliquidated rights and claims under or pursuant to all warranties, representations and guarantees made by manufacturers, suppliers or vendors;

            (k) cash and cash equivalents of Seller; and

            (l) all other tangible and intangible assets of Seller which are not included in the excluded assets described in Paragraph 2.

         2. The following (the "Excluded Assets") are the only assets properties, rights or interests not included in the Purchased Assets, namely (i) the real property described on Schedule 2 (the "Meyrin Real Estate"), (ii) all Center Equipment located on the Meyrin Real Estate, including, but not limited to, the Meyrin Personal Property, (iii) Seller's licenses, permits, intellectual property (subject to the exclusions set forth in Section 1.1(d)), contracts and leases which relate principally to the ownership or operation of the Meyrin Center, and (iv) the rights of Seller under a management services agreement (the "Management Agreement"), dated as of January 1, 1995, between Seller and AMF Bowling S.A.

         3. This Bill of Sale and conveyance includes, without limitation, choses in action for accounts payable to Seller accrued or accruing and unpaid on or after the date of this instrument. Seller hereby constitutes and appoints Buyer, its successors and assigns, the true and lawful attorney of Seller, with full power of substitution, having full right and authority, in the name of Seller or otherwise, and for the benefit and at the expense of Buyer, its successors and assigns:

            (a) to collect for the account of Buyer amounts payable under any and all claims, contracts, leases, licenses, permits, authorizations, arrangements, commitments, loans, receivables of any kind or character and any other items included in the Purchased Assets, including without limitation any amounts payable as interest in respect thereof; and

            (b) to institute and prosecute all proceedings which Buyer may deem proper in order to collect, assert or enforce any claim, right, title, interest or benefit in, to or under the assets, properties, rights, interests, business and any other items included in the Purchased Assets, to defend or compromise any and all actions, suits or proceedings in respect of such Purchased Assets, and to do all such acts and things in relation thereto as Buyer shall deem appropriate and advisable.

         Seller hereby declares that the foregoing powers are coupled with an interest and shall be irrevocable by it or by its subsequent dissolution or in any manner or for any reason. Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

         4. Seller hereby agrees that, from time to time after the delivery of this Bill of Sale, it will, at the request of Buyer and without further consideration, promptly take such further action and execute and deliver such additional assignments, bills of sale, consents or other similar instruments as Buyer or its successors or assigns may reasonably deem necessary or appropriate to complete the transfer of the title or possession of the Purchased Assets to, or vest them in, Buyer and, in the case of any required consents, approvals, waivers or authorizations, to use reasonable efforts to obtain such consents, approvals, authorizations or waivers.

         5. Except as is set forth in Paragraph 6 below, nothing in this instrument, express or implied, is intended or shall be construed to confer upon any person, firm or corporation other than Buyer or its successors or assigns, any remedy or claim.

         6. The provisions of this Bill of Sale, which are intended to be binding upon Seller, its successors and assigns, and are for the benefit of Buyer, its successors and assigns, and all rights hereby granted Buyer, including the right to act for Seller, may be exercised by Buyer, its successors or assigns.

         7. This Agreement shall be governed by and construed in accordance with the internal laws of Switzerland (excluding the provisions of the Convention on the International Sale of Goods of April 11, 1980). This Agreement may be translated into languages other than English, but the English version signed by the parties is the definitive agreement of the parties.

         8. All disputes arising with respect to this Agreement shall be finally decided by three arbitrators in accordance with the Rules of the Chamber of Commerce and Industry of Geneva, Switzerland. The arbitration shall take place in Geneva, Switzerland and shall be conducted in English.

         IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be signed by a duly authorized officer of Seller on the date first above written.

                                              AMF BOWLING CENTERS II, INC.

                                              BY:___________________________

                                              TITLE:________________________

                                                                     EXHIBIT B-1

                       ASSIGNMENT AND ASSUMPTION OF LEASE

         THIS AGREEMENT is made this ____ day of _________, 1996 by and between AMF BOWLING CENTERS II, INC., a Delaware corporation ("Assignor") and [_______________, a ___________ corporation] ("Assignee").

                                    RECITALS

         A. Pursuant to that certain Swiss Bowling Center Agreement, dated as of the date hereof, by and between Assignor and Assignee (the "Agreement"), Assignor is selling to Assignee, among other things, the assets owned by Assignor and used in connection with the operation of Assignor's bowling center located on real estate leased by Assignor in Geneva, Switzerland (the "Sold Bowling Center").

         B. Assignor is the present holder of the lessee's interest in, to and under a lease (the "Lease") with respect to the real property upon which the Sold Bowling Center is located, a copy of which Lease is attached hereto and incorporated herein by this reference.

         C. In connection with the sale and conveyance to Buyer of the assets described in the Agreement, Assignee desires to obtain Assignor's interest in and to assume Assignor's obligations under the Lease subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

         1. ASSIGNMENT. Assignor hereby assigns to Assignee all of Assignor's rights, title and interest in, to and under the Lease.

         2. ASSUMPTION. Assignee hereby accepts this assignment and agrees (i) to assume all of the obligations of Assignor under the Lease, regardless of when such obligations arose, (ii) to perform and observe all the covenants, agreements, conditions and other provisions of said Lease to be observed and performed on the part of Assignor thereunder and (iii) to indemnify and hold harmless Assignor from any and all liability, claims, demands, charges and expenses arising under the Lease, regardless of when such claim or liability arose.

         3. CONSENT OF LANDLORD. __________ hereby executes this Assignment and Assumption of Lease to evidence its consent to the assignment evidenced hereby pursuant to Article 263, Paragraph 1 of the Swiss Code of Obligations.

         4. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

         5. GOVERNING LAW; LANGUAGE; ARBITRATION. (a) This Agreement shall be governed by and construed in accordance with the internal laws of Switzerland (excluding the provisions of the Convention on the International Sale of Goods of April 11, 1980). This Agreement may be translated into languages other than English, but the English version signed by the parties is the definitive agreement of the parties.

            (b) All disputes arising with respect to this Agreement shall be finally decided by three arbitrators in accordance with the Rules of the Chamber of Commerce and Industry of Geneva, Switzerland. The arbitration shall take place in Geneva, Switzerland and shall be conducted in English.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                           ASSIGNOR:

                                           AMF BOWLING CENTERS II, INC.,

                                           BY:__________________________

                                           TITLE:_______________________

                                           ASSIGNEE:

                                           [_______________]


                                           BY:__________________________

                                           TITLE:_______________________

                                            LANDLORD:

                                           [_______________]


                                           BY:__________________________

                                           TITLE:_______________________

                                                                     EXHIBIT B-2

                       ASSIGNMENT AND ASSUMPTION OF LEASE

         THIS AGREEMENT is made this ____ day of _________, 1996 by and between AMF BOWLING CENTERS II, INC., a Delaware corporation ("Assignor") and [__________, a ________________ corporation] ("Assignee").

                                    RECITALS

         A. Pursuant to that certain Swiss Bowling Center Agreement, dated as of the date hereof, by and between Assignor and Assignee (the "Agreement"), Assignor is selling to Assignee, among other things, the assets owned by Assignor and used in connection with the operation of Assignor's bowling center located on real estate leased by Assignor in Geneva, Switzerland (the "Sold Bowling Center") and the office used in connection with the management thereof (the "Office").

         B. Assignor is the present holder of the lessee's interest in, to and under a lease (the "Lease") with respect to the real property upon which the Office is located, a copy of which Lease is attached hereto and incorporated herein by this reference.

         C. In connection with the sale and conveyance to Buyer of the assets described in the Agreement, Assignee desires to obtain Assignor's interest in and to assume Assignor's obligations under the Lease subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

         1. ASSIGNMENT. Assignor hereby assigns to Assignee all of Assignor's rights, title and interest in, to and under the Lease.

         2. ASSUMPTION. Assignee hereby accepts this assignment and agrees (i) to assume all of the obligations of Assignor under the Lease, regardless of when such obligations arose, (ii) to perform and observe all the covenants, agreements, conditions and other provisions of said Lease to be observed and performed on the part of Assignor thereunder and (iii) to indemnify and hold harmless Assignor from any and all liability, claims, demands, charges and expenses arising under the Lease, regardless of when such claim or liability arose.

         3. CONSENT OF LANDLORD. ____________________ hereby executes this Assignment and Assumption of Lease to evidence its consent to the assignment evidenced hereby pursuant to Article 263, Paragraph 1 of the Swiss Code of Obligations.

         4. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

         5. GOVERNING LAW; LANGUAGE; ARBITRATION. (a) This Agreement shall be governed by and construed in accordance with the internal laws of Switzerland (excluding the provisions of the Convention on the International Sale of Goods of April 11, 1980). This Agreement may be translated into languages other than English, but the English version signed by the parties is the definitive agreement of the parties.

            (b) All disputes arising with respect to this Agreement shall be finally decided by three arbitrators in accordance with the Rules of the Chamber of Commerce and Industry of Geneva, Switzerland. The arbitration shall take place in Geneva, Switzerland and shall be conducted in English.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                           ASSIGNOR:

                                           AMF BOWLING CENTERS II, INC.,

                                           BY:______________________________

                                           TITLE:___________________________


                                           ASSIGNEE:

                                           [_________________]

                                           BY:______________________________

                                           TITLE:___________________________


                                           LANDLORD:

                                           [_________________]


                                           BY:______________________________

                                           TITLE:___________________________

                                                                       EXHIBIT C

                     INSTRUMENT OF ASSUMPTION OF LIABILITIES

         THIS INSTRUMENT OF ASSUMPTION OF LIABILITIES ("Instrument of Assumption") is made this ___ day of _______, 1996 by [_________________, a
________ corporation] ("Buyer"), in favor of AMF BOWLING CENTERS II, INC., a Delaware corporation ("Seller").

                                    RECITALS

         A. Buyer and Seller are parties to a Swiss Bowling Center Agreement (the "Agreement") dated as of the date hereof. Terms used in this Instrument of Assumption shall have the same meaning as they have in the Agreement unless the context provides otherwise.

         B. The Agreement provides, among other things, that for the consideration provided therein, Buyer will assume certain obligations of Seller.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged:

         1. Subject to the terms of the Agreement and the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of February , 1996, among AMF Group Holdings, Inc. and the Sellers named therein, Buyer hereby assumes all of the liabilities and obligations of Seller existing on the date hereof as more particularly described on Schedule 1 hereto, whether known or unknown, regardless of whether accrued; provided, however, that Buyer shall not assume
(i) any liability to the extent it relates to the ownership or operation of the Excluded Assets (including, without limitation, withholding taxes and Social Security wages) whether arising or accruing prior to, on or after the date hereof, (ii) any liabilities or obligations to pay or provide salaries, wages or other compensation or employee benefits of any description to, or related to, any past, present or future employees of the Meyrin Center arising for any reason, (iii) any liabilities arising under the Management Agreement or any other agreement or relationship between Seller and any entity affiliated therewith or (iv) any other liabilities of Seller which do not arise out of ownership or operation of the Purchased Assets. To the extent liabilities relate to the ownership or operation of both the Purchased Assets and the Excluded Assets, such liabilities will be apportioned equitably between Buyer and Seller based on the extent to which such liabilities relate to such entities respective assets. Buyer does not assume any liabilities of Seller except as provided in this Instrument of Assumption and the Agreement.

         2. The assumption by Buyer of the liabilities and obligations of Seller set forth in this Instrument of Assumption shall not be construed to defeat, impair or limit in any way any rights of Buyer to dispute the validity or amount thereof.

         3. Buyer agrees that, from time to time after the delivery of this Instrument of Assumption, it will, at the request of Seller and without further consideration, promptly take such further action and execute and deliver such additional documents as Seller may reasonably deem necessary in order to more fully effectuate the assumption of liabilities provided for herein.

         4. The provisions of this Instrument of Assumption are intended to be binding upon Buyer, its successors and assigns, and are for the benefit of Seller. Other than an assignment to a buyer of substantially all of the assets of Seller, Seller may not assign its rights hereunder without the prior written permission of Buyer.

         5. This Agreement shall be governed by and construed in accordance with the internal laws of Switzerland (excluding the provisions of the Convention on the International Sale of Goods of April 11, 1980). This Agreement may be translated into languages other than English, but the English version signed by the parties is the definitive agreement of the parties.

         6. All disputes arising with respect to this Agreement shall be finally decided by three arbitrators in accordance with the Rules of the Chamber of Commerce and Industry of Geneva, Switzerland. The arbitration shall take place in Geneva, Switzerland and shall be conducted in English.

         IN WITNESS WHEREOF, Buyer has caused this instrument to be signed by a duly authorized officer on the date first above written.

                                                [BUYER]

                                                BY:_________________________

                                                TITLE:______________________

                                                              EXHIBIT 1.1(c)(1)

                          TRADEMARK LICENSE AGREEMENT

                  THIS TRADEMARK LICENSE AGREEMENT (this "Trademark License"), dated as of February __, 1996, by and between AMF Bowling, Inc. ("LICENSOR"), a Virginia corporation, and AMF Reece, Inc., a Virginia corporation ("LICENSEE").

                  WHEREAS, by virtue of a Stock Purchase Agreement (the "Stock Purchase Agreement") executed concurrent herewith, AMF Group Holdings Inc. will acquire, directly or indirectly, inter alia, 100% of the outstanding shares of common stock of LICENSOR;

                  WHEREAS, LICENSOR owns worldwide rights in and to registered and unregistered trademarks, trademark applications, service marks, service names, trade names and similar property rights incorporating the marks AMF and AMF (& Design) and all derivatives thereof (the "Marks") for various high quality services and products;

                  WHEREAS, the Marks convey an indication of high quality and prestige which has great commercial value;

                  WHEREAS, LICENSEE desires to acquire an exclusive, royalty-free, worldwide, perpetual license to use the AMF and AMF (& Design) marks in connection with LICENSEE'S FIELD OF USE, as hereinafter defined;

                  WHEREAS, LICENSOR desires to grant LICENSEE such a license subject to the terms and conditions as set forth herein;

                  WHEREAS, unless otherwise defined in this Agreement, capitalized terms herein shall have the respective meanings given to them in the Stock Purchase Agreement; and

                  WHEREAS, this Trademark License shall not become effective unless and until the "Closing" occurs under the Stock Purchase Agreement;

                  NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 "GOODS" means any goods or services which are included in the definition of LICENSEE'S FIELD OF USE.

                  Section 1.2 "LICENSED MARKS" means the AMF, and AMF (& Design), Marks (in the form shown in Exhibit 1, attached hereto) and other marks or names which use or incorporate the initials "AMF".

                  Section 1.3 "LICENSEE'S FIELD OF USE" means any goods or services listed on Schedule A (attached hereto).

                  Section 1.4 "LICENSED TERRITORY" means all countries and territories, worldwide.

                                   ARTICLE II

                                  LICENSE GRANT

                  Section 2.1 LICENSOR hereby grants to LICENSEE for the term contemplated by Section 3.1 hereof an exclusive, worldwide, perpetual license to use the LICENSED MARKS in connection with LICENSEE'S FIELD OF USE in the LICENSED TERRITORY.

                  Section 2.2 LICENSEE may from time to time request that LICENSOR consent to LICENSEE'S use of the LICENSED MARKS in connection with additional fields of use if at the time such request is made LICENSEE's proposed additional use is not confusingly similar to LICENSOR's use or intended use of the LICENSED MARKS or the use by any third party licensed by LICENSOR to use the LICENSED MARKS in a different field of use. Such consent will be granted only in LICENSOR'S sole discretion, and if granted, such additional fields of use will thereafter be included in the definition of LICENSEE'S FIELD OF USE in this Trademark License or on such other terms as may be agreed by the parties.

                  Section 2.3 Neither LICENSOR nor any of its successors or assigns will use or grant any licenses to any other party to use the LICENSED MARKS (or any mark confusingly similar to the LICENSED MARKS) for any goods or services included in LICENSEE'S FIELD OF USE in the LICENSED TERRITORY during the term of this License Agreement. Any attempted license by LICENSOR or any of its successors or assigns that violates the exclusive rights granted to LICENSEE herein will be void ab initio.

                                   ARTICLE III

                                      TERM

                  Section 3.1 This Trademark License will continue in force in perpetuity.

                                   ARTICLE IV

                                     ROYALTY

                  Section 4.1 The license hereby granted is royalty free.

                                    ARTICLE V

                                 QUALITY CONTROL

                  Section 5.1 LICENSEE warrants and agrees that all GOODS, advertising, promotional materials, and all other materials in connection with which the LICENSED MARKS are used by LICENSEE under this Trademark License will be lawful, merchantable and of a good standard, quality and workmanship level.

                  Section 5.2 Based on representations by LICENSEE, LICENSOR believes the products, materials and services offered for sale or sold by LICENSEE as of the date of this Trademark License utilize and/or embody standards, workmanship and quality levels which, if used in connection with the LICENSED MARKS, will be acceptable to LICENSOR.

                  Section 5.3 LICENSOR may from time to time request from LICENSEE (1) samples of the GOODS offered for sale under the

LICENSED MARKS, (2) samples exhibiting, indicating or otherwise showing how the LICENSED MARKS are being used or are intended to be used on or in connection with the GOODS, including, but not limited to, advertising and other promotional materials, and (3) information, in each case reasonably required by LICENSOR to enable LICENSOR to confirm that LICENSEE is complying with Section 5.1. In addition, LICENSOR may from time to time request descriptions and lists of the GOODS offered for sale under the LICENSED MARKS. LICENSEE will supply appropriate samples, descriptions, lists or information to LICENSOR within thirty (30) days from receipt of LICENSOR's request.

                  Section 5.4 Failure of LICENSEE to meet the standards, quality and workmanship levels set forth in Section 5.1 will constitute a material breach of this Trademark License for which LICENSOR may seek specific performance in accordance with Article XVII below.

                                   ARTICLE VI

                                  TRADEMARK USE

                  Section 6.1 Where reasonably appropriate, LICENSEE will indicate in public uses of the LICENSED MARKS in a country in which such marks are registered, that they are registered with the trademark office of such country, by affixing to the GOODS or their containers the designation supplied by LICENSOR.

                  Section 6.2 During the term of this Trademark License, LICENSEE will not adopt or use any word, symbol, device, logo, mark or name that is confusingly similar to the LICENSED MARKS in connection with the GOODS.

                  Section 6.3 LICENSEE may use the LICENSED MARKS as part of any composite mark. In the event LICENSEE uses the LICENSED MARKS as part of any composite mark, LICENSEE will clearly indicate on any goods, advertising or promotional material bearing such composite mark that the LICENSED MARK is owned by and licensed from LICENSOR. LICENSOR acknowledges that any other names or marks used in composite marks with the LICENSED MARKS are not the property of LICENSOR and LICENSOR will not use such other names or marks without the prior written permission of LICENSEE.

                  Section 6.4 LICENSEE will not register or attempt to register the LICENSED MARKS. LICENSEE will not register or attempt to register any word, symbol, mark, device, logo or name that is confusingly similar to the LICENSED MARKS or that includes the LICENSED MARKS.

                  Section 6.5 All use of the LICENSED MARKS by LICENSEE will inure to the benefit of LICENSOR. All goodwill accrued by, and due to, LICENSEE'S use of the LICENSED MARKS will be the sole and exclusive property of LICENSOR. LICENSEE hereby assigns and transfers to LICENSOR all trademarks and trademark rights created by such uses of the LICENSED MARKS, together with the goodwill of the business in connection with which such trademarks are used (provided, however, that in the event of a sale of substantially all of the capital stock or assets of

LICENSEE, LICENSOR acknowledges that the foregoing provisions of this Section
6.5 do not entitle LICENSOR to any portion of the purchase price for such stock or assets which may be allocated to such goodwill).

                  Section 6.6 LICENSOR will use all reasonable efforts to maintain existing registrations for the LICENSED MARKS in connection with the GOODS. In the event LICENSEE wishes to apply for additional registrations covering the LICENSED MARKS in the LICENSEE'S FIELD OF USE, such registrations and the applications for registration thereof will designate LICENSOR as the owner of the subject trademarks or service marks, and LICENSOR agrees to execute any additional documents needed for such applications and registrations. The costs for registering, obtaining and maintaining such additional registrations will be borne by LICENSEE.

                  Section 6.7 LICENSEE will keep appropriate records relating to the dates when each of the GOODS is first placed on sale or sold in the LICENSED TERRITORY, and the dates of first use in each country of each different LICENSED MARK on the GOODS. If reasonably requested to do so by LICENSOR, LICENSEE also agrees to supply LICENSOR with samples, facsimiles or photographs of the trademark usages in question and other information which will enable LICENSOR to complete and obtain trademark or design applications or registrations, or to evaluate or oppose any trademark or design applications, registrations, or uses of third parties.

                  Section 6.8 With respect to those countries which require applications to register LICENSEE as a Permitted User or Registered User of the LICENSED MARKS used on or in connection with the GOODS or which require the recordation of this Trademark License, LICENSOR will be responsible for such recording and LICENSEE agrees to execute and deliver to LICENSOR such applications, agreements or other documents as may be necessary and as are furnished by LICENSOR for such purposes, as long as such applications, agreements or other documents are not contrary to the terms of this Trademark License. The expense of such registration or recordation will be borne by LICENSEE.

                  Section 6.9 Subject to the provisions of the preceding Sections of this Article VI and Article XIII below, LICENSEE will use all reasonable efforts to assist LICENSOR to protect and enforce the LICENSED MARKS. LICENSEE will not take any action which impairs LICENSOR'S right, title or interest in the LICENSED MARKS. LICENSEE acknowledges the validity of the LICENSED MARKS, and LICENSOR'S ownership of the LICENSED MARKS, and LICENSEE will not question or challenge either the validity or LICENSOR'S ownership of the LICENSED MARKS during the term of this Trademark License.

                  Section 6.10 LICENSEE will use its best efforts to refrain from any action during the term of this Trademark License, that would be detrimental to, injure or impair the LICENSED MARKS or their registration or goodwill, or any of LICENSOR'S common law or other rights in the LICENSED MARKS, or the title, ownership, validity or enforceability of any of the foregoing.

                                   ARTICLE VII

                                   TERMINATION

                  Section 7.1 This Trademark License may not be terminated without the prior written consent of LICENSEE. If it is determined that LICENSEE has breached an obligation imposed on it by this Trademark License, LICENSOR'S sole remedy will be to seek money damages for such material breach or seek specific performance under Article XVII (including for those breaches referred to in Section 5.4). In no event may this Trademark License be terminated by LICENSOR for any breach by LICENSEE.

                  Section 7.2 In the event LICENSEE no longer intends to use the LICENSED MARKS, in whole or in part, LICENSEE will give notice of such intent to LICENSOR and the license, in whole or in part, as applicable, will terminate upon receipt of such notice.

                  Section 7.3 After termination of this Trademark License, LICENSEE will be permitted for a period of two (2) months to exhaust its then current supply of corporate and business services, containers, brochures, promotional materials, broadcasts, advertisements and all other documents or things offered for sale, displayed, broadcast or in any other way shown or disseminated by or for LICENSEE, as long as such actions are not materially detrimental to LICENSOR. All remaining documents or things bearing the LICENSED MARKS will be destroyed by

LICENSEE or delivered to LICENSOR after the two (2) month period. Should LICENSEE require additional time to exhaust its supply of documents or things bearing the LICENSED MARKS it may request LICENSOR's consent to a reasonable extension of the two (2) month period, which consent will not be unreasonably withheld.

                  Section 7.4 This Trademark License shall automatically terminate and be void and have no effect if the Closing under the Stock Purchase Agreement does not occur.

                                  ARTICLE VIII

                                  ASSIGNABILITY

                  Section 8.1 LICENSOR retains the right to assign any and all of its rights and interests in this Trademark License and the LICENSED MARKS. This Trademark License will be binding upon any such assignee as well as upon any successor of LICENSOR in ownership or control of the LICENSED MARKS. The obligations of LICENSEE under this Trademark License will run in favor of any such successor or assignee of LICENSOR.

                  Section 8.2 LICENSEE may assign its rights under this Trademark License provided that (1) the assignee agrees in writing to be bound by all of the terms of this Trademark License and (2) LICENSOR is notified in advance of the identity of the prospective assignee and provided in advance with a copy of the prospective assignment.

                  Section 8.3 LICENSEE may not sublicense, divide or franchise its rights under this agreement. Any attempt by

LICENSEE to sublicense, divide or franchise, or purported sublicense, division or franchise of LICENSEE's rights, will be void ab initio.

                                   ARTICLE IX

                                 PROPERTY RIGHTS

                  Section 9.1 Nothing contained in this Trademark License will operate as or be construed as an assignment of any right, title, or interest in or to the LICENSED MARKS, any of the registrations thereof, any common law rights, or any associated goodwill. Other than the license granted herein, all right, title and interest in and to the LICENSED MARKS is owned and expressly reserved by LICENSOR for its own use and benefit.

                                    ARTICLE X

                                LAWS/REGULATIONS

                  Section 10.1 LICENSEE will obey, comply, and conform with all applicable laws and regulations and obtain in advance any and all appropriate government approvals, permits, licenses and the like pertaining to the sale, offer for sale, manufacture, distribution, promotion and advertising of the GOODS licensed hereunder.

                                   ARTICLE XI

                           RELATIONSHIP OF THE PARTIES

                  Section 11.1 This Trademark License does not create a partnership, joint venture or agency relationship between the parties, and neither LICENSEE nor LICENSOR will have any right, power or authority to act as a legal representative of the other, and neither party will have any power to obligate or bind the other, or to make any representations, express or implied, on behalf of or in the name of the other in any manner or for any purpose whatsoever.

                                   ARTICLE XII

                                    LIABILITY

                  Section 12.1 LICENSOR will have no liability whatsoever to LICENSEE or any other person or entity for or on account of any injury, loss or damage, of any kind or nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon LICENSEE or any other person or entity, arising out of or in connection with or resulting from:

                               (i) the production, manufacture, distribution, use, offer for sale, or sale of any GOODS and/or products and materials under the LICENSED MARKS or under this Trademark License; or

                               (ii) any advertising or other promotional activities by LICENSEE with respect to the GOODS and/or products and materials under the LICENSED MARKS or under this Trademark License.

                  Section 12.2 LICENSEE agrees to defend, indemnify, and hold harmless LICENSOR, its principals, directors, officers, partners, employees and/or agents and LICENSOR'S parent companies, subsidiaries and affiliates, and their officers, directors, principals, partners, employees and/or agents from and against any and all liabilities, penalties, claims, demands, suits and causes of action of any nature whatsoever, and any and all damages, costs and expenses sustained or incurred (including cost of defense, settlement and reasonable attorneys' fees and expenses, and the costs and expenses, including reasonable attorneys' fees and expenses, of enforcing LICENSEE's obligations hereunder), asserted by or on behalf of any person or entity arising out of the production, manufacture, distribution, use, offer for sale or sale of any GOODS and/or products and materials under the LICENSED MARKS by LICENSEE or under this Trademark License, or advertising or other promotional activities by LICENSEE in connection with the LICENSED MARKS and/or GOODS, or out of any breach of representation or warranty by LICENSEE herein, or out of the negligent acts or omissions of LICENSEE, its agents, representatives and/or employees in connection with the production, manufacture, distribution, use, offer for sale or sale of any GOODS and/or products and materials under the LICENSED MARKS by LICENSEE or under this Trademark License.

                  Section 12.3 LICENSEE will obtain all necessary insurance policies from third parties not related to or affiliated with LICENSEE in amounts considered reasonable by prudent businesses, providing LICENSOR with primary coverage as a co-insured against the risks set forth in Section 12.2 and, within sixty (60) days after the Closing Date contemplated by the Stock Purchase Agreement, provide LICENSOR with copies of said policies.

                  Section 12.4 LICENSOR agrees to notify LICENSEE promptly of any asserted claims, demands, suits or causes of action which trigger LICENSEE'S obligations under Section 12.2. Any failure by LICENSOR to make such notification will not relieve or release LICENSEE from its obligations under
Section 12.2, except to the extent that such failure has an actual adverse effect on LICENSEE'S ability to defend any such claim, demand, suit or cause of action.

                                  ARTICLE XIII

                                  INFRINGEMENT

                  Section 13.1 Either party will immediately notify the other of any suspected infringement of the LICENSED MARKS in LICENSEE'S FIELD OF USE in the LICENSED TERRITORY. Such notification will include, without limitation, immediately forwarding to the other party any and all documents relating to any such suspected infringement and providing the other party with any and all facts and circumstances relating to such suspected infringement.

                  Section 13.2 LICENSOR will have the primary right to institute a suit for infringement, unfair competition or other action with respect to any unauthorized use or suspected infringement. LICENSOR will have no duty to initiate or pursue such suit if in its judgment the suit is not warranted or is not in its best interests.

                  Section 13.3 LICENSEE may join and participate and be represented in any infringement suit, at its own expense and by counsel of its choosing, to protect its interests.

                  Section 13.4 LICENSOR and LICENSEE agree that they will, at all times, reasonably cooperate with one another and with their respective counsel in respect of any suspected infringement or suit for infringement, including, but not limited to, having their respective principals, directors, employees, officers and/or agents, or such individuals of their respective parent companies, subsidiaries and affiliates, testify, and by making available any records, papers, information, specimens and the like when reasonably requested by the other party hereto.

                  Section 13.5 With respect to any infringement suit, LICENSEE will be consulted regarding any proposed settlement or compromise and LICENSOR will not settle such a suit in a manner which will have any adverse effect on LICENSEE or LICENSEE's right to use the LICENSED MARKS in LICENSEE's FIELD OF USE as permitted hereunder without LICENSEE's consent, which consent will not be unreasonably withheld.

                  Section 13.6 LICENSOR and LICENSEE will share equitably in the proceeds of any settlement or judgment in such an infringement suit, based on their respective actual damages. There will be no sharing of proceeds with LICENSEE in the event that an infringement suit does not involve an infringement that is within the scope of the LICENSEE'S FIELD OF USE in the LICENSED TERRITORY.

                  Section 13.7 If LICENSOR decides in its discretion not to take any action with respect to any suspected infringement, then LICENSEE may, at its own option and sole expense, take such action on its own behalf as it deems appropriate and any damages, recovery, settlement, or compromise obtained thereby will be for the account of LICENSEE.

                                   ARTICLE XIV

                                  SEVERABILITY

                  Section 14.1 If any part, term, or provision of this Trademark License will be found illegal, unenforceable, or in conflict with any valid controlling law, the validity of the remaining portions of any provisions, and any other provisions in this Trademark License, will not be affected thereby.

                  Section 14.2 In the event the legality of any provision of this Trademark License is brought into question because of a final decision, unappealed or unappealable, by a court of competent jurisdiction of any country in which this Trademark License applies, LICENSOR may, after consultation with and the consent of LICENSEE, which will not be unreasonably withheld, revise the provision in question or may delete it entirely so as to comply with the decision of said court.

                                   ARTICLE XV

                         WAIVER, INTEGRATION, ALTERATION

                  Section 15.1 The waiver of a breach hereunder may be effected only by a writing signed by the waiving party and will not constitute, or be held to be, a waiver of any other or subsequent breach, or to affect in any way the effect of such provision. Failure by either party to object to a breach will not constitute or be held to be a waiver of such party's right to later object to or seek appropriate redress for any other breach or subsequent breach.

                  Section 15.2 This Trademark License contains the entire understanding between the parties and supersedes all other agreements, representations and warranties, express or implied, between the parties concerning the LICENSED MARKS.

                  Section 15.3 Any modification or amendment of this Trademark License will be effective only if made in writing and signed by both parties.

                                   ARTICLE XVI

                                  GOVERNING LAW

                  Section 16.1 This Trademark License will be construed and interpreted and its performance will be governed by the substantive laws of the State of New York.

                                  ARTICLE XVII

                                   ARBITRATION

                  Section 17.1 In the event LICENSOR and LICENSEE are unable to amicably resolve any dispute, including compliance with the quality control provisions of Article V and any other provisions of this Trademark License, such dispute will be submitted for determination by binding arbitration in accordance with the provisions of the rules of the American Arbitration Association (the "AAA"). Such arbitration will take place in New York, New York and will be heard by a panel of three arbitrators. One of such arbitrators shall be selected by LICENSOR, one shall be selected by LICENSEE, and one shall be assigned by the AAA. Each such arbitrator shall be a lawyer having at least three years of experience practicing primarily in the field of trademark law.

                  Section 17.2 Any arbitration proceeding hereunder will be initiated no more than thirty (30) days after receipt by LICENSOR or LICENSEE of notice from the other of any dispute under Section 17.1 above, will be concluded within two (2) months of its initiation and will be limited to a hearing of no more than three (3) days.

                  Section 17.3 In the event the panel of arbitrators determines that a breach of this Trademark License has occurred, the panel will promptly advise LICENSOR and LICENSEE accordingly by written, reasoned decision, together with recommendations for correcting the breach. The breaching party will have thirty (30) days following receipt of such decision to obtain the other party's consent to any proposed correction of the breach, which consent will not be unreasonably withheld. Thereafter, the breaching party will have a further thirty (30) days after obtaining such consent to correct the breach.

                  Section 17.4 In the event the breaching party does not obtain the other party's consent to the correction of the breach, or does not correct such breach, within the respective time periods provided in Section 17.3, the other party will have the right to obtain, from any Court having jurisdiction thereof, an order for specific performance based on the panel's decision, directing the breaching party to correct the breach of this Trademark License and, if the breaching party is the LICENSEE, prohibiting it from further use of the LICENSED MARKS until compliance with any such order is achieved.

                                  ARTICLE XVIII

                                    CAPTIONS

                  Section 18.1 The captions used in this Trademark License have been inserted only for reference purposes. The captions and order of such captions will not be deemed to govern, limit, modify, or in any manner affect the scope, meaning, or intent of any of the provisions and/or terms of this Trademark License, nor will any captions be given any legal effect.

                                   ARTICLE XIX

                                     NOTICES

                  Section 19.1 Any and all notices or other writings that are required or permitted under any of the provisions of this Trademark License will be in writing and will be deemed sufficiently given if delivered personally, sent by documented overnight delivery service, mailed by certified mail, or to the extent that receipt is confirmed, telecopy, telefax or other electronic transmission service, addressed to the party concerned as follows:

                  If addressed to LICENSOR:

                           AMF Bowling, Inc.
                           c/o GS Capital Partners II, L.P.
                           85 Broad Street
                           New York, New York 10004
                           Attn: David J. Greenwald
                           Telephone No.: (212) 902-3000

                  With copies to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street

                           New York, New York 10019
                           Attn: Daniel A. Neff and
                                 Mitchell S. Presser
                           Telecopier No.: (212) 403-2000

                           Bryan Cave LLP
                           245 Park Avenue
                           New York, New York 10167
                           Attn: Marc S. Gross
                                 Arthur Mann
                           Telecopier No.: (212) 692-1900

                  If addressed to LICENSEE:

                           AMF Reece, Inc.
                           c/o CCA Industries, Inc.
                           One James Center
                           Richmond, Virginia 23219
                           Attn:  Beverley W. Armstrong
                           Telephone No.:  (804) 643-4200

                  With copies to:

                           McGuire Woods Battle & Boothe, L.L.P.
                           One James Center
                           901 East Cary Street
                           Richmond, Virginia 23219-4030
                           Attn: Leslie A. Grandis, Esquire
                                 Wellford L. Sanders Jr., Esquire
                           Telephone No.: (804) 775-1000
                           Telecopier No.: (804) 775-1061

or any other addresses of which either party will notify the other in writing.

                  IN WITNESS WHEREOF, the parties hereto have caused this License Trademark License to be executed as indicated below.

                                            AMF BOWLING, INC.

                                            By:_________________________________
                                               [Name,  Title]

                                            Title: _____________________________

                                            Date:_______________________________


                                            AMF REECE, INC.

                                            By:_________________________________
                                               Beverley W. Armstrong

                                            Date:_______________________________

STATE OF                            )
                                    )
COUNTY OF                           )

                  On this ________ day of _______________, 199_, before me
personally came _________________________, to me known, who being first duly sworn did depose and say that he/she is the _______________________________ of _____________________________, the corporation described herein and which executed the above instrument, and that he/she signed the above instrument by authority of the Board of Directors of said corporation.

                                                  ________________________
                                                        Notary Public

My Commission Expires: __________________


                  SEAL

STATE OF                            )
                                    )
COUNTY OF                           )

                  On this _________ day of _______________, 199_, before me
personally came _________________________, to me known, who being first duly sworn did depose and say that he/she is the ____________________________ of _________________________ , the corporation described herein and which executed the above instrument, and that he/she signed the above instrument by authority of the Board of Directors of said corporation.

                                                  ________________________
                                                        Notary Public

My Commission Expires:_______________________

                  SEAL

                          SCHEDULE A (AMF Reece, Inc.)

(i) Machinery apparatus and equipment for the manufacture of, processing, handling and packaging of woven and non woven fabric, sheet goods and leather, including without limitation:

                  (a)      pocketwelt machines;
                  (b)      automatic profile stitching systems;
                  (c)      clothing manufacturing machinery;
                  (d)      sewing machines;
                  (e)      bagging systems;
                  (f)      hand stitching equipment;
                  (g)      eyelet buttonhole machines; and
                  (h)      parts and accessories thereof.

(ii) The rendering of delivery, installation, repair or maintenance services related to any of the foregoing.

                          Exhibit 1 (AMF Reece, Inc.)


                                   [AMF Mark]


                             [AMF (& Design) Mark]

                                                               EXHIBIT 1.1(c)(2)

                           TRADEMARK LICENSE AGREEMENT

                  THIS TRADEMARK LICENSE AGREEMENT (this "Trademark License"), dated as of February __, 1996, by and between AMF Bowling, Inc. ("LICENSOR"), a Virginia corporation, and AMF Machinery Systems, Inc., a Virginia corporation ("LICENSEE").

                  WHEREAS, by virtue of a Stock Purchase Agreement (the "Stock Purchase Agreement") executed concurrent herewith, AMF Group Holdings Inc. will acquire, directly or indirectly, inter alia, 100% of the outstanding shares of common stock of LICENSOR;

                  WHEREAS, LICENSOR owns worldwide rights in and to registered and unregistered trademarks, trademark applications, service marks, service names, trade names and similar property rights incorporating the marks AMF, AMF (& Design), and AMFLOW and all derivatives thereof (the "Marks") for various high quality services and products;

                  WHEREAS, the Marks convey an indication of high quality and prestige which has great commercial value;

                  WHEREAS, LICENSEE desires to acquire an exclusive, royalty-free, worldwide, perpetual license to use the AMF and AMF (& Design) marks in connection with LICENSEE'S FIELD OF USE, as hereinafter defined;

                  WHEREAS, LICENSOR desires to grant LICENSEE such a license subject to the terms and conditions as set forth herein;

                  WHEREAS, unless otherwise defined in this Agreement, capitalized terms herein shall have the respective meanings given to them in the Stock Purchase Agreement; and

                  WHEREAS, this Trademark License shall not become effective unless and until the "Closing" occurs under the Stock Purchase Agreement;

                  NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 "GOODS" means any goods or services which are included in the definition of LICENSEE'S FIELD OF USE.

                  Section 1.2 "LICENSED MARKS" means the AMF, AMF (& Design), and AMFLOW Marks (in the form shown in Exhibit 1, attached hereto) and other marks or names which use or incorporate the initials "AMF".

                  Section 1.3 "LICENSEE'S FIELD OF USE" means any goods or services listed on Schedule A (attached hereto).

                  Section 1.4 "LICENSED TERRITORY" means all countries and territories, worldwide.

                                   ARTICLE II

                                  LICENSE GRANT

                  Section 2.1 LICENSOR hereby grants to LICENSEE for the term contemplated by Section 3.1 hereof an exclusive, worldwide, perpetual license to use the LICENSED MARKS in connection with LICENSEE'S FIELD OF USE in the LICENSED
TERRITORY.

                  Section 2.2 LICENSEE may from time to time request that LICENSOR consent to LICENSEE'S use of the LICENSED MARKS in connection with additional fields of use if at the time such request is made LICENSEE's proposed additional use is not confusingly similar to LICENSOR's use or intended use of the LICENSED MARKS or the use by any third party licensed by LICENSOR to use the LICENSED MARKS in a different field of use. Such consent will be granted only in LICENSOR'S sole discretion, and if granted, such additional fields of use will thereafter be included in the definition of LICENSEE'S FIELD OF USE in this Trademark License or on such other terms as may be agreed by the parties.

                  Section 2.3 Neither LICENSOR nor any of its successors or assigns will use or grant any licenses to any other party to use the LICENSED MARKS (or any mark confusingly similar to the LICENSED MARKS) for any goods or services included in LICENSEE'S FIELD OF USE in the LICENSED TERRITORY during the term of this License Agreement. Any attempted license by LICENSOR or any of its successors or assigns that violates the exclusive rights granted to LICENSEE herein will be void ab initio.

                                   ARTICLE III

                                      TERM

                  Section 3.1 This Trademark License will continue in force in perpetuity.

                                   ARTICLE IV

                                     ROYALTY

                  Section 4.1 The license hereby granted is royalty free.

                                    ARTICLE V

                                 QUALITY CONTROL

                  Section 5.1 LICENSEE warrants and agrees that all GOODS, advertising, promotional materials, and all other materials in connection with which the LICENSED MARKS are used by LICENSEE under this Trademark License will be lawful, merchantable and of a good standard, quality and workmanship level.

                  Section 5.2 Based on representations by LICENSEE, LICENSOR believes the products, materials and services offered for sale or sold by LICENSEE as of the date of this Trademark License utilize and/or embody standards, workmanship and quality levels which, if used in connection with the LICENSED MARKS, will be acceptable to LICENSOR.

                  Section 5.3 LICENSOR may from time to time request from LICENSEE (1) samples of the GOODS offered for sale under the

LICENSED MARKS, (2) samples exhibiting, indicating or otherwise showing how the LICENSED MARKS are being used or are intended to be used on or in connection with the GOODS, including, but not limited to, advertising and other promotional materials, and (3) information, in each case reasonably required by LICENSOR to enable LICENSOR to confirm that LICENSEE is complying with Section 5.1. In addition, LICENSOR may from time to time request descriptions and lists of the GOODS offered for sale under the LICENSED MARKS. LICENSEE will supply appropriate samples, descriptions, lists or information to LICENSOR within thirty (30) days from receipt of LICENSOR's request.

                  Section 5.4 Failure of LICENSEE to meet the standards, quality and workmanship levels set forth in Section 5.1 will constitute a material breach of this Trademark License for which LICENSOR may seek specific performance in accordance with Article XVII below.

                                   ARTICLE VI

                                  TRADEMARK USE

                  Section 6.1 Where reasonably appropriate, LICENSEE will indicate in public uses of the LICENSED MARKS in a country in which such marks are registered, that they are registered with the trademark office of such country, by affixing to the GOODS or their containers the designation supplied by LICENSOR.

                  Section 6.2 During the term of this Trademark License, LICENSEE will not adopt or use any word, symbol, device, logo, mark or name that is confusingly similar to the LICENSED MARKS in connection with the GOODS.

                  Section 6.3 LICENSEE may use the LICENSED MARKS as part of any composite mark. In the event LICENSEE uses the LICENSED MARKS as part of any composite mark, LICENSEE will clearly indicate on any goods, advertising or promotional material bearing such composite mark that the LICENSED MARK is owned by and licensed from LICENSOR. LICENSOR acknowledges that any other names or marks used in composite marks with the LICENSED MARKS are not the property of LICENSOR and LICENSOR will not use such other names or marks without the prior written permission of LICENSEE.

                  Section 6.4 LICENSEE will not register or attempt to register the LICENSED MARKS. LICENSEE will not register or attempt to register any word, symbol, mark, device, logo or name that is confusingly similar to the LICENSED MARKS or that includes the LICENSED MARKS.

                  Section 6.5 All use of the LICENSED MARKS by LICENSEE will inure to the benefit of LICENSOR. All goodwill accrued by, and due to, LICENSEE'S use of the LICENSED MARKS will be the sole and exclusive property of LICENSOR. LICENSEE hereby assigns and transfers to LICENSOR all trademarks and trademark rights created by such uses of the LICENSED MARKS, together with the goodwill of the business in connection with which such trademarks are used (provided, however, that in the event of a sale of substantially all of the capital stock or assets of

LICENSEE, LICENSOR acknowledges that the foregoing provisions of this Section
6.5 do not entitle LICENSOR to any portion of the purchase price for such stock or assets which may be allocated to such goodwill).

                  Section 6.6 LICENSOR will use all reasonable efforts to maintain existing registrations for the LICENSED MARKS in connection with the GOODS. In the event LICENSEE wishes to apply for additional registrations covering the LICENSED MARKS in the LICENSEE'S FIELD OF USE, such registrations and the applications for registration thereof will designate LICENSOR as the owner of the subject trademarks or service marks, and LICENSOR agrees to execute any additional documents needed for such applications and registrations. The costs for registering, obtaining and maintaining such additional registrations will be borne by LICENSEE.

                  Section 6.7 LICENSEE will keep appropriate records relating to the dates when each of the GOODS is first placed on sale or sold in the LICENSED TERRITORY, and the dates of first use in each country of each different LICENSED MARK on the GOODS. If reasonably requested to do so by LICENSOR, LICENSEE also agrees to supply LICENSOR with samples, facsimiles or photographs of the trademark usages in question and other information which will enable LICENSOR to complete and obtain trademark or design applications or registrations, or to evaluate or oppose any trademark or design applications, registrations, or uses of third parties.

                  Section 6.8 With respect to those countries which require applications to register LICENSEE as a Permitted User or Registered User of the LICENSED MARKS used on or in connection with the GOODS or which require the recordation of this Trademark License, LICENSOR will be responsible for such recording and LICENSEE agrees to execute and deliver to LICENSOR such applications, agreements or other documents as may be necessary and as are furnished by LICENSOR for such purposes, as long as such applications, agreements or other documents are not contrary to the terms of this Trademark License. The expense of such registration or recordation will be borne by LICENSEE.

                  Section 6.9 Subject to the provisions of the preceding Sections of this Article VI and Article XIII below, LICENSEE will use all reasonable efforts to assist LICENSOR to protect and enforce the LICENSED MARKS. LICENSEE will not take any action which impairs LICENSOR'S right, title or interest in the LICENSED MARKS. LICENSEE acknowledges the validity of the LICENSED MARKS, and LICENSOR'S ownership of the LICENSED MARKS, and LICENSEE will not question or challenge either the validity or LICENSOR'S ownership of the LICENSED MARKS during the term of this Trademark License.

                  Section 6.10 LICENSEE will use its best efforts to refrain from any action during the term of this Trademark License, that would be detrimental to, injure or impair the LICENSED MARKS or their registration or goodwill, or any of LICENSOR'S common law or other rights in the LICENSED MARKS, or the title, ownership, validity or enforceability of any of the foregoing.

                                   ARTICLE VII

                                   TERMINATION

                  Section 7.1 This Trademark License may not be terminated without the prior written consent of LICENSEE. If it is determined that LICENSEE has breached an obligation imposed on it by this Trademark License, LICENSOR'S sole remedy will be to seek money damages for such material breach or seek specific performance under Article XVII (including for those breaches referred to in Section 5.4). In no event may this Trademark License be terminated by LICENSOR for any breach by LICENSEE.

                  Section 7.2 In the event LICENSEE no longer intends to use the LICENSED MARKS, in whole or in part, LICENSEE will give notice of such intent to LICENSOR and the license, in whole or in part, as applicable, will terminate upon receipt of such notice.

                  Section 7.3 After termination of this Trademark License, LICENSEE will be permitted for a period of two (2) months to exhaust its then current supply of corporate and business services, containers, brochures, promotional materials, broadcasts, advertisements and all other documents or things offered for sale, displayed, broadcast or in any other way shown or disseminated by or for LICENSEE, as long as such actions are not materially detrimental to LICENSOR. All remaining documents or things bearing the LICENSED MARKS will be destroyed by

LICENSEE or delivered to LICENSOR after the two (2) month period. Should LICENSEE require additional time to exhaust its supply of documents or things bearing the LICENSED MARKS it may request LICENSOR's consent to a reasonable extension of the two (2) month period, which consent will not be unreasonably withheld.

                  Section 7.4 This Trademark License shall automatically terminate and be void and have no effect if the Closing under the Stock Purchase Agreement does not occur.

                                  ARTICLE VIII

                                  ASSIGNABILITY

                  Section 8.1 LICENSOR retains the right to assign any and all of its rights and interests in this Trademark License and the LICENSED MARKS. This Trademark License will be binding upon any such assignee as well as upon any successor of LICENSOR in ownership or control of the LICENSED MARKS. The obligations of LICENSEE under this Trademark License will run in favor of any such successor or assignee of LICENSOR.

                  Section 8.2 LICENSEE may assign its rights under this Trademark License provided that (1) the assignee agrees in writing to be bound by all of the terms of this Trademark License and (2) LICENSOR is notified in advance of the identity of the prospective assignee and provided in advance with a copy of the prospective assignment.

                  Section 8.3 LICENSEE may not sublicense, divide or franchise its rights under this agreement. Any attempt by

LICENSEE to sublicense, divide or franchise, or purported sublicense, division or franchise of LICENSEE's rights, will be void ab initio.

                                   ARTICLE IX

                                 PROPERTY RIGHTS

                  Section 9.1 Nothing contained in this Trademark License will operate as or be construed as an assignment of any right, title, or interest in or to the LICENSED MARKS, any of the registrations thereof, any common law rights, or any associated goodwill. Other than the license granted herein, all right, title and interest in and to the LICENSED MARKS is owned and expressly reserved by LICENSOR for its own use and benefit.

                                    ARTICLE X

                                LAWS/REGULATIONS

                  Section 10.1 LICENSEE will obey, comply, and conform with all applicable laws and regulations and obtain in advance any and all appropriate government approvals, permits, licenses and the like pertaining to the sale, offer for sale, manufacture, distribution, promotion and advertising of the GOODS licensed hereunder.

                                   ARTICLE XI

                           RELATIONSHIP OF THE PARTIES

                  Section 11.1 This Trademark License does not create a partnership, joint venture or agency relationship between the parties, and neither LICENSEE nor LICENSOR will have any right, power or authority to act as a legal representative of the other, and neither party will have any power to obligate or bind the other, or to make any representations, express or implied, on behalf of or in the name of the other in any manner or for any purpose whatsoever.

                                   ARTICLE XII

                                    LIABILITY

                  Section 12.1 LICENSOR will have no liability whatsoever to LICENSEE or any other person or entity for or on account of any injury, loss or damage, of any kind or nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon LICENSEE or any other person or entity, arising out of or in connection with or resulting from:

                        (i) the production, manufacture, distribution, use, offer for sale, or sale of any GOODS and/or products and materials under the LICENSED MARKS or under this Trademark License; or

                        (ii) any advertising or other promotional activities by LICENSEE with respect to the GOODS and/or products and materials under the LICENSED MARKS or under this Trademark License.

                  Section 12.2 LICENSEE agrees to defend, indemnify, and hold harmless LICENSOR, its principals, directors, officers, partners, employees and/or agents and LICENSOR'S parent companies, subsidiaries and affiliates, and their officers, directors, principals, partners, employees and/or agents from and against any and all liabilities, penalties, claims, demands, suits and causes of action of any nature whatsoever, and any and all damages, costs and expenses sustained or incurred (including cost of defense, settlement and reasonable attorneys' fees and expenses, and the costs and expenses, including reasonable attorneys' fees and expenses, of enforcing LICENSEE's obligations hereunder), asserted by or on behalf of any person or entity arising out of the production, manufacture, distribution, use, offer for sale or sale of any GOODS and/or products and materials under the LICENSED MARKS by LICENSEE or under this Trademark License, or advertising or other promotional activities by LICENSEE in connection with the LICENSED MARKS and/or GOODS, or out of any breach of representation or warranty by LICENSEE herein, or out of the negligent acts or omissions of LICENSEE, its agents, representatives and/or employees in connection with the production, manufacture, distribution, use, offer for sale or sale of any GOODS and/or products and materials under the LICENSED MARKS by LICENSEE or under this Trademark License.

                  Section 12.3 LICENSEE will obtain all necessary insurance policies from third parties not related to or affiliated with LICENSEE in amounts considered reasonable by prudent businesses, providing LICENSOR with primary coverage as a co-insured against the risks set forth in Section 12.2 and, within sixty (60) days after the Closing Date contemplated by the Stock Purchase Agreement, provide LICENSOR with copies of said policies.

                  Section 12.4 LICENSOR agrees to notify LICENSEE promptly of any asserted claims, demands, suits or causes of action which trigger LICENSEE'S obligations under Section 12.2. Any failure by LICENSOR to make such notification will not relieve or release LICENSEE from its obligations under
Section 12.2, except to the extent that such failure has an actual adverse effect on LICENSEE'S ability to defend any such claim, demand, suit or cause of action.

                                  ARTICLE XIII

                                  INFRINGEMENT

                  Section 13.1 Either party will immediately notify the other of any suspected infringement of the LICENSED MARKS in LICENSEE'S FIELD OF USE in the LICENSED TERRITORY. Such notification will include, without limitation, immediately forwarding to the other party any and all documents relating to any such suspected infringement and providing the other party with any and all facts and circumstances relating to such suspected infringement.

                  Section 13.2 LICENSOR will have the primary right to institute a suit for infringement, unfair competition or other action with respect to any unauthorized use or suspected infringement. LICENSOR will have no duty to initiate or pursue such suit if in its judgment the suit is not warranted or is not in its best interests.

                  Section 13.3 LICENSEE may join and participate and be represented in any infringement suit, at its own expense and by counsel of its choosing, to protect its interests.

                  Section 13.4 LICENSOR and LICENSEE agree that they will, at all times, reasonably cooperate with one another and with their respective counsel in respect of any suspected infringement or suit for infringement, including, but not limited to, having their respective principals, directors, employees, officers and/or agents, or such individuals of their respective parent companies, subsidiaries and affiliates, testify, and by making available any records, papers, information, specimens and the like when reasonably requested by the other party hereto.

                  Section 13.5 With respect to any infringement suit, LICENSEE will be consulted regarding any proposed settlement or compromise and LICENSOR will not settle such a suit in a manner which will have any adverse effect on LICENSEE or LICENSEE's right to use the LICENSED MARKS in LICENSEE's FIELD OF USE as permitted hereunder without LICENSEE's consent, which consent will not be unreasonably withheld.

                  Section 13.6 LICENSOR and LICENSEE will share equitably in the proceeds of any settlement or judgment in such an infringement suit, based on their respective actual damages. There will be no sharing of proceeds with LICENSEE in the event that an infringement suit does not involve an infringement that is within the scope of the LICENSEE'S FIELD OF USE in the LICENSED TERRITORY.

                  Section 13.7 If LICENSOR decides in its discretion not to take any action with respect to any suspected infringement, then LICENSEE may, at its own option and sole expense, take such action on its own behalf as it deems appropriate and any damages, recovery, settlement, or compromise obtained thereby will be for the account of LICENSEE.

                                   ARTICLE XIV

                                  SEVERABILITY

                  Section 14.1 If any part, term, or provision of this Trademark License will be found illegal, unenforceable, or in conflict with any valid controlling law, the validity of the remaining portions of any provisions, and any other provisions in this Trademark License, will not be affected thereby.

                  Section 14.2 In the event the legality of any provision of this Trademark License is brought into question because of a final decision, unappealed or unappealable, by a court of competent jurisdiction of any country in which this Trademark License applies, LICENSOR may, after consultation with and the consent of LICENSEE, which will not be unreasonably withheld, revise the provision in question or may delete it entirely so as to comply with the decision of said court.

                                   ARTICLE XV

                         WAIVER, INTEGRATION, ALTERATION

                  Section 15.1 The waiver of a breach hereunder may be effected only by a writing signed by the waiving party and will not constitute, or be held to be, a waiver of any other or subsequent breach, or to affect in any way the effect of such provision. Failure by either party to object to a breach will not constitute or be held to be a waiver of such party's right to later object to or seek appropriate redress for any other breach or subsequent breach.

                  Section 15.2 This Trademark License contains the entire understanding between the parties and supersedes all other agreements, representations and warranties, express or implied, between the parties concerning the LICENSED MARKS.

                  Section 15.3 Any modification or amendment of this Trademark License will be effective only if made in writing and signed by both parties.

                                   ARTICLE XVI

                                  GOVERNING LAW

                  Section 16.1 This Trademark License will be construed and interpreted and its performance will be governed by the substantive laws of the State of New York.

                                  ARTICLE XVII

                                   ARBITRATION

                  Section 17.1 In the event LICENSOR and LICENSEE are unable to amicably resolve any dispute, including compliance with the quality control provisions of Article V and any other provisions of this Trademark License, such dispute will be submitted for determination by binding arbitration in accordance with the provisions of the rules of the American Arbitration Association (the "AAA"). Such arbitration will take place in New York, New York and will be heard by a panel of three arbitrators. One of such arbitrators shall be selected by LICENSOR, one shall be selected by LICENSEE, and one shall be assigned by the AAA. Each such arbitrator shall be a lawyer having at least three years of experience practicing primarily in the field of trademark law.

                  Section 17.2 Any arbitration proceeding hereunder will be initiated no more than thirty (30) days after receipt by LICENSOR or LICENSEE of notice from the other of any dispute under Section 17.1 above, will be concluded within two (2) months of its initiation and will be limited to a hearing of no more than three (3) days.

                  Section 17.3 In the event the panel of arbitrators determines that a breach of this Trademark License has occurred, the panel will promptly advise LICENSOR and LICENSEE accordingly by written, reasoned decision, together with recommendations for correcting the breach. The breaching party will have thirty (30) days following receipt of such decision to obtain the other party's consent to any proposed correction of the breach, which consent will not be unreasonably withheld. Thereafter, the breaching party will have a further thirty (30) days after obtaining such consent to correct the breach.

                  Section 17.4 In the event the breaching party does not obtain the other party's consent to the correction of the breach, or does not correct such breach, within the respective time periods provided in Section 17.3, the other party will have the right to obtain, from any Court having jurisdiction thereof, an order for specific performance based on the panel's decision, directing the breaching party to correct the breach of this Trademark License and, if the breaching party is the LICENSEE, prohibiting it from further use of the LICENSED MARKS until compliance with any such order is achieved.

                                  ARTICLE XVIII

                                    CAPTIONS

                  Section 18.1 The captions used in this Trademark License have been inserted only for reference purposes. The captions and order of such captions will not be deemed to govern, limit, modify, or in any manner affect the scope, meaning, or intent of any of the provisions and/or terms of this Trademark License, nor will any captions be given any legal effect.

                                   ARTICLE XIX

                                     NOTICES

           Section 19.1 Any and all notices or other writings that are required or permitted under any of the provisions of this Trademark License will be in writing and will be deemed sufficiently given if delivered personally, sent by documented overnight delivery service, mailed by certified mail, or to the extent that receipt is confirmed, telecopy, telefax or other electronic transmission service, addressed to the party concerned as follows:

                  If addressed to LICENSOR:

                           AMF Bowling, Inc.
                           c/o GS Capital Partners II, L.P.
                           85 Broad Street
                           New York, New York 10004
                           Attn: David J. Greenwald
                           Telephone No.: (212) 902-3000

                  With copies to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street

                           New York, New York 10019
                           Attn: Daniel A. Neff and
                                 Mitchell S. Presser
                           Telecopier No.: (212) 403-2000

                           Bryan Cave LLP
                           245 Park Avenue
                           New York, New York 10167
                           Attn: Marc S. Gross
                                 Arthur Mann
                           Telecopier No.: (212) 692-1900

                  If addressed to LICENSEE:

                           AMF Machinery Systems, Inc.
                           c/o CCA Industries, Inc.
                           One James Center
                           Richmond, Virginia 23219
                           Attn:  Beverley W. Armstrong
                           Telephone No.:  (804) 643-4200

                  With copies to:

                           McGuire Woods Battle & Boothe, L.L.P.
                           One James Center
                           901 East Cary Street
                           Richmond, Virginia 23219-4030
                           Attn:  Leslie A. Grandis, Esquire
                                  Wellford L. Sanders Jr., Esquire
                           Telephone No.: (804) 775-1000
                           Telecopier No.: (804) 775-1061

or any other addresses of which either party will notify the other in writing.

                  IN WITNESS WHEREOF, the parties hereto have caused this License Trademark License to be executed as indicated below.

                                            AMF BOWLING, INC.

                                            By:
                                               ---------------------------------
                                               [Name, Title]

                                            Title:
                                                  ------------------------------

                                            Date:
                                                 -------------------------------

                                            AMF MACHINERY SYSTEMS, INC.

                                            By:
                                               ---------------------------------
                                               Beverley W. Armstrong

                                            Date:
                                                 -------------------------------

STATE OF                            )
                                    )
COUNTY OF                           )

                  On this _________ day of ___________________, 199_, before me personally came _________________________, to me known, who being first duly sworn did depose and say that he/she is the _________ of ___________________, the corporation described herein and which executed the above instrument, and that he/she signed the above instrument by authority of the Board of Directors of said corporation.

                                                      __________________________
                                                             Notary Public

My Commission Expires: ____________________


                  SEAL

STATE OF                            )
                                    )
COUNTY OF                           )

                  On this___________day of__________________, 199_ , before me personally came ________________________________, to me known, who being first duly sworn did depose and say that he/she is the ________ of ________________, the corporation described herein and which executed the above instrument, and that he/she signed the above instrument by authority of the Board of Directors of said corporation.

                                                      __________________________
                                                              Notary Public

My Commission Expires: ____________________


                  SEAL

                    SCHEDULE A (AMF Machinery Systems, Inc.)

(i) Machinery, apparatus and equipment for the manufacture of, processing, handling and packaging of food products.

(ii) Baking equipment, including, without limitation the following equipment to be used for baking:

                  (a)      bread makeup systems;
                  (b)      dough distribution systems;
                  (c)      rounders;
                  (d)      flouring belt;
                  (e)      flouring conveyor;
                  (f)      outfeed conveyor;
                  (g)      proofing conveyors;
                  (h)      dough pump;
                  (i)      dough transfer conveyor;
                  (j)      verticle dough conveyor;
                  (k)      baggers;
                  (l)      slicers;
                  (m)      mixers;
                  (n)      kneaders;
                  (o)      dividers;
                  (p)      sheeters;
                  (q)      moulders;
                  (r)      panners;
                  (s)      bulk packaging systems;
                  (t)      basket loaders;
                  (u)      flour reclaim systems;
                  (v)      brown-n-serve packaging systems;
                  (w)      depanners; and
                  (x)      parts and accessories of baking machinery.

(iii) Machinery to manufacture tobacco products and parts and accessories thereof.

(iv) Machinery used in the pharmaceutical industry, including but not limited to mixers and parts and accessories thereof.

(v) Equipment and parts for the abrasives industry, machine tool manufacturers and rubber processors.

(vi) The rendering of delivery, installation, repair or maintenance services related to any of the foregoing.

                    Exhibit 1 (AMF Machinery Systems, Inc.)



                                   [AMF Mark]


                             [AMF (& Design) Mark]


                                 [AMFLOW Mark]

                                                               EXHIBIT 1.1(c)(3)

                           TRADEMARK LICENSE AGREEMENT


                  THIS TRADEMARK LICENSE AGREEMENT (this "Trademark License"), dated as of February __, 1996, by and between AMF Bowling, Inc. ("LICENSOR"), a Virginia corporation, and Ben Hogan Company, a Virginia corporation ("LICENSEE").

                  WHEREAS, by virtue of a Stock Purchase Agreement (the "Stock Purchase Agreement") executed concurrent herewith, AMF Group Holdings Inc. will acquire, directly or indirectly, inter alia, 100% of the outstanding shares of common stock of LICENSOR;

                  WHEREAS, LICENSOR owns worldwide rights in and to registered and unregistered trademarks, trademark applications, service marks, service names, trade names and similar property rights incorporating the marks AMF and AMF (& Design) and all derivatives thereof (the "Marks") for various high quality services and products;

                  WHEREAS, the Marks convey an indication of high quality and prestige which has great commercial value;

                  WHEREAS, LICENSEE desires to acquire an exclusive, royalty-free, worldwide, perpetual license to use the AMF and AMF (& Design) marks in connection with LICENSEE'S FIELD OF USE, as hereinafter defined;

                  WHEREAS, LICENSOR desires to grant LICENSEE such a license subject to the terms and conditions as set forth herein;

                  WHEREAS, unless otherwise defined in this Agreement, capitalized terms herein shall have the respective meanings given to them in the Stock Purchase Agreement; and

                  WHEREAS, this Trademark License shall not become effective unless and until the "Closing" occurs under the Stock Purchase Agreement;

                  NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 "GOODS" means any goods or services which are included in the definition of LICENSEE'S FIELD OF USE.

                  Section 1.2 "LICENSED MARKS" means the AMF, and AMF (& Design), Marks (in the form shown in Exhibit 1, attached hereto) and other marks or names which use or incorporate the initials "AMF".

                  Section 1.3 "LICENSEE'S FIELD OF USE" means any goods or services listed on Schedule A (attached hereto).

                  Section 1.4 "LICENSED TERRITORY" means all countries and territories, worldwide, with the exception of Mexico, which shall not be part of the LICENSED TERRITORY.

                                   ARTICLE II

                                  LICENSE GRANT

                  Section 2.1 LICENSOR hereby grants to LICENSEE for the term contemplated by Section 3.1 hereof an exclusive, worldwide, perpetual license to use the LICENSED MARKS in connection with LICENSEE'S FIELD OF USE in the LICENSED TERRITORY.

                  Section 2.2 LICENSEE may from time to time request that LICENSOR consent to LICENSEE'S use of the LICENSED MARKS in connection with additional fields of use if at the time such request is made LICENSEE's proposed additional use is not confusingly similar to LICENSOR's use or intended use of the LICENSED MARKS or the use by any third party licensed by LICENSOR to use the LICENSED MARKS in a different field of use. Such consent will be granted only in LICENSOR'S sole discretion, and if granted, such additional fields of use will thereafter be included in the definition of LICENSEE'S FIELD OF USE in this Trademark License or on such other terms as may be agreed by the parties.

                  Section 2.3 Neither LICENSOR nor any of its successors or assigns will use or grant any licenses to any other party to use the LICENSED MARKS (or any mark confusingly similar to the LICENSED MARKS) for any goods or services included in LICENSEE'S FIELD OF USE in the LICENSED TERRITORY during the term of this License Agreement. Any attempted license by LICENSOR or any of its successors or assigns that violates the exclusive rights granted to LICENSEE herein will be void ab initio.

                                   ARTICLE III

                                      TERM

                  Section 3.1 This Trademark License will continue in force in perpetuity.

                                   ARTICLE IV

                                     ROYALTY

                  Section 4.1 The license hereby granted is royalty free.

                                    ARTICLE V

                                 QUALITY CONTROL

                  Section 5.1 LICENSEE warrants and agrees that all GOODS, advertising, promotional materials, and all other materials in connection with which the LICENSED MARKS are used by LICENSEE under this Trademark License will be lawful, merchantable and of a good standard, quality and workmanship level.

                  Section 5.2 Based on representations by LICENSEE, LICENSOR believes the products, materials and services offered for sale or sold by LICENSEE as of the date of this Trademark License utilize and/or embody standards, workmanship and quality levels which, if used in connection with the LICENSED MARKS, will be acceptable to LICENSOR.

                  Section 5.3 LICENSOR may from time to time request from LICENSEE (1) samples of the GOODS offered for sale under the LICENSED MARKS, (2) samples exhibiting, indicating or otherwise showing how the LICENSED MARKS are being used or are intended to be used on or in connection with the GOODS, including, but not limited to, advertising and other promotional materials, and
(3) information, in each case reasonably required by LICENSOR to enable LICENSOR to confirm that LICENSEE is complying with Section 5.1. In addition, LICENSOR may from time to time request descriptions and lists of the GOODS offered for sale under the LICENSED MARKS. LICENSEE will supply appropriate samples, descriptions, lists or information to LICENSOR within thirty (30) days from receipt of LICENSOR's request.

                  Section 5.4 Failure of LICENSEE to meet the standards, quality and workmanship levels set forth in Section 5.1 will constitute a material breach of this Trademark License for which LICENSOR may seek specific performance in accordance with Article XVII below.

                                   ARTICLE VI

                                  TRADEMARK USE

                  Section 6.1 Where reasonably appropriate, LICENSEE will indicate in public uses of the LICENSED MARKS in a country in which such marks are registered, that they are registered with the trademark office of such country, by affixing to the GOODS or their containers the designation supplied by LICENSOR.

                  Section 6.2 During the term of this Trademark License, LICENSEE will not adopt or use any word, symbol, device, logo, mark or name that is confusingly similar to the LICENSED MARKS in connection with the GOODS.

                  Section 6.3 LICENSEE may use the LICENSED MARKS as part of any composite mark. In the event LICENSEE uses the LICENSED MARKS as part of any composite mark, LICENSEE will clearly indicate on any goods, advertising or promotional material bearing such composite mark that the LICENSED MARK is owned by and licensed from LICENSOR. LICENSOR acknowledges that any other names or marks used in composite marks with the LICENSED MARKS are not the property of LICENSOR and LICENSOR will not use such other names or marks without the prior written permission of LICENSEE.

                  Section 6.4 LICENSEE will not register or attempt to register the LICENSED MARKS. LICENSEE will not register or attempt to register any word, symbol, mark, device, logo or name that is confusingly similar to the LICENSED MARKS or that includes the LICENSED MARKS.

                  Section 6.5 All use of the LICENSED MARKS by LICENSEE will inure to the benefit of LICENSOR. All goodwill accrued by, and due to, LICENSEE'S use of the LICENSED MARKS will be the sole and exclusive property of LICENSOR. LICENSEE hereby assigns and transfers to LICENSOR all trademarks and trademark rights created by such uses of the LICENSED MARKS, together with the goodwill of the business in connection with which such trademarks are used (provided, however, that in the event of a sale of substantially all of the capital stock or assets of LICENSEE, LICENSOR acknowledges that the foregoing provisions of this Section 6.5 do not entitle LICENSOR to any portion of the purchase price for such stock or assets which may be allocated to such goodwill).

                  Section 6.6 LICENSOR will use all reasonable efforts to maintain existing registrations for the LICENSED MARKS in connection with the GOODS. In the event LICENSEE wishes to apply for additional registrations covering the LICENSED MARKS in the LICENSEE'S FIELD OF USE, such registrations and the applications for registration thereof will designate LICENSOR as the owner of the subject trademarks or service marks, and LICENSOR agrees to execute any additional documents needed for such applications and registrations. The costs for registering, obtaining and maintaining such additional registrations will be borne by LICENSEE.

                  Section 6.7 LICENSEE will keep appropriate records relating to the dates when each of the GOODS is first placed on sale or sold in the LICENSED TERRITORY, and the dates of first use in each country of each different LICENSED MARK on the GOODS. If reasonably requested to do so by LICENSOR, LICENSEE also agrees to supply LICENSOR with samples, facsimiles or photographs of the trademark usages in question and other information which will enable LICENSOR to complete and obtain trademark or design applications or registrations, or to evaluate or oppose any trademark or design applications, registrations, or uses of third parties.

                  Section 6.8 With respect to those countries which require applications to register LICENSEE as a Permitted User or Registered User of the LICENSED MARKS used on or in connection with the GOODS or which require the recordation of this Trademark

License, LICENSOR will be responsible for such recording and LICENSEE agrees to execute and deliver to LICENSOR such applications, agreements or other documents as may be necessary and as are furnished by LICENSOR for such purposes, as long as such applications, agreements or other documents are not contrary to the terms of this Trademark License. The expense of such registration or recordation will be borne by LICENSEE.

                  Section 6.9 Subject to the provisions of the preceding Sections of this Article VI and Article XIII below, LICENSEE will use all reasonable efforts to assist LICENSOR to protect and enforce the LICENSED MARKS. LICENSEE will not take any action which impairs LICENSOR'S right, title or interest in the LICENSED MARKS. LICENSEE acknowledges the validity of the LICENSED MARKS, and LICENSOR'S ownership of the LICENSED MARKS, and LICENSEE will not question or challenge either the validity or LICENSOR'S ownership of the LICENSED MARKS during the term of this Trademark License.

                  Section 6.10 LICENSEE will use its best efforts to refrain from any action during the term of this Trademark License, that would be detrimental to, injure or impair the LICENSED MARKS or their registration or goodwill, or any of LICENSOR'S common law or other rights in the LICENSED MARKS, or the title, ownership, validity or enforceability of any of the foregoing.

                                   ARTICLE VII

                                   TERMINATION

                  Section 7.1 This Trademark License may not be terminated without the prior written consent of LICENSEE. If it is determined that LICENSEE has breached an obligation imposed on it by this Trademark License, LICENSOR'S sole remedy will be to seek money damages for such material breach or seek specific performance under Article XVII (including for those breaches referred to in Section 5.4). In no event may this Trademark License be terminated by LICENSOR for any breach by LICENSEE.

                  Section 7.2 In the event LICENSEE no longer intends to use the LICENSED MARKS, in whole or in part, LICENSEE will give notice of such intent to LICENSOR and the license, in whole or in part, as applicable, will terminate upon receipt of such notice.

                  Section 7.3 After termination of this Trademark License, LICENSEE will be permitted for a period of two (2) months to exhaust its then current supply of corporate and business services, containers, brochures, promotional materials, broadcasts, advertisements and all other documents or things offered for sale, displayed, broadcast or in any other way shown or disseminated by or for LICENSEE, as long as such actions are not materially detrimental to LICENSOR. All remaining documents or things bearing the LICENSED MARKS will be destroyed by LICENSEE or delivered to LICENSOR after the two (2) month period. Should LICENSEE require additional time to exhaust its supply of documents or things bearing the LICENSED MARKS it may request LICENSOR's consent to a reasonable extension of the two (2) month period, which consent will not be unreasonably withheld.

                  Section 7.4 This Trademark License shall automatically terminate and be void and have no effect if the Closing under the Stock Purchase Agreement does not occur.

                                  ARTICLE VIII

                                  ASSIGNABILITY

                  Section 8.1 LICENSOR retains the right to assign any and all of its rights and interests in this Trademark License and the LICENSED MARKS. This Trademark License will be binding upon any such assignee as well as upon any successor of LICENSOR in ownership or control of the LICENSED MARKS. The obligations of LICENSEE under this Trademark License will run in favor of any such successor or assignee of LICENSOR.

                  Section 8.2 LICENSEE may assign its rights under this Trademark License provided that (1) the assignee agrees in writing to be bound by all of the terms of this Trademark License and (2) LICENSOR is notified in advance of the identity of the prospective assignee and provided in advance with a copy of the prospective assignment.

                  Section 8.3 LICENSEE may not sublicense, divide or franchise its rights under this agreement. Any attempt by LICENSEE to sublicense, divide or franchise, or purported sublicense, division or franchise of LICENSEE's rights, will be void ab initio.

                                   ARTICLE IX

                                 PROPERTY RIGHTS

                  Section 9.1 Nothing contained in this Trademark License will operate as or be construed as an assignment of any right, title, or interest in or to the LICENSED MARKS, any of the registrations thereof, any common law rights, or any associated goodwill. Other than the license granted herein, all right, title and interest in and to the LICENSED MARKS is owned and expressly reserved by LICENSOR for its own use and benefit.

                                    ARTICLE X

                                LAWS/REGULATIONS

                  Section 10.1 LICENSEE will obey, comply, and conform with all applicable laws and regulations and obtain in advance any and all appropriate government approvals, permits, licenses and the like pertaining to the sale, offer for sale, manufacture, distribution, promotion and advertising of the GOODS licensed hereunder.

                                   ARTICLE XI

                           RELATIONSHIP OF THE PARTIES

                  Section 11.1 This Trademark License does not create a partnership, joint venture or agency relationship between the parties, and neither LICENSEE nor LICENSOR will have any right, power or authority to act as a legal representative of the other, and neither party will have any power to obligate or bind the other, or to make any representations, express or implied, on behalf of or in the name of the other in any manner or for any purpose whatsoever.

                                   ARTICLE XII

                                    LIABILITY

                  Section 12.1 LICENSOR will have no liability whatsoever to LICENSEE or any other person or entity for or on account of any injury, loss or damage, of any kind or nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon LICENSEE or any other person or entity, arising out of or in connection with or resulting from:

                        (i) the production, manufacture, distribution, use, offer for sale, or sale of any GOODS and/or products and materials under the LICENSED MARKS or under this Trademark License; or

                        (ii) any advertising or other promotional activities by LICENSEE with respect to the GOODS and/or products and materials under the LICENSED MARKS or under this Trademark License.

                  Section 12.2 LICENSEE agrees to defend, indemnify, and hold harmless LICENSOR, its principals, directors, officers, partners, employees and/or agents and LICENSOR'S parent companies, subsidiaries and affiliates, and their officers, directors, principals, partners, employees and/or agents from and against any and all liabilities, penalties, claims, demands, suits and causes of action of any nature whatsoever, and any and all damages, costs and expenses sustained or incurred (including cost of defense, settlement and reasonable attorneys' fees and expenses, and the costs and expenses, including reasonable attorneys' fees and expenses, of enforcing LICENSEE's obligations hereunder), asserted by or on behalf of any person or entity arising out of the production, manufacture, distribution, use, offer for sale or sale of any GOODS and/or products and materials under the LICENSED MARKS by LICENSEE or under this Trademark License, or advertising or other promotional activities by LICENSEE in connection with the LICENSED MARKS and/or GOODS, or out of any breach of representation or warranty by LICENSEE herein, or out of the negligent acts or omissions of LICENSEE, its agents, representatives and/or employees in connection with the production, manufacture, distribution, use, offer for sale or sale of any GOODS and/or products and materials under the LICENSED MARKS by LICENSEE or under this Trademark License.

                  Section 12.3 LICENSEE will obtain all necessary insurance policies from third parties not related to or affiliated with LICENSEE in amounts considered reasonable by prudent businesses, providing LICENSOR with primary coverage as a co-insured against the risks set forth in Section 12.2 and, within sixty (60) days after the Closing Date contemplated by the Stock Purchase Agreement, provide LICENSOR with copies of said policies.

                  Section 12.4 LICENSOR agrees to notify LICENSEE promptly of any asserted claims, demands, suits or causes of action which trigger LICENSEE'S obligations under Section 12.2. Any failure by LICENSOR to make such notification will not relieve or release LICENSEE from its obligations under
Section 12.2, except to the extent that such failure has an actual adverse effect on LICENSEE'S ability to defend any such claim, demand, suit or cause of action.

                                  ARTICLE XIII

                                  INFRINGEMENT

                  Section 13.1 Either party will immediately notify the other of any suspected infringement of the LICENSED MARKS in LICENSEE'S FIELD OF USE in the LICENSED TERRITORY. Such notification will include, without limitation, immediately forwarding to the other party any and all documents relating to any such suspected infringement and providing the other party with any and all facts and circumstances relating to such suspected infringement.

                  Section 13.2 LICENSOR will have the primary right to institute a suit for infringement, unfair competition or other action with respect to any unauthorized use or suspected infringement. LICENSOR will have no duty to initiate or pursue such suit if in its judgment the suit is not warranted or is not in its best interests.

                  Section 13.3 LICENSEE may join and participate and be represented in any infringement suit, at its own expense and by counsel of its choosing, to protect its interests.

                  Section 13.4 LICENSOR and LICENSEE agree that they will, at all times, reasonably cooperate with one another and with their respective counsel in respect of any suspected infringement or suit for infringement, including, but not limited to, having their respective principals, directors, employees, officers and/or agents, or such individuals of their respective parent companies, subsidiaries and affiliates, testify, and by making available any records, papers, information, specimens and the like when reasonably requested by the other party hereto.

                  Section 13.5 With respect to any infringement suit, LICENSEE will be consulted regarding any proposed settlement or compromise and LICENSOR will not settle such a suit in a manner which will have any adverse effect on LICENSEE or LICENSEE's right to use the LICENSED MARKS in LICENSEE's FIELD OF USE as permitted hereunder without LICENSEE's consent, which consent will not be unreasonably withheld.

                  Section 13.6 LICENSOR and LICENSEE will share equitably in the proceeds of any settlement or judgment in such an infringement suit, based on their respective actual damages. There will be no sharing of proceeds with LICENSEE in the event that an infringement suit does not involve an infringement that is within the scope of the LICENSEE'S FIELD OF USE in the LICENSED TERRITORY.

                  Section 13.7 If LICENSOR decides in its discretion not to take any action with respect to any suspected infringement, then LICENSEE may, at its own option and sole expense, take such action on its own behalf as it deems appropriate and any damages, recovery, settlement, or compromise obtained thereby will be for the account of LICENSEE.

                                   ARTICLE XIV

                                  SEVERABILITY

                  Section 14.1 If any part, term, or provision of this Trademark License will be found illegal, unenforceable, or in conflict with any valid controlling law, the validity of the remaining portions of any provisions, and any other provisions in this Trademark License, will not be affected thereby.

                  Section 14.2 In the event the legality of any provision of this Trademark License is brought into question because of a final decision, unappealed or unappealable, by a court of competent jurisdiction of any country in which this Trademark License applies, LICENSOR may, after consultation with and the consent of LICENSEE, which will not be unreasonably withheld, revise the provision in question or may delete it entirely so as to comply with the decision of said court.

                                   ARTICLE XV

                         WAIVER, INTEGRATION, ALTERATION

                  Section 15.1 The waiver of a breach hereunder may be effected only by a writing signed by the waiving party and will not constitute, or be held to be, a waiver of any other or subsequent breach, or to affect in any way the effect of such provision. Failure by either party to object to a breach will not constitute or be held to be a waiver of such party's right to later object to or seek appropriate redress for any other breach or subsequent breach.

                  Section 15.2 This Trademark License contains the entire understanding between the parties and supersedes all other agreements, representations and warranties, express or implied, between the parties concerning the LICENSED MARKS.

                  Section 15.3 Any modification or amendment of this Trademark License will be effective only if made in writing and signed by both parties.

                                   ARTICLE XVI

                                  GOVERNING LAW

                  Section 16.1 This Trademark License will be construed and interpreted and its performance will be governed by the substantive laws of the State of New York.

                                  ARTICLE XVII

                                   ARBITRATION

                  Section 17.1 In the event LICENSOR and LICENSEE are unable to amicably resolve any dispute, including compliance with the quality control provisions of Article V and any other provisions of this Trademark License, such dispute will be submitted for determination by binding arbitration in accordance with the provisions of the rules of the American Arbitration Association (the "AAA"). Such arbitration will take place in New York, New York and will be heard by a panel of three arbitrators. One of such arbitrators shall be selected by LICENSOR, one shall be selected by LICENSEE, and one shall be assigned by the AAA. Each such arbitrator shall be a lawyer having at least three years of experience practicing primarily in the field of trademark law.

                  Section 17.2 Any arbitration proceeding hereunder will be initiated no more than thirty (30) days after receipt by LICENSOR or LICENSEE of notice from the other of any dispute under Section 17.1 above, will be concluded within two (2) months of its initiation and will be limited to a hearing of no more than three (3) days.

                  Section 17.3 In the event the panel of arbitrators determines that a breach of this Trademark License has occurred, the panel will promptly advise LICENSOR and LICENSEE accordingly by written, reasoned decision, together with recommendations for correcting the breach. The breaching party will have thirty (30) days following receipt of such decision to obtain the other party's consent to any proposed correction of the breach, which consent will not be unreasonably withheld. Thereafter, the breaching party will have a further thirty (30) days after obtaining such consent to correct the breach.

                  Section 17.4 In the event the breaching party does not obtain the other party's consent to the correction of the breach, or does not correct such breach, within the respective time periods provided in Section 17.3, the other party will have the right to obtain, from any Court having jurisdiction thereof, an order for specific performance based on the panel's decision, directing the breaching party to correct the breach of this Trademark License and, if the breaching party is the LICENSEE, prohibiting it from further use of the LICENSED MARKS until compliance with any such order is achieved.

                                  ARTICLE XVIII

                                    CAPTIONS

                  Section 18.1 The captions used in this Trademark License have been inserted only for reference purposes. The captions and order of such captions will not be deemed to govern, limit, modify, or in any manner affect the scope, meaning, or intent of any of the provisions and/or terms of this Trademark License, nor will any captions be given any legal effect.

                                   ARTICLE XIX

                                     NOTICES

                  Section 19.1 Any and all notices or other writings that are required or permitted under any of the provisions of this Trademark License will be in writing and will be deemed sufficiently given if delivered personally, sent by documented overnight delivery service, mailed by certified mail, or to the extent that receipt is confirmed, telecopy, telefax or other electronic transmission service, addressed to the party concerned as follows:

                  If addressed to LICENSOR:

                           AMF Bowling, Inc.
                           c/o GS Capital Partners II, L.P.
                           85 Broad Street
                           New York, New York 10004
                           Attn: David J. Greenwald
                           Telephone No: (212) 902-3000

                  With copies to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York 10019
                           Attn: Daniel A. Neff and
                                 Mitchell S. Presser
                           Telecopier No: (212) 403-2000

                           Bryan Cave LLP
                           245 Park Avenue
                           New York, New York 10167
                           Attn: Marc S. Gross
                                 Arthur Mann
                           Telecopier No: (212) 692-1900

                  If addressed to LICENSEE:

                           Ben Hogan Company
                           c/o CCA Industries, Inc.
                           One James Center
                           Richmond, Virginia 23219
                           Attn:  Beverley W. Armstrong
                           Telephone No.:  (804) 643-4200

                  With copies to:

                           McGuire Woods Battle & Boothe, L.L.P.
                           One James Center
                           901 East Cary Street
                           Richmond, Virginia 23219-4030
                           Attn:  Leslie A. Grandis, Esquire
                                  Wellford L. Sanders Jr., Esquire
                           Telephone No.: (804) 775-1000
                           Telecopier No.: (804) 775-1061

or any other addresses of which either party will notify the other in writing.

                  IN WITNESS WHEREOF, the parties hereto have caused this License Trademark License to be executed as indicated below.

                                    AMF BOWLING, INC.


                                    By:
                                       -----------------------------------------
                                       [Name,  Title]

                                    Title:
                                          --------------------------------------

                                    Date:
                                         ---------------------------------------

                                    BEN HOGAN COMPANY


                                    By:
                                       -----------------------------------------
                                       Beverley W. Armstrong

                                    Date:
                                         ---------------------------------------

STATE OF                            )
                                    )
COUNTY OF                           )

                  On this ________ day of ______________ , 199_, before me
personally came ________________________ , to me known, who being first duly sworn did depose and say that he/she is the __________________ of ___________________, the corporation described herein and which executed the above instrument, and that he/she signed the above instrument by authority of the Board of Directors of said corporation.


                                                  ------------------------------
                                                           Notary Public

My Commission Expires:
                      -------------------------



                  SEAL

STATE OF                            )
                                    )
COUNTY OF                           )

                  On this ________ day of _______________, 199_, before me
personally came ________________________ , to me known, who being first duly sworn did depose and say that he/she is the __________________ of ___________________, the corporation described herein and which executed the above instrument, and that he/she signed the above instrument by authority of the Board of Directors of said corporation.

                                                  ------------------------------
                                                            Notary Public

My Commission Expires:
                      -------------------------


                  SEAL

                                   SCHEDULE A

     The design, manufacture, sale or lease of the following golf equipment:

     (i)
              (a)      golf clubs and headcovers;
              (b)      golf bags and golf bag covers;
              (c)      golf balls and tees;
              (d)      golf gloves;
              (e)      golf carts;
              (f)      golf travel covers;
              (g)      golf practice devices;
              (h)      golf divot repairers;
              (i)      component parts for the items listed above; and
              (j) other golf accessories (excluding apparel) usable only for the golf industry

     (ii) The rendering of delivery, repair or maintenance services related to any of the foregoing.

                         Exhibit 1 (Ben Hogan Company)



                                   [AMF Mark]



                                   [AMF (& Design) Mark]

                                                                  EXHIBIT 1.1(d)

               ARMSTRONG CONSULTING AND NON-COMPETITION AGREEMENT

         THIS CONSULTING AND NON-COMPETITION AGREEMENT (the "Agreement") is entered into as of this ____ day of February, 1996 by and between AMF GROUP HOLDINGS INC., a Delaware corporation ("Buyer"), and Beverley W. Armstrong, a resident of the Commonwealth of Virginia ("Armstrong").

                                 R E C I T A L S

         WHEREAS, Buyer and the Sellers named therein (hereinafter collectively referred to as the "Stockholders") have entered into a Stock Purchase Agreement, dated as of even date herewith (the "Stock Purchase Agreement"), pursuant to which Stockholders are selling to Buyer all of the outstanding capital stock or other equity interests of AMF Bowling, Inc., the Bowling Centers Companies and the Foreign Bowling Centers Companies and certain assets of the Retained Entities, each of which is engaged in the Business (as hereinafter defined); and

         WHEREAS, unless otherwise defined in this Agreement, capitalized terms herein shall have the respective meanings given to them in the Stock Purchase Agreement; and

         WHEREAS, Armstrong's execution and delivery of this Agreement is one of the conditions to Buyer's execution and delivery of the Stock Purchase Agreement; and

         WHEREAS, in consideration of the payments to be made to Armstrong pursuant to Section 1(c) hereof, each of Buyer and Armstrong desires to enter into this Agreement; and

         WHEREAS, this Agreement shall not become effective unless and until the "Closing" occurs under the Stock Purchase Agreement;

         NOW, THEREFORE, in consideration of the premises and direct and indirect benefits to Armstrong and other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. CONSULTING SERVICES.

         (a) Armstrong shall make himself available to render consulting services, on the terms and conditions set forth in this Agreement, for the period beginning on the Closing Date and ending on the second anniversary thereof (the "Consulting Period").

         (b) During the Consulting Period, Armstrong shall render such services as may be requested from time to time by the Board of Directors and/or the Chief Executive Officer of Buyer. Armstrong's services shall be performed at such times and locations as shall be mutually convenient to Armstrong and Buyer; provided, however, that Armstrong shall not be required to render consulting services hereunder on more than 50 days in any twelve-month period and that Armstrong shall be excused from rendering consulting services hereunder during reasonable vacation periods. Buyer shall reimburse Armstrong for all reasonable out-of-pocket expenses incurred by Armstrong in connection with his rendering of consulting services hereunder, subject in each case to appropriate documentation and prior approval by Buyer of any such expenses. During the Consulting Period, Armstrong shall be deemed to be an independent contractor. As such, Armstrong shall not participate in any of the benefits or plans of Buyer or its subsidiaries.

         (c) Buyer agrees to pay or cause a subsidiary thereof to pay Armstrong $100,000 per year during the Consulting Period. Such payments shall be made on the dates that are 12 months and 24 months from the Closing Date (unless this Agreement is terminated prior to either the first or second such payment date); provided, however, that upon any termination of this Agreement by Buyer prior to the expiration of the Consulting Period pursuant to Section 8 hereof, Buyer shall pay Armstrong upon the termination date an amount in respect of the portion of the twelve-month period in which the termination occurs, that is equal to the product of $100,000 times a fraction the numerator of which shall be equal to the number of calendar days which shall have elapsed since the Closing Date or the due date of the next preceding annual payment, as the case may be, and the denominator of which shall be 365.

         2. NONCOMPETITION.

         (a) Armstrong agrees that during the four year period from and after the Closing Date (the "noncompetition period"), except as otherwise provided in
Schedule 1 attached hereto, Armstrong will not, directly or indirectly, either for himself or for, with or through any other Person, including any Person directly or indirectly controlled by, or related by blood or marriage to, Armstrong (an "Armstrong Affiliate"), participate in or permit his name to be used by any corporation, partnership, firm, association or other enterprise or entity involved in the same or similar business as the Business (as hereinafter defined), including, without limitation, any production, promotional, marketing and sales activity. For purposes of this Agreement, the term "Business" shall mean any of the following anywhere in the world: (i) the design, manufacture, assembly, distribution, sale or service of equipment or other products for the bowling or the billiards or pool industry, or (ii) the ownership, operation, management or leasing of bowling centers or bowling equipment. For purposes of this Agreement, the term "participate" includes any direct or indirect interest, whether as an officer, director, employee, partner, sole proprietor, trustee, beneficiary, agent, representative, independent contractor, consultant, advisor, provider of personal services, creditor, owner (other than by ownership of less than one percent of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market (a "Public Company"); provided, however, that the limitation in this parenthetical shall not prohibit Armstrong or an Armstrong Affiliate from acquiring a position of not more than 25% of the equity or voting power of a Public Company in which none of Armstrong, any Armstrong Affiliate or any representative of either holds a position as a corporate officer or director and which Public Company does not derive more than 5% of its annual revenues from the Business) or otherwise. Armstrong agrees that this covenant is reasonable with respect to its duration, geographical area and scope. If, at the time of enforcement of this Section 1(a), a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope, or geographical area legally permissible under such circumstances will be substituted for the period, scope or area stated herein.

         (b) Armstrong agrees that during the three-year period from and after the Closing Date (the "nonsolicitation period"), except as otherwise provided for in Schedule 2 attached hereto, without the prior written approval of Buyer, Armstrong will not, and will cause the other Armstrong Affiliates not to, solicit any person who is a management or other key employee of Buyer, the Companies, the Subsidiaries or the Retained Entities at the date hereof to terminate his or her employment with Buyer, the Companies, the Subsidiaries or the Retained Entities. Armstrong agrees that this covenant is reasonable with respect to its duration and scope. If, at the time of enforcement of this
Section 1(b), a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period or scope legally permissible under such circumstances will be substituted for the period or scope stated herein.

         3. REMEDIES. The parties hereto agree that Buyer would suffer irreparable harm from a breach by Armstrong of any of the covenants or agreements contained herein. Therefore, in the event of the actual or threatened breach by Armstrong of any of the provisions of this Agreement, Buyer or its successors or assigns may, in addition and supplementary to other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance, injunctive or other relief in order to enforce compliance with, or prevent any violation of, the provisions hereof. In the event of any breach or violation by Armstrong of any of the provisions of
Section 2 of this Agreement, the noncompetition period and/or the nonsolicitation period, as the case may be, described above will be tolled until such breach or violation is cured. Armstrong agrees that these restrictions are reasonable.

         4. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of Buyer and its Affiliates, successors and assigns, and shall be binding upon Armstrong and his legal representatives and assigns. Buyer may assign or transfer its rights hereunder to any of its Affiliates or to a successor corporation in the event of merger, consolidation, or transfer or sale of all or substantially all of the assets of Buyer or of the Business or a part thereof.

         5. INDEPENDENT COVENANTS. Armstrong agrees that the covenants made in this Agreement shall be construed independently of any provisions of any agreements between Buyer and Armstrong which provide for the personal services of Armstrong or any Armstrong Affiliates to be performed for the benefit of Buyer, if any, whether such other agreements are executed before, simultaneously with, or after the execution of this Agreement. Moreover, the existence of any claim or cause of action of Armstrong against Buyer or any of its Affiliates, successors or assigns, whether or not predicated upon the terms of this Agreement or any other agreement, shall not constitute a defense to the enforcement of any of the covenants contained in this Agreement.

         6. MODIFICATION OR WAIVER. No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against whom enforcement of such amendment, modification or waiver is sought. No course of dealing between the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of Buyer in the exercise of any of its rights or remedies shall operate as a waiver thereof, and no single or partial exercise by Buyer of any such right or remedy shall preclude other or further exercise thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

         7. JURISDICTION AND ENFORCEMENT. Buyer and Armstrong recognize that the courts of one or more states of the United States (and one or more U.S. District Courts) within the geographic scope of the foregoing covenants may hereafter obtain personal and subject matter jurisdiction as may be necessary to adjudicate the covenants set forth in this Agreement. If the courts of any one or more of such states or such jurisdictions hold such covenants wholly or partially unenforceable, by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect Buyer's right to the relief provided above in the courts of any other such state or other such jurisdiction as to breaches of such covenants in such other state or such other jurisdiction, such covenants being severable into diverse and independent covenants for this purpose. THIS AGREEMENT SHALL, HOWEVER, BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         8. SEVERABILITY. Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or wholly invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such provision or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement; provided, however, that if a court having jurisdiction shall find that the covenants contained in Section 2(a) or (b) hereof are not reasonable, such court shall have the power to reduce the duration, geographic area or scope of such covenants, and in this reduced form the covenants shall be enforceable.

         9. TERMINATION. During the Consulting Period, the noncompetition period and/or the nonsolicitation period, Buyer may, in its sole discretion, by written notice thereof to Armstrong accompanied by Buyer's payment, if any, of any accrued and unpaid amounts payable pursuant to the proviso to Section 1(c) hereof, terminate this Agreement, whereupon it shall have no further effect. In the event of termination of the Stock Purchase Agreement prior to the Closing, this Agreement shall thereupon automatically terminate and become void and have no effect without the necessity of any further action by either party hereto. Otherwise, this Agreement shall, except with respect to any obligations that remain unsatisfied with respect to the period prior to such termination, automatically terminate and have no further effect, without the necessity of any further action by either or both of Buyer or Armstrong, upon expiration of the noncompetition period (as such period may be tolled in accordance with Section 3 hereof).

         10. NOTICE. All notices required to be given hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to Armstrong shall be given to Armstrong and addressed to:

         Beverley W. Armstrong
         c/o CCA Industries, Inc.
         One James Center
         Richmond, Virginia 23219
         Telecopier No.: (804) 643-4208

         with a copy to:

         McGuire, Woods, Battle & Boothe, L.L.P.
         One James Center
         Richmond, Virginia 23219
         Attn: Leslie A. Grandis and
               Wellford L. Sanders, Jr.
         Telecopier No.: (804) 775-1061

or at such other address and to the attention of such other person as Armstrong may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

         AMF Group Holdings Inc.
         c/o GS Capital Partners II, L.P.
         85 Broad Street
         New York, NY  10004
         Attn:  David J. Greenwald
         Telecopier No.:  (212) 902-3000
         with a copy to:

         Wachtell, Lipton, Rosen & Katz
         51 West 52nd Street
         New York, NY  10019
         Attn:  Daniel A. Neff and
         Mitchell S. Presser
         Telecopier No.:  (212) 403-2000

or at such other address and to the attention of such other person as Buyer may designate by written notice to Armstrong.

         11. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         12. HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof and shall not affect the construction or interpretation of this Agreement.

         13. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                       AMF GROUP HOLDINGS INC.

                                       By:______________________________
                                          Title:

                                       _________________________________
                                       Beverley W. Armstrong

                                   Schedule 1
                                       to
                Armstrong Consulting and Noncompetition Agreement

         Anything to the contrary in Section 2(a) of the Agreement notwithstanding, Armstrong and the Armstrong Affiliates shall have the right to participate in the following:

         (i) the ownership, operation, management or leasing of the following bowling centers, (including, without limitation, billiard or pool facilities, gaming rooms, arcades, snack bars, bars or lounges located therein and owned, operated, managed or leased as a part thereof):

         (a) a bowling center located at Bowling de Meyrin-Geneva, 67 ch. de l'Etang, 1219 Chatelain/Geneva, Switzerland;

         (b) a bowling center located at Paseo de la Castellana 77, E-28046 Madrid, Spain;

         (c) a bowling center located at 2390 Wilson Road, Humble, Texas, during and after termination of the Wilson Road Agreement; and

         (d) a bowling center located at 1110 N. Rolling Road, Baltimore County, Maryland, during the term of the Rolling Road Agreement.

         (ii) the leasing (as lessor) or financing (as creditor) of bowling equipment and the ownership, operation, management, sale or leasing of such bowling centers as may be acquired from time to time by Armstrong or the Armstrong Affiliates in connection with his or their bona fide leasing or financing activities if, and only if, acquired in connection with a bona fide workout relating to defaults under the lease or financing agreements relating to the aforementioned equipment; provided, however, that should Armstrong or the Armstrong Affiliates own or operate in excess of 10 such bowling centers at any such time, in order not to be in violation of this Agreement, they will (and Armstrong agrees to cause the Armstrong Affiliates to) promptly grant to Buyer the right to elect to manage all centers in excess of such 10 centers for a management fee that is equal to the fair market arm's length rate an operator of Buyer's (and its Affiliates') qualifications would be paid to operate such centers. Such rate is to be agreed to by the parties or, absent such agreement, to be determined by arbitration by an arbitrator appointed by the American Arbitration Association in New York within 30 days of the request for such appointment by Armstrong or Buyer. (Armstrong and Buyer agree to share the costs of such arbitration equally.)

                                   Schedule 2
                                       to
                Armstrong Consulting and Noncompetition Agreement

         Anything to the contrary in Section 2(b) of the Agreement notwithstanding, Armstrong and the Armstrong Affiliates shall have the right to solicit any person who is a management or other key employee of the bowling centers listed in items (i)(a), (b) and (c) of Schedule 1 to the Agreement and who, in any such case, is not a management or other key employee of any of the operations or assets that Buyer and its Affiliates will directly or indirectly acquire by virtue of consummation of the transactions contemplated by the Stock Purchase Agreement or the other agreements referred to therein, to terminate his or her employment with such employer.

                                                                  EXHIBIT 1.1(e)



                               AMENDMENT AGREEMENT


         AMENDMENT AGREEMENT, dated as of ____________, 1996, between AMF BOWLING, INC. ("AMF"), a Virginia corporation, having an address at 8800 AMF Drive, Richmond, Virginia 23111, and AMF REECE, INC. ("Reece"), a Virginia corporation, having an address at 8400 AMF Drive, Richmond, Virginia 23111.

                                WITNESSETH THAT:

         WHEREAS, AMF is the owner of a parcel of land in Hanover County, Virginia, described as Parcel I on Exhibit A attached hereto (the "Bowling Land"), on which AMF has constructed a manufacturing facility (the "AMF Plant"); and

         WHEREAS, Reece is the owner of a parcel of land in Hanover County, Virginia, contiguous to the Bowling Land, described as Parcel II on Exhibit A attached hereto (the "Reece Land"), on which Reece has constructed a manufacturing facility (the "Reece Plant"); and

         WHEREAS, AMF and Reece entered into an Easement Agreement and Maintenance Agreement, dated as of December 16, 1991 (the "Easement Agreement"), recorded on December 16, 1991 in the land records of Hanover County, Virginia in Deed Book 889, page 80, pursuant to which, among other things, AMF granted to Reece an easement for ingress and egress over and across the Bowling Land, and AMF and Reece each granted easements to the other to use certain facilities located on the Bowling Land and the Reece Land; and

         WHEREAS, AMF Group Holdings, Inc., as of the date hereof, has acquired all of the outstanding shares of common stock of AMF, and as a consequence of such acquisition, AMF and Reece are no longer under common control; and

         WHEREAS, in light of the foregoing, AMF and Reece desire to modify certain terms and conditions of the Easement Agreement in the manner set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AMF and Reece hereby agree as follows:

         1. (a) Definitions. Capitalized terms that are used in this Amendment Agreement but are not defined herein shall have the respective meanings assigned to such terms in the Easement Agreement.

         (b) The term "Plat", as used in the Easement Agreement and in this Amendment Agreement, shall mean the plat entitled "Plat of 30+/- Acres Lying on the East Line of Frontage Road, Route F306, Date: December 13, 1991 (P.N. 91068.01) 12/16/91 Revised to Show Improvements", prepared by Resource International Ltd., a copy of which was attached to the Easement Agreement as
Exhibit 1.

         (c) The term "propane tank", as used herein and in the Easement Agreement, shall be deemed to include the propane vaporizer and propane transfer station located on the Bowling Land.

         2. Sanitary Sewer Easement. The following shall be added to the Easement Agreement as new Section 2A of the Easement Agreement immediately following the end of Section 2 thereof:

         "2A. SANITARY SEWER EASEMENT.

                  (a) Easement. Reece grants to AMF, for its benefit and the benefit of its successors and assigns, a non-exclusive easement (the "Sanitary Sewer Easement") for the drainage of sewage from the Bowling Land across the Reece Land in the pipes, conduits and facilities constructed thereon and identified on the Plat (together with any replacement therefor or relocation thereof as permitted herein, the "Sanitary Sewer Facilities"). The foregoing shall not grant any rights whatsoever for the benefit of the general public in the Sanitary Sewer Easement or any other improvement now or hereafter located on the Bowling Land or Reece Land and is solely for the benefit and use of AMF, Reece and their successors and assigns.

                  (b) Maintenance. To avoid duplication of services and additional cost, AMF and Reece agree that certain maintenance and services affecting the Sanitary Sewer Facilities shall be performed by Reece and that AMF shall reimburse Reece therefor as provided herein. Accordingly, for the benefit of the Bowling Land, Reece agrees to:

                  (1) periodically and when necessary clean, repair and maintain the Sanitary Sewer Facilities;

                  (2) operate, promptly repair and replace the Sanitary Sewer Facilities as necessary.

      AMF shall reimburse Reece for fifty percent (50%) of the cost to perform the maintenance and services set forth above; provided, however, that (i) AMF shall not be responsible for the cost to relocate the Sanitary Sewer Facilities at the request of Reece; (ii) Reece shall not be responsible for any of the cost to relocate the Sanitary Sewer Facilities at the request of AMF; and (iii) AMF shall not be responsible to reimburse any portion of the cost to replace any part of the Sanitary Sewer Facilities unless the replacement and its cost are approved by AMF in writing prior to the commencement of the work, which approval by AMF shall not be unreasonably withheld or delayed. AMF shall provide the maintenance and upkeep of the continuation of the Sanitary Sewer Facilities located on the Bowling Land.

                  (c) Relocation. Any relocation of the Sanitary Sewer Facilities on the Reece Land that may be proposed by AMF shall be subject to the consent of Reece. With AMF's prior written consent, which consent shall not be unreasonably withheld or delayed, Reece may relocate the Sanitary Sewer Facilities on the Reece Land if the relocation does not substantially diminish the use of such facilities and such relocation is approved by the appropriate officials of Hanover County, Virginia.

                  (d) Conditions. The Sanitary Sewer Easement shall exist, and be subject to, and used only in accordance with the following terms and conditions:

                           (1) The Sanitary Sewer Easement is conveyed subject to all easements, agreements, covenants, restrictions and conditions affecting the Reece Land or any part thereof.

                           (2) Reece further reserves the right to make any use of the Sanitary Sewer Easement including the grant of other easements for the use of the Sanitary Sewer Facilities that are not inconsistent with the rights herein conveyed and does not unreasonably interfere with the use of the Sanitary Sewer Easement by AMF."

         3. Further Amendments to the Easement Agreement. (a) Section 1(c) of the Easement Agreement shall be amended (i) by adding, after the words "Reece Plant", the words "and the propane tank for the sole purpose of fueling forklifts and similar vehicles", and (ii) by adding the following sentence at the end of such Section 1(c):

         "Any relocation of the Access Road that may be proposed by Reece shall be subject to the consent of AMF."

         (b) Section 1(b)(4)(iii) of the Easement Agreement shall be amended by deleting the period after the word "work" at the end of the first sentence of such clause (iii), and by inserting, in lieu thereof, the following:

         ", which approval by Reece shall not be unreasonably withheld or delayed."

         (c) Section 2(a) of the Easement Agreement shall be amended by adding the following to the end of such Section 2(a):

         "In addition, AMF grants to Reece for its benefit and the benefit of its successors and assigns, a nonexclusive easement for the drainage of surface water from the Reece Land across the Drainage Swale as shown on the Plat and across the Bowling Land between such Drainage Swale and the Reece Land."

         (d) Section 2(b)(2)(iii) of the Easement Agreement shall be amended by deleting the period after the word "work" at the end of the first sentence of such clause (iii), and by inserting, in lieu thereof, the following:

         ", which approval by AMF shall not be unreasonably withheld or delayed."

         (e) The last sentence in Section 2(b) of the Easement Agreement shall be amended and restated, in its entirety, to read as follows:

         "AMF shall provide the maintenance and upkeep of the continuation of the Drainage Facilities located on the Bowling Land, including (without limitation) the Drainage Swale."

         (f) The following sentence shall be added at the end of Section 2(c) of the Easement Agreement:

         "Any relocation of the Detention Basin or Drainage Facilities on the Reece Land that may be proposed by AMF shall be subject to the consent of Reece. With Reece's prior written consent, which consent shall not be unreasonably withheld or delayed, AMF may relocate the Drainage Swale on the Bowling Land if the relocation does not substantially diminish the use of the Drainage Swale and such relocation is approved by the appropriate officials of Hanover County, Virginia."

         (g) The first sentence of Section 3(a) of the Easement Agreement is hereby amended and restated, in its entirety, to read as follows:

         "AMF grants to Reece for its benefit and the benefit of its successors and assigns, the nonexclusive right, easement and privilege to use the propane tank, pump house, above-ground post indicator valve, detector check pit/valve pit, water and sewer mains and all pipes, conduits and facilities connecting them with the Reece Land which are located on or under the Bowling Land and are identified on the Plat (the "Facilities") for the intended purposes of the Facilities (and any replacement therefor or relocation thereof as permitted herein), and to have access to the propane tank for the sole purpose of fueling forklifts and similar vehicles (the "Facilities Easement"), provided that AMF and Reece acknowledge that any underground pipes and the above-ground post indicator valve are not identified on the Plat but are nevertheless deemed to be part of the Facilities."

         (h) Section 3(b)(iii) of the Easement Agreement shall be amended by deleting the period after the word "work" at the end of the first sentence of such clause (iii), and by inserting, in lieu thereof, the following:

         ", which approval by Reece shall not be unreasonably withheld or delayed."

         (i) Section 3(c) of the Easement Agreement shall be amended by adding the following sentence at the end of such Section 3(c):

         "Any relocation of the Facilities on the Bowling Land that may be proposed by Reece shall be subject to the consent of AMF."

         4. Charges for Propane. AMF shall promptly install (and shall subsequently maintain and repair) a meter to measure the propane use by Reece from the propane tank located on the Bowling Land. Such meter shall be deemed part of the Facilities, and the operation, repair and maintenance of such meter shall be governed by Section 3(b) of the Easement Agreement, provided that Reece shall pay 100% (and not 35%) of the reasonable installation, operation, maintenance and repair costs of such meter. Reece shall pay the charges for its propane use as indicated by such meter, and AMF shall pay for the balance of the propane used from the propane tank, in a timely manner to the applicable public utility or vendor.

         5. Lawn Sprinkler System. Reece shall continue to operate, maintain and repair the underground lawn sprinkler system that services both the Reece Land and the Bowling Land in a manner consistent with Reece's prior practice, and, from and after the date hereof, AMF shall promptly pay to Reece, on an annual basis, a fair and equitable portion of Reece's operation, maintenance and repair costs for the underground sprinkler system, as reasonably determined by Reece. Notwithstanding the foregoing, (a) AMF shall have the right at any time, from and after the date hereof, upon reasonable prior written notice to Reece, to terminate the services from Reece described in this Section 5, and (b) Reece shall have the right, at any time from and after the fifth (5th) anniversary of the date hereof, upon reasonable prior written notice to AMF, to terminate the services from Reece described in this Section 5. In such event, the party exercising its right to terminate Reece's services under this Section 5 shall pay all costs required to cap any existing underground water pipes, after which neither Reece nor AMF shall have any further obligation to the other pursuant to this Section 5.

         6. Easement for Trailer Parking. Reece hereby grants to AMF, for its benefit and the benefit of its successors and assigns, the nonexclusive right, easement and privilege, until the date four (4) years after the date hereof, to use the parking lot on the Reece Land designated as "Parking" on the Plat, for trailer parking as may be required by AMF, upon reasonable prior notice by AMF to Reece, subject to there being available space in such parking lot at the applicable time and further subject to any parked AMF trailers promptly relinquishing their parking space after notice from Reece that such space is needed by a Reece trailer. AMF shall promptly pay to Reece, on an annual basis, a fair and equitable portion of the maintenance and repair costs for such parking lot, as reasonably determined by Reece.

         7. Use of Access Road. In the event that a change in the nature of the business conducted at the Reece Land and/or Reece Plant results in increased usage by Reece of the Access Road, then Reece's percentage of the operation, maintenance and repair costs for the Access Road (as described in Section 1(b) of the Easement Agreement) shall be increased by a fair and equitable amount as may be reasonably determined by AMF, provided that in no event shall Reece be entitled to use the Access Road in any manner which impairs the usage by AMF of the Access Road, the Bowling Land or the AMF Plant. It is expressly acknowledged that the terms "Reece" and "AMF", as used in this Section 7, include the respective successors and assigns of such parties.

         8. Indemnification. (a) Reece hereby indemnifies and holds harmless AMF, its affiliates, and the officers, directors, shareholders, employees and agents of any of the foregoing, from and against any and all costs, losses, liabilities, claims, damages and obligations arising from the operation of any equipment or facilities on the Reece Land or at the Reece Plant that are serviced by, or connected to, any equipment or facilities located on the Bowling Land, and for Reece trailers using the Access Road, other than costs, losses, liabilities, claims, damages or obligations arising from the gross negligence or willful misconduct of AMF.

         (b) AMF hereby indemnifies and holds harmless Reece, its affiliates, and the officers, directors, shareholders, employees and agents of any of the foregoing, from and against any and all costs, losses, liabilities, claims, damages and obligations arising from the operation of any equipment or facilities on the Bowling Land or at the AMF Plant that are serviced by, or connected to, any equipment or facilities located on the Reece Land, other than costs, losses, liabilities, claims, damages or obligations arising from the gross negligence or willful misconduct of Reece.

         (c) The provisions of this Section 8 shall survive the expiration or prior termination of the Easement Agreement.

         9. AMF's Estoppel. AMF hereby certifies that (a) the Easement Agreement is unmodified and in full force and effect, (b) all sums payable under the Easement Agreement by Reece have been paid through the date hereof, (c) AMF has not received from Reece any notice of any default under the Easement Agreement which has not been cured, and (d) to the knowledge of AMF, there are no defaults by Reece under the Easement Agreement, nor has any event occurred which, with the giving of notice or passage of time or both, would constitute a default by Reece under the Easement Agreement.

         10. Reece's Estoppel. Reece hereby certifies that (a) the Easement Agreement is unmodified and in full force and effect, (b) all sums payable under the Easement Agreement by AMF have been paid through the date hereof, (c) Reece has not received from AMF any notice of any default under the Easement Agreement which has not been cured, and (d) to the knowledge of Reece, there are no defaults by AMF under the Easement Agreement, nor has any event occurred which, with the giving of notice or passage of time or both, would constitute a default by AMF under the Easement Agreement.

         11. Amendment Agreement Governs. In the event of any conflict or inconsistency between this Amendment Agreement and the terms and conditions of the Easement Agreement, then the terms and conditions of this Amendment Agreement shall govern and prevail, and the conflicting or inconsistent terms and conditions of the Easement Agreement shall be deemed to be amended accordingly.

         12. Recording. The parties will cause this Agreement to be recorded in the land records of Hanover County, Virginia, and each party will pay or cause to be paid one-half (1/2) of the recording fees due in connection with the recordation of this Amendment Agreement.

         13. References to Easement Agreement. All references in the Easement Agreement to "this Agreement", "this Easement Agreement" or words of similar import, and the terms "hereby", "hereof", "hereto", "herein", "hereunder" and any similar terms, as used in the Easement Agreement, shall be deemed to refer to the Easement Agreement, as amended by this Amendment Agreement.

         14. Ratification. Except as amended or modified hereby, the terms and conditions of the Easement Agreement are hereby ratified and confirmed in their entirety.

         15. Successors and Assigns. This Amendment Agreement and all of the covenants herein shall be deemed to be covenants running with the land and shall bind and inure to the benefit of the parties hereto and their successors and assigns.

         16. Counterparts. This Amendment Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

         17. Further Assurances. Each party will execute, acknowledge and deliver or cause to be executed, acknowledged and delivered all such instruments and take all such action as the other party from time to time may reasonably request in order that both parties may obtain the full benefits of the rights, powers and remedies intended to be granted by the Easement Agreement (as amended by this Amendment Agreement).

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the day and year first above written.


                                  AMF BOWLING, INC., a Virginia
                                    corporation

                                  By: _________________________________
                                      Title:


                                  AMF REECE, INC., a Virginia
                                    corporation

                                  By: _________________________________
                                      Title:

STATE OF       )
               )
COUNTY OF      )

         On this __________ day of _____________, 199_, before me personally came ____________________________, to me known, who being first duly sworn did depose and say that he/she is the ___________ of ____________________, the corporation described herein and which executed the above instrument, and that he/she signed the above instrument by authority of the Board of Directors of said corporation.

                                                           _____________________
                                                               Notary Public


My Commission Expires:___________________



                  SEAL



STATE OF       )
               )
COUNTY OF      )

         On this __________ day of _____________, 199_, before me personally came ____________________________, to me known, who being first duly sworn did depose and say that he/she is the ___________ of ____________________, the corporation described herein and which executed the above instrument, and that he/she signed the above instrument by authority of the Board of Directors of said corporation.

                                                           _____________________
                                                               Notary Public


My Commission Expires:___________________



                  SEAL

                                    EXHIBIT A

PARCEL I:

ALL those certain pieces or parcels of land lying and being in Henry District, Hanover County, Virginia, lying to the east of Route 295 and designated as Parcel B, containing in the aggregate 36.7 acres, more or less, as more particularly described on that certain plat of survey made by Resource International, Ltd., dated September 16, 1987 and revised October 26, 1987, entitled "Plat of Four Parcels of Land Lying on the Northeast Side of Route F306, Hanover County, Virginia", a copy of which plat is attached to that certain deed dated October 23, 1987, by and between Finnella (a/k/a Finella) Saunders Fearnow, Trustee under the Will of George Nelson Fearnow, deceased, party of the first part, Herbert C. Fearnow, Jr. and Brenda S. Fearnow, his wife, Raymond M. Fearnow and Martha M. Fearnow, his wife, Wanda F. Birch and James D. Birch, her husband, Joan P. Currie and Donald S. Currie, her husband, and Jean F. Kidd and William F. Kidd, her husband, parties of the second part, and LaVeer Properties, a Virginia general partnership, party of the third party, and recorded in the Clerk's Office of the Circuit Court of Hanover County, Virginia, in Deed book 695, at page 524.

BEING the same property conveyed to AMF Bowling Centers, Inc., a Virginia corporation, by deed from LaVeer Properties, a Virginia general partnership, dated June 29, 1988, recorded June 29, 1988, in the Clerk's Office, Circuit Court, Henrico County, Virginia, in Deed Book 725, page 336.

LESS and except 1 acre, more or less, conveyed to AMF Reece, Inc., a Virginia corporation, by deed from AMF Bowling, Inc., a Virginia corporation, dated December 11, 1991, recorded December 16, 1991, in the Clerk's Office, Circuit Court, Hanover County, Virginia, in Deed Book 889, page 78.


PARCEL II:

ALL that certain piece or parcel of land, lying and being in Mechanicsville District, Hanover County, Virginia, lying to the east of Route 295 and containing 30 +/- acres as shown on that certain plat of survey made by Resource International, Ltd., dated December 13, 1991, and revised on December 16, 1991, to show improvements, entitled "Plat of 30 +/- Acres Lying On The East Line Of Frontage Road, Route F306, Mechanicsville District, Hanover County, Virginia", a coy of which plat is recorded in Deed Book 34, page 369, and is more particularly described as follows:

BEGINNING at a rod on the right of way line of Route F306, said rod being .7+/- miles from the intersection of Route 627; thence along the line with AMF Bowling, Inc. N 70(degree) 34' 42" E 1830' +/- to a point in the center line of Jack's Branch; thence along the center line of Jack's Branch 1572' +/- to a point, said point being at the intersection of the center line of Jack's Branch and the Lands of William S. & Evelyn W. Winfrey; thence along the line with the Winfrey's Land N. 85(degree) 36' 12" W 438' +/- to a rod; thence N 84(degree) 15' 38" W 223.92' to a rod; thence N 82(degree) 52' 04" W 380.66' to a rod on the right of way of Route F306; thence N 19(degree) 25' 18" W 732.64' to the point of beginning.

BEING the same property conveyed to AMF Reece, Inc., a Virginia corporation, by deed from AMF Bowling, Inc., a Virginia corporation, dated December 12, 1991, recorded December 16, 1991, in the Clerk's Office, Circuit Court, Hanover County, Virginia, in Deed Book 889, page 78.

                                                                  EXHIBIT 1.1(f)

                            REECE INDEMNITY AGREEMENT

         THIS INDEMNITY AGREEMENT (this "Agreement"), dated February ___, 1996, is by and between AMF Reece, Inc., a Virginia corporation ("Reece"), and AMF Group Holdings Inc., a Delaware corporation ("Buyer").

         WHEREAS, pursuant to a Stock Purchase Agreement, dated February ___, 1996 (the "Stock Purchase Agreement"), Buyer has agreed to acquire from the Sellers named therein the Manufacturing Business and the Bowling Centers Business (as each is defined in the Stock Purchase Agreement) by means of the acquisition of all of the outstanding common stock or other equity interests of AMF Bowling, Inc., a Virginia corporation ("Bowling"), the Bowling Centers Companies and the Foreign Bowling Centers Companies, and by means of the Asset Purchases (as each are defined in the Stock Purchase Agreement); and

         WHEREAS, The Reece Corporation, a Massachusetts corporation ("TRC") and manufacturer of commercial sewing equipment, which was owned by certain of the same Sellers who own Bowling and Reece, transferred to Reece all of its right, title and interest in all of its assets and businesses (other than its rights with respect to leasing of an airplane and as holder of certain notes) and subsequently merged into Bowling on December 31, 1994; and

         WHEREAS, the Stock Purchase Agreement provides that Reece shall enter into an Indemnity Agreement with Buyer in the form of this Agreement; and

         WHEREAS, Reece's execution and delivery of this Agreement is one of the conditions to Buyer's consummation of the Stock Purchase Agreement and Reece is aware that Buyer would not have entered into the Stock Purchase Agreement but for the entering into by Reece of this Agreement; and

         WHEREAS, it is the intention of the parties hereto that Buyer, its Affiliates (as defined in the Stock Purchase Agreement), each of their respective directors, partners, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively the "Indemnitees") shall be fully protected from any and all Covered Liabilities (as defined in the Stock Purchase Agreement) arising out of or based on the merger of TRC into Bowling or the ownership, conduct, condition, transfer or operations of TRC or Reece or any of their respective predecessors, and that this Agreement shall be construed in a manner that gives meaning to the indemnification provisions of the Stock Purchase Agreement and this Agreement as complementary and, subject to Section 4.07 hereof, duplicative and not conflicting; and

         WHEREAS, as an inducement for Buyer to enter into the Stock Purchase Agreement and in order to protect Buyer's investment and to enable Buyer to enjoy the goodwill derived, directly and indirectly, from the acquisitions contemplated by the Stock Purchase Agreement, each of Buyer and Reece desire to enter into this Agreement;

         NOW, THEREFORE, in consideration of the Stock Purchases and Asset Purchases (as defined in the Stock Purchase Agreement) by Buyer and the benefits and advantages to be derived by it therefrom, and for other good and valuable consideration the receipt of which is hereby acknowledged, Reece hereby agrees with Buyer as follows:

                                    ARTICLE I

                         REPRESENTATIONS AND WARRANTIES
                                    OF REECE

         1.01. Reece's Authority and Approval. Reece represents and warrants to the Indemnitees as follows: Reece has the corporate power to execute, deliver and perform this Agreement and the transactions contemplated hereby and such execution, delivery and performance have been duly authorized by all necessary corporate action of Reece. Such execution, delivery and performance do not (i) conflict with any term of the articles of incorporation or by-laws of Reece,
(ii) conflict with, result in a breach of, constitute a default (with due notice or lapse of time or both) or give rise to any right of termination, cancellation or acceleration under, any term or provision of any mortgage, indenture, license, agreement or other obligation or instrument to which Reece is a party or to which its properties or assets are subject, or (iii) violate any judgment, order, writ, injunction, decree, statute, rule, regulation, code or ordinance applicable to Reece or any of its properties or assets. No consent of any party to any contract or agreement to which Reece is a party or to which any of its properties or assets is subject is required for the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by Reece and, assuming the due execution thereof by Buyer, constitutes the legal, valid and binding obligation of Reece enforceable in accordance with its terms.

                                   ARTICLE II

                                    INDEMNITY

         2.01. Indemnity. Effective from and after the Closing Date (as defined in the Stock Purchase Agreement), Reece hereby indemnifies and holds harmless the Indemnitees from and against, and shall pay or reimburse the Indemnitees for, any and all Covered Liabilities (and the costs and expenses, including reasonable attorneys' fees and expenses, of enforcing Reece's obligations hereunder) incurred by or asserted against any of the Indemnitees in connection with or arising from the merger of TRC into Bowling or the ownership, conduct, condition or transfer (prior to, on or after the date of the Stock Purchase Agreement) of any of the businesses or other tangible or intangible assets or operations owned, operated or conducted by TRC or Reece or any of their respective predecessors including without limitation any businesses or operations or real property sold or otherwise disposed of by Reece or TRC or any of their respective predecessors (including without limitation to Reece). The indemnity provided by the preceding sentence of this Section 2.01 shall include, without limitation, any Covered Liabilities in connection with or arising from (a) the ownership, condition or transfer of the properties and facilities operated by Reece or TRC in (i) Gorham Industrial Park, Gorham, Maine (the "Gorham Facility"); (ii) Portland, Maine;
(iii) Waltham, Massachusetts; (iv) Stantonburg, North Carolina; and (v) Leiden, the Netherlands; and any other properties or facilities at which TRC's or Reece's business was carried on; (b) any claim under an indemnity agreement dated December 31, 1992, between Reece and Sebago, Inc. or under a guaranty given by Reece in an addendum dated December 30, 1992, to an agreement for the purchase and sale of real estate dated December 8, 1992, between L.F. Loree, III and Norwood H. Davis, Jr. and Sebago, Inc., including (i) a claim under the indemnity given to Sebago, Inc. and others in connection with any contamination of the soils or ground water of certain land described in the said indemnity agreement attributable to or resulting from any contamination of the Gorham Facility at the date thereof; and (ii) Reece's agreement, pursuant to the said indemnity agreement, should the need arise, to be responsible for certain legal costs and remedial and responsive actions; (c) the Portland Bangor Waste Oil Company uncontrolled hazardous substances site, Wells, Maine, including the notice of potential liability and request for participation in cleanup activities dated October 12, 1995, from the State of Maine Department of Environmental Protection addressed to Reece c/o Bowling; (d) the PSC Resources, Inc. National Priorities List site, Palmer, Massachusetts, including the general notice letter dated March 18, 1992, and the Consent Decree entered into with the United States of America and the Commonwealth of Massachusetts signed by Reece on September 2, 1994; (e) the Union Chemical Company, Inc. National Priorities List site, South Hope, Maine, including the general notice letter dated March 23, 1987; (f) the ownership or condition of the Reece property and facility at 8080 and 8400 AMF Drive, Richmond, Virginia, and of any other properties or facilities at which Reece's or TRC's business is or has been carried on; (g) (i) the requirements of Environmental Law (as defined in the Stock Purchase Agreement) relating to any of the matters referred to in the foregoing paragraphs (a) to (f), and (ii) the presence of, and the requirements of Environmental Law relating to, any Hazardous Substance or RCRA Hazardous Waste (as such terms are defined in the Stock Purchase Agreement) at any of the properties or facilities referred to in the foregoing paragraphs (a) to (f) or the off-site disposal of any such materials generated at any such property or facility, including in each case legal liability to third parties, cleanup of hazardous waste, cleanup of releases or contamination resulting from improper cleanup, and all related legal fees, costs and expenses for violations or conduct arising out of the business of TRC or Reece, and (h) the existence or assertion of any action, lawsuit, claim or proceeding by any third party (including any Governmental Authority), whether based on negligence, strict liability or any other theory of recovery or relief, at law or in equity, relating to any of the matters referred to in the foregoing paragraphs (a) to (g).

         2.02. Procedure for Defense and Indemnification of Third Party Claims.

         (a) This Section 2.02 sets forth procedures for third-party claims as to which indemnification may be required under this Agreement. If a claim is made against an Indemnitee, and if such Indemnitee intends to seek indemnity with respect thereto under this Agreement, such Indemnitee shall promptly notify Reece in writing of such claims setting forth such claims in reasonable detail, provided that failure to give a timely notice under this Section 2.02 shall not limit the indemnification obligations of Reece hereunder except to the extent that the delay in giving, or failure to give, such notice has an actual adverse effect upon the ability of Reece to defend the underlying claim.

         (b) Reece shall have 30 days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing (reasonably satisfactory to the Indemnitee) and at its own expense, the settlement or defense of such claim, and the Indemnitee shall cooperate with it in connection therewith; provided that (i) Reece shall conduct such settlement or defense at all times in good faith and in a reasonable manner, (ii) Reece shall promptly reimburse the Indemnitee for all out-of-pocket expenses incurred by the Indemnitee arising out of a claim, and (iii) Reece shall permit the Indemnitee to participate in such settlement or defense through counsel chosen by such Indemnitee, provided that the fees and expenses of such counsel shall be borne by such Indemnitee unless it reasonably concludes and advises Reece that counsel to Reece has a conflict of interest. So long as Reece is reasonably contesting any such claim in good faith, an Indemnitee shall not pay or settle any such claim. Notwithstanding the foregoing, an Indemnitee shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by Reece.

         (c) If Reece does not elect to assume control of the settlement or defense of a claim in the manner provided herein, an Indemnitee shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity for any Covered Liabilities arising therefrom or in connection therewith pursuant to this Agreement.

         (d) Reece shall not, except with the consent of the Indemnitee, enter into any settlement or consent to entry of any judgment that provides for injunctive or other non-monetary relief affecting any Indemnitee or that does not include as an unconditional term thereof the giving by the person or persons asserting such claim to all Indemnitees of an unconditional release from all liability with respect to such claim or consent to entry of any judgment.

         (e) Reece and Buyer shall cooperate in the defense of any claim subject to this Agreement and the records of each shall be available to the other with respect to such defense.

                                   ARTICLE III

                              REMEDIES AND EXPENSES

         3.01. Remedies. Each of the Indemnitees may proceed to protect and enforce any or all its rights under this Agreement by suit in equity, action at law or by other appropriate proceedings, whether for the specific performance of any covenants or agreements contained in this Agreement or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and specifically enforce the performance of all acts and things required to be performed hereunder by Reece. Each of the Indemnitees shall not be required to exhaust any security or to pursue any other recourse or remedy before asserting or enforcing their rights under this Agrement. Each and every remedy of an Indemnitee shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or under any other agreement now or hereafter existing at law or in equity.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.01. Agreement Binding, Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the exclusive benefit of the parties hereto, the Indemnitees and their respective successors and their permitted assigns. Any Indemnitee may assign or transfer its rights hereunder to any of its Affiliates or successors. This Agreement may not be assigned by Reece without the prior written consent of Buyer and any such purported assignment shall be void ab initio.

         4.02. Survival of Representations, Warranties, Covenants and Agreements. All representations, warranties, covenants, agreements and indemnities contained herein shall survive the Closing of the Stock Purchase Agreement (as defined therein) and shall continue in full force and effect until such time as this Agreement is terminated in accordance with Article V hereof.

         4.03. Governing Law. The terms of this Agreement shall be governed by, and interpreted and construed in accordance with, the provisions of the internal laws of the State of New York.

         4.04. Amendment, Modification or Waiver. This Agreement may not be amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto. No modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against whom enforcement of such modification or waiver is sought. No course of dealing between the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of Buyer or an Indemnitee in the exercise of any of its rights or remedies shall operate as a waiver thereof, and no single or partial exercise by Buyer or an Indemnitee of any such right or remedy shall preclude other or further exercise thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

         4.05. Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those to which it is held invalid or unenforceable. To the extent permitted by applicable law, the parties hereto waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.

         4.06. Notices. Any notice herein to a party shall be deemed to be properly served if in writing and delivered or mailed to, in the case of Reece:

         AMF Reece, Inc.
         c/o CCA Industries, Inc.
         One James Center
         Richmond, Virginia 23219

         Attention: Beverley W. Armstrong

with a copy to:

         McGuire, Woods, Battle & Boothe, L.L.P.
         One James Center
         Richmond, Virginia 23219
         Attn: Leslie A. Grandis and
               Wellford L. Sanders, Jr.
         Telecopier No.: (804) 775-1061

and, in the case of Buyer:

         AMF Group Holdings Inc.
         c/o GS Capital Partners II, L.P.
         85 Broad Street
         New York, NY 10004
         Attention: David J. Greenwald
         Telecopier No.: (212) 902-3000

with a copy to:

         Wachtell, Lipton, Rosen & Katz
         51 West 52nd Street
         New York, NY 10019
         Attn: Daniel A. Neff and
               Mitchell S. Presser
         Telecopier No.: (212) 403-2000
or to such other address as shall have been furnished in writing to the other party to this Agreement, and shall be deemed to have been given as of the time delivered, or mailed, registered or certified mail, postage paid, except that notice of termination hereof shall be effective only upon receipt.

         4.07. Construction. Nothing contained in this Agreement shall limit or affect in any way the indemnification obligations under the Stock Purchase Agreement which are for the benefit of the Indemnitees and which apply to Covered Liabilities to which this Agreement shall also apply. It is the intention of the parties hereto that certain Covered Liabilities shall be subject to indemnification both by Sellers under the Stock Purchase Agreement and by Reece under this Agreement (and it shall be at the discretion of the Indemnitees under this Agreement and the Buyer Indemnified Parties under the Stock Purchase Agreement whether any claim in respect of such Covered Liabilities is brought under this Agreement or the Stock Purchase Agreement or both agreements), provided that the Indemnitees under this Agreement and the Buyer Indemnified Parties under the Stock Purchase Agreement shall not recover twice for the same Covered Liability.

                                    ARTICLE V

                                   TERMINATION

         5.01. Termination of this Agreement. This Agreement may be terminated upon written notice at any time by mutual agreement of the Boards of Directors of Buyer and Reece. This Agreement shall terminate upon the acquisition of more than 50% of the equity and voting shares of Reece by a Person (as defined in the Stock Purchase Agreement) or a group of related Persons who are not Affiliates (as defined in the Stock Purchase Agreement) or of the current shareholders of Reece, or of any "Sellers" under the Stock Purchase Agreement or of any Affiliates of any of the foregoing; provided, however, this Agreement shall not so terminate if at such time there are then outstanding any claims or notices of claims for which indemnity may be sought hereunder, unless Buyer is provided with alternative indemnification (including pursuant to indemnification arrangements with the Trusts (as defined in the Stock Purchase Agreement) under the Stock Purchase Agreement, so long as the Trusts acknowledge such obligations, in writing, at such time) and Buyer is reasonably satisfied that such indemnification will fully and adequately indemnify Buyer for all of the matters and for all of the Covered Liabilities and other fees and expenses for which it is indemnified hereunder.

         5.02. No Effect. This Agreement shall automatically terminate and be void and have no effect if the Closing under the Stock Purchase Agreement does not occur.

         IN WITNESS WHEREOF, Buyer and Reece have caused this Agreement to be executed as of the date first above written.

                                              AMF GROUP HOLDINGS INC.

                                              By:____________________________

                                              AMF REECE, INC.

                                              By:____________________________

                                                                  EXHIBIT 1.1(g)


                           PURCHASE AND SALE AGREEMENT

         AGREEMENT dated February ____, 1996 between WBB PARTNERS, a Virginia general partnership, having an address at One James Center, Richmond, Virginia 23219 ("Seller"), and AMF GROUP HOLDINGS INC., a Delaware corporation, having an address c/o GS Capital Partners II, L.P., 85 Broad Street, New York, New York 10004 ("Purchaser").

         Reference is made to the Stock Purchase Agreement dated as of the date hereof among L.F. Loree, III as successor co-trustee u/a dated 11/12/86 fbo William H. Goodwin, III, Molly S. Goodwin, Matthew T. Goodwin, Sarah C. Goodwin and Peter O. Goodwin, Norwood H. Davis, Jr., as successor co-trustee u/a dated 11/12/86 fbo William H. Goodwin III, Molly S. Goodwin, Matthew T. Goodwin, Sarah
C. Goodwin and Peter O. Goodwin, The Community Foundation, Inc., Douglas J. Stanard, and Beverley W. Armstrong, as Sellers (collectively, the "Stock Purchase Agreement Sellers"), and AMF Group Holdings Inc., as Buyer (as from time to time amended or modified, the "Stock Purchase Agreement"). Capitalized terms employed herein without definition have the meaning specified in the Stock Purchase Agreement.

         IT IS AGREED:

         1. Conveyance of Properties. Concurrently with and at the Closing, Seller shall convey to Purchaser and Purchaser shall purchase from Seller each of the parcels of real property described or referred to on Schedule One annexed hereto (the "Properties"). The transactions provided for in this Agreement shall not occur if the Closing does not occur.

         2. Purchase Price and Expenses. At the Closing, Purchaser shall pay to Seller in immediately available funds the amount of $327,618.00 in consideration of the conveyance of the Properties by Seller to Purchaser (the "Purchase Price"). Seller and Purchaser shall effect a reasonable allocation of the Purchase Price to individual Properties to the extent required to calculate any transfer, stamp, gains, conveyance duties and other similar taxes and all documentary stamps, stamp duties, filing fees, recording fees and similar charges payable by reason of the conveyance of any Property provided for herein. Seller and Purchaser shall share and pay the costs described in the immediately preceding sentence in accordance with provisions of Section 12.4 of the Stock Purchase Agreement as though Seller and Purchaser were parties to such agreement.

         3. Delivery of Deeds; Discharge of Liens. At the Closing, Seller shall convey each Property to Purchaser by executing and delivering a good and sufficient quitclaim deed under the laws of the jurisdiction in which such Property is located. Prior to the Closing, Seller will remove or cause to be discharged all Liens encumbering each Property to the same extent that Stock Purchase Agreement Sellers are required under the Stock Purchase Agreement to remove Liens of the same type in respect of the Owned Properties. All representations and warranties of the Stock Purchase Agreement Sellers set forth in the Stock Purchase Agreement relating to the Owned Properties are hereby incorporated by reference into this Agreement and are made by the Seller with respect to each of the Properties. Section 10.1 of the Stock Purchase Agreement shall govern the survival after the closing under this Agreement of the representations and warranties incorporated in this Agreement under the immediately preceding sentence. Except as otherwise provided in this
Section 3, the Properties shall be conveyed by Seller to Purchaser "AS IS" and without any representations or warranties whatsoever.

         4. Designee. Upon reasonable prior notice from Purchaser to Seller, Purchaser may nominate one or more designees to take title to any one or more of the Properties under this Agreement.

         5. Miscellaneous. This Agreement shall be governed by the internal laws of the State of New York without regard to principles of conflict of laws. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the respective parties hereto. All notices given under this Agreement shall be given in the manner specified in the Stock Purchase Agreement.

         IN WITNESS WHEREOF, Seller and Purchaser have executed this agreement as of the date first above written.

                                                SELLER

                                                WBB PARTNERS,
                                                a Virginia general partnership


                                                By:____________________________
                                                   General Partner


                                                By:____________________________
                                                   General Partner

                                                PURCHASER:

                                                AMF GROUP HOLDINGS INC.


                                                By:____________________________
                                                Title:_________________________

                                  SCHEDULE ONE

Legal Description for 1.4917 Acres of Land
Galveston, Texas
Adjacent to Star Lanes
(DO 124)

                    Being the West 295.9 feet of the East 355.9 feet of the North One-Half of Lot 48, Texas City Heights, Galveston County, Texas, consisting of 1.4927 acres, being more particularly described on that certain plat of survey dated September 12, 1990 and revised October 7, 1990 made by Gulf Coast Engineering and Surveying and recorded in Volume 136, Page 2 in the Office of the County Clerk of Galveston County, Texas.

                                  SCHEDULE ONE
                                   CONTINUED

Legal Description for 1.4793 Acres of Land
Marion County, Oregon
Adjacent to Firebird Lanes
(DO 84)

                    All that certain piece or parcel of land, lying and being in Marion County, Oregon, containing 1.4793 acres, as shown on Plat by Glen A. Richardson dated October 9, 1990 and recorded in the Marion County Surveyor's Office as Document No. 32267 and being more particularly described as follows:

                    Beginning at a 1/2 inch iron pipe which is 947.55 feet North 89(degree) 16' 23" East and 195.73 feet North 89(degree) 15' 29" East and 324.79 feet North 89(degree) 16' 07" East and
                    405.00 feet North 1(degree) 03' 00" East from a Marion County monument marking the southeast corner of the Issac Baker Donation Land Claim No. 91, in Township 7 South, Range 2 West of the Willamette Meridian in Marion County, Oregon; thence South 88(degree) 57' 00" East 173.45 feet to a 1/2 inch iron pipe; thence South 1(degree) 08' 20" West 364.61 feet to a tack in lead on the northerly right of way line of Center St. N.E.; thence, along said right of way line, South 89(degree) 16' 07" West 6.11 feet to a 1/2 inch iron pipe; thence South 0(degree) 43' 53" East 5.00 feet to a tack in lead in the face of the curb; thence South 89(degree) 16' 07" West 167.02 feet to a 1/2 inch iron pipe; thence, leaving the right of way line, North 1(degree) 03' 00" East
                    374.99 feet to the point of beginning and containing 64,438 square feet of land, more or less.

                                  SCHEDULE ONE
                                   CONTINUED

Legal Description for 1.189 Acres of Land
McLean County, Illinois
Adjacent to Circle Lanes
(DO 13)

Lots 9 and 10 in the Re-Subdivision of Lot 2, Circle Lanes Subdivision in the City of Bloomington, according to the Plat thereof recorded February 20, 1991 as Document No. 91-2439, in McLean County, Illinois.

                                  SCHEDULE ONE
                                   CONTINUED

Legal Description for 4.518 Acres of Land
Muskegon County, Michigan
Adjacent to Muskegon Lanes
(DO 105)

That certain lot, which is part of the Northwest Fractional 1/4 of Section 7, Town 10 North, Range 16 West, in Muskegon Township, Muskegon County, Michigan, containing 4.518 acres as shown on plat of survey made by Moore & Bruggink, Consulting Engineers, Land Surveyors, Planners dated February 7, 1991, a copy of said plat is attached hereto and made a part hereof and which is more particularly described as follows:

COMMENCING at the North 1/4 corner of said Section, thence South 0(degree) 52' 04" East along the North and South 1/4 line of said Section 1145.84 feet to a point which is 200.00 feet Northerly of the Southeast corner of the Northeast 1/4 of said Northwest Fractional 1/4, thence South 89(degree) 00' 00" West parallel to the South line of said Northeast 1/4 of the Northwest Fractional 1/4 a distance of 876.05 feet for POINT OF BEGINNING, thence South 1(degree) 02' 10" East 133.19 feet, thence South 88(degree) 55' 40" West 253.27 feet, thence South 2(degree) 48' 40" East 584.12 feet, thence South 87(degree) 52' 00" West 224.69 feet to the Easterly Right of Way line of Whitehall Road (formerly State Highway US-31), thence North 42(degree) 59' 00" West along said Easterly line 274.22 feet to the South line of the North 1650.00 feet of the West Fractional 1/2 of said Northwest Fractional 1/4, thence North 88(degree) 28' 53" East parallel to the North Line of said Section 202.07 feet to East line of said West Fractional 1/2 of the Northwest Fractional 1/4, thence North 1(degree) 00' 17" West along said East line 516.11 feet to a point which is 200.00 feet Northerly of the South line of the Northeast 1/4 of said Northwest Fractional 1/4, thence North 89(degree) 00' 00" East parallel to said South line 440.79 feet to Point of Beginning.

TOGETHER with the right to use for means of ingress and egress the following two
(2) described parcels: (1) Commencing at the Southeast corner of the above described parcel for POINT OF BEGINNING, thence North 87(degree) 52' 00" East
60.00 feet thence North 2(degree) 48' 40" West 100.00 feet, thence South 87(degree) 52' 00" West 60.00 feet, thence South 2(degree) 48' 40" East 100.00 feet to Point of Beginning. (2) "AGREEMENT", recorded in Liber 1223, Pages 639 through 652, for controlled access.

                                  SCHEDULE ONE
                                   CONTINUED

Legal Description for 1.205 Acres of Land
Jefferson County, Kentucky
Adjacent to Rose Bowl South
(DO 117)

Property situated in the County of Jefferson, State of Kentucky, more particularly described as follows:

         BEING Tract A, consisting of 1.205 acres as shown on the Minor Subdivision Plat of AMF Bowling Center Inc., 7709 Beulah Church Road, D.B. 5980, Pg. 605 dated January 15, 1991 and approved by the Louisville and Jefferson County Planning Commission on February 28, 1991, and designated as #53-91, the original of which is attached hereto and made a part hereof and to which reference is hereby made for a more particular description of the Property hereby conveyed.

         Said Tract A is part of Tract 2, which consisted of 2.536 acres as shown on the Minor Subidivision Plat of Rose Bowl Lanes, Inc. dated August 6 and revised on August 8, 1980, and approved by the Louisville and Jefferson County Planning Commission on August 19, 1980 and designated as #l63-80, the original of which is attached to a deed dated August 19, 1980 and recorded in Deed Book 5182, Page 433, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

         LESS AND EXCEPTING FROM the above described property so much as was conveyed to the Commonwealth of Kentucky for the use and benefit of the Departntent of Transportation by deed dated September 16, 1981, and recorded in Deed Book 5287, Page 621, in the Jefferson County, Kentucky, Clerk's Office; and by deed acknowledged April 10, 1985, and recorded in Deed Book 5749, Page 962, in the aforesaid Clerk's Office.

         BEING part of the property conveyed to Grantor by deed from AA Bowl of Kentucky, Inc. dated as of May 21, 1990 and recorded on August 1, 1990, in the Office of the County Clerk of Jefferson County, Kentucky in Deed Book 5980, Page 605.

                                  SCHEDULE ONE
                                   CONTINUED

Legal Description for 2.0359 Acres of Land
Savannah, Georgia
Adjacent to Major League Savannah
(DO 119)

         All that certain lot, tract or parcel of land situate, lying and being in Chatham County, Georgia, being a portion of a resubdivision of portions of Shangri-La and Magnolia Gardens Subdivisions, said lot being more particularly shown and delineated as Lot 18 upon a map or plat of survey thereof made by Barrett & Exley, Inc., Registered Land Surveyors, dated March 12, 1975, and of record in the office of the Clerk of the Superior Court of Chatham County, Georgia, in Plat Record Book Y, Page 191, containing approximately 2.0359 acres.

                                  SCHEDULE ONE
                                   CONTINUED

Legal Description for .79 Acres of Land
Douglas County, Nebraska
Adjacent to King Louie Rose Bowl Lanes
(DO 136)

PARCEL 2:

Lots 11, 12, 13 and 14, and the West 18.00 feet of Lot 10, in Block 19, in WALNUT HILL, an Addition to the City of Omaha, as surveyed, platted and recorded, in Douglas County, Nebraska; together with the North Half (N1/2) of the vacated alley adjacent to said Lots 11 and 12 and West 18.00 feet of Lot 10 on the South; and, together with the South Half (S1/2) of the vacated alley adjacent to said Lots 13 and 14 on the North.

                                  SCHEDULE ONE
                                   CONTINUED

Legal Description for 1.087 Acres of Land
Richmond County, Georgia
Adjacent to Masters Lanes
(DO 104)

              All that lot, tract or parcel of land, consisting of 1.087 acres, known as Tract "B", situate, lying and being in the 119th District, G.M., Richmond County, Georgia, located on the southwest side of Fort Gordon Highway (U.S. Hwy. 78 & 278). Beginning at a point on the southwest boundary of Fort Gordon Highway 590 feet North of the North line of Milledgeville Road; thence S 65(degree) 32' 30" W, 373.17 feet to a point; thence N 02(degree) 21' 25" E,
              162.14 feet to a point; thence N 65(degree) 24' 40" E, 280.31 feet to a point; thence in a southerly direction along the western right-of-way line of fort Gordon Highway as it curves to the right having a radius of 952.41 and an arc of 146.82 feet to the POINT AND PLACE OF BEGINNING.

              Said property is bounded now or formerly as follows: On the east and northeast by Fort Gordon Highway; on the north by property of Stella M. and Edward D. Durand; on the west by property of Kathryn
              B. Day, Frances Irene Day; on the south by property of AMF Bowling Centers I, Inc.

              Reference is made to a plat of property prepared for AA Bowl of Georgia, Inc. by George L. Godman & Associates dated September 15, 1982 for a more complete description as the metes, bounds, distances and location of said property.

                                  SCHEDULE ONE
                                   CONTINUED

Legal Description for 3.121 Acres of Land
Roanoke, Virginia
Adjacent to All Star Lanes
(DO 02)

              All that lot, tract or parcel of land, consisting of 3.121 Acres, known as Lot 2, lying and being on Melrose Avenue, N.W. in the city of Roanoke, Virginia, and more particularly described on that certain plat of survey entitled "Plat of Survey made for Glenn, Flippen, Feldman & Darby, Attorneys showing property of All Star Lanes being conveyed to All American Bowling Corporation 7.417 Acre South, Parts of Lots 1 & 21 Rt. Rev. A. Van De Vyver Map, 3437 Melrose Avenue, N.W., Roanoke, Virginia" made by C.B, Malcolm & Son, dated December 27, 1984 and to which plat reference is made for a more particular description of the property hereby conveyed.

              BEING part of the same real estate conveyed to AMF Bowling Centers I, Inc. by deed from All American Bowling Corporation, dated January 31, 1990 and recorded February 14, 1990 in the Clerk's Office, Circuit Court, City of Roanoke, Virginia, in Deed Book 1617, Page 00001.

                                  SCHEDULE ONE
                                   CONTINUED

Legal Description for 1.062 Acres of Land
Jackson County, Missouri
Adjacent to King Louie Strike Market
(DO 96)


All of Lots A and B, Re-Plat of Tract 5, The Village of Summit East - 2nd Plat, a subdivision in Lee's Summit, Jackson County, Missouri, recorded on February 11 1991 as Document No. I-1023211.

BEING part of the same land conveyed to AMF Bowling Centers I, Inc. by deed from King Louie Bowling Corporation dated as of January 31, 1990 and recorded on February 14, 1990 in the County of Jackson, State of Missouri in Book I1996, Page 1366.

                                  SCHEDULE ONE
                                   CONTINUED

Legal Description for .6619 Acres of Land
Boone County, Missouri
Adjacent to King Louie Town and Country
(DO 99)

Tract 2 of a Survey recorded at Book 688, Page 343, Deed Records of Boone County, Missouri, being a part of Lots 50, 51 and 52 of Conley and Perkins Subdivision as described by Survey recorded in Book 304, Page 444 and 445, and including all easement rights as shown by easement recorded at Book 308, Page 39 and corrected by instrument recorded at Book 308, Page 122, Deed Records of Boone County, Missouri.

Also subject to easements to the City of Columbia for street purposes recorded at Book 379, Page 385, and at Book 308, Page 42, Deed Records of Boone County, Missouri.

BEING part of the same land conveyed to AMF Bowling Centers I, Inc. by deed from King Louie Bowling Corporation dated as of January 31, 1990 and recorded on February 14, 1990 in the Deed Records of Boone County, Missouri at Book 760, Page 343.

                                  SCHEDULE ONE
                                   CONTINUED

Legal Description for 1.123 Acres of Land
Saline County, Kansas
Adjacent to King Louie All Star Lanes
(DO 91)


A tract of land in the Southwest Quarter (SW1/4) of Section Fourteen (14), Township Fourteen (14) South, Range Three (3) West of the 6th P.M., Saline County, Kansas, particularly described as follows:

Commencing at a point on the West right-of-way line of U.S. Highway 81, 978.62 feet North of the South line of said section; Thence S 89(degree) 51' 56" W,
309.78 feet to the point of beginning: Thence continuing S 89(degree) 51' 56" W,
210.00 feet; Thence S 00(degree) 51' 40" W, 233.07 feet; Thence N 89(degree) 51' 56" E, 210.00 feet; Thence N 00(degree) 51' 40" E, 233.07 feet back to the point of beginning.

This tract contains 1.123 Acres as shown on plat of survey made by Forgy Surveying, dated June 5, 1991, a copy of which is attached hereto and fully incorporated herein.

BEING part of the same land conveyed to AMF Bowling Centers I, Inc. by deed from Broadway Realty Company, Inc. dated as of January 31, 1990 and recorded on February 15, 1990 in the County of Saline, State of Kansas in Book 355, Page 474.

                                                                  EXHIBIT 1.1(h)

                         BENEFICIARY INDEMNITY AGREEMENT

         THIS INDEMNITY AGREEMENT (this "Agreement"), dated February ___, 1996, is by and between the undersigned individual (the "Indemnitor"), and AMF Group Holdings Inc., a Delaware corporation ("Buyer").

         WHEREAS, pursuant to a Stock Purchase Agreement, dated February ___, 1996 (the "Stock Purchase Agreement"), Buyer has agreed to acquire from the Sellers named therein the Manufacturing Business and the Bowling Centers Business (as each is defined in the Stock Purchase Agreement) by means of the acquisition of all of the outstanding common stock or other equity interests of AMF Bowling, Inc., a Virginia corporation ("Bowling"), the Bowling Centers Companies and the Foreign Bowling Centers Companies (collectively, the "Companies"), and by means of the Asset Purchases (as each are defined in the Stock Purchase Agreement); and

         WHEREAS, a significant portion of the outstanding shares of common stock of the Companies is owned by the Trusts (as defined in the Stock Purchase Agreement), one of the beneficiaries of which is a signatory hereto and the other beneficiaries of which are required to enter into similar indemnity agreements concurrently herewith (the "Other Beneficiary Indemnity Agreements"); and

         WHEREAS, Section 10.7 of the Stock Purchase Agreement provides for the maintenance by the Trusts of specified minimum amounts of net worth and for the Indemnitor and the other beneficiaries of the Trusts to enter into indemnity agreements with Buyer in substantially the form of this Agreement; and

         WHEREAS, the Indemnitor's execution and delivery of this Agreement is one of the conditions to Buyer's consummation of the Stock Purchase Agreement and the Indemnitor is aware that Buyer would not have entered into the Stock Purchase Agreement but for the entering into by the Indemnitor of this Agreement; and

         WHEREAS, it is the intention of the parties hereto that Buyer, its Affiliates (as defined in the Stock Purchase Agreement), each of their respective directors, partners, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively the "Indemnitees") shall be fully indemnified by the Indemnitor to the extent and under the circumstances set forth in this Agreement, and that this Agreement shall be construed in a manner that gives meaning to the indemnification provisions of the Stock Purchase Agreement and this Agreement as complementary and, subject to Section 4.07 hereof, duplicative and not conflicting; and

         WHEREAS, as an inducement for Buyer to enter into the Stock Purchase Agreement and in order to protect Buyer's investment and to enable Buyer to enjoy the goodwill derived, directly and indirectly, from the acquisitions contemplated by the Stock Purchase Agreement, each of Buyer and the Indemnitor desires to enter into this Agreement;

         NOW, THEREFORE, in consideration of the Stock Purchases and Asset Purchases (as defined in the Stock Purchase Agreement) by Buyer and the benefits and advantages to be derived by it therefrom, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Indemnitor hereby agrees with Buyer as follows:

                                    ARTICLE I

                         REPRESENTATIONS AND WARRANTIES
                                  OF INDEMNITOR

         1.01. Indemnitor's Authority and Approval. The Indemnitor represents and warrants to the Indemnitees as follows: the Indemnitor has the power to execute, deliver and perform this Agreement and the transactions contemplated hereby and such execution, delivery and performance have been duly authorized by all necessary action on the Indemnitor's part. Such execution, delivery and performance do not (i) conflict with, result in a breach of, constitute a default (with due notice or lapse of time or both) or give rise to any right of termination, cancellation or acceleration under, any term or provision of any mortgage, indenture, license, agreement or other obligation or instrument to which the Indemnitor is a party or to which the Indemnitor's properties or assets are subject, or (ii) violate any judgment, order, writ, injunction, decree, statute, rule, regulation, code or ordinance applicable to the Indemnitor or any of the Indemnitor's properties or assets. No consent of any party to any contract or agreement to which the Indemnitor is a party or to which any of the Indemnitor's properties or assets is subject is required for the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by the Indemnitor and, assuming the due execution thereof by Buyer, constitutes the legal, valid and binding obligation of the Indemnitor enforceable in accordance with its terms.

                                   ARTICLE II

                                    INDEMNITY

         2.01. Indemnity. (a) Effective from and after the Closing Date (as defined in the Stock Purchase Agreement), if (and only if) the Triggering Events (as defined below) shall occur, the Indemnitor hereby, jointly and severally together with each of the indemnitors under the Other Beneficiary Indemnity Agreements, indemnifies and holds harmless the Indemnitees from and against, and shall pay or reimburse the Indemnitees for, any and all Covered Liabilities (as defined in the Stock Purchase Agreement) (and the costs and expenses, including reasonable attorneys' fees and expenses, of enforcing the Indemnitees' obligations hereunder) incurred by or asserted against any of the Indemnitees in connection with or arising from any circumstance or condition which, under the terms of the Stock Purchase Agreement, would entitle a Buyer Indemnified Party to indemnification by any of the Sellers (as such terms are defined in the Stock Purchase Agreement).

         (b) For the purposes of this Agreement, the "Triggering Events" shall occur if both (i) the net worth of the Trusts or any entity to which the Trusts' assets are distributed in accordance with the provisions of Section 10.7(b) of the Stock Purchase Agreement (the "Alternative Entity") shall be less than the minimum net worth then required by Section 10.7(a) of the Stock Purchase Agreement and (ii) the assets of the Trusts or the Alternative Entity are insufficient or otherwise unavailable to satisfy the indemnification obligations of the Trusts under the Stock Purchase Agreement.

         2.02. Procedure for Defense and Indemnification.

         The procedures set forth in Article X of the Stock Purchase Agreement shall apply to claims for indemnity under this Agreement, treating the Indemnitor as the indemnifying party and the Indemnitees as the indemnified party.

                                   ARTICLE III

                              REMEDIES AND EXPENSES

         3.01. Remedies. Each of the Indemnitees may proceed to protect and enforce any or all its rights under this Agreement by suit in equity, action at law or by other appropriate proceedings, whether for the specific performance of any covenants or agreements contained in this Agreement or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and specifically enforce the performance of all acts and things required to be performed hereunder by the Indemnitor. Each of the Indemnitees shall not be required to exhaust any security or to pursue any other recourse or remedy before asserting or enforcing their rights under this Agrement. Each and every remedy of an Indemnitee shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or under any other agreement now or hereafter existing at law or in equity.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.01. Agreement Binding, Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the exclusive benefit of the parties hereto, the Indemnitees and their respective successors and their permitted assigns. Any Indemnitee may assign or transfer its rights hereunder to any of its Affiliates or successors. This Agreement may not be assigned by the Indemnitor without the prior written consent of Buyer and any such purported assignment shall be void ab initio.

         4.02. Survival of Representations, Warranties, Covenants and Agreements. All representations, warranties, covenants, agreements and indemnities contained herein shall survive the Closing of the Stock Purchase Agreement (as defined therein) and shall continue in full force and effect until such time as this Agreement is terminated in accordance with Article V hereof.

         4.03. Governing Law. The terms of this Agreement shall be governed by, and interpreted and construed in accordance with, the provisions of the internal laws of the State of New York.

         4.04. Amendment, Modification or Waiver. This Agreement may not be amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto. No modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against whom enforcement of such modification or waiver is sought. No course of dealing between the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of Buyer or an Indemnitee in the exercise of any of its rights or remedies shall operate as a waiver thereof, and no single or partial exercise by Buyer or an Indemnitee of any such right or remedy shall preclude other or further exercise thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

         4.05. Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those to which it is held invalid or unenforceable. To the extent permitted by applicable law, the parties hereto waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.

         4.06. Notices. Any notice herein to a party shall be deemed to be properly served if in writing and delivered or mailed to, in the case of the
Indemnitor:

                  The Trustees of the Trusts
                  (as defined in the Stock Purchase Agreement)
                  c/o CCA Industries, Inc.
                  One James Center
                  Richmond, Virginia 23219

                  Attention:

                  with a copy to:

                  McGuire, Woods, Battle & Boothe, L.L.P.
                  One James Center
                  Richmond, Virginia 23219
                  Attn: Leslie A. Grandis and
                        Wellford L. Sanders, Jr.
                  Telecopier No.: (804) 775-1061

and, in the case of Buyer:

                  c/o GS Capital Partners II, L.P..
                  85 Broad Street
                  New York, NY 10004
                  Attn: David J. Greenwald
                  Telecopier No.: (212) 902-3000
with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, NY 10019
                  Attn: Daniel A. Neff and
                  Mitchell S. Presser
                  Telecopier No.: (212) 403-2000

or to such other address as shall have been furnished in writing to the other party to this Agreement, and shall be deemed to have been given as of the time delivered, or mailed, registered or certified mail, postage paid, except that notice of termination hereof shall be effective only upon receipt.

         4.07. Construction. Nothing contained in this Agreement shall limit or affect in any way the indemnification obligations under the Stock Purchase Agreement which are for the benefit of the Indemnitees and which apply to Covered Liabilities to which this Agreement shall also apply.

         It is the intention of the parties hereto that certain Covered Liabilities shall be subject to indemnification both by Sellers under the Stock Purchase Agreement and by the Indemnitor under this Agreement (and it shall be at the discretion of the Indemnitees under this Agreement and the Buyer Indemnified Parties under the Stock Purchase Agreement whether any claim in respect of such Covered Liabilities is brought under this Agreement or the Stock Purchase Agreement or both agreements), provided that the Indemnitees under this Agreement and the Buyer Indemnified

Parties under the Stock Purchase Agreement shall not recover twice for the same Covered Liability.

                                    ARTICLE V

                                   TERMINATION

         5.01. Termination of this Agreement. This Agreement may be terminated upon written notice at any time by mutual agreement of the Board of Directors of Buyer and the Indemnitor.

         5.02. No Effect. This Agreement shall automatically terminate and be void and have no effect if the Closing under the Stock Purchase Agreement does not occur.

         IN WITNESS WHEREOF, Buyer and the Indemnitor have caused this Agreement to be executed as of the date first above written.


                                            AMF GROUP HOLDINGS INC.


                                            By:_________________________________



                                            ____________________________________
                                            [Indemnitor]

                                                                  EXHIBIT 5.8(c)


                           DESCRIPTION OF SELLER NOTES

GENERAL

         The Senior Subordinated Notes will be issued by the Company pursuant to an Indenture (the "Senior Subordinated Note Indenture") among the Company, the Guarantors and IBJ Schroder Bank & Trust Company, as trustee (the "Senior Subordinated Note Trustee"). The Senior Subordinated Discount Notes will be issued by the Company pursuant to an Indenture (the "Senior Subordinated Discount Note Indenture" and, together with the Senior Subordinated Note Indenture, the "Indentures") among the Company, the Guarantors and American Bank National Association, as trustee (the "Senior Subordinated Discount Note Trustee" and, together with the Senior Subordinated Note Trustee, the "Trustees"). The Senior Subordinated Notes and the Senior Subordinated Discount Notes (collectively, the "Notes") will be issued by the Company in a private transaction that is not subject to the registration requirements of the Securities Act. The terms of the Notes include those stated in the Indentures and those made part of the Indentures by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indentures and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indentures does not purport to be complete and is qualified in its entirety by reference to the Indentures, including the definitions therein of certain terms used below. Copies of the proposed forms of Indentures are available from the Company upon request. The definitions of certain terms used in the following summary are set forth below under the caption "-- Certain Definitions."

         As of the date of the Indentures, all of the Company's Subsidiaries will be Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indentures.

TRANSFER RESTRICTIONS

         The Notes may not be sold, transferred, pledged, hypothecated or otherwise disposed of, in whole or in part, directly or indirectly, at any time on or prior to April 1, 1997.

         The Holders of the Notes will have the right to cause the Company and the Guarantors to file a Shelf Registration Statement with respect to the Notes at any time during the six-month period commencing April 1, 1998, upon not less than 30 days' written notice, and to keep such Shelf Registration Statement effective for a period of up to six months; provided, that the Company and the Guarantors may defer filing a Shelf Registration Statement for a period of six months after such filing obligation arises if they determine in good faith that it is the best interests of the Company to postpone such filing.

         In addition, the Notes will contain the following legend:

      THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1993 (THE "SECURITIES ACT") AND (A) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE

      TRANSFERRED EXCEPT (1) BY THE INITIAL INVESTOR (a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATIONS UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (d) TO THE COMPANY OR (e) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2), BY SUBSEQUENT INVESTORS, AS SET FORTH IN (1) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE NOTES.

SUBORDINATION

         The payment of principal of, premium, if any, and interest on the Notes will be subordinated in right of payment, in certain circumstances as set forth in the Indentures, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indentures or thereafter incurred.

         The Indentures will provide that, upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the documents relating to the applicable Senior Debt, whether or not the claim for such interest is allowed as a claim in such proceeding) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders of Notes would be entitled will be made to the holders of Senior Debt (except that Holders of Notes may receive payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance").

         The Indentures will also provide that the Company may not make any payment upon or in respect of the Notes (except from the trust described under "-- Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing, or any judicial proceeding is pending to determine whether any such default has occurred, or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits, or would permit, with the passage of time or the giving of notice or both, holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived or shall have ceased to exist, unless another default, event of default or other event that would prohibit such payment shall have occurred and be continuing, or all Obligations in respect of such Designated Senior Debt shall have been discharged or paid in full and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustees. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the first day of effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been subsequently cured or waived for a period of not less than 180 days.

         The Indentures will further require that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

         As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. On a pro forma basis, after giving effect to the Acquisition, the New Bank Credit Agreement and the Offering and the application of the proceeds therefrom, the principal amount of Senior Debt outstanding at December 31, 1995 would have been approximately $665 million. The Indentures will limit, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its Restricted Subsidiaries can incur. See "-- Certain Covenants-- Incurrence of Indebtedness and Issuance of Disqualified Stock."

         "Designated Senior Debt" means (i) so long as the Senior Bank Debt is outstanding, the Senior Bank Debt, (ii) the Senior Bank Hedging Obligations and
(iii) any other Senior Debt permitted under the Indentures the principal amount of which is $25 million or more and that has been designated by the Company as "Designated Senior Debt."

         "Senior Bank Debt" means all Obligations in respect of the Indebtedness outstanding under the New Bank Credit Agreement, together with any refunding, refinancing or replacement (in whole or part) of such Indebtedness.

         "Senior Bank Hedging Obligations" means all present and future Hedging Obligations of the Company, whether existing now or in the future, that are secured by the New Bank Credit Agreement or any of the collateral documents executed from time to time in connection therewith.

         "Senior Debt" means (i) the Senior Bank Debt, (ii) the Senior Bank Hedging Obligations and (iii) any other Indebtedness permitted to be incurred by the Company under the terms of the Indentures, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (1) any liability for federal, state, local or other taxes owed or owing by the Company, (2) any Indebtedness of the Company to any of its Restricted Subsidiaries or other Affiliates (other than Goldman, Sachs & Co. and its Affiliates, including Pearl Street L.P.), (3) any trade payables, (4) that portion of any Indebtedness that is incurred in violation of the Indentures, (5) Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (6) any Indebtedness, Guarantee or obligation of the Company which is contractually subordinate in right of payment to any other Indebtedness, Guarantee or obligation of the Company; provided, however, that this clause (6) shall not apply to the subordination of liens or security interests covering particular properties or types of assets securing Senior Debt, (7) Indebtedness evidenced by the Notes and (8) Capital Stock.

         The Notes will rank pari passu or senior in right of payment to all Subordinated Indebtedness of the Company. The Senior Subordinated Notes and the Senior Subordinated Discount Notes will rank pari passu with each other. On the date of the Indentures, the only Subordinated Indebtedness of the Company outstanding will be the Notes.

SENIOR SUBORDINATED GUARANTEES

         The Company's payment obligations under the Notes will be jointly and severally guaranteed on a senior subordinated basis (the "Senior Subordinated Guarantees") by Holdings and each of the Domestic Subsidiaries that Guarantees the Senior Bank Debt (collectively, the "Guarantors"). The obligations of each Guarantor under its Senior Subordinated Guarantee will be subordinated to its Guarantee of all Obligations under the New Bank Credit Agreement (the "Senior Guarantees") and will be limited so as not to constitute a fraudulent conveyance under applicable law.

         The Indentures will provide that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustees, under the Notes and the Indentures; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) except in the case of a merger of such Guarantor with or into the Company or another Guarantor, the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Disqualified Stock."

         The Indentures will provide that in the event of a sale or other disposition of all or substantially all of the assets of any Guarantor (other than Holdings), by way of merger, consolidation or otherwise, or a sale or other disposition (including, without limitation, by foreclosure) of all of the capital stock of any Guarantor (other than Holdings), then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise (including, without limitation, by foreclosure), of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be automatically released and relieved of any obligations under its Senior Subordinated Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indentures. See "Repurchase at the Option of Holders -- Asset Sales." The Indentures will also provide that upon the merger, consolidation, sale or other disposition (including, without limitation, by foreclosure) of all or substantially all of the assets, of the Company, then Holdings will be automatically released and relieved of any obligations under its Senior Subordinated Guarantee; provided that such merger, consolidation or sale complies with the applicable provisions of the Indentures. See "Certain Covenants -- Merger, Consolidation or Sale of All or Substantially All Assets." The Indentures will further provide that in the event that any Guarantor is released and relieved of its obligations under its Senior Guarantee, then such Guarantor will be automatically released and relieved of any obligations under its Senior Subordinated Guarantee.

         Certain of the operations of the Company are conducted through Subsidiaries that are not Guarantors and the Company is dependent upon the cash flow of those Subsidiaries to meet its obligations, including its obligations under the Notes. The Notes will be effectively subordinated to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Company's Subsidiaries that are not Guarantors, which were approximately $27.5 million (excluding inter-company payables to the Company) at December 31, 1995. Any right of the Company to receive assets of any of such Subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in those assets) will be effectively subordinated to the claims of such Subsidiary's creditors, except to the extent that the Company or a Guarantor is itself recognized as a creditor of such Subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such Subsidiary and any indebtedness of such Subsidiary senior to that held by the Company or a Guarantor.

PRINCIPAL, MATURITY AND INTEREST OF THE SENIOR SUBORDINATED NOTES

         The Senior Subordinated Notes will be general unsecured obligations of the Company, limited in aggregate principal amount to $200 million and will mature on April 1, 2006. Interest on the Senior Subordinated Notes will accrue at the rate of 12 1/2% per annum and will be payable in cash semi-annually in arrears on October 1 and April 1, commencing on October 1, 1996, to Holders of record on the immediately preceding September 15 and March 15. Interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Principal, premium, if any, and interest on the Senior Subordinated Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Senior Subordinated Notes at their respective addresses set forth in the register of Holders of Senior Subordinated Notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Senior Subordinated Note Trustee maintained for such purpose.

PRINCIPAL, MATURITY AND INTEREST OF THE SENIOR SUBORDINATED DISCOUNT NOTES

         The Senior Subordinated Discount Notes will be general unsecured obligations of the Company, limited in aggregate principal amount at maturity to $___ million and will mature on April 1, 2006. The Senior Subordinated Discount Notes are being offered at an initial Accreted Value of $150 million, which represents a substantial discount from their principal amount at maturity. Until April 1, 2001 (the "Full Accretion Date"), no interest will be paid in cash on the Senior Subordinated Discount Notes, but the Accreted Value will accrete (representing the amortization of original issue discount) between the Issuance Date and the Full Accretion Date, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months such that the Accreted Value shall be equal to the full principal amount at maturity of the Senior Subordinated Discount Notes on the Full Accretion Date. Beginning on the Full Accretion Date, interest on the Senior Subordinated Discount Notes will accrue at the rate of 13 1/2% per annum and will be payable in cash semi-annually in arrears on October 1 and April 1, commencing on October 1, 2001, to Holders of record on the immediately preceding September 15 and March 15. Interest on the Senior Subordinated Discount Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Full Accretion Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any and interest on the Senior Subordinated Discount Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Senior Subordinated Discount Notes at their respective addresses set forth in the register of Holders of Senior Subordinated Discount Notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Senior Subordinated Discount Note Trustee maintained for such purpose.

OPTIONAL REDEMPTION

         SPECIAL REDEMPTION. In addition to the customary redemption provisions set forth below, on or prior to April 1, 1998, the Company may, at its option, in whole but not in part, on any one or more occasions, upon not less than three Business Days' written notice, redeem Notes at a redemption price equal to (i) in the case of Senior Subordinated Notes, 96.5% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the redemption date and (ii) in the case of Senior Subordinated Discount Notes, 96.5% of the Accreted Value thereof on the date of redemption.

         SENIOR SUBORDINATED NOTES. Except as described in the paragraph above under "-- Special Redemption" and below, the Senior Subordinated Notes are not redeemable at the Company's option prior to April 1, 2001. From and after April 1, 2001, the Senior Subordinated Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the Senior Subordinated Note Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of each of the years indicated below:

                                                                Percentage of
Year                                                            Principal Amount
- ----                                                            ----------------
2001                                                            106.250%

2002                                                            103.125%

2003                                                            101.563%

2004 and thereafter                                             100.000%

         Prior to April 1, 1999, the Company may, at its option, on any one or more occasions, redeem up to $100 million in aggregate principal amount of Senior Subordinated Notes at a redemption price equal to 111 1/2% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of public or private sales of Common Stock of, or contributions to the common equity capital of, the Company; provided that at least $100 million in aggregate principal amount of Senior Subordinated Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of the related sale of Common Stock of, or capital contribution to, the Company.

         SENIOR SUBORDINATED DISCOUNT NOTES. Except as described in the paragraph above under "-- Special Redemption" and below, the Senior Subordinated Discount Notes are not redeemable at the Company's option prior to April 1, 2001. From and after April 1, 2001, the Senior Subordinated Discount Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the Senior Subordinated Discount Note Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of each of the years indicated below:

                                                                Percentage of
Year                                                            Principal Amount
- ----                                                            ----------------
2001                                                            106.750%

2002                                                            103.375%

2003                                                            101.688%

2004 and thereafter                                             100.000%s

         Prior to April 1, 1999, the Company may, at its option, on any one or more occasions, redeem Senior Subordinated Discount Notes at a redemption price equal to 112 1/2% of the Accreted Value thereof with the net proceeds of public or private sales of Common Stock of, or contributions to the common equity capital of, the Company; provided that at least $75 million in aggregate Accreted Value of Senior Subordinated Discount

Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of the related sale of Common Stock of, or capital contribution to, the Company.

SELECTION AND NOTICE

         If less than all of the Senior Subordinated Notes and/or Senior Subordinated Discount Notes, as the case may be, are to be redeemed at any time, selection of such Notes for redemption will be made by the applicable Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the applicable Trustee shall deem fair and appropriate; provided that, subject to the limitations described above, the Company may, at its option, elect to redeem either Senior Subordinated Notes, Senior Subordinated Discount Notes, or both Senior Subordinated Notes and Senior Subordinated Discount Notes; and provided further, that no Notes of $1,000 or less shall be redeemed in part.

         Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder's registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, unless the Company defaults in payment of the redemption price, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

         Except as set forth below under "Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

         Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (or if such Change of Control Offer is with respect to the Senior Subordinated Discount Notes prior to the Full Accretion Date, 101% of the Accreted Value thereof on the date of purchase). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indentures and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

         The Indentures will provide that, prior to complying with the provisions of this covenant, but in any event within 30 days following a Change of Control, the Company will either repay all outstanding amounts under the New Bank Credit Agreement or offer to repay in full all outstanding amounts under the New Bank Credit Agreement and repay the Obligations held by each lender who has accepted such offer or obtain the requisite consents, if any, under the New Bank Credit Agreement to permit the repurchase of the Notes required by this covenant.

         On a date that is no earlier than 30 days nor later than 60 days from the date that the Company mails notice of the Change of Control to the Holders (the "Change of Control Payment Date"), the Company will, to the extent lawful,
(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agents an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustees for cancellation the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agents will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustees will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The Change of Control provisions described above will be applicable whether or not any other provisions of the Indentures are applicable. Except as described above with respect to a Change of Control, the Indentures do not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

         The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indentures applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         The existence of a Holder's right to require the Company to repurchase such Holder's Notes upon the occurrence of a Change of Control may deter a third party from seeking to acquire the Company in a transaction that would constitute a Change of Control.

    ASSET SALES

         The Indentures will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustees) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) except in the case of a Permitted Asset Swap, at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

         Within 365 days after the Company's or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option, (i) to permanently reduce Obligations under the New Bank Credit Agreement (and to correspondingly reduce commitments with respect thereto) or other Senior Debt or Pari Passu Indebtedness, (ii) to secure Letter of Credit Obligations to the extent related letters of credit have not been drawn upon or returned undrawn,
(iii) to an investment in any one or more businesses, capital expenditures or acquisitions of other assets, in each case, used or useful in a Principal Business, (iv) to an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale and/or (v) in the case of a sale of a bowling center or bowling centers, deem such Net Proceeds to have been applied pursuant to the immediately preceding clause (iv) to the extent of any expenditures made to acquire or construct one or more bowling centers in the general vicinity of the bowling center(s) sold within 365 days preceding the date of the Asset Sale. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents. The Indentures will provide that any Net Proceeds from the Asset Sale that are not invested as provided and within the time period set forth in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest (or, if such Asset Sale Offer is with respect to the Senior Subordinated Discount Notes prior to the Full Accretion Date, 100% of the Accreted Value thereof on the date of purchase), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indentures. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that the aggregate amount of Excess Proceeds exceeds $25 million by mailing the notice required pursuant to the terms of the Indentures, with a copy to the Trustees. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds (x) to offer to redeem Subordinated Indebtedness (a "Subordinated Asset Sale Offer") in accordance with the provisions of the indenture or other agreement governing such Subordinated Indebtedness or (y) for any purpose not prohibited by the Indentures. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustees shall select the Notes to be purchased on a pro rata basis, based upon the Accreted Value of Senior Subordinated Discount Notes and the principal amount of Senior Subordinated Notes tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset Sale.

         The New Bank Credit Agreement currently prohibits the Company from purchasing any Notes, and also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs or an Asset Sale Offer is required to be made at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indentures. In such circumstances, the subordination provisions in the Indentures would likely restrict payments to the Holders of Notes.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

         The Indentures will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests
(other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Restricted Subsidiary of the Company); (ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except at final maturity; or
(iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                  (b) the Company would, at the time of such Restricted Payment and immediately after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge

         Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

                  (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indentures (including Restricted Payments permitted by clause (i) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indentures to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors, of marketable securities received by the Company from the issue or sale since the date of the Indentures of Equity Interests (including Retired Capital Stock (as defined below)) of the Company (except in connection with the Acquisition) or of debt securities of the Company that have been converted into such Equity Interests (other than Refunding Capital Stock (as defined below) or Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus
         (iii) 100% of the aggregate amounts contributed to the common equity capital of the Company since the date of the Indentures (except amounts contributed to finance the Acquisition), plus (iv) 100% of the aggregate amounts received in cash and the fair market value of marketable securities (other than Restricted Investments) received from
         (x) the sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries since the date of the Indentures or (y) the sale of the stock of an Unrestricted Subsidiary or the sale of all or substantially all of the assets of an Unrestricted Subsidiary to the extent that a liquidating dividend is paid to the Company or any Subsidiary from the proceeds of such sale, plus (v) 100% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary of the Company after the date of the Indentures from an Unrestricted Subsidiary of the Company, plus (vi) $10 million.

         The foregoing provisions will not prohibit:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indentures;

                  (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Restricted Subsidiary (the "Retired Capital Stock") or any Subordinated Indebtedness, in each case, in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than any Disqualified Stock) (the "Refunding Capital Stock"); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the immediately preceding paragraph;

                  (iii) the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (iv) the redemption, repurchase or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of $5 million in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any issuance of Equity Interests by the Company to members of management of the Company and its Restricted Subsidiaries; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the immediately preceding paragraph;

                  (v) Investments in Unrestricted Subsidiaries or in Joint Ventures having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (v) that are at that time outstanding, not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

                  (vi) repurchases of Equity Interests deemed to occur upon exercise or conversion of stock options, warrants, convertible securities or similar Equity Interests if such Equity Interests represent a portion of the exercise or conversion price of such options, warrants, convertible securities or similar Equity Interests;

                  (vii) the making and consummation of a Subordinated Asset Sale Offer in accordance with the provisions described under the caption entitled "-- Repurchase at the Option of Holders -- Asset Sales"; and

                  (viii) any dividend or distribution payable on or in respect of any class of Equity Interests issued by a Restricted Subsidiary of the Company; provided that such dividend or distribution is paid on a pro rata basis to all of the holders of such Equity Interests in accordance with their respective holdings of such Equity Interests;

                  provided, further, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (iv) or (v) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

                  As of the date of the Indentures, all of the Company's Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount equal to the book value of such Investment at the time of such designation. Such designation will only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indentures.

                  The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustees) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustees an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

         INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK

                  The Indentures will provide that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence would have been at least 2.00 to 1.0 if such date is on or prior to October 1, 1997, 2.25 to 1.0 if such date is after October 1, 1997 and on or prior to April 1, 1999 and 2.50 to 1.0 thereafter, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period.

                  The foregoing provisions will not apply to:

                  (a) the incurrence by the Company (and the Guarantee thereof by the Guarantors) of (i) Indebtedness under the New Bank Credit Agreement and the issuance of letters of credit thereunder (with letters of credit being deemed to have a principal amount equal to the aggregate maximum amount then available to be drawn thereunder, assuming compliance with all conditions for drawing) up to an aggregate principal amount of $865 million outstanding at any one time, less principal repayments of term loans and permanent commitment reductions with respect to revolving loans and letters of credit under the New Bank Credit Agreement made after the date of the Indentures and (ii) additional Indebtedness under the New Bank Credit Agreement and the issuance of additional letters of credit thereunder (with letters of credit being deemed to have a principal amount equal to the aggregate maximum amount then available to be drawn thereunder, assuming compliance with all conditions for drawing) up to an aggregate principal amount of $75 million outstanding at any one time (reduced by the aggregate principal amount (or accreted value, as applicable) of Indebtedness outstanding pursuant to clause (m) below);

                  (b) the incurrence by the Company or any of its Restricted Subsidiaries of any Existing Indebtedness;

                  (c) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by the Notes;

                  (d) Indebtedness (including Capital Lease Obligations) incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal), assets or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), in an aggregate principal amount not to exceed 5% of Total Assets at any time outstanding;

                  (e) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

                  (f) intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries and Guarantees by a Restricted Subsidiary of the Company of Indebtedness of any other Restricted Subsidiary of the Company or the Company;

                  (g) Hedging Obligations that are incurred (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indentures to be outstanding or (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges;

                  (h) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

                  (i) the incurrence by the Company or any of its Guarantors of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such new Restricted Subsidiary prior to such acquisition by the Company or such Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such acquisition; and provided further that the Fixed Charge Coverage Ratio for the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such transaction would have been at least 2.00 to
         1.0 if such date is on or prior to October 1, 1997, 2.25 to 1.0 if such date is after October 1, 1997 and on or prior to April 1, 1999 and 2.50 to 1.0 thereafter, in each case, determined on a pro forma basis, as if such transaction had occurred at the beginning of such four-quarter period and such Indebtedness or Disqualified Stock and the Consolidated Cash Flow of such merged or acquired Person had been included for all purposes in such pro forma calculation;

                  (j) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indentures to be incurred;

                  (k) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company;

                  (l) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, all of the net proceeds of which are used to finance the purchase or redemption of Notes, in whole or in part, provided, however, that if all of the Notes are to be purchased or redeemed with the net proceeds of any additional Indebtedness incurred hereunder, the amount of additional Indebtedness that may be incurred pursuant to this clause (l) shall be unlimited; and

                  (m) the incurrence by the Company of additional Indebtedness not otherwise permitted hereunder in an amount under this clause (m) not to exceed $75 million in aggregate principal amount (or accreted value, as applicable) outstanding at any one time (reduced by the aggregate principal amount of Indebtedness outstanding pursuant to clause (a)(ii) above).

         NO SENIOR SUBORDINATED DEBT

                  The Indentures will provide that (i) the Company will not directly or indirectly incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes and (ii) no Guarantor will directly or indirectly incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Guarantees and senior in any respect in right of payment to the Senior Subordinated Guarantees.

         LIENS

                  The Indentures will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Pari Passu Indebtedness or Subordinated Indebtedness on any asset or property now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries, or on any income or profits therefrom, or assign or convey any right to receive income therefrom to secure any Pari Passu Indebtedness or Subordinated Indebtedness, unless the Notes are equally and ratably secured with the obligations so secured or until such time as such obligations are no longer secured by a Lien; provided, that in any case involving a Lien securing Subordinated Indebtedness, such Lien is subordinated to the Lien securing the Notes to the same extent that such Subordinated Indebtedness is subordinated to the Notes.

         DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

                  The Indentures will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or
(iii) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indentures, (b) the New Bank Credit Agreement as in effect as of the date of the Indentures, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive taken as a whole with respect to such dividend and other payment restrictions than those contained in the New Bank Credit Agreement as in effect on the date of the Indentures, (c) the Indentures and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indentures to be incurred, (f) by reason of customary non-assignment or net worth provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced,
(i) other Indebtedness permitted to be incurred subsequent to the date of the Indentures pursuant to the provisions of the covenant described under "-- Incurrence of Indebtedness and Issuance of Disqualified Stock"; provided that any such restrictions are customary with respect to the type of Indebtedness being incurred (under the relevant circumstances), (j) any Mortgage Financing or Mortgage Refinancing that imposes restrictions on the real property securing such Indebtedness, (k) any Permitted Investment, (l) contracts for the sale of assets, including, without limitation customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary or (m) customary provisions in joint venture agreements and other similar agreements.

         MERGER, CONSOLIDATION, OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS

                  The Indentures will provide that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indentures pursuant to supplemental indentures in form reasonably satisfactory to the applicable Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Disqualified Stock." Notwithstanding the foregoing clauses (iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

         TRANSACTIONS WITH AFFILIATES

                  The Indentures will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustees (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors (if there are any disinterested members of the Board of Directors) and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, or with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million as to which there are no disinterested members of the Board of Directors, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

                  The foregoing provisions will not apply to the following: (i) transactions between or among the Company and/or any of its Restricted Subsidiaries; (ii) Restricted Payments or Permitted Investments permitted by the provisions of the Indentures described above under the covenant entitled "-- Restricted Payments"; (iii) the payment of all fees, expenses and other amounts as disclosed in this Offering Circular relating to the Acquisition; (iv) the payment of reasonable and customary regular fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company; (v) the transfer or provision of inventory, goods or services by the Company or any Restricted Subsidiary of the Company in the ordinary course of business to any Restricted Subsidiary of the Company on terms that are customary in the industry or consistent with past practices; (vi) the execution of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any financial advisory, financing, underwriting or placement agreement or any other agreement relating to investment banking or financing activities with Goldman, Sachs & Co. or any of its Affiliates including, without limitation, in connection with acquisitions or divestitures, in each case to the extent that such agreement was approved by a majority of the disinterested members of the Board of Directors in good faith; (vii) payments, advances or loans to employees that are approved by a majority of the disinterested members of the Board of Directors of the Company in good faith; (viii) the performance of any agreement as in effect as of the date of the Indentures or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto so long as any such amendment is not disadvantageous to the Holders of the Notes in any material respect); (ix) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of the Indentures and any similar agreements which it may enter into thereafter, provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the date of the Indentures shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Notes in any material respect; (x) transactions permitted by, and complying with, the provisions of the covenant described under "-- Merger, Consolidation, or Sale of All or Substantially All Assets"; and (xi) transactions with suppliers or other purchases or sales of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Indentures which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of a majority of the disinterested members of the Board of Directors of the Company or an executive officer thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

         ISSUANCES OF GUARANTEES OF INDEBTEDNESS

                  The Indentures will provide that the Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness unless such Restricted Subsidiary either (i) is a Guarantor, or (ii) simultaneously executes and delivers supplemental indentures to the Indentures providing for the Guarantee of the payment of all Obligations with respect to the Notes by such Restricted Subsidiary, which Guarantee shall be senior to such Restricted Subsidiary's Guarantee of or pledge to secure any other Indebtedness that constitutes Subordinated Indebtedness and subordinated to such Restricted Subsidiary's Guarantee of or pledge to secure any other Indebtedness that constitutes Senior Debt to the same extent as the Notes are subordinated to Senior Debt. In addition, the Indentures will provide that if the Company shall, after the date of the Indentures, create or acquire any new Domestic Subsidiary, then such newly created or acquired Domestic Subsidiary shall execute a Senior Subordinated Guarantee and deliver an opinion of counsel in accordance with the terms of the Indentures. Notwithstanding the foregoing, any such Senior Subordinated Guarantee shall provide by its terms that it shall be automatically and unconditionally released and discharged under the circumstances described in the Indentures. See "-- Senior Subordinated Guarantees." The form of such Senior Subordinated Guarantee will be attached as an exhibit to each of the Indentures.

         ACTIVITIES OF HOLDINGS

                  In addition to the restrictions set forth above, the Indentures will provide that Holdings may not (i) hold any assets or incur any Indebtedness or (ii) engage in any business activities; except that Holdings may
(x) hold all, but not less than all, of the Capital Stock of the Company and (y) be a co-obligor and/or guarantor with respect to Indebtedness if the Company is a primary obligor or guarantor of such Indebtedness and the net proceeds of such indebtedness are lent to the Company or one or more of its Restricted Subsidiaries.

         REPORTS

                  The Indentures will provide that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Notwithstanding the foregoing, until all of the Notes have been registered pursuant to the

Shelf Registration Statement referred to above under the caption "-- Transfer Restrictions", the Company's only obligation to provide the information described above shall be to the Holders of the Notes.

EVENTS OF DEFAULT AND REMEDIES

         The Indentures will provide that each of the following constitutes an Event of Default with respect to the Senior Subordinated Notes or the Senior Subordinated Discount Notes, as the case may be: (i) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of the Indentures); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indentures); (iii) failure by the Company for 30 days after notice from either Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes or Senior Subordinated Discount Notes, as the case may be, to comply with the provisions described under the captions "-- Change of Control," "-- Restricted Payments," "-- Incurrence of Indebtedness and Issuance of Disqualified Stock" or "-- Merger, Consolidation or Sale of All or Substantially All Assets"; (iv) failure by the Company for 60 days after notice from either Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes or Senior Subordinated Discount Notes, as the case may be, to comply with any of its other agreements in the Indentures or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indentures, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $25 million or more;
(vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries; and (viii) except as permitted by the Indentures, any Senior Subordinated Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (except by its terms) or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Senior Subordinated Guarantee.

         If any Event of Default occurs and is continuing, any Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes or Senior Subordinated Discount Notes, as the case may be, may declare all the Senior Subordinated Notes or Senior Subordinated Discount Notes, as the case may be, to be due and payable immediately. Upon such declaration the principal and interest shall be due and payable immediately; provided, however, that so long as Senior Debt or any commitment therefor is outstanding under the New Bank Credit Agreement, any such notice or declaration shall not be effective until the earlier of (a) five Business Days after such notice is delivered to the Representative for the Senior Bank Debt or (b) the acceleration of any Indebtedness under the New Bank Credit Agreement. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indentures or the Notes except as provided in the Indentures. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the applicable Trustee in its exercise of any trust or power. Either Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

         In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the applicable Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to April 1, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to April 1, 2001, then the premium specified in the applicable Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

         The Holders of a majority in aggregate principal amount of the Senior Subordinated Notes or the Senior Subordinated Discount Notes, as the case may be, then outstanding by notice to the applicable Trustee may on behalf of the Holders of all of the Senior Subordinated Notes or the Senior Subordinated Discount Notes, as the case may be, waive any existing Default or Event of Default and its consequences under the applicable Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Subordinated Notes or the Senior Subordinated Discount Notes, as the case may be.

         The Company is required to deliver to each Trustee annually a statement regarding compliance with the respective Indentures, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to each Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

         No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         The Company may, at its option and at any time, elect to have all obligations of the Company and the Guarantors discharged with respect to the outstanding Senior Subordinated Notes and/or the outstanding Senior Subordinated Discount Notes, as the case may be, and the Senior Subordinated Guarantees ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the applicable Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the applicable Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Senior Subordinated Note Indenture or the Senior Subordinated Discount Note Indenture, and the Senior Subordinated Guarantees ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Senior Subordinated Notes or Senior Subordinated Discount Notes, as the case may be, and the Senior Subordinated Guarantees. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Senior Subordinated Notes or Senior Subordinated Discount Notes, as the case may be, and the Senior Subordinated Guarantees.

         In order to exercise either Legal Defeasance or Covenant Defeasance,
(i) the Company or the Guarantors must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Subordinated Notes or Senior Subordinated Discount Notes, as the case may be, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Senior Subordinated Notes or Senior Subordinated Discount Notes, as the case may be, on the stated maturity or on the applicable redemption date, as the case may be, and the Company or the Guarantors must specify whether the Senior Subordinated Notes or Senior Subordinated Discount Notes, as the case may be, are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company or the Guarantors shall have delivered to the appropriate Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that (A) the Company or the Guarantors have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the applicable Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Senior Subordinated Notes or Senior Subordinated Discount Notes, as the case may be, will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company or the Guarantors shall have delivered to the appropriate Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of the outstanding

Senior Subordinated Notes or Senior Subordinated Discount Notes, as the case may be, will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound; (vi) the Company or the Guarantors must have delivered to the appropriate Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company or the Guarantors must deliver to the appropriate Trustee an Officers' Certificate stating that the deposit was not made by the Company or the Guarantors, as applicable, with the intent of preferring the Holders of Senior Subordinated Notes or Senior Subordinated Discount Notes, as the case may be, over the other creditors of the Company or the Guarantors, as applicable, with the intent of defeating, hindering, delaying or defrauding creditors of the Company or the Guarantors, as applicable, or others; and (viii) the Company or the Guarantors must deliver to the appropriate Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

         A Holder may transfer or exchange Notes in accordance with the Indentures. The Registrars and the Trustees may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indentures. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

         The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

         Except as provided in the next two succeeding paragraphs, the Indentures or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Subordinated Notes or Senior Subordinated Discount Notes, as the case may be, then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes), and any existing default or compliance with any provision of the Indentures or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes or Senior Subordinated Discount Notes, as the case may be (including consents obtained in connection with a tender offer or exchange offer for such Notes).

         Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Senior Subordinated Notes or Senior Subordinated Discount Notes, as the case may be, by the Holders of at least a majority in aggregate principal amount thereof and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indentures relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions.

         Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the appropriate Trustee may amend or supplement the Indentures or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indentures of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indentures under the Trust Indenture Act.

CONCERNING THE TRUSTEE

         The Indentures contain certain limitations on the rights of the Trustees, should either Trustee become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustees will be permitted to engage in other transactions; however, if either Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

         The Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes or Senior Subordinated Discount Notes, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the applicable Trustee, subject to certain exceptions. The Indentures provide that in case an Event of Default shall occur (which shall not be cured), the Trustees will be required, in the exercise of their power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, neither Trustee will be under any obligation to exercise any of its rights or powers under the Indentures at the request of any Holder, unless such Holder shall have offered to the appropriate Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

         Anyone may obtain a copy of the Indentures without charge by writing to AMF Group Inc., 7275 Glen Forest Drive, Suite 101, Richmond, Virginia, 23226,
Attention: Secretary.

CERTAIN DEFINITIONS

         Set forth below are certain defined terms used in the Indentures. Reference is made to the Indentures for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

         "Accreted Value" means, as of any date of determination prior to the Full Accretion Date, the sum of (a) the initial offering price of each Senior Subordinated Discount Note and (b) the portion of the excess of the principal amount of each Senior Subordinated Discount Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at 13 1/2% per annum of the initial offering price of the Senior Subordinated Discount Notes, compounded semi-annually on each October 1 and April 1 from the date of issuance of the Senior Subordinated Discount Notes through the date of determination; provided that on and after the Full Accretion Date the Accreted Value shall be equal to the principal amount of the outstanding Senior Subordinated Discount Note.

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Asset Sale" means:

         (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Company or any Restricted Subsidiary (each referred to in this definition as a "disposition") or

         (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions),

in each case, other than:

         (a) a disposition of Cash Equivalents or goods held for sale in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Company;

         (b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under the covenant entitled "-- Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Indentures;

         (c) any disposition that is a Restricted Payment or Permitted Investment that is permitted under the covenant described above under "-- Restricted Payments";

         (d) any disposition, or related series of dispositions, of assets with an aggregate fair market value of less than $2.5 million;

         (e) any sale of Equity Interest in, or Indebtedness or other securities of, an Unrestricted Subsidiary; and

         (f) foreclosures on assets.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or

Standard & Poor's Corporation and in each case maturing within one year after the date of acquisition.

         "Change of Control" means the occurrence of any of the following:

         (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders and their Related Parties;

         (ii) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of
Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders or any of their Related Parties, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the Voting Stock of the Company or Holdings, and beneficially owns more of such Voting Stock than the Permitted Holders and their Related Parties; or

         (iii) a majority of the members of the Board of Directors of the Company cease to be Continuing Directors.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) for such period of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date of the Indentures or (ii) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) is any designee of the Permitted Holders or their Affiliates or was nominated by the Permitted Holders or their Affiliates or any designees of the Permitted Holders or their Affiliates on the Board of Directors.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

         "Domestic Subsidiaries" means each of the direct or indirect Restricted Subsidiaries of the Company that is organized or incorporated under the laws of any state of the United States of America or the District of Columbia.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the New Bank Credit Agreement) in existence on the date of the Indentures, until such amounts are repaid.

         "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated (A) without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income and (B) subject to clause (ii) of the definition of "Consolidated Net Income," by treating a portion of the consolidated revenue for such period of any acquired entity that derives at least 90% of its revenues from the ownership and operation of bowling centers as Consolidated Cash Flow of such entity, regardless of the actual operating results of such entity, such portion being the percentage of the consolidated revenues of the Company's domestic bowling center operations that constituted Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

         "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) paid to any Person other than the Company or a Restricted Subsidiary on any series of Preferred Stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indentures.

         "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Guarantors" means each of (i) Holdings, (ii) the Domestic Subsidiaries and (iii) any other Restricted Subsidiary of the Company that executes a Senior Subordinated Guarantee in accordance with the provisions of the Indentures, and their respective successors and assigns.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

         "Holder" means a holder of any of the Notes.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

         "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Equity Interests of such Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

         "Joint Ventures" means all corporations, partnerships, associations or other business entities (i) that are engaged in a Principal Business and (ii) of which 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Restricted Subsidiaries (or a combination thereof).

         "Letter of Credit Obligations" means all Obligations in respect of Indebtedness of the Company or any of its Restricted Subsidiaries with respect to letters of credit issued pursuant to the New Bank Credit Agreement which Indebtedness shall be deemed to consist of (a) the aggregate maximum amount then available to be drawn under all such letters of credit (the determination of such maximum amount to assume compliance with all conditions for drawing), and
(b) the aggregate amount that has then been paid by, and not reimbursed to, the issuers under such letters of credit.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Mortgage Financing" means the incurrence by the Company or a Restricted Subsidiary of the Company of any Indebtedness secured by a mortgage or other Lien on real property acquired or improved by the Company or any Restricted Subsidiary of the Company after the date of the Indentures.

         "Mortgage Refinancing" means the incurrence by the Company or a Restricted Subsidiary of the Company of any Indebtedness secured by a mortgage or other Lien on real property subject to a mortgage or other Lien existing on the date of the Indentures or created or incurred subsequent to the date of the Indentures as permitted by the terms of the Indentures and owned by the Company or any Restricted Subsidiary of the Company.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Senior Bank Debt) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "New Bank Credit Agreement" means that certain credit agreement dated as of March ___, 1996, by and among the Company and the financial institutions party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced (in whole or in part) from time to time.

         "Non-Recourse Debt" means Indebtedness of an Unrestricted Subsidiary
(i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officers' Certificate" means a certificate signed on behalf of the Company, by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in the Indentures.

         "Pari Passu Indebtedness" means indebtedness which ranks pari passu in right of payment to the Notes.

         "Permitted Asset Swap" means any one or more transactions in which the Company or any of its Restricted Subsidiaries exchanges assets for consideration consisting of cash and/or assets that are used or useful in a Principal Business and/or a controlling equity interest in a person engaged in a Principal Business.

         "Permitted Holders" means Goldman, Sachs & Co. and any of its
Affiliates.

         "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in cash and Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Company or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of consideration not constituting cash or Cash Equivalents from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales"; (e) any Investment existing on the date of the Indentures; (f) Permitted Asset Swaps; (g) any Investment by Restricted Subsidiaries in other Restricted Subsidiaries and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries; (h) advances to employees not in excess of $5 million outstanding at any one time; (i) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (j) Hedging Obligations; (k) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; (l) Investments the payment for which consists exclusively of Equity Interests (exclusive of Disqualified Stock) of the Company; and (m) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause
(m) that are at that time outstanding, not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries in whole or in part; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

         "Principal Business" means (i) the design, manufacture and sale of bowling and bowling center equipment and allied products, including without limitation, pin spotters, scoring equipment, masking panels, seating, lane maintenance machines, bumper bowling systems, electronic foul detectors, back office support systems, bowling pins, wood and synthetic lanes, ball returns, ball lifts, ball cleaners, other equipment used to equip or outfit a bowling center, spare and replacement parts, maintenance equipment and supplies, bowling balls, bags, shoes, shirts, pool and billiard tables and cues, shuffleboard and other gaming tables, and any other equipment and products used or useful in the operation of bowling centers, (ii) the ownership and operation of bowling centers, in the United States and throughout the world, including without limitation bowling operations, shoe rental, food and beverage sales and services, operation of lounges and bars at or within a bowling center (including without limitation sales and service of alcoholic beverages and provision of music and cabaret activities), operation of pro shops (including without limitation sales and service of merchandise), billiards and other table games, video and arcade games, play centers, movie viewing, gaming activities, such as Pull-Tab lottery, video poker and keno, and any other activities which are or may become associated with bowling centers, and (iii) any activity or business incidental, directly related or similar to those set forth in clauses (i) or
(ii) of this definition, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

         "Related Parties" means any Person controlled by the Permitted Holders, including any partnership of which any of the Permitted Holders or their Affiliates is a general partner.

         "Repurchase Offer" means an offer made by the Company to purchase all or any portion of a Holder's Notes pursuant to the provisions described under the covenants entitled "-- Repurchase at the Option of Holders -- Change of Control" or "-- Repurchase at the Option of Holders -- Asset Sales."

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not (i) an Unrestricted Subsidiary or (ii) a direct or indirect Subsidiary of an Unrestricted Subsidiary; provided, however, that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

         "Senior Guarantees" means the Guarantees by the Guarantors of Obligations under the New Bank Credit Agreement.

         "Senior Subordinated Guarantees" means the Guarantees by the Guarantors of the Obligations under the Indentures and the Notes.

         "Significant Restricted Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date of the Indentures.

         "Subordinated Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries which is expressly by its terms subordinated in right of payment to any other Indebtedness.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "Total Assets" means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, as shown on the most recent balance sheet of such Person.

         "Unrestricted Subsidiary" means (i) any Subsidiary (other than the Guarantors or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustees by filing with the Trustees a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants
- -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indentures and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Disqualified
Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock," and (ii) no Default or Event of Default would be in existence following such designation.

         "Voting Stock" means, with respect to any Person, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                          ANNEX TO DESCRIPTION OF NOTES

     [The following subordination provisions will appear in the Indentures]

                                   ARTICLE 10
                                  SUBORDINATION

Section 10.01. Agreement to Subordinate.

         The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Security is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

Section 10.02. Certain Definitions.

         "Accrued Bankruptcy Interest" means, with respect to any Indebtedness or Hedging Obligations under or secured by the New Bank Credit Agreement, all interest accruing thereon after the filing of a petition by or against the Company under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness or Hedging Obligations, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

         "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

         "Designated Senior Debt" means (i) so long as the Senior Bank Debt is outstanding, the Senior Bank Debt, (ii) the Senior Bank Hedging Obligations and
(iii) any other Senior Debt permitted under this Indenture the principal amount of which is $25 million or more and that has been designated by the Company as "Designated Senior Debt."

         "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

         "Senior Bank Debt" means all Obligations in respect of the Indebtedness outstanding under the New Bank Credit Agreement, together with any refunding, refinancing or replacement (in whole or in part) of such Indebtedness.

         "Senior Bank Hedging Obligations" means all present and future Hedging Obligations of the Company, whether existing now or in the future, that are secured by the New Bank Credit Agreement or any of the collateral documents executed from time to time in connection therewith.

         "Senior Debt" means (i) the Senior Bank Debt, (ii) the Senior Bank Hedging Obligations and (iii) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the

Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (1) any liability for federal, state, local or other taxes owed or owing by the Company, (2) any Indebtedness of the Company to any of its Restricted Subsidiaries or other Affiliates (other than Goldman, Sachs & Co. and its Affiliates, including Pearl Street L.P.), (3) any trade payables, (4) that portion of any Indebtedness that is incurred in violation of this Indenture, (5) Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (6) any Indebtedness, Guarantee or obligation of the Company which is contractually subordinate in right of payment to any other Indebtedness, Guarantee or obligation of the Company; provided, however, that this clause (6) shall not apply to the subordination of liens or security interests covering particular properties or types of assets securing Senior Debt, (7) Indebtedness evidenced by the Notes and (8) Capital Stock.

         A distribution may consist of cash, securities or other property, by set-off or otherwise.

         All Designated Senior Debt now or hereafter existing and all other Obligations relating thereto shall not be deemed to have been paid in full unless the holders or owners thereof shall have received payment in full in cash with respect to such Designated Senior Debt and all other Obligations with respect thereto.

Section 10.03 Liquidation; Dissolution; Bankruptcy.

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

         (1) holders of Senior Debt shall be entitled to receive payment in full of all Obligations in respect of such Senior Debt (including Accrued Bankruptcy Interest) and to have all outstanding Letter of Credit Obligations fully cash collateralized before the Trustee or the Securityholders shall be entitled to receive any payment of Obligations with respect to the Securities (except that the Trustee or the Securityholders may receive payments and other distributions made from any defeasance trust created pursuant to Section [8.01] hereof); and

         (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full and all outstanding Letter of Credit Obligations are fully cash collateralized, any distribution to which the Trustee or the Securityholders would be entitled but for this Article, including any such distribution that is payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Securities, shall be made to holders of Senior Debt or their Representatives, ratably in accordance with the respective amounts of the principal of such Senior Debt, interest (including Accrued Bankruptcy Interest) thereon and all other Obligations with respect thereto (except that Securityholders may receive payments and other distributions made from any defeasance trust created pursuant to Section [8.01] hereof), as their interests may appear.

Section 10.04. Default on Designated Senior Debt.

         The Company may not make any payment or distribution to the Trustee or any Securityholder in respect of Obligations with respect to the Securities and may not acquire from the Trustee or any Securityholder any Securities for cash or property (other than payments and other distributions made from any defeasance trust created pursuant to Section [8.01] hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

         (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Debt occurs and is continuing (including any default in payment upon the maturity of any Designated Senior Debt by lapse of time, acceleration or otherwise), or any judicial proceeding is pending to determine whether any such default has occurred; or

         (ii) a default, other than a payment default described in subsection
    (i) above, on Designated Senior Debt, including any event which, with giving of notice or lapse of time, or both, would become an event of default and including any default or event of default that would result upon any payment or distribution with respect to the Securities, has occurred and is continuing with respect to any Designated Senior Debt (as such default or event of default is defined in any agreement, indenture or other document governing such Designated Senior Debt) and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.12 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the first day of effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 180 days.

         If the Company is prohibited from making payments on or distributions in respect of the Securities or from acquiring the Securities, under subsection
(i) or (ii) above, the Company may and shall resume payments on and distributions in respect of the Securities and may acquire them upon the earlier of:

         (1) the date upon which the default, event of default or other event giving rise to such prohibition is cured or waived or shall have ceased to exist, unless another default, event of default or other event that would prohibit such payment, distribution or acquisition under Section 10.04(i) has occurred and is continuing, or all Obligations in respect of such Designated Senior Debt shall have been discharged or paid in full, or

         (2) in the case of any prohibition referred to in Section 10.04(ii) hereof, 179 days pass after the relevant Payment Blockage Notice is received by the Trustee thereunder,

in each such case, if this Article otherwise permits the payment, distribution or acquisition.

Section 10.05. Acceleration of Securities.

         If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration in accordance with Section 6.01 of this Indenture.

Section 10.06. When Distribution Must Be Paid Over.

         If, notwithstanding the provisions of Sections 10.03 and 10.04, any direct or indirect payment or distribution on account of principal of or interest on or other Obligations with respect to the Securities or acquisition, repurchase, redemption, retirement or defeasance of any of the Securities shall be made by or on behalf of the Company (including any payments or distribution by any liquidating trustee or agent or other Person in a proceeding referred to in Section 10.03) and received by the Trustee or any Securityholder at a time when such payment or distribution was prohibited by the provisions of Section
10.03 or 10.04 or such payment or distribution was required to be made to holders of Senior Debt or their Representatives, then, unless and until such payment or distribution is no longer prohibited by Section 10.03 or 10.04, such payment or distribution shall be received, segregated from other funds or assets and held in trust by the Trustee or such Securityholder, as the case may be, for the benefit of, and shall be immediately paid or delivered over to, the holders of Senior Debt or their Representatives, ratably in accordance with the respective amounts of the principal of such Senior Debt, interest (including Accrued Bankruptcy Interest) thereon and all other Obligations with respect thereto held or represented by each, until the principal of all Senior Debt, interest (including Accrued Bankruptcy Interest) thereon and all other Obligations with respect thereto have been paid in full and all outstanding Letter of Credit Obligations have been fully cash collateralized. Any distribution to the holders of Senior Debt or their Representatives of assets other than cash may be held by such holders or such Representatives as additional collateral without any duty to the Securityholders to liquidate or otherwise realize on such assets or to apply such assets to any Senior Debt or other Obligations relating thereto.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to or on behalf of Securityholders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee. Nothing in this Section 10.06 shall affect the obligation of any Person other than the Trustee to hold such payment or distribution for the benefit of, and to pay or deliver such payment or distribution over to, the holders of Senior Debt or their Representatives.

Section 10.07. Notice by Company.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities to violate this Article, but failure to give such notice shall not affect the subordination of the Securities to the Senior Debt as provided in this Article.

Section 10.08. Subrogation.

         After all Senior Debt is paid in full and until the Securities are paid in full, Securityholders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on the Securities.

Section 10.09. Relative Rights.

         This Article defines the relative rights of Securityholders and holders of Senior Debt. Nothing in this Indenture shall:

         (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

         (2) affect the relative rights of Securityholders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

         (3) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Securityholders.

         If the Company fails because of this Article to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.

Section 10.10. Subordination May Not Be Impaired by Company.

         No right of any present or future holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder of Notes or any holder of Senior Debt or by the failure of the Company or any Holder of Notes or any holder of Senior Debt to comply with this Indenture regardless of any knowledge thereof that any such Holder of Notes or holder of Senior Debt, as the case may be, may have or be otherwise charged with. The holders of Senior Debt may extend, renew, restate, supplement, modify or amend the terms of the Senior Debt or any Obligations with respect thereto or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company and its Subsidiaries and Affiliates all without affecting the liabilities and obligations of the parties to this Indenture or the Securityholders. No provision in any supplemental indenture that adversely affects the subordination of the Securities or other provisions of this Article 10 shall be effective against the holders of the Designated Senior Debt that have not consented thereto.

         Each Holder of the Securities by their acceptance thereof: (a) acknowledges and agrees that the holders of any Senior Debt or their Representative, in its or their discretion, and without affecting any rights of any holder of Senior Debt under this Article 10, may foreclose any mortgage or deed of trust covering interest in real property securing such Senior Debt or any guarantee thereof by judicial or nonjudicial sale, even though such action may release the Company or any guarantor of such Senior Debt from further liability under such Senior Debt or any guarantee thereof or may otherwise limit the remedies available to the holders thereof; and (b) hereby waives any defense that such Securityholder may otherwise have to the enforcement by any holder of any Senior Debt or any Representative of such holder against such Securityholder of this Article 10 after or as a result of any action, including any such defense based on any loss or impairment of rights of subrogation.

         If at any time any payment of Obligations with respect to any Senior Debt is rescinded or must otherwise be returned upon the insolvency, bankruptcy, reorganization or liquidation of the Company or otherwise, the provisions of this Article 10 shall continue to be effective or reinstated, as the case may be, to the same extent as though such payments had not been made.

Section 10.11. Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Securityholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Securityholders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.12. Rights of Trustee and Paying Agent.

         Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section [7.07] hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.13. Authorization to Effect Subordination.

         Each Holder of a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section [6.09] hereof at least 30 days before the expiration of the time to file such claim, the [Credit Agents] are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

         The Company, the Trustee and each Securityholder by their acceptance of the Securities acknowledge that damages would be inadequate to compensate the holders of Senior Debt for any breach or default by the Company, the Trustee or any such Securityholder of its obligations under this Article 10, and, therefore, agree that the holders of Senior Debt and their Representatives shall be entitled to equitable relief, including injunctive relief and specific performance, in the enforcement thereof.

Section 10.14. Amendments.

         The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt unless such amendment or modification does not adversely affect the holders of such Senior Debt.

                                                                  EXHIBIT 8.5(a)


          [FORM OF OPINION OF McGUIRE, WOODS, BATTLE & BOOTHE, L.L.P.]

                                              ________________, 1996

AMF Holdings Inc.
AMF Group Holdings Inc.
AMF Group Inc.
c/o GS Capital Partners II, L.P.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         We have acted as special counsel (i) to L. F. Loree III and Norwood H. Davis, Jr., as successor co-trustees (the "Trustees") under an Irrevocable Trust Agreement dated November 12, 1986, as amended (the "Trust Agreement"), made by William H. Goodwin, Jr. establishing separate trusts (the "Trusts") for the benefit of each of William Hunter Goodwin, III, Molly Shepherd Goodwin, Matthew Tolley Goodwin, Sarah Camp Goodwin and Peter Overton Goodwin, (ii) to Douglas J. Stanard ("Stanard") and (iii) to Beverley W. Armstrong ("Armstrong") (the Trusts, Stanard and Armstrong being herein individually referred to as a "Seller" and collectively as the "Sellers"), all in connection with the Stock Purchase Agreement dated as of February 16, 1996 (the "Stock Purchase Agreement") among AMF Group Holdings Inc., a Delaware corporation ("Holdings"), the Trustees, The Community Foundation, Inc., a Virginia corporation, Stanard and Armstrong. We have also acted as special counsel (i) to AMF Bowling, S.A., a Spanish corporation ("AMF-SA"), in connection with the Spanish Bowling Centers Agreement dated as of February 16, 1996 (the "Spanish Bowling Centers Agreement") among AMF-SA, AMF Bowling Centers Spain Inc. and Holdings, (ii) to AMF Bowling Centers II, Inc., a Delaware corporation ("AMFBC-II"), in connection with the Swiss Bowling Centers Agreement dated as of February 16, 1996 (the "Swiss Bowling Centers Agreement") among AMFBC-II, AMF Bowling

AMF Holdings Inc.
AMF Group Holdings Inc.
AMF Group Inc.
___________________, 1996
Page 2

Centers Switzerland Inc. and Holdings, (iii) to WBB Partners, a Virginia general partnership ("WBB"), in connection with the Related Land Sale Agreement, (iv) to William Hunter Goodwin, III, Molly Shepherd Goodwin and Matthew Tolley Goodwin (collectively the "Adult Beneficiaries") in connection with their respective Trust Indemnities, (v) to Alice T. Goodwin, as Custodian under the Virginia Uniform Transfers to Minors Act (the "Virginia UTMA") (the "Custodian") for each of Sarah Camp Goodwin and Peter Overton Goodwin (collectively, the "Minor Beneficiaries"), in connection with the respective Trust Indemnities of the Minor Beneficiaries, (vi) to AMF Reece, Inc., a Virginia corporation ("AMF Reece"), in connection with the Reece Indemnity and (vii) to each of Ben Hogan Co., AMF Reece and AMF Machinery Systems, Inc. (each a "License Party" and, collectively, the "License Parties") in connection with the License Agreements. This opinion is being delivered pursuant to Section 8.5 of the Stock Purchase Agreement. Terms used herein without definition which are defined in the Stock Purchase Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for the purposes of this opinion. Our review has included an examination of the Partnership Agreement of WBB Partners dated November 19, 1987, as amended by the First Amendment dated as of September 30, 1989, by the Second Amendment dated as of December 31, 1989 and by the Third Amendment dated as of December 31, 1991 (the "WBB Partnership Agreement"). The partners of WBB have advised us that the WBB Partnership Agreement is in full force and effect, has not been modified and requires no amendment in order accurately to set forth the agreement of the partners with respect to the existence or operation of WBB. Further, the partners of WBB have advised us that no dissolution of WBB has occurred. We have relied upon these representations in rendering this opinion.

AMF Holdings Inc.
AMF Group Holdings Inc.
AMF Group Inc.
___________________, 1996
Page 3

         We have relied with your permission and without independent investigation on the opinion of Bufete M. Vega Penichet, which opinion has been delivered to the addressees hereto, that AMF-SA is duly organized as a corporation and in good standing under the laws of Spain, that AMF-SA has all necessary corporate power to execute and deliver, and to perform its obligations under, the Spanish Bowling Centers Agreement and to consummate the transactions contemplated thereby, that the execution, delivery and performance by AMF-SA of the Spanish Bowling Centers Agreement has been duly authorized by all necessary corporate action on the part of AMF-SA and does not conflict with or contravene any provisions of the certificate of incorporation or by-laws or similar organizational documents of AMF-SA and that the Spanish Bowling Centers Agreement has been duly executed and delivered by AMF-SA.

         Based upon the foregoing and subject to the limitations and qualifications hereinafter set forth, we are of the opinion that:

I. Each of the companies listed in Schedule A to this opinion which is designated thereon as a Virginia or Delaware corporation (each a "Company" and, collectively, the "Companies"), AMFBC-II, AMF Reece and each other License Party is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power to own and lease its properties and assets and to carry on its business as it is now being conducted. Each of the Trusts has been duly created under the Trust Agreement and, to our knowledge, has not been terminated under the Trust Agreement. WBB is validly existing as a partnership under the Virginia Uniform Partnership Act (the "Virginia UPA").

         1. The Trustees have all necessary power under the Trust Agreement to execute and deliver, and to perform on behalf of the Trusts the respective obligations of the Trusts under, the Stock Purchase Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Stock Purchase Agreement by the Trusts and the consummation

AMF Holdings Inc.
AMF Group Holdings Inc.
AMF Group Inc.
___________________, 1996
Page 4

of the transactions contemplated thereby have been duly and validly authorized by all necessary proceedings on the part of the Trustees.

         2. AMFBC-II has all necessary corporate power to execute and deliver, and to perform its obligations under, the Swiss Bowling Centers Agreement and to consummate the transactions contemplated thereby. WBB has all necessary power under the WBB Partnership Agreement and under the Virginia UPA to execute and deliver, and to perform its obligations under, the Related Land Sale Agreement and to consummate the transactions contemplated thereby. AMF Reece has all necessary corporate power to execute and deliver, and to perform its obligations under, the Reece Indemnity and to consummate the transactions contemplated thereby. Each License Party has all necessary corporate power to execute and deliver, and to perform its obligations under, the License Agreement to which it is a party and to consummate the transactions contemplated thereby.

         3. The execution, delivery and performance by AMFBC-II of the Swiss Bowling Centers Agreement, by AMF Reece of the Reece Indemnity and by each License Party of the License Agreement to which it is a party and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action of AMFBC-II, AMF Reece and each License Party, respectively. The execution, delivery and performance by WBB of the Related Land Sale Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary partnership action under the WBB Partnership Agreement and the Virginia UPA.

         4. The execution, delivery and performance by the Sellers of the Stock Purchase Agreement, by Armstrong of the Armstrong Consulting Agreement, by AMFBC-II of the Swiss Bowling Centers Agreement, by AMF-SA of the Spanish Bowling Centers Agreement, by WBB of the Related Land Sale Agreement, by the Adult Beneficiaries of their respective Trust Indemnities, by the Custodian of the Trust Indemnities on behalf of the custodianship for each of the Minor Beneficiaries, by AMF Reece of the Reece

AMF Holdings Inc.
AMF Group Holdings Inc.
AMF Group Inc.
___________________, 1996
Page 5

Indemnity and by each License Party of the License Agreement to which it is a party, as applicable, will not (i) violate or conflict with any provision of, as applicable, (A) the Trust Agreement, (B) the Articles of Incorporation or Certificate of Incorporation or By-laws of AMFBC-II, any of the Companies, AMF Reece or any License Party or (C) the WBB Partnership Agreement or (ii) violate or conflict with any provision of the Delaware General Corporation Law or any United States federal, State of New York or Commonwealth of Virginia statute, rule or regulation or any writ, injunction, decree, order or judgment under the Delaware General Corporation Law or under any United States federal, State of New York or Commonwealth of Virginia law known to us to be applicable to any Seller, Armstrong, AMF-SA, AMFBC-II, WBB, any Adult Beneficiary, the Custodian, AMF Reece, any License Party, any Company or any Subsidiary or any of their respective properties that, in the case of clause (ii), could reasonably be expected (individually or in the aggregate) to have a material adverse effect on the Business Condition of the Manufacturing Business or the Bowling Centers Business or prevent any of the Stock Purchases, the Asset Purchases, the sale of the Related Land pursuant to the Related Land Sale Agreement (the "Related Land Sale") or otherwise impair the performance of the other obligations of the Sellers under the Stock Purchase Agreement, of Armstrong under the Armstrong Consulting Agreement, of AMF-SA under the Spanish Bowling Centers Agreement, of AMFBC-II under the Swiss Bowling Centers Agreement, of WBB under the Related Land Sale Agreement, of the Adult Beneficiaries under their respective Trust Indemnities, of the Custodian on behalf of the custodianships for the Minor Beneficiaries under their respective Trust Indemnities, of AMF Reece under the Reece Indemnity or of any License Party under the License Agreement to which it is a party.

         5. The Stock Purchase Agreement has been duly executed and delivered by each of the Sellers. The Swiss Bowling Centers Agreement has been duly executed and delivered by AMFBC-II. The Related Land Sale Agreement has been duly executed and delivered by WBB. The Armstrong Consulting Agreement has been executed and delivered by Armstrong. The Trust Indemnities have been executed and delivered by the Adult Beneficiaries and by the

AMF Holdings Inc.
AMF Group Holdings Inc.
AMF Group Inc.
___________________, 1996
Page 6

Custodian on behalf of the custodianships for the Minor Beneficiaries. The Reece Indemnity has been duly executed and delivered by AMF Reece. Each License Agreement has been duly executed and delivered by the License Party which is a party thereto. Assuming the due execution of the Stock Purchase Agreement by the Buyer and by The Community Foundation, Inc. and the due execution and delivery of the Spanish Bowling Centers Agreement, the Related Land Sale Agreement, the Armstrong Consulting Agreement, the Trust Indemnities and the Reece Indemnity by the Buyer and the due execution and delivery of each License Agreement by Bowling, the Stock Purchase Agreement, the Armstrong Consulting Agreement, the Related Land Sale Agreement, the Trust Indemnities, the Reece Indemnity, the License Agreements and, assuming the validity and enforceability of Section 4.5 of the Spanish Bowling Centers Agreement, the Spanish Bowling Centers Agreement (other than the assignment and assumption of lease agreements relating thereto, as to which we express no opinion) constitute the legal, valid and binding obligations of each of the Sellers, AMF-SA, Armstrong, WBB, the Adult Beneficiaries, the Custodian in her capacity as such, AMF Reece and each License Party, respectively, in each case enforceable against such Person in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, moratorium reorganization or other laws affecting the enforceability of creditors' rights generally and by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law), and except as the Custodian's authority may be limited by the Virginia UTMA.

         6. Upon the consummation of the Stock Purchases in accordance with the Stock Purchase Agreement, the delivery of certificates for the Shares to the Buyer in registered form, issued or indorsed to the Buyer in blank, and the registration of the Shares in the name of the Buyer in the stock records of the Companies, the Buyer will, assuming that it has purchased the Shares in good faith and without notice of any adverse claim, have acquired the Shares, free of any adverse claim, any lien in favor of the Companies and any restrictions on transfer imposed by the Companies.

AMF Holdings Inc.
AMF Group Holdings Inc.
AMF Group Inc.
___________________, 1996
Page 7

         7. The authorized capital stock of each of the Companies and the amount of such stock which is outstanding is as set forth in Schedule 3.2(a) to the Stock Purchase Agreement. All of the outstanding shares of capital stock of the Companies, as listed on such Schedule 3.2(a), are validly issued, fully paid and nonassessable. The stock record books of each of the Companies reflect that the Stockholders are the holders of the outstanding shares of capital stock of the Companies in the respective amounts set forth in such Schedule 3.2(a). To our knowledge, the Shares have not been issued in violation of, and are not subject to, any preemptive rights. To our knowledge, there are no outstanding options, warrants, subscriptions or other rights of any kind to acquire, or obligations to issue, shares of capital stock of any class of, or other equity interests in, any Company or any securities convertible into or exchangeable or exercisable for any shares of capital stock of any class of, or other equity interests in, any Company.

         8. To our knowledge, there are no material registrations, filings, applications, certifications, notices, consents, licenses, permits, approvals, certificates, franchises, orders, qualifications, authorizations and waivers required to be made, filed, given or obtained by any Seller, AMF-SA, AMFBC-II, Armstrong, WBB, any Adult Beneficiary, the Custodian, AMF Reece, any License Party, any Company or any Subsidiary with, to or from any Governmental Authority under United States federal law or under the Delaware General Corporation Law or the laws of the State of New York or the Commonwealth of Virginia in connection with the consummation of the Stock Purchases, the Asset Purchases or the Related Land Sale and performance of the other obligations of Sellers under the Stock Purchase Agreement, of AMF-SA or AMFBC-II under the Spanish and Swiss Bowling Centers Agreements, respectively, of WBB under the Related Land Sale Agreement, of Armstrong under the Armstrong Consulting Agreement, of the Adult Beneficiaries under their Trust Indemnities, of the Custodian on behalf of the custodianships for the Minor Beneficiaries under their Trust Indemnities, of AMF Reece under the Reece Indemnity or of any License Party under the License Agreement to which it is a party except for those which have been obtained, those relating to liquor or other alcoholic beverage sales or services

AMF Holdings Inc.
AMF Group Holdings Inc.
AMF Group Inc.
___________________, 1996
Page 8

or the conduct of gaming activities, those that become applicable solely as a result of the specific regulatory status of the Buyer or its Affiliates or those the failure to make, file, give or obtain which would not, individually or in the aggregate, have a material adverse effect on the Business Condition of the Manufacturing Business or the Bowling Centers Business or prevent the performance of the obligations of the Sellers under the Stock Purchase Agreement, of AMF-SA or AMFBC-II under the Spanish and Swiss Bowling Centers Agreements, respectively, of WBB under the Related Land Sale Agreement, of Armstrong under the Armstrong Consulting Agreement, of the Adult Beneficiaries under their Trust Indemnities, of the Custodian on behalf of the custodianships for the Minor Beneficiaries under their Trust Indemnities, of AMF Reece under the Reece Indemnity or of any License Party under the License Agreement to which it is a party.

         9. Each of the Companies listed in Schedule B (other than AMF Bowling Centers (Australia) International) is and has been an "S corporation" (within the meaning of Section 1361(b) of the Code) for each taxable year (or portion thereof) since the effective date noted opposite the name of each such Company on Schedule B. AMF Bowling Centers (Australia) International was an "S corporation" for each taxable year from the effective date noted opposite its name on Schedule B through December 31, 1995.

         Our opinion in paragraphs 5 and 9 above as to compliance with, and the absence of filing under, certain laws, statutes, rules or regulations is based upon a review of those statutes, rules and regulations which, in our experience, are normally applicable to transactions such as those contemplated by the Stock Purchase Agreement, the Spanish and Swiss Bowling Centers Agreements, the Related Land Sale Agreement, the Armstrong Consulting Agreement, the Trust Indemnities, the Reece Indemnity and the License Agreements. In rendering the opinion set forth in paragraphs 5 and 9 above, we express no opinion as to the applicability of any laws or regulations relating to liquor or other alcoholic beverages sales or services or to the conduct or gaming activities.

AMF Holdings Inc.
AMF Group Holdings Inc.
AMF Group Inc.
___________________, 1996
Page 9

         Our opinion in paragraph 10 above is based upon: (i) the applicable provisions of the Code, the Treasury Regulations promulgated thereunder, legislative history, judicial decisions and administrative interpretations of the foregoing as expressed in rulings and determinations of the Internal Revenue Service (including, without limitation, private letter rulings, revenue rulings and general counsel memoranda) as of the date of this letter, any of which is subject to change at any time and, in some circumstances, with retroactive effect; (ii) the assumption that the Form 2553 filed with the Internal Revenue Service by each of such Companies satisfied the provisions of Treasury Regulation section 1.1362-6(a)(2)(I) and former Treasury Regulation section 18.1362-1(a); and (iii) the certificates of the Trusts, Armstrong, Stanard, William H. Goodwin, Daniel McCormack, appropriate officers of each of the Companies, Reginald France, and Price Waterhouse & Co., copies of which are attached hereto.

         The foregoing opinion is subject to the following comments and qualifications:

                  A. The enforceability of Sections 10.2 and 10.3 of the Stock Purchase Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct. The enforceability of the Trust Indemnity with respect to each custodianship for a Minor Beneficiary depends upon a determination that the Custodian under the Virginia UTMA is, by executing the Trust Indemnity for each Minor Beneficiary, undertaking to expend custodial property for the benefit of the Minor Beneficiary as contemplated and authorized by Section 31-50 of the Code of Virginia, as amended, so as to obtain for the Minor Beneficiary the benefit of

AMF Holdings Inc.
AMF Group Holdings Inc.
AMF Group Inc.
___________________, 1996
Page 10

         the transactions contemplated by the Stock Purchase Agreement. We are aware of no judicial interpretation of Section 31-50 or corresponding provisions of the similar laws of other states in the context of an undertaking like the Trust Indemnities. The custodianship constitutes a fiduciary relationship with respect to the ownership and management of property for the benefit of a Minor Beneficiary, and not a representative capacity for the Minor Beneficiary personally. Accordingly, a custodian under the Virginia UTMA cannot bind a Minor Beneficiary personally, but can only contract with respect to custodial property.

                  B. We express no opinion as to Section 4.6 of the Spanish Bowling Centers Agreement (and as to similar provisions of the agreements relating thereto) insofar as such provision relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy referred to therein.

                  C. We express no opinion as to Section 4.5 of the Spanish Bowling Centers Agreement (and as to similar provisions of the agreements relating thereto) which purports to select the laws of the State of New York to govern the interpretation and effect of such Agreement.

              The foregoing opinion is limited to matters involving the Federal laws of the United States, the Delaware General Corporation Law and the laws of the State of New York and the Commonwealth of Virginia, and we do not express any opinion as to the laws of any other jurisdiction.

              This opinion is issued solely for your benefit, for the benefit of your counsel, Messrs. Wachtell, Lipton, Rosen & Katz, and for the benefit of the Buyer's financing sources and is not to be relied upon by any other entity.

AMF Holdings Inc.
AMF Group Holdings Inc.
AMF Group Inc.
___________________, 1996
Page 11


                                                     Very truly yours,

                                                        Schedule A to Opinion of
                                          McGuire Woods, Battle & Boothe, L.L.P.


                                    COMPANIES
                                    ---------

                                                                 Jurisdiction of
         Name of Company                                          Incorporation
         ---------------                                          -------------
AMF Bowling, Inc.                                                    Virginia

AMF Bowling Centers, Inc.                                            Virginia

Bush River Corporation                                            South Carolina

AMF Beverage Company of Oregon,                                       Oregon
Inc.

AMF Bowling Centers (Canada)                                         Virginia
International, Inc.

King Louie Lenexa, Inc.                                               Kansas

AMF Bowling Centers (Aust)                                           Virginia
International, Inc.

AMF Catering Services Pty. Ltd.                                      Australia

AMF Bowling Centers (Hong Kong)                                      Virginia
International, Inc.

AMF Bowling Centers International,                                   Virginia
Inc.

AMF BCO - UK One, Inc.                                               Virginia

AMF BCO - UK Two, Inc.                                               Virginia

AMF BCO - France One, Inc.                                           Virginia

AMF BCO - France Two, Inc.                                           Virginia

AMF BCO - China, Inc.                                                Virginia

AMF Bowling Centers China, Inc.                                      Virginia

AMF Bowling Mexico Holding, Inc.                                     Delaware

Boliches AMF, Inc.                                                   Virginia

                                                        Schedule B to Opinion of
                                          McGuire Woods, Battle & Boothe, L.L.P.


Name of Company                                                Effective Date
- ---------------                                                --------------
AMF Bowling, Inc.                                              January 1, 1988

AMF Bowling Centers, Inc.                                      October 1, 1987

AMF Bowling Centers China, Inc.                                July 1, 1995

AMF BCO-France Two, Inc.                                       July 31, 1989

AMF BCO-UK Two                                                 June 30, 1989

AMF Bowling Centers (Canada)                                   January 1, 1990
International

AMF-BCO China, Inc.                                            January 1, 1996

AMF Bowling Centers (Hong Kong)                                January 1, 1990
International

AMF Bowling Centers International,                             January 1, 1989
Inc.

AMF Bowling Centers II, Inc.                                   January 1, 1991

AMF Bowling Center (Australia)                                 January 1, 1989
International

                                                                  EXHIBIT 8.5(b)


                     [FORM OF OPINION OF HUNTON & WILLIAMS]


                                               ______________, 1996

AMF Holdings Inc.
AMF Group Holdings Inc.
AMF Group Inc.
c/o GS Capital Partners II, L.P.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         We have acted as special counsel to The Community Foundation, Inc., a Virginia non-profit corporation ("The Community Foundation"), in connection with the Stock Purchase Agreement dated as of February __, 1996 (the "Stock Purchase Agreement") among L. F. Loree, III and Norwood H. Davis, Jr., as successor co-trustees (the "Trustees") under an Irrevocable Trust Agreement dated November 12, 1986, as amended (the "Trust Agreement"), by William H. Goodwin, Jr. establishing separate trusts (the "Trusts") for the benefit of each of William Hunter Goodwin, III, Molly Shepherd Goodwin, Matthew Tolley Goodwin, Sarah Camp Goodwin and Peter Overton Goodwin, The Community Foundation, Douglas J. Stanard ("Stanard"), Beverley W. Armstrong ("Armstrong") and AMF Group Holdings Inc., a Delaware corporation ("the Buyer").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for the purposes of this opinion.

         Based upon the foregoing and subject to the limitations and qualifications hereinafter set forth, we are of the opinion that:

         1. The Community Foundation is a nonstock corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

         2. The Community Foundation has all necessary corporate power to execute and deliver, and to perform its obligations under the Stock Purchase Agreement and to consummate the transactions contemplated thereunder.

AMF Holdings Inc.
AMF Group Holdings Inc.
AMF Group Inc.
___________________, 1996
Page 2

         3. The execution, delivery and performance by The Community Foundation of the Stock Purchase Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action of the Community Foundation.

         4. The execution, delivery and performance by The Community Foundation of the Stock Purchase Agreement will not (i) violate or conflict with any provision of the Articles of Incorporation or By-laws of The Community Foundation or (ii) violate or conflict with any provision of any United States federal, State of New York or Commonwealth of Virginia statute, rule or regulation or any writ, injunction, decree, order or judgment known to us to be applicable to The Community Foundation that, in the case of clause (ii), could reasonably be expected (individually or in the aggregate) to impair the ability of The Community Foundation to perform its obligations under the Stock Purchase Agreement.

         5. The Stock Purchase Agreement has been duly executed and delivered by The Community Foundation. Assuming the due execution of the Stock Purchase Agreement by The Trustees, Stanard, Armstrong and the Buyer, the Stock Purchase Agreement constitutes the legal, valid and binding obligation of The Community Foundation, enforceable against The Community Foundation in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws affecting the enforceability of creditors' rights generally and by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law).

         6. To our knowledge, there are no material registrations, filings, applications, certifications, notices, consents, licenses, permits, approvals, certificates, franchises, orders, qualifications, authorizations and waivers required to be made, filed, given or obtained by The Community Foundation with, to or from any Governmental Authority under United States federal law or under the laws of the Commonwealth of Virginia or the State of New York in connection with the consummation of the purchase from The Community Foundation of the common stock of AMF Bowling Centers (Aust) International, Inc. and performance of the other obligations of The Community Foundation under the Stock Purchase Agreement except for those which have been obtained, approvals under the HSR Act and those relating to liquor or other alcoholic beverage sales or services or the conduct of gaming activities or those that become applicable solely as a result of the specific regulatory status of the Buyer or its Affiliates.

AMF Holdings Inc.
AMF Group Holdings Inc.
AMF Group Inc.
___________________, 1996
Page 3

         Our opinions in paragraphs 4 and 6 above as to compliance with, and the absence of filings under, certain laws, statutes, rules or regulations are based upon a review of those statutes, rules and regulations which, in our experience, are normally applicable to transactions such as those contemplated by the Stock Purchase Agreement. In rendering the opinions set forth in paragraphs 4 and 6 above, we express no opinion as to the applicability of any laws or regulations relating to liquor or other alcoholic beverages sales or services or to the conduct of gaming activities. Whenever we refer to our knowledge of certain matters of fact, we are referring to the actual knowledge of the lawyers of this firm obtained in the representation of the Community Foundation.

         The enforceability of Sections 10.2 and 10.3 of the Stock Purchase Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

         The foregoing opinion is limited to matters involving the Federal laws of the United States and the laws of the Commonwealth of Virginia and the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

         This opinion is issued solely for your benefit, for the benefit of your counsel, Messrs. Wachtell, Lipton, Rosen & Katz, and for the benefit of the Buyer's financing sources [TO BE SPECIFICALLY IDENTIFIED IN OPINION AT TIME OF CLOSING] and is not to be relied upon by any other entity.


                                                      Very truly yours,

                                                                  EXHIBIT 8.5(c)

                         [FORM OF LOCAL COUNSEL OPINION]

                                             ________________, 1996

AMF Holdings Inc.
AMF Group Holdings Inc.
AMF Group Inc.
c/o GS Capital Partners II, L.P.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         We have acted as special [jurisdiction] counsel (i) to L. F. Loree, III and Norwood H. Davis, Jr., as successor co-trustees (the "Trustees") under an Irrevocable Trust Agreement dated November 12, 1986, as amended (the "Trust Agreement"), by William H. Goodwin, Jr. establishing separate trusts (the "Trusts") for the benefit of each of William Hunter Goodwin, III, Molly Shepherd Goodwin, Matthew Tolley Goodwin, Sarah Camp Goodwin and Peter Overton Goodwin,
(ii) to Douglas J. Stanard ("Stanard") and (iii) to Beverley W. Armstrong ("Armstrong") (the Trusts, Stanard and Armstrong being herein individually referred to as a "Seller" and collectively as the "Sellers"), all in connection with the Stock Purchase Agreement dated as of February 16, 1996 (the "Stock Purchase Agreement") among AMF Group Holdings Inc., a Delaware corporation ("Holdings"), the Trustees, The Community Foundation, Inc., a Virginia corporation, Stanard and Armstrong. We have also acted as special counsel [to AMF Bowling S.A., a Spanish corporation ("AMF-SA"), in connection with the Spanish Bowling Centers Agreement, dated as of ______________, 1996 (the "Spanish Bowling Centers Agreement") among AMF-SA, AMF Bowling Centers Spain Inc. and Holdings] [to AMF Bowling Centers II, Inc., a Delaware corporation ("AMFBC-II", in connection with the Swiss Bowling Centers Agreement, dated as of _____________, 1996 (the "Swiss Bowling Centers Agreement") among AMFBC-II, AMF Bowling Centers Switzerland Inc. and Holdings]. This opinion is being delivered pursuant to Section 8.5 of the Stock Purchase Agreement. Terms used herein without definition which are defined in the Stock Purchase Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other

AMF Holdings Inc.
AMF Group Holdings Inc.
AMF Group Inc.
___________, 1996
Page 2

instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for the purposes of this opinion.

         Based upon the foregoing and subject to the limitations and qualifications hereinafter set forth, we are of the opinion that:

         1. Each of the companies listed on Schedule A to this opinion which is designated thereon as a [jurisdiction] corporation or other entity (each a "Company" and, collectively, the "Companies") and each subsidiary which is listed on Schedule B to this opinion which is designated thereon as organized under the laws of [jurisdiction] (each a "Subsidiary" and, collectively, the "Subsidiaries") is a corporation or other entity duly [incorporated/organized], validly existing and in good standing under the laws of [jurisdiction] and has all necessary corporate or other power to own and lease its properties and assets and to carry on its business as it is now being conducted.

         2. Each of the Companies or Subsidiaries that is a party to any of the Ancillary Agreements has all necessary [corporate] power and authority to execute and deliver each of such agreements to which it is a party, to perform its respective obligations thereunder, and to consummate the transactions contemplated thereby; and the execution, delivery and performance of each of the Ancillary Agreements to which it is a party has been duly and validly authorized by all necessary proceedings on the part of such Company or Subsidiary.

         3. The execution, delivery and performance by each Company or Subsidiary of each of the Ancillary Agreements to which such entity is a party will not (i) violate or conflict with any provision of the certificate of incorporation or By-laws of or any other organizational or governing instrument (including any governing trust documents) of the Companies or the Subsidiaries or (ii) violate or conflict with any provision of any [jurisdiction] statute, rule or regulation or any writ, injunction, decree, order or judgment under any [jurisdiction] law known to us to be applicable to any Company or Subsidiary or any of their respective properties that, in the case of clause (ii), could be reasonably be expected (individually or in the aggregate) to have a material adverse effect on the Business Condition of the Manufacturing Business or the Bowling Centers Business or prevent any of the Stock Purchases, the Asset Purchases, the sale of the Related Land pursuant to the Related Land Sale Agreement (the "Related Land Sale") or otherwise impair the performance of the other obligations of any such entity under

AMF Holdings Inc.
AMF Group Holdings Inc.
AMF Group Inc.
___________, 1996
Page 3

any of the Ancillary Agreements to which any such entity is a party.

         4. Upon consummation of the purchases of the shares of common stock of the Companies (the "Shares") in accordance with the Stock Purchase Agreement (the "Stock Purchases") and the registration of the Shares in the name of the Buyer in the stock records of the Companies, the Buyer will, assuming that it has purchased the Shares [for value and] in good faith and without notice of any adverse claim, have acquired all the rights of the Sellers in the Shares, free of any adverse claim, any lien in favor of the Companies and any restrictions on transfer imposed by the Companies.

         5. The authorized capital stock of each of the Companies and the amount of such stock which is outstanding is as set forth in Schedule 3.2(a) to the Stock Purchase Agreement. All of the outstanding shares of capital stock of the Companies, as listed on such Schedule 3.2(a), are validly issued, fully paid and nonassessable. The stock record books of each of the Companies reflect that the Stockholders are the holders of the outstanding shares of capital stock of the Companies in the respective amounts set forth in such Schedule 3.2(a). The authorized capital stock or other equity interests of the Subsidiaries and the amount of such stock or other equity interests which is outstanding is as set forth in such Schedule 3.2(a). All of the outstanding shares of capital stock or other equity interests of the Subsidiaries, as listed on such Schedule 3.2(a), are validly issued, fully paid and nonassessable. Except as listed on such
Schedule 3.2(a), the stock or similar record books of each of the Subsidiaries reflect that the Companies or other Subsidiaries are the holders of the outstanding shares of capital stock or other equity interests of the Subsidiaries, in the respective amounts set forth in such Schedule 3.2(a). To our knowledge, neither the Shares nor the shares of outstanding common stock or other equity interests of any Subsidiary have been issued in violation of, or are subject to, any preemptive rights. To our knowledge, there are no outstanding options, warrants, subscriptions or other rights of any kind to acquire, or obligations to issue, shares of capital stock of any class of, or other equity interests in, any Company or any Subsidiary or any securities convertible into or exchangeable or exercisable for any shares of capital stock of any class of, or other equity interests in, any Company or any Subsidiary.

         6. Assuming the due execution of the Swiss Bowling Centers Agreement by AMF Bowling Centers Switzerland Inc. and Holdings, the Swiss Bowling Centers Agreement constitutes the legal, valid and binding obligations of AMFBC-II enforceable

AMF Holdings Inc.
AMF Group Holdings Inc.
AMF Group Inc.
___________, 1996
Page 4

against AMFBC-II in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws affecting the enforceability of creditors' rights generally and by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law).

         7. To our knowledge, there are no material registrations, filings, applications, certifications, notices, consents, licenses, permits, approvals, certificate, franchises, orders, qualifications, authorizations and waivers required to be made, filed, given or obtained by any Seller, Company or Subsidiary with, to or from any Governmental Authority under [jurisdiction] law in connection with the consummation of the Stock Purchases, the Asset Purchases and the Related Land Sale and performance of the other obligations of Sellers, the Companies and the Subsidiaries under the Stock Purchase Agreement and the Ancillary Agreements except for those which have been obtained, those relating to the liquor or other alcoholic beverage sales or services or the conduct of gaming activities or those that become applicable solely as a result of the specific regulatory status of the Buyer or its Affiliates.

         Our opinions in paragraphs 3 and 6 above as to compliance with, and the absence of filings under, certain laws, statutes, rules or regulations are based upon a review of those statutes, rules and regulations which, in our experience, are normally applicable to transactions such as those contemplated by the Stock Purchase Agreement and the Ancillary Agreements.

         The foregoing opinions are limited to matters involving the laws of [jurisdiction], and we do not express any opinion as to the laws of any other jurisdiction.

         This opinion is issued solely for your benefit and for the benefit of your counsel, Messrs. Wachtell, Lipton, Rosen & Katz, and Messrs. McGuire, Woods, Battle & Boothe, L.L.P. and for the benefit of Buyer's financing sources and is not to be relied upon by any other entity.


                                                  Very truly yours,

                                                        Schedule A to Opinion of
                                                         [Name of Local Counsel]


                                    COMPANIES

                                                                 Jurisdiction of
    Name of Company                                               Incorporation
    ---------------                                               -------------
AMF Bowling, Inc.                                                   Virginia

AMF Bowling Centers, Inc.                                           Virginia

Bush River Corporation                                           South Carolina

AMF Beverage Company of Oregon,                                      Oregon
Inc.

AMF Bowling Centers (Canada)                                        Virginia
International, Inc.

AMF Bowling Centers II, Inc.                                        Delaware

AMF Bowling Centers (Aust)                                          Virginia
International, Inc.

AMF Catering Services Pty. Ltd.                                     Australia

King Louie Lenexa, Inc.                                              Kansas

AMF Bowling Centers (Hong Kong)                                     Virginia
International, Inc.

AMP Bowling Centers International,                                  Virginia
Inc.

AMF BCO - UK One, Inc.                                              Virginia

AMF BCO - UK Two, Inc.                                              Virginia

AMF BCO - France One, Inc.                                          Virginia

AMF BCO - France Two, Inc.                                          Virginia

AMF BCO - China, Inc.                                               Virginia

AMF Bowling Centers China, Inc.                                     Virginia

AMF Bowling Mexico Holding, Inc.                                    Delaware

Boliches AMF, Inc.                                                  Virginia

                                                        Schedule B to Opinion of
                                                         [Name of Local Counsel]


                                  SUBSIDIARIES

                                                 Jurisdiction of                Form of
      Name of Company                             Incorporation              Organization
      ---------------                             -------------              ------------
AMF Bowling, S.A.                                     Spain                corporation

Boliches AMF y Compania, SNC                         Mexico                partnership

Inmeubles Obispado, S.A.                             Mexico                corporation

Inmuebles Minerva, S.A.                              Mexico                corporation

Boliches Mexicanos, S.A.                             Mexico                corporation

Promotora de Boliches, S.A. de C.V.                  Mexico                corporation

Operadora Mexicana de Boliches, S.A.                 Mexico                corporation

AMF Bowling                                            UK                  unlimited
                                                                           liability co.

AMF Bowling France SNC                               France                general
                                                                           partnership

AMF Bowling de Paris SNC                             France                general
                                                                           partnership

AMF Bowling de Lyon de Part Dieu SNC                 France                general
                                                                           partnership

AMF Bowling Centers (China) Company                 Hong Kong              general
                                                                           partnership

AMF Garden Hotel Bowling Center                       China                cooperative joint
Company                                                                    venture

Worthing North Properties Limited                      UK                  private company

                                                          EXHIBIT 9.4(a)
                             [FORM OF WLRK OPINION]

                               __________ __, 1996

L.F. Loree III and Norwood H. Davis, Jr.,
    Successor Co-Trustees under an irrevocable Trust Agreement dated November 12, 1986, as amended, made by William H. Goodwin, Jr., for the benefit of each of William H. Goodwin, III, Molly S. Goodwin, Matthew T. Goodwin, Sarah
    C. Goodwin and Peter O. Goodwin (the "Trusts")
c/o CCA Industries, Inc.
901 East Cary Street, Suite 1400
Richmond, VA 23219

Mr. Douglas J. Stanard
c/o CCA Industries, Inc.
901 East Cary Street, Suite 1400
Richmond, VA 23219

Mr. Beverley W. Armstrong
c/o CCA Industries, Inc.
901 East Cary Street, Suite 1400
Richmond, VA 23219

The Community Foundation, Inc.
9211 Foresthill Avenue
Richmond, VA 23235


Ladies and Gentlemen:

         The undersigned have acted as special counsel to AMF Group Holdings Inc., a Delaware corporation ("Buyer"), in connection with the execution and delivery by Buyer (i) of a Stock Purchase Agreement, dated as of February 16, 1996, by and among Buyer, L.F. Loree III and Norwood H. Davis, Jr., successor co-trustees under an irrevocable Trust Agreement, dated November 12, 1986, as amended (the "Trust Agreement"),

_____________, 1996
Page 2


made by William H. Goodwin, Jr., establishing separate trusts (the "Trusts") for the benefit of each of William Hunter Goodwin, III, Molly Shephard Goodwin, Matthew Tolley Goodwin, Sarah Camp Goodwin and Peter Overton Goodwin, The Community Foundation, Inc., a Virginia nonprofit corporation (the "Community Foundation"), Douglas J. Stanard ("Stanard") and Beverley W. Armstrong ("Armstrong") (the Trusts, the Community Foundation, Stanard and Armstrong being herein individually referred to as a "Seller" and collectively as the "Sellers"), and (ii) of the Spanish and Swiss Bowling Centers Agreements, the Reece Indemnity, the Armstrong Consulting Agreement, the Related Land Sale Agreement and the Trust Indemnities, (and as defined in the Stock Purchase Agreement) (collectively, the "Other Buyer Documents"). This letter is being delivered to you pursuant to Section 9.4 of the Stock Purchase Agreement. Terms used herein without definition which are defined in the Stock Purchase Agreement are used herein as therein defined.

         The opinions set forth in this letter are based upon our review of (i) the Certificate of Incorporation, By-Laws and records of the corporate or other proceedings of Buyer and (ii) the Agreement, the Other Buyer Documents and other documents and instruments delivered in connection with therewith (the "Sale Documents"). We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. In such examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies and that all copies submitted to us are true and correct copies of the originals. As to any facts material to this opinion which we did not independently establish or verify, we have, with your consent, relied upon the statements, certificates and representations of officers and other representatives of Buyer. We have also assumed the valid authorization, execution and delivery of the Stock Purchase Agreement and the Other Buyer Documents by each party thereto other than Buyer, and we have assumed that each such other party (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, and that each such other party has the legal capacity, power and authority to perform its obligations thereunder, and that the Stock Purchase Agreement constitutes the valid and binding

_____________, 1996
Page 3


obligation of all such other parties, enforceable against them in accordance with its terms.

         We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the laws of the United States of America in each case as in effect on the date hereof (the "Relevant Laws").

         Based upon the foregoing and subject to the qualifications set forth in this letter, it is our opinion that:

         1. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         2. Buyer has all necessary corporate power to execute and deliver, and to perform its obligations under, the Stock Purchase Agreement and each of the Other Buyer Documents.

         3. The execution, delivery and performance by Buyer of the Stock Purchase Agreement and the Other Buyer Documents have been duly and validly authorized by all necessary corporate action of Buyer.

         4. The execution, delivery and performance by Buyer of the Stock Purchase Agreement and Other Buyer Documents will not (i) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer or
(ii) violate or conflict with any provision of the Delaware General Corporation Law or any United States federal or State of New York statute, rule or regulation [or any writ, injunction, decree, order or judgment under the Relevant Laws] known to us to be applicable to Buyer or any of its properties that, in the case of clause (ii), could reasonably be expected (individually or in the aggregate) to (i) have a material adverse effect on Buyer's ability to consummate the Stock Purchases and the Asset Purchases or (ii) prevent the performance of Buyer's other obligations under the Stock Purchase Agreement or the Other Buyer Documents.

         5. The Stock Purchase Agreement and the Other Buyer Documents have been duly executed and delivered by Buyer. The Stock Purchase Agreement and, and assuming the validity and

_____________, 1996
Page 4


enforceability of Section 4.5 of the Spanish Bowling Centers Agreement, each of the Other Buyer Documents (other than the Swiss Bowling Centers Agreement and the agreements related thereto and the assignment and assumption of lease agreements relating to the Spanish Bowling Centers Agreement, as to which matters we express no opinion) constitute the legal, valid and binding obligations of Buyer, in each case enforceable against Buyer, in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights generally and by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law).

         6. To our knowledge, there are no material registrations, filings, applications, certifications, notices, consents, approvals, orders, qualifications and waivers required to be made, filed, given or obtained by Buyer with, to or from any Governmental Authority under United States federal law or under the Delaware General Corporation Law or the laws of the State of New York in connection with the consummation of the Stock Purchases, the Asset Purchases or the Related Land Sale and performance of the other obligations of Buyer under the Stock Purchase Agreement or any of the Other Buyer Documents except for those which have been obtained, those that become applicable solely as a result of the specific regulatory status of Sellers, the Companies or the Subsidiaries or any Continuing Affiliate or any change of ownership thereof, those relating to liquor or other alcoholic beverage sales or services or the conduct of gaming activities or those the failure to make, file, give or obtain which would not, individually or in the aggregate, prevent the consummation of the Stock Purchases [and the other transactions contemplated thereby].

         Our opinions in paragraphs 4 and 6 above as to compliance with certain laws, statutes, rules or regulations are based upon a review of those statutes, rules and regulations which, in our experience, are normally applicable to transactions such as those contemplated by the Stock Purchase Agreement, the Spanish and Swiss Bowling Centers Agreements, the Reece Indemnity, the Related Land Sale Agreement, the Trust Indemnities and the Armstrong Consulting Agreement. In rendering the opinions set forth in paragraphs 4 [,5] and 6 above, we express no opinion as to the applicability of any laws or regulations relating to liquor or other

_____________, 1996
Page 5


alcoholic beverages sales or services or to the conduct or gaming activities.

         The foregoing opinion is subject to the following comments and qualifications:

         A. The enforceability of Sections 10.2 and 10.3 of the Stock Purchase Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

         B. We express no opinion as to Section 4.6 of the Spanish Bowling Centers Agreement (and as to similar provisions of the agreements related thereto) insofar as such provision relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to therein.

         C. We express no opinion as to Section 4.5 of the Spanish Bowling Centers Agreements (and as to similar provisions of the agreements related thereto) which purports to select the laws of the State of New York to govern the interpretation and effect of such Agreement.

         This opinion is rendered to you and is solely for your benefit in connection with the transactions contemplated by the Stock Purchase Agreement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose without our prior written consent.


                                                 Very truly yours,

                                                                  EXHIBIT 9.4(b)

          NOTWITHSTANDING SECTION 9.4 OF THE STOCK PURCHASE AGREEMENT,
               THE FOLLOWING OPINIONS WILL BE GIVEN BY BRYAN CAVE,
                       NOT WACHTELL, LIPTON, ROSEN & KATZ

                                                 February __, 1996

L. F. Loree, III, Successor Co-Trustee
Norwood H. Davis, Jr., Successor Co-Trustee
AMF Bowling Mexico Holding, Inc.
Boliches AMF, Inc.
The Community Foundation, Inc.
Douglas J. Stanard
Beverly W. Armstrong

Ladies and Gentlemen:

                  We have acted as special intellectual property counsel to AMF Group Holdings, Inc., a Delaware corporation (the "Buyer"), in connection with the Stock Purchase Agreement dated as of February __, 1996 (the "Stock Purchase Agreement") among L. F. Loree, III and Norwood H. Davis, Jr., as successor co-trustees (the "Trustees") under an Irrevocable Trust Agreement dated November 12, 1986, as amended (the "Trust Agreement"), by William H. Goodwin, Jr. establishing separate trusts (the "Trusts") for the benefit of each of William Hunter Goodwin, III, Molly Shepherd Goodwin, Matthew Tolley Goodwin, Sarah Camp Goodwin and Peter Overton Goodwin, AMF Bowling Mexico Holding, Inc., a Delaware corporation ("AMF-Mexico"), Boliches AMF, Inc., a Virginia corporation ("Boliches"), The Community Foundation, Inc., a Virginia non-profit corporation (the "Community Foundation"), Douglas J. Stanard ("Stanard"), Beverly W. Armstrong ("Armstrong") (the Trusts, AMF-Mexico, Boliches, the Community Foundation, Stanard and Armstrong being herein individually referred to as a "Seller" and collectively as the "Sellers") and the Buyer.

                  We have also acted as special intellectual property counsel to the Buyer in connection with the Trademark License Agreements dated as of the date hereof between AMF Bowling, Inc. ("Bowling") and each of Ben Hogan Company, AMF Reece, Inc., and AMF Machinery Systems, Inc.

                  This opinion is being delivered pursuant to Section 9.4 of the Stock Purchase Agreement. Terms used herein without definition which are defined in the Stock Purchase Agreement are used herein as therein defined.

L. F. Loree, III, Successor Co-Trustee
Norwood H. Davis, Jr., Successor Co-Trustee
AMF Bowling Mexico Holding, Inc.
Boliches AMF, Inc.
The Community Foundation, Inc.
Douglas J. Stanard
Beverly W. Armstrong
February __, 1996
Page 2

                  We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for the purposes of this opinion.

                  We have assumed with your permission and without independent investigation that Bowling is duly organized as a corporation and in good standing under the laws of the Commonwealth of Virginia, that Bowling has all necessary corporate power to execute, deliver and perform its obligations under the License Agreements, that the execution, delivery and performance by Bowling of the License Agreements has been duly authorized by all necessary corporate action on the part of Bowling and does not conflict with or contravene any provisions of the articles of incorporation or by-laws of Bowling and that the License Agreements have been duly executed and delivered by Bowling.

                  Based upon the foregoing and subject to the limitations and qualifications hereinafter set forth, we are of the opinion that:

                  1. The execution, delivery and performance by Bowling of the License Agreements will not violate or conflict with any United States federal or State of New York statute, rule or regulation known to us to be applicable to Bowling or any of its properties, or that could reasonably be expected (individually or in the aggregate) to impair the ability of Bowling to perform its obligations under the License Agreements.

                  2. Assuming the due execution and delivery of the License Agreements by each of Ben Hogan Company, AMF Reece, Inc. and AMF Machinery Systems, Inc., the License Agreements constitute the legal, valid and binding obligations of Bowling, in each case enforceable against Bowling, in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, moratorium reorganization or other laws affecting the enforceability of creditors' rights generally and by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law).

L. F. Loree, III, Successor Co-Trustee
Norwood H. Davis, Jr., Successor Co-Trustee
AMF Bowling Mexico Holding, Inc.
Boliches AMF, Inc.
The Community Foundation, Inc.
Douglas J. Stanard
Beverly W. Armstrong
February __, 1996
Page 3

                  3. To our knowledge, there are no material registrations, filings, applications, certifications, notices, consents, licenses, permits, approvals, certificates, franchises, orders, qualifications, authorizations and waivers required to be made, filed, given or obtained by Bowling with, to or from any Governmental Authority under United States federal law or the laws of the State of New York in connection with the consummation of the License Agreements.

                  Our opinion in paragraph 1 above as to compliance with certain laws, statutes, rules or regulations is based upon a review of those statutes, rules and regulations which, in our experience, are normally applicable to transactions such as those contemplated by the License Agreements. In rendering the opinion set forth in paragraphs 1 and 2 above, we express no opinion as to the applicability of federal or state securities laws or regulations or as to any laws or regulations relating to liquor or other alcoholic beverage sales or services or the conduct of gaming activities.

                  The foregoing opinion is expressly subject to and dependent upon, insofar as it relates to the Trademark License Agreements with AMF Reece, Inc. and AMF Machinery Systems, Inc., the assignment to Bowling of U.S. Trademark Registration No. 785,142 for the mark AMF for, inter alia, sewing equipment and bakery equipment.

                  The foregoing opinion is limited to matters involving the Federal laws of the United States and the laws of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

L. F. Loree, III, Successor Co-Trustee
Norwood H. Davis, Jr., Successor Co-Trustee
AMF Bowling Mexico Holding, Inc.
Boliches AMF, Inc.
The Community Foundation, Inc.
Douglas J. Stanard
Beverly W. Armstrong
February __, 1996
Page 4

                  This opinion is issued solely for your benefit and for the benefit of your counsel, Messrs. McGuire, Woods, Battle & Boothe, L.L.P., and is not to be relied upon by any other entity.

                                               Very truly yours,

                                               BRYAN CAVE LLP

                                               By
                                                  ----------------------